SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.
                                (Amendment No. 1)

Filed by the  Registrant  [X]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                         GRANDSOUTH BANCORPORATION
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:


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     4)   Proposed maximum aggregate value of transaction:


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     5)   Total fee paid


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     Fee paid previously with preliminary materials

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.:_________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:___________________________________________________________

                                                                Preliminary Copy
                            GRANDSOUTH BANCORPORATION
                                 381 Halton Road
                        Greenville, South Carolina 29607

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of GrandSouth Bancorporation to be held at 5:00 p.m. EST, on ____________, 2009, at GrandSouth Bank, 381 Halton Road, Greenville, South Carolina 29607.

         At this important meeting, you will be asked to consider the following matters:
         1. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. Adjournment. To approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the amendment.

         3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

         If our shareholders approve the proposal to amend our Articles of Incorporation to reclassify our common stock, shares of our existing common stock held by shareholders who own less than 2,001 shares of record will be reclassified into shares of Series A Preferred Stock. The reclassification will be made on the basis of one share of Series A Preferred Stock for each share of common stock held. The purpose of amending our Articles to reclassify our common stock is to discontinue the registration of our common stock under the Exchange Act so that we will no longer be a "public" company.

         If our shareholders approve the proposal at the Special Meeting, the reclassification of our common stock will affect you as follows:

If, on the effective date, you
are a record shareholder with        Effect
---------------------------------    -------------------------------------------------------------------------
2,001 or more shares of              You will continue  to hold  the same number of shares of common stock.
common stock

Less than 2,001 shares of            You will no longer hold shares of common stock, but rather,  will hold a
common stock                         number of shares of Series A Preferred  Stock equal to the same number of shares of common stock that you held before the reclassification.

         The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, suspend our public reporting obligations under the Exchange Act, and will no longer be considered a "public" company. This transaction is known as a "Rule 13e-3 going private transaction" under the Exchange Act.


         Dissenters' rights are available to you under South Carolina law if you do not vote in favor of the proposed amendment to our Articles of Incorporation and you elect to dissent. If you comply with the statutory requirements to perfect your dissenters' rights, you will be entitled to receive the "fair value" of your shares. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix B to the enclosed Proxy Statement. You must strictly comply with the requirements of Chapter 13 in order to exercise your dissenters' rights. Please read Chapter 13 and the section entitled "- Dissenters' Rights" beginning on page 38 of the Proxy Statement in their entirety for complete disclosure about your dissenters' rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their

                                                                Preliminary Copy

dissenters rights. We plan to determine "fair value" by using a variety of methods, including a multiple of earnings, the asset value, and the trade price for recent trades of our common stock. Our Board may also choose to rely on independent third parties to determine the "fair value" of our shares.

         We are proposing the amendment and reclassification because our Board of Directors has concluded, after careful consideration, that the direct and indirect costs associated with being a reporting company with the Securities and Exchange Commission ("SEC") outweigh any of the advantages. OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO OUR ARTICLES OF INCORPORATION. THE PROPOSED AMENDMENT WILL NOT BE ADOPTED UNLESS IT IS APPROVED. We encourage you to read carefully the Proxy Statement and attached appendices.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return your proxy (or such other document as your broker instructs you to use if your shares are held in "street name") promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Special Meeting and are a shareholder of record, you may vote in person if you wish, even if you have previously returned your proxy.

         On behalf of our Board of Directors, I would like to express our appreciation for your continued loyal support of our Company.


                                   Sincerely,




                                    Ronald K. Earnest
                                    President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendment to our Articles of Incorporation or the reclassification of our common stock, passed upon the merits or fairness of the amendment to our Articles of Incorporation or the reclassification of our common stock or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

         This Proxy Statement is dated ___________, 2009, and is first being mailed to shareholders on or about ___________, 2009.

                                                                Preliminary Copy

                            GRANDSOUTH BANCORPORATION
                                 381 Halton Road
                        Greenville, South Carolina 29607

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 2009

         Notice is hereby given that a Special Meeting of Shareholders of GrandSouth Bancorporation will be held at 5:00 p.m. EST, on ____________, 2009, at GrandSouth Bank, 381 Halton Road, Greenville, South Carolina 29607, for the following purposes:

         1. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. Adjournment. To approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the amendment.

         3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

         Only shareholders of record at the close of business on _________, 2009 are entitled to notice of and to vote at the Special Meeting of Shareholders and any adjournment or postponement of the Special Meeting of Shareholders.


         Shareholders are or may be entitled to assert dissenters' rights under Chapter 13 of Title 33 of the Code of Laws of South Carolina, 1976, as amended. Chapter 13 is attached as Appendix B to the accompanying Proxy Statement. Please read Chapter 13 and the section entitled "- Dissenters' Rights" beginning on page 38 of the Proxy Statement for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the amendment to our Articles of Incorporation.


          You are cordially invited and urged to attend the Special Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY (OR SUCH OTHER DOCUMENT AS YOUR BROKER INSTRUCTS YOU TO USE IF YOUR SHARES ARE HELD IN "STREET NAME") IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE-PAID ENVELOPE. If you need assistance in completing your proxy, please call the Company at (864)770-1000. If you are the record owner of your shares and attend the special meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by the record owner of shares at any time before it is exercised by giving notice of revocation to our President, or by returning a properly executed proxy with a later date at or before the meeting. If your shares are held in "street name" by your broker, you must follow the instructions you will receive from your broker to change or revoke your proxy.

          We do not know of any other matters to be presented at the Special Meeting, but if other matters are properly presented, the persons named as proxy agents will vote on such matters in their discretion.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION PRESENTED ABOVE AND
ALSO RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AUTHORIZE ADJOURNMENT OF THE MEETING.

                                By order of the Board of Directors


                                -----------------------------------
                                Ronald K. Earnest
                                President

                                                                Preliminary Copy

                            GRANDSOUTH BANCORPORATION
                                 381 Halton Road
                        Greenville, South Carolina 29607

                                 --------------

                                 PROXY STATEMENT
                     For the Special Meeting of Shareholders
                        To Be Held on ____________, 2009
                                 (864) 770-1000

                                 --------------

         The Board of Directors of GrandSouth Bancorporation ("GrandSouth Bancorporation" or the "Company") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at a Special Meeting of Shareholders. At the meeting, shareholders will be asked to vote on a proposed amendment to our Articles of Incorporation to reclassify certain shares of the Company's common stock into Series A Preferred Stock (the amendment to our Articles of Incorporation is referred to as the "Amendment"). We refer to the transaction that will be effected by the implementation of the Amendment as the "Reclassification."

         The Reclassification is designed to reduce the number of GrandSouth Bancorporation common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and suspend our public reporting obligations under the Exchange Act. The Board has determined that it is in the best interests of the Company and our shareholders to effect the Reclassification because the Company will realize significant cost savings as a result of the suspension of our reporting obligations under the Exchange Act and the elimination of the requirement under the Sarbanes-Oxley Act that we obtain an attestation and report from our independent auditors on the effectiveness of our internal control over financial reporting. The Board believes these cost savings and the other benefits of deregistration described in this Proxy Statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of certain corporate safeguards required by the Sarbanes-Oxley Act and related regulations.


         Only shares of Series A Preferred Stock will be issued in connection with the Reclassification. All shares of GrandSouth Bancorporation common stock that are not reclassified will remain outstanding. Shareholders who receive Series A Preferred Stock (i) will not receive any cash for their shares of common stock, and (ii) will lose voting rights on any matter other than a change of control of GrandSouth Bancorporation, or as otherwise required by law, and
(iii) will also lose the benefits of registration under the Exchange Act.


         This Proxy Statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document and the appendices carefully.


         The Board of Directors has determined that the Reclassification is fair to GrandSouth Bancorporation's unaffiliated shareholders, and has approved the Articles of Amendment to our Articles of Incorporation, which are attached to this Proxy Statement as Appendix A. The Reclassification cannot be completed, however, unless the proposed Amendment is approved by the affirmative vote of two-thirds of the votes entitled to be cast on the proposed Amendment. The current directors and executive officers of GrandSouth Bancorporation own approximately 31.8% of the outstanding shares, and if they exercise all of their vested options, they would own 36.6% of the outstanding shares. The directors and executive officers have indicated that they intend to vote their shares in favor of the proposed Amendment.

         Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved any of the proposed Amendment, the Reclassification or the transactions contemplated thereby, or has determined if this Proxy Statement is truthful or complete. The SEC has not passed upon the fairness or merits of the proposed Amendment, Reclassification or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this Proxy Statement. Any representation to the contrary is a criminal offense.


         The date of this Proxy Statement is ___________, 2009. We first began mailing this Proxy Statement to the shareholders of GrandSouth Bancorporation on or about ___________, 2009.

                                TABLE OF CONTENTS

                                                                                                           Page No.


QUESTIONS AND ANSWERS ABOUT, AND SUMMARY TERMS OF, THE RECLASSIFICATION AND THE SPECIAL MEETING.................1
CAUTIONARY NOTICE WITH RESPECT TO FORWARD-LOOKING STATEMENTS...................................................12
IMPORTANT NOTICES..............................................................................................13
SPECIAL FACTORS................................................................................................13
   Overview of the Amendments to Our Articles of Incorporation and the Reclassification........................13
   Purpose and Structure of the Reclassification...............................................................14
   Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation....................19
   Our Position as to the Fairness of the Reclassification.....................................................22
   Plans or Proposals..........................................................................................32
   Record and Beneficial Ownership of Common Stock.............................................................32
   Interests of Certain Persons in the Reclassification........................................................33
   Financing of the Reclassification...........................................................................34
   Material Federal Income Tax Consequences of the Reclassification............................................34
   Regulatory Requirements.....................................................................................40
   Accounting Treatment........................................................................................40
   Fees and Expenses...........................................................................................41
INFORMATION ABOUT THE SPECIAL MEETING OF SHAREHOLDERS..........................................................41
DESCRIPTION OF CAPITAL STOCK...................................................................................46
   Common Stock................................................................................................46
   Preferred Stock.............................................................................................47
   Series T Preferred Stock....................................................................................47
   Series W Preferred Stock....................................................................................49
   Series A Preferred Stock....................................................................................49
   Transactions Involving Our Securities.......................................................................51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................................................51
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA................................................................52
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.........................................................53
MARKET PRICE OF GRANDSOUTH BANCORPORATION COMMON STOCK AND DIVIDEND INFORMATION................................56
INFORMATION ABOUT GRANDSOUTH AND ITS AFFILIATES................................................................57
   Overview....................................................................................................57
   Directors and Executive Officers............................................................................57
   Stock Ownership by Affiliates...............................................................................58
OTHER MATTERS..................................................................................................60
   Reports, Opinions, Appraisals and Negotiations..............................................................60
   Where You Can Find More Information.........................................................................60
   Information Incorporated by Reference.......................................................................60


APPENDIX A -- ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
   OF GRANDSOUTH BANCORPORATION                                                                               A-1

APPENDIX B -- SOUTH CAROLINA DISSENTERS' RIGHTS LAW, S. C. CODE OF LAWS
   ANN. ss. 33-13-101, ET. SEQ                                                                                B-1

APPENDIX C - INFORMATION INCORPORATED BY REFERENCE                                                            C-1

               QUESTIONS AND ANSWERS ABOUT, AND SUMMARY TERMS OF,
                  THE RECLASSIFICATION AND THE SPECIAL MEETING

         The words "we," "our," and "us," as used in this Proxy Statement, refer to GrandSouth Bancorporation and its wholly-owned subsidiary, GrandSouth Bank, collectively, unless the context indicates otherwise. We sometimes refer to GrandSouth Bank as "the Bank."


Q:   Why did you send me this Proxy Statement?

     A: We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our Special Meeting of Shareholders.

          This Proxy Statement includes all of the information that is required and necessary in order for you to cast an informed vote. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or such other document as your broker instructs you to use if your shares are held in "street name."

          We first sent this Proxy Statement, notice of the Special Meeting and the enclosed proxy card on or about ___________, 2009 to all shareholders entitled to vote. On that date, there were 3,573,695 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:   What is the time and place of the Special Meeting?

     A: The Special Meeting will be held at 5:00 p.m. EST, on ____________, 2009, at GrandSouth Bank, 381 Halton Road, Greenville, South Carolina 29607.

Q:   Who may be present at the Special Meeting and who may vote?

     A: All holders of our common stock may attend the Special Meeting in person. However, only holders of our common stock of record as of _________, 2009, may cast their votes in person or by proxy at the Special Meeting.

Q:   What items will be voted upon at the Special Meeting?

     A:   You will be voting upon the following matters:

          1. Reclassification of Stock. To amend our Articles of Incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

          2. Adjournment. To approve adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the amendment.

          3. Other Business. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

     The Board of Directors knows of no other business to be presented at the Special Meeting. If any matters other than those set forth above are properly brought before the Special Meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Q: Will I have appraisal or dissenters' rights in connection with the Reclassification?

     A: Yes. Under South Carolina law, which governs the adoption of the Amendment, you have the right to demand the fair value of your shares if: (i) the Company completes the Reclassification, (ii) you do not vote in favor of the proposed Amendment, and (iii) you comply with all procedural requirements of South Carolina law, the relevant sections of which are attached to this Proxy Statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters' rights.


          In order to receive cash through the exercise of your dissenters' rights, you must not vote in favor of the Amendment, and, before the vote is taken, you must deliver to us a written notice of your intent to demand payment for your shares if the Amendment becomes effective. A vote in favor of the Amendment will constitute a waiver of your dissenters' rights. Additionally, voting against the Amendment, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the Special Meeting, will not perfect your dissenters' rights. Your rights are described in more detail in Appendix B, and in the section entitled "- Dissenters' Rights" beginning on page 38.


          If dissenters' rights are exercised for a substantial number of shares, our Board of Directors may decide not to proceed with the Reclassification.

Q:   Have you determined the "fair value" of the common stock?

     A: No, not yet. However, we plan to estimate the "fair value" of our shares of common stock using a variety of methods, including a multiple of earnings, the asset value of the stock, and trade prices for recent sales of our common stock. Our Board may also choose to rely on independent third parties to determine the "fair value" for our shares, as well as trends and valuation factors in the banking industry generally.

Q:   What should I do now?

     A: After you have carefully read this proxy statement and the appendices, please indicate on the enclosed proxy card, or such other document as your broker instructs you to use if your shares are held in "street name," how you want to vote, and sign and mail it in the enclosed envelope as soon as possible so that your shares will be represented at the meeting.

Q: What happens if I was a shareholder of record on the record date and I sign and send in a proxy card, but do not indicate how I want to vote?

     A: If you were a shareholder of record on the record date and you sign and send in a proxy card, but do not indicate how you want to vote, your proxy will be voted "FOR" the proposal to amend our Articles of Incorporation, and "FOR" the proposal to authorize adjournment.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: Your broker will vote your shares on the Amendment only if you provide instructions on how to vote. You should instruct your broker how to vote your shares following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted on the Amendment, which will have the same effect as a vote against the Amendment.

Q:   Why is my vote important?


     A: Because the Amendment must be approved by the affirmative vote of two-thirds of the outstanding shares entitled to vote at the Special Meeting, if you fail to sign and send in your proxy card (or fail to instruct your broker how to vote if your shares are held in street name), or abstain it will have the same effect as a vote against the Amendment.


Q:   Can I change my vote after I have submitted my proxy?

     A: Yes. If you are a record shareholder, there are three ways you can change your vote. First, you may send a written notice to our President, or such other person to whom you submitted your proxy, stating that you would like to revoke your proxy. Second, you may complete and submit a later dated proxy with new voting instructions. The latest proxy we actually receive prior to the Special Meeting will be your vote. Any earlier proxies will be revoked. Third, you may attend the shareholders' meeting and vote in person. Any earlier proxies will be revoked. Simply attending the meeting without voting, however, will not revoke your proxy.

          If you have instructed a broker or other nominee to vote your shares, you must follow the directions you will receive from your broker or other nominee to change or revoke your proxy.

          Once the vote has been taken at the meeting, you may not change your vote.

Q:   If I return my proxy, can I still attend the Special Meeting?

     A: You are encouraged to mark, sign and date the enclosed form of proxy, or such other documents as your broker instructs you to use if your shares are held in "street name," and return it promptly in the
          enclosed   postage-paid   envelope,   so  that  your  shares  will  be
          represented at the Special Meeting. However, returning a proxy does not affect your right to attend the Special Meeting and vote your shares in person if you are a record shareholder.

Q    How many votes are required?


     A: If a quorum is present at the Special Meeting, the Amendment to our Articles of Incorporation to reclassify our common stock will require the affirmative vote of two-thirds of our outstanding common stock, or at least 2,382,463 shares. Because approval of the Amendment requires the affirmative vote of two-thirds of the shares of our outstanding common stock, abstentions will have the same effect as a "NO" vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as entitled to vote with respect to such matter. Broker non-votes will also have the same effect as a "NO" vote for the Amendment.

          Our directors and executive officers, who hold approximately 31.8% of the shares of our outstanding common stock have indicated that they currently intend to vote in favor of the Amendment, though they are not obligated to do so.


Q    What constitutes a "quorum" for the meeting?

     A: A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need 1,786,848 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Q:   What is the proposed Reclassification?

     A: We are proposing an Amendment to our Articles of Incorporation to reclassify shares of common stock held by holders of record of less than 2,001 shares of common stock into shares of Series A Preferred Stock on the basis of one share of Series A Preferred Stock for each share of common stock held by such shareholders.

Q:   What is the purpose of the proposed Reclassification?

     A: The purpose of the Reclassification is to allow us to suspend our SEC-reporting obligations (referred to as "going private") by reducing the number of our record shareholders of common stock to less than 300 and by having fewer than 500 record shareholders of our Series A Preferred Stock. This will allow us to terminate the registration of our common stock under the Exchange Act, not require us to register our preferred stock under the Exchange Act, suspend our reporting obligations under the Exchange Act, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:   What will be the effects of the Reclassification?

     A: The Reclassification is a "going private transaction" for GrandSouth Bancorporation, meaning it will allow us to deregister with the SEC and to suspend our reporting obligations under federal securities laws. As a result of the Reclassification, among other things:

          o the number of our record shareholders holding shares of common stock will be reduced from approximately 550 to approximately 149;

          o    the  number  of  outstanding  shares  of our  common  stock  will
               decrease   approximately   8.12%   from   3,573,695   shares   to
               approximately 3,283,507 shares;

          o the number of outstanding shares of our Series A Preferred Stock will increase from 0 shares to approximately 290,188 shares held by approximately 401 shareholders;

          o because of the reduction of our total number of record shareholders of common stock to less than 300 and because the total number of record shareholders of the Series A Preferred Stock will be less than 500 for each class, we will be allowed to suspend our reporting obligations with the SEC;

          o all of our shareholders, including those shareholders receiving shares of Series A Preferred Stock, will continue to have an equity interest in GrandSouth Bancorporation and therefore will still be entitled to participate in any future value received as a result of a sale of GrandSouth Bancorporation, if any;

          o all of our shareholders, both affiliated and unaffiliated, who continue to own common stock will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced; and

          o all of our shareholders, both affiliated and unaffiliated, who receive Series A Preferred Stock will lose their voting rights (except on any change of control or otherwise as required by law), but will have a dividend preference such that no dividend will be awarded to the common shareholders unless a dividend of 105% of the dividend to be paid on common stock is awarded to the shareholders receiving Series A Preferred Stock. Because all of our affiliates own at least 2,001 shares of common stock, we do not anticipate that any affiliate will receive Series A Preferred Stock.


     For a further description of how the Reclassification will affect you, please see "- Effects of the Reclassification on Shareholders of GrandSouth Bancorporation" beginning on page 31.


Q: What does it mean for GrandSouth Bancorporation and our shareholders that GrandSouth Bancorporation will no longer be a public company and subject to federal securities laws reporting obligations?


     A: We will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirements for an audited report on our internal controls and for our Chief Executive Officer and Chief Financial Officer to certify as to the accuracy of our disclosures, and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. We do, however, intend to send shareholders annual financial information as required by the South Carolina Business Corporation Act and the Federal Deposit Insurance Corporation, which will be somewhat less detailed than the annual reports we have historically sent. Additionally, shortly after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. Because our stock has not historically been publicly traded on an exchange, we believe that the liquidity of the stock you hold in the Company will not be reduced; all of our stock may continue to be traded in privately negotiated transactions and on the Over-the-Counter Bulletin Board.

Q:   What  information  will be  included  in the annual  financial  information
     GrandSouth    Bancorporation    sends    after    effectiveness    of   the
     Reclassification:

     A: At a minimum, we will send out the information we are required to provide under Part 350 of the Federal Deposit Insurance Corporation's rules. This information currently includes, as of the end of each of the two most recent years:

          o    balance sheet;
          o    income statement;
          o    statement of changes in equity capital;
          o statement of past due and nonaccrual loans, leases and other assets; and
          o    statement of changes in the allowance for loan and lease losses.

          Our Bank is also required to file quarterly call reports with the Federal Financial Institutions Examination Council ("FFIEC"), which include financial information, and GrandSouth Bancorporation is required to file semi-annual parent company only financial statements with the Board of Governors of the Federal Reserve. The current website address for FFIEC where you can find the call reports is https://cdr.ffiec.gov/public/, and the current website address for the Federal Reserve where you can find the financial statements is http://www.federalreserve.gov/nicpubweb/nicweb/nichome.aspx.


Q: Will GrandSouth Bancorporation be subject to regulatory controls if it is no longer subject to SEC reporting obligations?

     A: Although our obligations to report under the federal securities laws will be suspended, the Company will nevertheless remain subject to a variety of internal and external regulatory controls. In addition to our on-going internal audit controls and procedures, we will also continue to be subject to an external audit by our independent accountants, as well as to regulatory controls and review by the Federal Reserve System, the Federal Deposit Insurance Corporation and the South Carolina State Board of Financial Institutions.

Q:   Why are you proposing the Reclassification?

     A:   Our reasons for the Reclassification are based on:

          o the administrative burden and expense of making our periodic filings with the SEC;

          o increasing costs of compliance with the SEC reporting obligations as a result of the Sarbanes-Oxley Act and increasing regulations;

          o the Reclassification allowing us to suspend our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Series A Preferred Stock to retain an equity interest in the Company at the same value per share as holders of common stock in the event of any sale of the Company;

          o the already low trading volume of our common stock and the resulting lack of an active market for our shareholders;

          o the fact that a going-private transaction could be structured in such a manner that all shareholders would still retain an equity interest in the Company, and would not be forced out by means of a cash reverse stock split or other transaction; and

          o the estimated expense of a going private transaction relative to the anticipated cost savings from the Reclassification.

          We considered that some of our shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See "- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19.


          Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our Board of Directors believes that the terms and provisions of the Reclassification are substantively and procedurally fair to our shareholders as a whole, as well as each group of our unaffiliated shareholders, which includes our unaffiliated shareholders who will retain their shares of common stock, as well as our unaffiliated shareholders who will receive shares of our Series A Preferred Stock. Our Board of Directors unanimously approved the Reclassification.


          In the course of determining that the Reclassification is fair to, and is in the best interests of, our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series A Preferred Stock, our Board considered a number of positive and negative factors affecting these groups of shareholders. To review the reasons for the Reclassification in greater detail, please see "- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19.


Q: What is the recommendation of our Board of Directors regarding the proposal to amend our Articles of Incorporation?

     A: Our Board of Directors has determined that the Reclassification is in the best interests of our shareholders. Our Board of Directors has unanimously approved the Reclassification and recommends that you vote "FOR" approval of the Amendment at the Special Meeting. All of the members of our Board of Directors as well as our Chief Financial Officer, John B. Garrett, who is not on the Board, intend to vote in favor of the Amendment. Each of the members of the Board of Directors are affiliates of the Company deemed to be "filing persons" for purposes of this Proxy Statement. None of our directors currently intends to sell any of the shares of our stock he owns.

Q:   Do  your   directors   and  officers  have   different   interests  in  the
     Reclassification?

     A: Possibly. You should be aware that our directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest.


     We expect that all of our directors and executive officers will own 2,001 or more shares of common stock at the effective time of the Reclassification, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have nearly exclusive voting control over the Company as compared to the holders of Series A Preferred Stock who will only be entitled to vote upon any merger, share exchange, sale of substantially all of the assets or liquidation of the Company, and will have no other voting rights except as may be required by law. As of the record date, our directors, executive officers, and chief financial officer collectively beneficially held 1,135,988 shares, or 31.8% of our outstanding common stock, and 1,307,096 shares, or 36.6% of our common stock, including exercisable options. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold 39.8% of our common stock (including exercisable stock options) after the Reclassification. This represents a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, our Board believes the proposed Reclassification is fair to all shareholders for the reasons discussed in this Proxy Statement.

Q: Has the Company obtained any reports, opinions or appraisals from an outside party relating to the fairness of the consideration being offered to the shareholders?

     A: Neither the Board of Directors nor the officers have received or solicited any reports, opinions or appraisals from any outside party relating to the fairness of the consideration being received by our shareholders. Moreover, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or going concern value to be material to our decision to recommend the Reclassification since our shareholders are not being "cashed out" in connection with the Reclassification and the shares of the Series A preferred stock afford the holders of those shares to participate equally with the holders of the common stock in any subsequent sale of the Company.



Q:   What will I receive in the Reclassification?


     A.   If  the  Amendment  is  approved  at  the  Special   Meeting  and  the
          Reclassification is completed, the transaction will affect you as follows:


If, on the effective date, you
are a record shareholder with        Effect
---------------------------------    ----------------------------------------------------------------------
2,001 or more shares of              You will continue to hold  the same  number of shares of common stock.
common stock

Less than 2,001 shares of            You will no longer hold shares of common  stock, but rather, will hold a number
 common stock                        of shares of Series A Preferred  Stock equal to the same  number of shares of common  stock  that you held  before  the Reclassification.

Q:   What are the terms of the Series A Preferred Stock?

     A: The following table sets forth the principal differences between our common stock before and after the Reclassification and the Series A Preferred Stock:

                             Common Stock (Prior to         Common Stock                      Series A
                               Reclassification)       (Post Reclassification)            Preferred Stock
                           --------------------------- ------------------------  -----------------------------------
       Voting Rights       Entitled to vote on all     Entitled to vote on       Entitled to vote only on any
                           matters for which           all matters for which     merger, share exchange, sale of
                           stockholder approval is     stockholder approval      substantially all our assets,
                           required under South        is required under         voluntary dissolution, or as
                           Carolina law                South Carolina law        required by law

       Dividends           If and when declared by     If and when declared      5% premium on any dividends paid
                           our Board of Directors,     by our Board of           on our common stock, subject to
                           subject to the Bank's       Directors, subject to     the Bank's ability to pay a
                           ability to pay a dividend   the Bank's ability to     dividend which may be subject to
                           which may be subject to     pay a dividend which      contractual, regulatory and
                           contractual, regulatory     may be subject to         statutory limitations
                           and statutory limitations   contractual,
                                                       regulatory and
                                                       statutory limitations

       Liquidation Rights  Entitled to distribution    Entitled to               Entitled to distribution of all
                           of all assets after the     distribution of all       assets after the payment of all
                           payment of all              assets after the          obligations and the distribution
                           obligations and the         payment of all            of $1,000 plus any accrued
                           distribution of $1,000      obligations and the       dividends for each outstanding
                           plus any accrued            distribution of $1,000    share of our Series T and Series
                           dividends for each          plus any accrued          W Preferred Stock on same basis
                           outstanding share of our    dividends for each        as holders of our common stock
                           Series T and Series W       outstanding share of
                           Preferred Stock             our Series T and
                                                       Series W Preferred


                                       7

                             Common Stock (Prior to         Common Stock                      Series A
                               Reclassification)       (Post Reclassification)            Preferred Stock
                           --------------------------- ------------------------  -----------------------------------

                                                       Stock on same basis as
                                                       holders of our Series
                                                       A Preferred Stock

       Conversion Rights   Not applicable              Not applicable            Automatically converted into
                                                                                 common stock on a one-for-one
                                                                                 basis upon a change in control of
                                                                                 the Company

       Preemptive Rights   None                        None                      None


          For a complete description of the terms of the common stock, Series A Preferred Stock, and the Series T and Series W Preferred Stock, please refer to "Description of Capital Stock" beginning on page 46. Our ability to pay dividends on our common stock is restricted if we have not paid scheduled dividends on our Series T and Series W Preferred Stock or interest payments on our junior subordinated debentures. Our ability to pay dividends is also dependent upon the Company's cash-on-hand and cash dividends that we receive from our subsidiary, GrandSouth Bank. The Company currently has sufficient cash-on-hand to pay dividends to shareholders for ten quarters, based upon the current dividend amount. A dividend payment by the Bank to the Company, as well as by the Company to its shareholders, is subject to the discretion of the Board of Directors of each entity. In each of 2008 and 2007, the Company paid cash dividends of $.08 per common share, and has paid dividends of $.04 per common share to date in 2009. The dividend policy of the Company as well as the Bank is subject to the discretion of their respective Boards of Directors and depends upon a number of factors, including earnings, financial condition, cash needs and general business conditions, as well as applicable regulatory considerations, and the terms of our Series T and Series W Preferred Stock and junior subordinated debentures. South Carolina banking regulations restrict the amount of cash dividends that can be paid to the Company by the Bank, and all of the Bank's cash dividends to the Company are subject to the prior approval of the South Carolina Commissioner of Banking.


Q: Why is 2,001 shares the "cutoff" number for determining which shareholders will receive Series A Preferred Stock and which shareholders will remain as common stock shareholders?

     A: The purpose of the Reclassification is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of our Series A Preferred Stock, which will allow us to de-register as an SEC-reporting company. Our Board selected 2,001 shares as the "cutoff" number in order to enhance the probability that after the Reclassification, if approved, we will continue to have fewer than 300 record shareholders of our common stock and have fewer than 500 record shareholders of our Series A Preferred Stock.

Q: May I acquire additional shares in order to remain a holder of common stock?

     A: Yes. The key date for acquiring additional shares is the effective date of the reclassification. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 2,001 or more shares by that date, you will retain your shares of common stock in the Reclassification. Due to the limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification.

Q:   What is the "effective date" of the Reclassification?

     A: If the Amendment to our Articles of Incorporation is approved by our shareholders at the Special Meeting, and if we determine that going forward with the Reclassification continues to be in the best interests of our Company and our shareholders, we will file the Articles of Amendment to our Articles of Incorporation attached to this Proxy Statement with the South Carolina Secretary of State. The Reclassification will become effective at the time of this filing. We do not know precisely the date when we would make this filing, but it could be as early as the date of the Special Meeting. Accordingly, shareholders who want to acquire additional shares of our common stock to be at or above the 2,001 share threshold on the effective date, or who want to dispose of shares to be below the 2,001 share threshold on the effective date, should act far enough in advance of the Special Meeting so that any such transaction is completed by the close of business on the date of the Special Meeting.

Q: Who is a "record holder" or "holder of record" of stock for purposes of determining how I may be affected by the Reclassification?

     A: Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates (i) individually, (ii) as a joint tenant with someone else, (iii) as trustee or custodian, and
          (iv) in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.

          As a result, a single shareholder with 2,001 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares depending on the number of shares held in each of those accounts. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership, or acquire additional shares prior to the effective date of the Reclassification. Additionally, a shareholder who holds fewer than 2,001 shares of common stock in street name may be unaffected by the Reclassification if the broker holds an aggregate of 2,001 or more shares because the broker is the record holder.

Q:   What does it mean if my shares are held in "street name"?

     A: If you acquired or have transferred your shares of common stock through or into a brokerage or custodial account, you are not shown on our shareholder records as a record holder of these shares. Instead, each brokerage firm or custodian typically holds all shares of our common stock that its clients have deposited with it through a single nominee. This method of ownership of stock is commonly referred to as being held in "street name."

Q:   What if I hold my shares in "street name"?

     A: The Reclassification is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single record holder on the effective date to determine if that holder will be receiving shares of Series A Preferred Stock. It is important that you understand how shares that are held by you in "street name" will be treated for purposes of the Reclassification described in this Proxy Statement. If that single nominee is the record shareholder for 2,001 or more shares, then all of the stock registered in that nominee's name will be completely unaffected by the Reclassification. Because the Reclassification only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 2,001 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they own is less than 2,001.

          If you hold your shares in "street name," you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other "street name" holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will be receiving shares of Series A Preferred Stock in the Reclassification until it is completed.

Q:   When is the Reclassification expected to be completed?

     A: If the proposed Reclassification is approved at the Special Meeting, we expect to complete such Reclassification as soon as practicable following the Special Meeting. Although South Carolina law allows our

          Board to abandon the Reclassification after shareholder approval but prior to filing the amendment to our Articles of Incorporation with the South Carolina Secretary of State, we have no plans to do so unless there are excessive numbers of shares exercising dissenters' rights or the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister.

Q:   What if the proposed Reclassification is not completed?

     A: If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our Board to abandon it, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q: What will happen if the Company gains additional security holders requiring SEC registration?

     A: We are currently subject to the reporting obligations under Section 13(a) of the Exchange Act, which requires us to file proxy statements and periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. Registration is required under Section 12 because we have more than 500 holders of record of our common stock. In addition, because we have filed a registration statement under the Securities Act of 1933 with respect to shares issued under our 1998 Stock Option Plan, we are subject to reporting obligations under Section 15(d) of the Exchange Act. If the shareholders approve the proposals to amend our Articles of
          Incorporation and to reclassify our common stock, our common stock will be held by less than 300 shareholders of record which will permit us to suspend our reporting obligations.

          If the Reclassification is completed, we intend to then file a Form 15 and terminate the registration of our common stock and the obligation to file Section 13(a) periodic reports arising under Section 12(g); however, our periodic reporting obligations arising under Section 15(d) of the Exchange Act cannot be terminated, but can only be suspended. Therefore, if our shareholders of record for the common stock ever rise above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with
          Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our securities, such as the common stock or the Series A Preferred Stock, ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act.


Q: If the Reclassification is approved, will the Company continue to have its financial statements audited and will shareholders receive information about the Company?

     A: Yes to both questions. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited. We are also required by the South Carolina Business Corporation Act and the FDIC to prepare and distribute annual financial information to our shareholders. For a list of this information, see "--What information will be included in the annual financial information GrandSouth Bancorporation sends after effectiveness of the Reclassification?" Although we are not required to do so, we may also provide additional information to our shareholders, including information updating our financial performance and any other news affecting the Company, such as new offices, economic updates or new product offerings. If we terminate our registration, however, we will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the Company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.


Q:   What are the federal tax consequences of the Reclassification?

     A: We believe that the Reclassification, if effectuated, will have the following federal income tax consequences:

          o the Reclassification should result in no material federal income tax consequences to GrandSouth Bancorporation;

          o shareholders continuing to hold common stock will not recognize any gain or loss in the Reclassification;

          o shareholders exercising dissenters' rights and receiving cash will generally be treated as having a gain or loss from the sale or exchange of their shares unless their interests in GrandSouth Bancorporation are not meaningfully reduced; and

          o shareholders receiving Series A Preferred Stock for their shares of common stock should not recognize any gain or loss in the Reclassification, their basis in the Series A Preferred Stock will equal the basis in their shares of common stock, and their holding period for shares of Series A Preferred Stock will include the holding period during which their shares of common stock were held; and

          o we expect that the proceeds from a subsequent sale of the Series A Preferred Stock will be treated as capital gain or loss to most shareholders. However, the Series A Preferred Stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Series A Preferred Stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

          Further   information   about   federal   tax   consequences   of  the
          Reclassification is set forth under the caption "Material Federal Income Tax Consequences of the Reclassification."

          Because determining the tax consequences of the Reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the Reclassification will affect you.

Q:   Should I send in my stock certificates now?

     A: No. If you own in record name fewer than 2,001 shares of common stock of record at the close of business on the effective date of the Reclassification, we will send you written instructions for exchanging your stock certificates for shares of Series A Preferred Stock. If you own in record name 2,001 or more shares of our common stock, you will continue to hold the same number and class of shares after the Reclassification as you did before the Reclassification.

Q:   How are you financing the Reclassification?

     A: We estimate that the total fees and expenses relating to the Reclassification will be approximately $100,000. This amount will be higher to the extent that shareholders exercise dissenters' rights. We believe that we have sufficient cash-on-hand to pay these costs. In the event that additional funds are needed, we intend to pay these transaction amounts through dividends paid to us by our subsidiary GrandSouth Bank. Although our subsidiary Bank may only pay dividends to the Company in an amount not exceeding its current year's net earnings without regulatory approval, we do not believe that this limitation will inhibit the ability of our subsidiary to continue to pay dividends. In structuring the terms of the transaction in a manner that shares of common stock are not "cashed out" in the transaction but, rather, are converted into shares of Series A Preferred Stock, our Board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the company.

Q:   Who pays for the solicitation of proxies?

     A: This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of GrandSouth Bancorporation who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:   Where can I find more information about GrandSouth Bancorporation?


     A: We currently file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see "- Other Matters Where You Can Find More Information" on page 60.


Q:   Who can help answer my questions?

     A: After reading this Proxy Statement, if you have questions about the Reclassification, or any other matter to be voted upon at the Special Meeting, or need assistance in voting your shares, you should contact Ronald K. Earnest at (864) 770-1000.


          CAUTIONARY NOTICE WITH RESPECT TO FORWARD-LOOKING STATEMENTS

          This Proxy Statement contains "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are statements that could be "forward-looking statements." You can identify these forward-looking statements through the use of words such as "may," "will," "should," "could," "would," "expect," "anticipate," "assume," "indicate," "contemplate," "seek," "plan," "predict," "target," "potential," "believe," "intend," "estimate," "project," "continue," or other similar words. Forward-looking statements include, but are not limited to, statements regarding the Company's future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income, business operations and proposed services.

          These forward-looking statements are based on current expectations, estimates and projections about the banking industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, but are not limited to:

          o    future economic and business conditions;
          o lack of sustained growth and disruptions in the economies of the Company's market areas;
          o    government monetary and fiscal policies;
          o the effects of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;
          o the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services, as well as competitors that offer banking products and services by mail, telephone, computer and/or the Internet;
          o    credit risks;
          o    higher than anticipated levels of defaults on loans;
          o    perceptions by depositors about the safety of their deposits;
          o    capital adequacy;

          o the failure of assumptions underlying the establishment of the allowance for loan losses and other estimates, including the value of collateral securing loans;
          o    ability to weather the current economic downturn;
          o    loss of consumer or investor confidence;
          o    availability of liquidity sources;
          o the risks of opening new offices, including, without limitation, the related costs and time of building customer relationships and integrating operations as part of these endeavors and the failure to achieve expected gains, revenue growth and/or expense savings from such endeavors;
          o changes in laws and regulations, including tax, banking and securities laws and regulations;
          o    changes in accounting policies, rules and practices;
          o changes in technology or products may be more difficult or costly, or less effective, than anticipated;
          o the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions and economic confidence; and
          o other factors and information described in this report and in any of the other reports that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The Company has expressed its expectations, beliefs and projections in good faith and believes they have a reasonable basis. However, there is no assurance that these expectations, beliefs or projections will result or be achieved or accomplished.

                                IMPORTANT NOTICES

         Our common stock and our Series A Preferred Stock are not deposits or bank accounts and are not insured by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency.

         We have not authorized any person to give any information or to make any representations other than the information and statements included in this Proxy Statement. You should not rely on any other information. The information contained in this Proxy Statement is correct only as of the date of this Proxy Statement, regardless of the date it is delivered or the date the Reclassification is effected.

         We will update this Proxy Statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.



                                 SPECIAL FACTORS

Overview  of  the   Amendment   to  Our  Articles  of   Incorporation   and  the
Reclassification

         This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors at a Special Meeting at which our shareholders will be asked to consider and vote on a proposed Amendment to our Articles of Incorporation. If approved and filed with the South Carolina Secretary of State, the Amendment will provide for the reclassification of shares of our common stock held by shareholders who own less than 2,001 shares into shares of Series A Preferred Stock. The Reclassification will be made on the basis of one share of Series A Preferred Stock as described above for each share of common stock held.

         Record shareholders holding 2,001 or more shares of common stock at the close of business on the effective date of the Reclassification will hold the same number of shares of common stock following the Reclassification and record holders of less than 2,001 shares of common stock will hold the same number of shares of Series A Preferred Stock as the number of shares of common stock they held before the Reclassification, and will no longer hold common stock in the Company. We intend, immediately following the Reclassification, to terminate the registration of our shares of common stock and suspend our reporting obligations under the Exchange Act.

         If approved by our shareholders at the Special Meeting and implemented by our Board of Directors, the Reclassification will generally affect our shareholders as follows:

IF, ON THE EFFECTIVE DATE OF THE
RECLASSIFICATION, YOU ARE A RECORD
SHAREHOLDER WITH                          AFTER THE RECLASSIFICATION
----------------------------------------  ------------------------------------------------------------------------
2,001 or more shares                      You will continue to own your shares of common stock, but your shares may no longer be eligible for public trading. Our shares have not historically been listed on an exchange and we do not anticipate an active trading market for our shares would have developed. Sales may continue to be made in privately negotiated transactions.

Less than 2,001 shares                    You will no longer hold shares of our common stock. Rather, you will hold a number of shares of Series A Preferred Stock equal to the same number of shares of common stock that you held before the
                                          Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions or through brokers in the over-the-counter market.

Common stock held in "street name"        The Reclassification will be effected at the record shareholder
through a nominee (such as a bank or      level. Therefore, regardless of the number of beneficial holders or
 broker)                                  the number of shares held by each beneficial holder, shares held in
                                          "street name" will be subject to the Reclassification based on the aggregate number of shares held in the name of the broker or custodian. Consequently, even if you beneficially own only 200 shares of common stock but they are held in street name by a broker which is the holder of 2,001 or more shares of common stock prior to the
                                          Reclassification, you will continue to beneficially own 200 shares of common stock after the Reclassification. You should check with your broker to determine the number of shares that the broker holds of record.


         The effects of the Reclassification on each group of shareholders are described more fully below under "--Effects of the Reclassification on Shareholders of GrandSouth Bancorporation" beginning on page 31 and the effects on the Company are described more fully below under "- Effects of the Reclassification on GrandSouth Bancorporation" beginning on page 29.


Purpose and Structure of the Reclassification

         The purposes of the Reclassification are to:

          o reduce the number of holders of record of our common stock to under 300, which will suspend our SEC reporting requirements thereby achieving significant cost savings;

          o allow all of our shareholders to retain an equity interest in the Company; and

          o    allow  our   management  to  refocus  time  and  money  spent  on
               SEC-reporting obligations to our business operations and growth.


         For further background on the reasons for undertaking the Reclassification at this time, see "- Background of the Reclassification" beginning on page 15 and "- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19.

Background of the Reclassification

         We became an SEC reporting company in 2000. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

          o    Annual Reports on Form 10-K;

          o    Quarterly Reports on Form 10-Q;

          o Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act;

          o    Current Reports on Form 8-K; and

          o On-going reports regarding stock transfers by affiliates and insiders.

         In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents, and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the Sarbanes-Oxley Act of 2002. While we have complied with these requirements and believe they are generally beneficial to our shareholders, the compliance costs have steadily increased without a corresponding increase in benefit.

         As the implementation of the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 began to develop, the Company's officers began to realize that satisfying those requirements would be very costly. At the same time, they became aware that a number of smaller bank holding companies were "going private" in order to reduce overhead costs. Through informal contacts with other community bankers, the Company's officers came to recognize that going private could be a viable alternative for the Company.

         In the fall of 2007, the Company's officers contacted the Company's counsel, Haynsworth Sinkler Boyd, P.A., and discussed with counsel what would be required for the Company to go private and how long the process might take. The discussion included the various types of transactions (all of which are discussed in detail below) that could be used to go private, the need to reduce the number of record owners of common stock to less than 300 and to keep the record owners of any other class of equity securities below 500, the impact of such a transaction on the Company's capital, the required filings and shareholder approval, and approximate time and cost of completing such a transaction.


         At the March 19, 2008 meeting of the board of directors, the Chairman (Mason Y. Garrett), the President (Ronald K. Earnest) and the Chief Financial Officer (John B. Garrett) informally discussed with the board the general elements of a going private transaction. The discussion included:

          o    management's   belief  that  going   private   would   result  in
               substantial annual cost savings to the Company;

          o management's view that shareholders derived limited practical benefits from the Company's being an SEC reporting company due to the Company's size and there not being an active trading market in the Company's stock;

          o that going private would require the number of record shareholders of common stock to be reduced to less than 300 and, if a new class of stock were created, that the number of record shareholders of the new class of stock would be less than 500;

          o that several methods could be used to "cash out" enough shareholders to reduce the number of record shareholders to less than 300, but all of them would require the Company to pay out a substantial amount of its capital;

          o that shareholders would have the ability to exercise dissenters' rights in connection with a going private transaction, other than a tender offer, which might also require the Company to pay out part of its capital;

          o that the only way to avoid having to pay out a substantial amount of the Company's capital would be to amend the Company's Articles of Incorporation to reclassify some of its common stock as another class of stock;

          o that nonvoting preferred stock would qualify as another class of stock; and

          o    that the other  rights and  privileges  of a nonvoting  preferred
               stock  would  need  to  adequately   compensate  holders  of  the
               nonvoting preferred stock for the loss of voting rights.

Mr. Earnest recommended to the board of directors that the Company move forward with a proposal to engage in a recapitalization that would result in the Company's having two classes of stock. The board of directors did not formally vote on the recommendation, but indicated its informal agreement with the concept. Accordingly, the officers requested that counsel begin to prepare the necessary documents and identify the specific decisions that would need to be made in order to submit a proposal to the shareholders for approval.

         At the May 21, 2008 meeting of the board of directors, Mr. Earnest reported that, after reviewing the shareholder records, management believed that a going private transaction that would result in the record holders of 2,000 or less shares of common stock receiving a new class of stock and the remaining shareholders' retaining common stock would achieve a reduction of record common shareholders to about 149 and only create about 401 record shareholders of the new class of stock. That result would be sufficient to allow the Company to go private while only reclassifying approximately 8% of the shares. Mr. Earnest further reported that management, with the assistance of counsel, was looking at the various terms that might be included in a new class of stock in order to provide a fair balancing of the interests of the shareholders who would receive the new class and the interests of the remaining common shareholders.

         At the August 20, 2008 meeting of the board of directors, Mr. Earnest reported that management was prepared to recommend to the board that the shares of common stock to be reclassified in the proposed going private transaction be reclassified as a series of preferred stock on a share for share basis with the following preferences, limitations and relative rights:

          o the new stock would not have voting rights, except with respect to a proposal to sell or merge the Company, and except as otherwise required by law;

          o the new stock would be entitled a dividend payment anytime a dividend was paid on the common stock in an amount that would be 105% of the amount of the common stock dividend;

          o in the event that the Company were to be sold or merged, the new stock would be automatically converted to common stock, and would therefore participate in the transaction as though it had never been reclassified; and

          o the new stock would share ratably with the common stock in the net assets of the Company upon dissolution of the Company.

Without a formal vote, the board of directors expressed its approval of the recommendation and management's having the necessary documents prepared to proceed with required filings.

         At the October 15, 2008 meeting of the board of directors, Mr. Earnest reviewed with the board of directors the details of the proposal to go private. In that respect our Board reviewed various alternative structures for going private. Specifically, the following alternatives were considered:

                  (1) An Issuer Tender Offer. This would require an offer by the Company to the shareholders to voluntarily sell their stock back to the Company. It was noted that due to the fact that the Company had in excess of 560 holders of record, it would be necessary to purchase all of the shares of approximately 300 holders of record in order to reduce the number of shareholders below 300 and suspend the Company's reporting obligations. The Board was concerned with the unpredictable results of a tender offer due to its voluntary nature, including the inability to reasonably estimate the costs of purchasing the shares which could vary substantially, depending upon which shareholders tendered their stock for purchase. The Company's need to conserve capital under the then current economic conditions was also noted. Accordingly, this alternative was rejected based upon the large number of shareholders (approximately 300) that would need to be eliminated, the uncertainty of reaching the required number of shareholders necessary to suspend registration, and the inability to estimate the anticipated cost of an issuer tender offer, which could be prohibitively high, and which would reduce the Company's capital.

                  (2) A Reverse Stock Split. Under this scenario, the number of outstanding shareholders would be reduced through a "reverse split" of the shares. For example, a shareholder would receive one share of "post-split stock" in exchange for each 2,001 shares of "pre-split stock." In the example, all shareholders with fewer than 2,001 shares would receive cash in lieu of stock. This alternative, however, had several problems. These included likely having to purchase the fractional shares for cash, thereby reducing the Company's capital, and the elimination of a large number of shareholders who would not be offered an ability to retain an equity interest in the Company, many of whom are customers of the bank. Due to the projected loss of many current shareholders, as well as the presently prohibitive cost of the transaction, this alternative was rejected.

                   (3) A "Cash-Out" Merger. This would be effected through the merger of the Company into a new company, and payment of cash to smaller shareholders in exchange for their common stock. The Board considered a cash-out merger whereby all shareholders owning fewer than 2,001 shares of our common stock would receive cash in exchange for their shares and all other shares of our common stock would remain outstanding. The Board was concerned that such a transaction would eliminate a large number of existing shareholders who would not be offered an ability to retain an equity interest in the Company unless they were able to increase their holdings to reach the 2,001 share threshold. In addition, shareholders receiving cash in the transaction would likely be required to pay income tax on any gain associated with the sale of their shares. Finally, there was concern that the capital costs of such a transaction would be prohibitive at that time. Accordingly, the Board rejected this alternative.

                  (4) A Reclassification. The fact that a reclassification into multiple classes of stock would not require any shareholder to be eliminated weighed heavily in favor of this alternative. The ability to retain the current shareholders, as well as a substantial cash savings to the Company over the alternative structures, caused the Board to conclude that reclassification was the most desirable alternative.

         The Board then considered the various designations of the preferred stock necessary to create two separate classes. The Board considered voting, dividends, liquidation preferences, conversion rights and redemption privileges. In order to cause the common stock and Series A Preferred Stock each to be a different class of stock, both under state law, as well as under the federal securities laws, the Board considered various designations of the preferred stock. With respect to voting, the Board decided that there be a distinction in the voting rights of each class. The common stock would be granted full voting rights, identical to the voting rights currently held by the common stock. Recipients of the Series A Preferred Stock, however, would have more limited voting rights. These voting rights would be limited to transactions involving a change of control of the Company, such as a merger or sale, in addition to certain statutory rights that require that a class of securities be permitted to vote, as a class, on any amendments to the Articles of Incorporation that would adversely affect the rights or privileges of that class. The Series A Preferred Stock would not be able to vote on the election of directors. Consequently, each of the two classes would have distinctly different voting rights.

         The Board also considered the granting of dividends as a method of drawing a distinction between the two classes. The common stock would retain the dividend rights currently held by the common stock. The Series A Preferred Stock, however, would have a right to dividends not less than 105% of the dividends paid to the common shareholders. This distinction was intended not only to provide a distinction between the classes, but also to help compensate the recipients of the Series A Preferred Stock for their loss of voting rights. It was the sense of the Board that the distinction in voting and dividend rights would offset each other, and permit shareholders to move into a class based upon their personal desires. For example, if the shareholders had a greater interest in dividends than in voting rights, they might attempt to reduce their number of shares in order to be reclassified into the Series A Preferred Stock (keeping in mind that payment of dividends is within the discretion of the Board of Directors). On the other hand, if the shareholders believed that voting rights were of great importance, they might wish to attempt to increase the number of shares that they hold in order to retain their common stock subsequent to the Reclassification. The Board set the cutoff for the number of shares held prior to the Reclassification in order to be reclassified into the Series A Preferred Stock as the close of business on the effective date of the reclassification.

         The Board considered the recommendation that the Series A Preferred Stock have the same rights upon liquidation of the Company as the common stock. Although the Series A Preferred Stock could be given a preference in liquidation, it was not believed that such a preference was necessary to make the value of the Series A Preferred Stock more or less equal to that of the common stock. Accordingly, it was determined that the Series A Preferred Stock would share ratably with the common stock in the net assets of the Company upon dissolution of the Company.

         Additionally, the Board considered whether the Series A Preferred Stock should have conversion rights. Because allowing the Series A Preferred Stock to be converted to common stock could undermine the purpose of the going private transaction by possibly increasing the number of record shareholders of common stock, it was decided that the Series A Preferred Stock could not be converted except in the case of a change of control, such as a sale or merger of the Company, in which case, the Series A Preferred Stock would automatically convert to common stock in order to be sure that the Series A Preferred Stock benefitted from the transaction in exactly the same way as the common stock.

         Finally, redemption privileges were considered and rejected because no significant advantage would accrue to the Company from having such a privilege and giving such a privilege to the Company might be viewed as devaluing the Series A Preferred Stock and adversely affect the fairness of the Reclassification in the eyes of the shareholders whose common stock would be reclassified as Series A Preferred Stock.

         After reviewing the various designations and preferences for the Series A Preferred Stock, the Board approved the Reclassification on the proposed terms and authorized the filing of the appropriate documents with the Securities and Exchange Commission.

         During the third and fourth quarters of 2008, the now familiar crisis had hit the financial industry with full force. Although the effect on the Company was minor at first, by the latter part of October 2008, it was apparent to the officers of the Company that the desirability of raising additional capital to cope with the challenges of a deteriorating economy was becoming a much higher priority than achieving the cost savings of going private.

         On October 14, 2008, the United States Department of the Treasury announced its Capital Purchase Program pursuant to which it would purchase preferred stock from healthy bank holding companies under the authorization of the Emergency Economic Stabilization Act of 2008. Although Treasury's announcement did not provide all of the details of the program, the officers of the Company believed that it would be in the best interest of the Company to focus on positioning itself to participate in the Capital Purchase Program and on increasing the Company's capital. The early descriptions of the Capital Purchase Program also cast doubt upon the compatibility of going private with participation in the Capital Purchase Program. Accordingly, going private was put on hold to be reconsidered, if possible, after the capital situation had been resolved.

         In order to be able to issue preferred stock and participate in the Capital Purchase Program, it was necessary for the Company's shareholders to approve an amendment to the Company's Articles of Incorporation to authorize a class of preferred stock. The necessary amendment authorizing the Company to issue up to 20,000,000 shares of preferred stock with the preferences, limitations and relative rights of one or more series to be determined by the board of directors, was approved by the shareholders at a special meeting, and, in January 2009, the Company sold an aggregate of 9,450 shares of Series T and Series W Fixed Rate Cumulative Perpetual Preferred Stock to the Department of the Treasury.

         Subsequent to the sale of the preferred stock to the Department of the Treasury, the officers of the Company consulted counsel to determine whether it would be possible for the Company to go private while preferred stock was held by the Department of the Treasury. It was determined that the Company could go private, but that it would be appropriate to request that the Department of the Treasury concur that the Company's agreement with the Department of the Treasury would not preclude any net reduction of capital of $200,000 or less as a result of payments to any dissenting shareholders in connection with the transaction. The Company received the Department of Treasury's consent to such a transaction in July, 2009.

         On September 16, 2009, Mr. Earnest presented a renewed proposal to go private to the board of directors and recommended that the board approve the proposal and the filing of a Schedule 13E-3 and a preliminary proxy statement with the SEC. The Board briefly reviewed its prior decisions and, taking cognizance of the substantial changes in the economy and the financial services industry, the Board also considered the impact on the Company if there were a need to later raise capital or to use the Company's securities in an acquisition. It was noted that the Company currently has sufficient capital that would allow the Bank to expand to almost $500 million in asset size and still maintain an appropriate total capital to risk based assets ratio of between 10% and 10.5%. In addition, it was noted that to the extent that additional capital might be needed, the Company could issue trust preferred securities or equity securities in a private placement transaction. The Board then approved the recommendation.

         At the October 21, 2009, meeting of the board of directors, the Company's counsel led the Board through a complete review of the Board's reasons and decisions as described in the Proxy Statement. The Board then reaffirmed its decision to submit to the shareholders of the Company the proposal to go private by amending the Articles of Incorporation to reclassify certain shares of the Company's common stock, together with the Board's recommendation that the shareholders vote in favor of the proposal.


Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Reasons for the Reclassification

         As a locally owned community bank whose shares are not listed on any exchange, we have struggled with the costs associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Exchange Act made by the Sarbanes-Oxley Act of 2002. In 2007, management, along with their accounting and legal advisors, began to discuss alternatives to reduce costs associated with SEC compliance. Specifically, they began to review proxy statements of other community banks using reclassification as a means to deregister their securities, not only to reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. We are undertaking the Reclassification at this time to suspend our SEC reporting obligations in order to save the Company and our shareholders the substantial costs associated with being a reporting company, and these costs are expected to increase over time. The specific factors considered in electing at this time to undertake the Reclassification and suspend our SEC reporting obligations are as follows:

         We estimate that the reduction in the number of common shareholders and the suspension of our reporting requirements under the Securities Exchange Act will result in net savings of approximately $116,250 per year. This estimate includes current costs, and additional anticipated annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act ("SOX"), which is effective for our fiscal year ending December 31, 2009.

         We estimate that we incur the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-K and Form 10-Q and annual proxy statements:

     Legal Fees ...............................................   $       45,000
     Independent Auditor Fees .................................           76,250
     Proxy Solicitation, Printing and Mailing Costs ...........           11,000
     Management and Staff Time ................................           45,000
                                                                  --------------
     Total Periodic Reporting Costs ...........................   $      177,250


         We will continue to have our financial statements audited and will prepare an annual report containing annual financial information for our shareholders. We expect to incur lower costs due to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as simplified disclosure. We expect to incur the following fees and expenses related to the preparation and review of such annual reports:

     Legal Fees ................................................    $     15,000
     Independent Auditor Fees ..................................          56,000
     Proxy Solicitation, Printing and Mailing Costs ............           5,000
     Management and Staff Time .................................          10,000
                                                                    ------------
     Total Annual Reporting Costs ..............................    $     86,000

         As a result of these lower costs, we anticipate a net savings of approximately $91,250 related to the preparation of an annual report for our shareholders in lieu of compliance with the periodic reporting requirements under the Securities Exchange Act.

         In addition, we will not be required to expend at least an additional $25,000 each year in fees and expenses related to compliance with Section 404 of SOX. These are amounts that we have not incurred in past years since we have not yet been subject to Section 404.

     Independent Auditor Fees .................................   $       15,000
     Management and Staff Time ................................           10,000
                                                                  --------------
     Total Annual Costs .......................................   $       25,000

         This results in an estimated cost saving of approximately $116,250 in 2010 and yearly thereafter, based on current costs.


         As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 15% of their time (equating to approximately 14 days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders' stock ownership, and consulting with external auditors and counsel on compliance issues. In addition, if we do not deregister our common stock, we estimate our management and staff will spend an additional 8 days per quarter, or 9% of their time, on activities related to compliance with Section 404 of SOX. If the Reclassification is approved by shareholders, we estimate that our management and staff will be able to reduce their time spent on annual report preparation to approximately 7 days per quarter, or 8% of their time.


          o We expect to continue to provide our shareholders with Company financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports are substantially less than those we incur currently;

          o In our Board of Directors' judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, given the low trading volume in our common stock and given that our earnings should be sufficient to support long-term growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

          o Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we operate; and

          o The Reclassification proposal allows those shareholders receiving shares of Series A Preferred Stock to still retain an equity interest in GrandSouth Bancorporation and therefore participate at the same value per share as holders of common stock in the event of any sale of GrandSouth Bancorporation.

         We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have not been listed on an exchange and only traded privately or in the over-the-counter market with transactions reported on the OTC Bulletin Board. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

         In view of the wide variety of factors considered in connection with its evaluation of the Reclassification, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.


         The Reclassification, if completed, will have different effects on the holders of common stock and those receiving shares of Series A Preferred Stock. You should read "- Our Position as to the Fairness of the Reclassification" beginning on page 22 and "- Effects of the Reclassification on Shareholders of GrandSouth Bancorporation" beginning on page 31 for more information regarding the effects of the Reclassification.


         We considered various alternative transactions to accomplish the proposed transaction, including a tender offer, a reverse stock split, and a merger whereby shareholders owning less than a certain number of shares would be "cashed out." Ultimately, however, the Board elected to proceed with the Reclassification because the alternatives would be more costly, might not have reduced the number of shareholders below 300, and would not allow all shareholders to retain an equity interest in GrandSouth Bancorporation. Our Board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced.

         Alternatives Considered

         The other alternatives to a Reclassification we considered included:


         Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 2,001 shares of our common stock would receive cash in exchange for their shares and all other shares of our common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in us, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 2,001-share threshold in order to retain an equity interest in the Company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would probably be taxable to most of those shareholders receiving cash. Assuming that all of the 290,188 shares held of record by shareholders owning fewer than 2,001 shares as of June 30, 2009 were exchanged for $4.90 per share in cash (the highest known share purchase price in the third quarter), the capital cost of the transaction would be approximately $1.4 million. In light of the significant anticipated capital cost, the Company's current desire to retain capital and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.


         Reverse Stock Split. The board considered declaring a reverse stock split at a ratio of 1-for-2,001, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company and would have come at an unacceptable capital cost. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

         Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. We also realized that the cost would likely be prohibitive in light of the Company's current desire to conserve capital. As a result, we also rejected this alternative.

         Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed and have recently reduced personnel costs for operational reasons. We believe the expense savings resulting from a reclassification would position us to execute our business plan more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

         Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.


         Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in "--Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.


          Our Position as to the Fairness of the Reclassification

         Based on a careful review of the facts and circumstances relating to the Reclassification, our Board of Directors and our executive officers believe that the "going private" transaction (i.e., the Rule 13e-3 transaction), including all the terms and provisions of the Reclassification, are substantively and procedurally fair to all unaffiliated shareholders as a whole, as well as each group of our unaffiliated shareholders, specifically our unaffiliated shareholders who will retain their shares of common stock and our unaffiliated shareholders who will receive shares of our Series A Preferred Stock. Our Board of Directors unanimously approved the Reclassification and has recommended that our shareholders vote "FOR" the Amendment to our Articles of Incorporation.

         Each director and executive officer is deemed a "filing person" in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Reclassification is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See "-Determination of Fairness by GrandSouth Bancorporation Affiliates" for information regarding the filing persons' fairness determination.


         All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of the Amendment. Our directors and executive officers owned approximately 31.8% of the shares outstanding as of September 16, 2009, and if they had exercised all of their vested options, they would have owned 36.6% of the outstanding shares. Although the board as a whole recommends that the shareholders vote in favor of the Amendments for the reasons set forth in "--Reasons for the Reclassification," no director or executive officer is making any recommendation to the shareholders in his individual capacity.

          Substantive Fairness


         In concluding that the terms and conditions of the Amendments to our Articles of Incorporation and the Reclassification are substantively fair to unaffiliated shareholders, our Board of Directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our Board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Series A Preferred Stock and to shareholders continuing to own shares of common stock. See "- Effects of the Reclassification on Shareholders of GrandSouth Bancorporation" beginning on page 31.


         The factors that our Board of Directors considered positive for all shareholders, including both those who will continue to hold common stock as well as those who will have their shares converted into Series A Preferred Stock, included the following:


          o our smaller shareholders who prefer to remain as holders of common stock of the Company may elect to do so by acquiring sufficient shares so that they hold at least 2,001 shares of common stock in their own names at the close of business on the effective date of the Reclassification, or may seek to transfer their shares into "street name" with a broker that would own at least 2,001 shares of common stock; provided, however, that due to the limited market for our common stock as it currently exists, shareholders may find it difficult to locate shareholders willing to sell any shares of common stock that will permit them to acquire additional shares;


          o beneficial owners who hold their shares in "street name," who would receive shares of Series A Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive shares of Series A Preferred Stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Series A Preferred Stock;

          o shareholders would have the opportunity to liquidate their shares of common stock through the exercise of dissenters' rights;

          o shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs of being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

          o notwithstanding that the Company's reporting obligations under the Exchange Act will be suspended, the Company will remain subject to both internal and external audit controls, as well as supervision by various regulatory agencies;

          o the Reclassification should not result in a taxable event for any of the shareholders who receive stock in the Reclassification, although shareholders who exercise dissenters' rights and receive cash will likely be subject to tax on the receipt of such cash; and

          o all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses of approximately $116,250 per year as a result of no longer needing to comply with SEC reporting requirements.

         In  addition  to  the  positive  factors   applicable  to  all  of  our
shareholders set forth above, the factors that our Board of Directors considered positive for shareholders receiving Series A Preferred Stock included:

          o they would continue to have an equity interest in GrandSouth Bancorporation and therefore participate in any future value received as a result of any sale of the Company at the same value per share as holders of common stock;

          o the holders would receive a premium in the payment of any dividends by the Company; and

          o no brokerage or other transaction costs will be incurred by them in connection with the reclassification of their shares of common stock into Series A Preferred Stock.

         Each member of our Board considered each of the foregoing factors to weigh in favor of the substantive fairness of the Reclassification to all of our shareholders, whether they are shareholders who continue to hold common stock or shareholders whose shares of common stock are converted into Series A Preferred Stock.

         Each  member of our Board is also  aware of,  and has  considered,  the impact of certain adverse factors on the substantive fairness of the Reclassification to our shareholders who will receive Series A Preferred Stock. In particular, the factors that our Board of Directors considered as potentially negative for shareholders who will receive Series A Preferred Stock included:

          o they will be required to surrender their shares involuntarily in exchange for the Series A Preferred Stock, although they will still have the opportunity to participate in any future growth and earnings of the Company; and

          o they will lose voting rights except in certain limited situations, which loss may result in making the shares of Series A Preferred Stock less valuable; although the Board considered the potential loss in value, and took into account the fact that the premium on the dividends for the Series A Preferred Stock may have the benefit of making this stock more valuable than the common.

         The factors that our Board of Directors considered as potentially negative for all shareholders included:

          o following the Reclassification, you will continue to have limited ability to transfer your shares of our common stock and Series A Preferred Stock, although based on the historically low trading volume for the common stock, and the fact that the stock has never been listed on any exchange, this will not vary significantly from the current situation and is expected to have limited impact;


          o you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we will provide all shareholders with annual reports containing annual financial information, and may provide other periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting the Company and the Bank, such as new offices, economic updates or new product offerings), though we are not obligated to provide such additional information;

          o you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our Chief Executive Officer and Chief Financial Officer to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and


          o you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended.

         Our Board of Directors believes that these adverse factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our shareholders and that the adverse factors are outweighed by the positive factors previously described.

         Our Board of Directors believes that the exchange of one share of common stock for one share of Series A Preferred Stock, depending on the number of shares of common stock held prior to the Reclassification, is fair to our unaffiliated shareholders. In concluding that the one-for-one exchange ratio is fair to our unaffiliated shareholders, our Board of Directors considered the following factors:

          o    With  respect  to the value  placed on voting  rights,  the Board
               believes   that  the   difference   in  value   created   by  the

               Reclassification between the common stock with voting rights and the Series A Preferred Stock with limited voting rights is minimal because the holders of common stock whose shares would be converted into Series A Preferred Stock in the Reclassification currently own a minority of our shares, representing approximately 8% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the Reclassification currently own shares representing approximately 92% of the outstanding voting rights, so after the Reclassification, those holders of common stock will continue to control the vote of the Company.


          o The Board's belief that any potential decrease in value from the exchange of common stock for Series A Preferred Stock associated with the limitation or loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Series A Preferred Stock.


          o Our smaller shareholders who do not believe the one-for-one exchange ratio of their shares of common stock into Series A Preferred Stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the Reclassification, may elect to do so by placing the shares into "street name" with a broker having more than 2,001 shares, or by acquiring a sufficient number of shares so that they hold at least 2,001 shares of common stock immediately prior to the Reclassification.

          o Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by transferring a sufficient number of shares so that they hold less than 2,001 shares of common stock immediately prior to the Reclassification.

         Upon a change of control of the Company (which includes the sale of substantially all of the Company's assets), the shares of the Series A Preferred Stock will convert automatically on a one-for-one basis into shares of the Company's common stock. Therefore, holders of the Series A Preferred Stock will participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. The Board viewed the conversion provision as a benefit to the shareholders receiving Series A Preferred Stock.

         In reaching a determination as to the substantive fairness of the Reclassification, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being "cashed out" in connection with the Reclassification and the shares of Series A Preferred Stock afford those holders to participate equally with the holders of common stock in any sale of the Company. Because of the foregoing, we also did not consider any repurchases by the Company over the past two years. We did not obtain any report, opinion or appraisal in connection with the Reclassification, and we have not received any firm offers related to a merger or consolidation, sale or other transfer of a substantial portion of our assets, or control purchase of any of our securities by unaffiliated parties within the past two years.

         Neither we nor any of the members of our Board of Directors received any reports, opinions or appraisals from any outside party relating to the Reclassification or the fairness of the consideration to be received by our shareholders.

          Procedural Fairness

         Each member of the Board of Directors believes that the Reclassification is procedurally fair to all of our shareholders. All of our directors, a majority of whom are not our employees, voted to recommend the Reclassification to shareholders. In concluding that the Reclassification, including the receipt of Series A Preferred Stock by holders of common stock, is procedurally fair to our shareholders, our Board of Directors considered a number of factors. The factors that our Board of Directors considered positive for all shareholders, included the following:

          o The Reclassification is being effected in accordance with all applicable requirements of South Carolina law.

          o Management and our Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of public company status.

          o Our shareholders will have the opportunity to exercise dissenters' rights under South Carolina law to the extent that they do not believe that the one-for-one exchange ratio of their shares of common stock into Series A Preferred Stock is acceptable or fair to them.

          o Shareholders will have the opportunity to determine whether or not they will remain shareholders owning common stock or shares of Series A Preferred Stock after the Reclassification by acquiring sufficient shares so that they hold at least 2,001 shares of common stock at the close of business on the effective date of the Reclassification (either directly or by transferring their shares into "street name" with a broker that would own at least 2001 shares of common stock) or disposing or subdividing sufficient shares so that they hold less than 2,001 shares of common stock at the close of business on the effective date of the Reclassification. The effective date of the Reclassification could be as early as the date of the Special Meeting. Accordingly, shareholders who wish to increase or decrease their common stock holdings above or below the threshold should act sufficiently in advance of the Special Meeting so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on the date of the Special Meeting. However, because of the limited market for our common stock, shareholders may have difficulty in acquiring or disposing of shares.

         Each member of our Board of Directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our shareholders, whether they are receiving shares of Series A Preferred Stock or will continue to hold shares of common stock.

         Each member of our Board is aware of, and has considered, the impact of other factors which could adversely affect both shareholders receiving Series A Preferred as well as those continuing to own common stock, on the procedural fairness of the Reclassification:

          o although members of the Board have a potential conflict of interest since they will primarily retain shares of common stock based on current ownership, neither the full Board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Series A Preferred Stock for the purpose of negotiating the terms of the Reclassification;

          o we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Series A Preferred Stock, the fairness of the transaction to those shareholders receiving shares of Series A Preferred Stock, or the fairness of the transaction to the Company.

         Each member of our Board of Directors believes that the foregoing adverse factors do not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our shareholders, whether they will receive shares of Series A Preferred Stock or continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the Board felt that the consideration of the transaction by the full Board, whose sole conflict of interest would be the relatively insignificant increase in aggregate share ownership of common stock following the Reclassification (equaling an increase of 3.2%, from 36.6% to 39.8%, in total share ownership (including exercisable options) for all directors and executive officers, inclusive of their exercisable options) and who will be treated identically to other shareholders in the Reclassification, was a sufficient procedural safeguard that it was unnecessary to retain an independent fairness advisor.

         In addition, with respect to the determination not to seek a valuation, our Board felt that the fact that shareholders receiving Series A Preferred

Stock would continue to retain an equity interest in the Company and also would receive premiums over holders of common stock in any payment of dividends by the Company, presented sufficient protection in value to such shareholders. We paid dividends of $0.08 per share on our common stock in 2007 and 2008 and have paid $0.04 in 2009 to date. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

         Separate approval of the Reclassification by our unaffiliated shareholders is not required. Our Board of Directors believes that such approval is unnecessary in light of the facts that: (i) the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate, and shareholders will receive Series A Preferred Stock or will retain their common stock, based on the number of shares owned and regardless of whether they are affiliated or unaffiliated shareholders; and (ii) although our affiliated shareholders beneficially own 37% of the outstanding stock, a two-thirds majority of the outstanding shares eligible to vote must vote in favor of the Amendment to our Articles of Incorporation in order to effect it and, therefore, the affiliated shareholders do not solely control the outcome of the vote on the Reclassification. Our Board of Directors also determined that the other safeguards regarding the procedural fairness of the transaction as described above supported its decision not to require separate approval of the Reclassification by the unaffiliated shareholders.


         The Board also considered whether there is any impact on the value of the Series A Preferred Stock as compared to the common stock due to the limited voting rights of the Series A Preferred Stock. The Board determined that the difference in voting rights was generally offset by the preferred dividend premium. Moreover, the Board determined that the difference in voting rights was not material since the holders of common stock whose shares would be converted into Series A Preferred Stock in the transaction currently own a small minority of our shares, or approximately 8% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock who will continue to own common stock after the transaction currently own shares representing approximately 92% of the outstanding voting rights, and will continue to control the vote of the Company after the Reclassification.


         Each member of our Board of Directors therefore believes that the Reclassification is substantively and procedurally fair to all shareholders whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain their common stock and unaffiliated shareholders who will receive Series A Preferred Stock. In reaching this determination, we have not assigned specific weights to particular factors, but have considered all factors as a whole. None of the factors that we considered led us to believe that the Reclassification is unfair to any of our shareholders.

         We have not made any provision in connection with the Reclassification to grant you access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to access to our corporate files, under
Section 33-16-102 of the South Carolina Business Corporation Act (the "SCBCA"), shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the Company that are required to be kept at the Company's principal office which include:

          o    current Articles of Incorporation;

          o    current bylaws;

          o resolutions relating to the rights and preferences of the outstanding stock of the Company;

          o minutes of shareholder meetings and records of all actions taken without a meeting for the past three years;

          o all written communications to shareholders as a group over the last three years, including the financial statements furnished for the past three years pursuant to the requirements of the SCBCA;

          o names and business addresses of the Company's officers and directors;

          o the most recent annual report delivered to the South Carolina Department of Revenue.

         The shareholder must give the Company written notice at least five business days in advance of any inspection.

         In addition, a shareholder may inspect the following records only if the shareholder's demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose, and the shareholder gives the Company written notice at least five business days beforehand:

          o    excerpts of any meeting of the Board of Directors;

          o records of any action of a Board committee while acting in place of the board or on behalf of the corporation;

          o    minutes of any meeting of shareholders;

          o    records of any action taken without a meeting;

          o    accounting records; and

          o    the record of shareholders.

         In light of the extensive access South Carolina shareholders are given to the Company's records, the Board believed these statutory safeguards adequately protect the shareholders' ability to access information on the Company. Furthermore, our Board determined that this Proxy Statement, together with our other filings with the SEC, and stockholders' ability to access our corporate records under South Carolina law, as described above, provide you with adequate information. With respect to obtaining appraisal services at our expense, the Board did not consider these actions necessary or customary.

          Board Recommendation

         Each member of our Board of Directors believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain their common stock and unaffiliated shareholders who will receive Series A Preferred Stock, and our Board of Directors unanimously recommends that you vote "FOR" the proposal to adopt the Amendment to our Articles of Incorporation.

Determination of Fairness by GrandSouth Bancorporation Affiliates

         Our affiliates consist of our directors and executive officers:

                Ronald K. Earnest                 Baety O. Gross
                Harold E. Garrett                 S. Hunter Howard, Jr.
                Mason Y. Garrett                  S. Blanton Phillips
                Michael L. Gault                  J. Calhoun Pruitt, Jr.

These affiliates are deemed to be "filing persons" for purposes of this transaction.

         For each of our affiliates, their purpose and reasons for engaging in the Reclassification, alternatives considered and analyses regarding substantive and procedural fairness of the Reclassification to unaffiliated shareholders receiving Series A Preferred Stock in the Reclassification and to those unaffiliated shareholders retaining their shares of common stock were the same as those of the Board of Directors, and each of these affiliates adopted the analyses of the Board of Directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Reclassification is procedurally and substantively fair to our unaffiliated shareholders who will receive Series A Preferred Stock in the Reclassification and to our unaffiliated shareholders who will retain their shares of common stock.

Effects of the Reclassification on GrandSouth Bancorporation

         The   Reclassification   will  have  various   effects  on   GrandSouth
Bancorporation, which are described below.

         Effect of the Proposed Transaction on Our Outstanding Common Stock

         Our Articles of Incorporation currently authorize the issuance of 20,000,000 shares of voting common stock. The number of authorized shares of common stock will remain unchanged after completion of the Reclassification. As of the record date, the number of outstanding shares of common stock was 3,573,695. Based upon our best estimates, if the Reclassification had been consummated as of the record date, and assuming no shareholders exercised dissenters' rights, the number of outstanding shares of common stock would have been reduced from 3,573,695 to approximately 3,283,507. The shares of common stock that will be reclassified as Series A Preferred Stock will be retired and held as authorized but unissued common stock.

         We have no current plans, arrangements or understandings to issue any common stock in the foreseeable future except upon the exercise of options granted pursuant to our stock option plans. However, in the event that we later desire to issue additional shares of stock in order to raise capital or as part of an acquisition, the increase in the number of holders of record could cause us to be required to re-register our common stock under the Exchange Act.

         Effect of the Proposed Transaction on Our Outstanding Series T and Series W Preferred Stock

         Our Articles of Incorporation currently authorize the issuance of 9,000 shares of Series T Preferred Stock and 451 shares of Series W Preferred Stock. The number of authorized shares of each of those series of preferred stock will remain unchanged after completion of the Reclassification. All of the authorized shares of Series T Preferred Stock and 450 of the authorized shares of Series W Preferred Stock have been issued to a single shareholder.

         Effect of the Proposed Transaction on Our Series A Preferred Stock


         Our Articles of Incorporation currently authorize us to issue up to 20,000,000 shares of preferred stock, of which an aggregate of 9,451 shares have been designated as Series T and Series W Preferred Stock, and 500,000 shares have been designated as Series A Preferred Stock, leaving 19,490,549 shares of preferred stock to be designated in the future. The shares of Series A Preferred Stock that will be issued in the Reclassification constitute a new and separate class of preferred stock having the rights described in "- Description of Capital Stock - Series A Preferred Stock" beginning on page 49, as well as in the attached Appendix A. After completion of the Reclassification, assuming no shareholders exercise dissenters' rights, we will have approximately 290,188 shares of Series A Preferred Stock outstanding. For additional information regarding our capital structure after the Reclassification, see "Description of Capital Stock" beginning on page 46.


         Termination of Securities Exchange Act Registration and Reporting Requirements


         Upon the completion of the Reclassification, we expect that our common stock will be held by fewer than 300 record shareholders and the Series A Preferred Stock will be held by fewer than 500 record shareholders. All of the outstanding shares of our Series T and Series W Preferred Stock are held by a single shareholder. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Exchange Act. We will apply for suspension of our reporting obligations as soon as practicable following completion of the Reclassification. Following completion of the Reclassification, we intend to continue to provide our shareholders with financial information as required by the South Carolina Business Corporation Act and the FDIC by continuing to disseminate annual reports.

         The suspension of the filing obligations will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. We estimate that we will save approximately $116,250 on an annual basis. See "- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19 for a breakdown of these anticipated savings.

         Effect on Trading of Common Stock

         Our common stock is not currently listed on an exchange and no organized trading market currently exists for our common stock. After the Reclassification, neither our common stock nor the Series A Preferred Stock will be listed on an exchange. The failure to be listed on an exchange, together with the reduction in public information concerning the Company as a result of its not being required to file reports under the Securities Exchange Act, may adversely affect the already limited liquidity of our common stock and result in limited liquidity for our Series A Preferred Stock. Additionally, the liquidity of the common stock may also be reduced because the number of shares available to be traded will decrease after the Reclassification. A decrease in the market liquidity for the shares of our common stock may cause a decrease in the value of the shares. Conversely, the more limited supply of our common stock could also prompt a corresponding increase in its market price, assuming a stable or increased demand for the stock.

         Other Financial Effects of the Reclassification

         We expect that the professional fees and other expenses related to the Reclassification of approximately $100,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

         Effect on Outstanding Options

         We currently have option plans under which our officers, directors and employees may purchase shares of our common stock. The Reclassification will not affect any outstanding options and each option, after the Reclassification, will continue to be exercisable for one share of common stock. There are currently outstanding options to purchase 332,692 shares of common stock under the option plan at a weighted average exercise price of $7.54 per share, of which options for 252,533 shares are vested. The Reclassification will not affect these options.

         Effect on Conduct of Business after the Reclassification

         We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the Reclassification is not anticipated to have any effect upon the conduct of our business.

         Effect on Our Directors and Executive Officers


         It is not anticipated that the Reclassification will have any effect on our directors and executive officers, other than with respect to their relative share ownership. We expect that all of our directors and executive officers will hold more than 2,001 shares at the effective time of the Reclassification. As a result, they will continue to hold the same number of shares after the Reclassification. However, because total outstanding shares of common stock will be reduced, this group will hold a slightly larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held 1,307,096 shares, or 36.6% of our common stock (including their exercisable options to purchase shares of common stock). Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares as described above, the directors and executive officers will beneficially hold 39% of our common stock (including exercisable stock options) after the Reclassification.


         In connection with the suspension of our reporting obligations under the Securities Exchange Act, our directors and executive officers will no longer be subject to the reporting and short-swing profit rules of Section 16 of the Securities Exchange Act, and thus may realize "short-swing" profits on purchase and sales of our securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, we are entitled to receive any profits realized by an affiliate on purchases and sales that occur within six months of each other. In addition, information about our directors' and executive officers' compensation and stock ownership will no longer be publicly available. The suspension of our reporting obligation will also relieve each of our directors and executive officers from liability under Section 18 of the Securities Exchange Act. Generally, Section 18 provides that if our officers or directors make a statement with respect to any material fact in any of our filings with the SEC that is false or misleading in light of the circumstances at the time the statement is made, he or she would be liable to any person who purchases or sells securities at a price that is affected by the statement.

         Because our reporting obligations under the Securities Act will be suspended, our executive officers and directors may lose the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act of 1933, which provides a "safe harbor" for resales of stock by affiliates of an issuer, unless the Company makes specified information publicly available. As a result, they will need to resell their shares in private transactions, which could result in a lower purchase price for their shares.

         Due to the fact that all shares issued in the Reclassification will be equivalent to common shares in the event of a liquidation or sale of the Company, the Reclassification will not have a material effect on the value of directors' and executive officers' interests in our book value per common equivalent share or diluted earnings per common equivalent share.

         Elimination of Liability Under Section 18 of the Exchange Act.

         Because we will no longer be required to file any reports under the Exchange Act, we will no longer be subject to liability under Section 18 of the Exchange Act. Generally, Section 18 provides that if we make a statement with respect to any material fact in any of our filings pursuant to the Exchange Act that is false or misleading in light of the circumstances at the time the statement was made, we would be liable to any person who purchases or sells a security at a price that is affected by the statement.

         Elimination of Protection Under Section 16 of the Exchange Act.


         Because neither our common stock nor our Series A Preferred Stock will be registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Reclassification, we will no longer be entitled under
Section 16 of the Exchange Act to any "short-swing" profits realized by our directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period.


Effects of the Reclassification on Shareholders of GrandSouth Bancorporation

         The general effects of the Reclassification on the shareholders owning common stock and the shareholders who will own Series A Preferred Stock are described below.

         Effects of the Reclassification on Shareholders Receiving Series A Preferred Stock

         The Reclassification will have both positive and negative effects on the shareholders receiving Series A Preferred Stock. Our Board of Directors considered each of the following effects in approving the Reclassification.

          Positive Effects:

         As a result of the Reclassification, the shareholders receiving Series A Preferred Stock will:

          o continue to have an equity interest in our Company and therefore participate in any future value received as a result of any sale of our Company at the same value per share as holders of our common stock;

          o be entitled to receive a premium dividend equal to 105% of any dividend paid on the common stock; and


          o have dissenters' rights in connection with the Reclassification. See "- Dissenters' Rights" beginning on page 38.


          Negative Effects:

         As a result of the Reclassification, the shareholders receiving Series A Preferred Stock will:

          o have their right to vote with respect to the affairs of the Company limited to voting on matters involving a merger, sale of all or substantially all of the assets of the Company or transfer of shares that would involve a change in control of the Company, as well as where required by statute with respect to matters which would impair their rights as shareholders; and

          o hold shares that, to an even greater degree than their currently held shares of common stock, will not have an active public trading market.

         Effects of the Reclassification on the Common Shareholders

         The Reclassification will have both positive and negative effects on the shareholders continuing to own common stock. Our Board of Directors considered each of the following effects in determining to approve the Reclassification.

         Positive Effects:

         As a result of the Reclassification, the shareholders retaining their common stock will:

          o    continue to exercise the sole voting control over the Company;

          o because the number of outstanding shares of common stock will be reduced, have a relative increase in voting power; and


          o have dissenters' rights in connection with the Reclassification. See "- Dissenters' Rights" beginning on page 38.


          Negative Effect:

         As a result of the Reclassification, the shareholders retaining their common stock will be subject to the dividend preferences of the Series A Preferred Stock.

Plans or Proposals

         Other than as described in this Proxy Statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our Board of Directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this Proxy Statement, we believe there are significant advantages to effecting the Reclassification and suspending our reporting obligations. Nevertheless, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock, or entering into any other arrangement or transaction we may deem appropriate. In such event, our shareholders may receive payment for their shares of our common stock or Series A Preferred Stock lower than, equal to, or in excess of the amount paid to shareholders who exercise their dissenters' rights and receive the fair value of their shares in connection with the Reclassification.

Record and Beneficial Ownership of Common Stock

         It is important that our shareholders understand how shares that are held by them in "street name" will be treated for purposes of the Reclassification described in this Proxy Statement. Shareholders who acquired or have transferred their shares of our common stock into a brokerage or custodial account are not shown on our shareholder records as the record holders of those shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that they hold for their clients through a single nominee; this is what is meant by "street name." If that single nominee is the record shareholder for 2,001 or more shares, then the stock registered in that nominee's name will be unaffected by the Reclassification. Because the Reclassification only affects record holders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 2,001 shares. Upon completion of the Reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the Reclassification, even if the number of shares they own is less than 2,001. If your shares are held in "street name," you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other "street name" holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will receive shares of Series A Preferred Stock in the Reclassification until it is consummated. However, because we think it is likely that any brokerage firm or other nominee holding shares in any one account will hold 2,001 or more shares in total, we think it is likely that all "street name" holders will remain shareholders of common stock.

         Shareholders who would prefer to remain as holders of common stock of GrandSouth Bancorporation, may elect to do so by acquiring sufficient shares so that they hold at least 2,001 shares in their own name at the close of business on the effective date of the Reclassification, although this may be difficult based upon the limited market which currently exists for our common stock. In addition, beneficial owners who would receive shares of Series A Preferred Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Series A Preferred Stock from GrandSouth Bancorporation as a part of the Reclassification, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account in their own name. In either case, these shareholders will have to act far enough in advance of the Reclassification so that any consolidation, purchase or transfer is completed by the close of business (local time) on the effective date of the reclassification. Because the effective date could be as early as the date of the Special Meeting, such transactions should be completed by the close of business on the date of the Special Meeting.

Interests of Certain Persons in the Reclassification

         Our executive officers and directors who are also shareholders will participate in the Reclassification in the same manner and to the same extent as all of our other shareholders. We anticipate that all of our directors and officers will own 2,001 or more shares of common stock, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a slightly larger relative percentage of the common stock on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the proposed Reclassification is fair to all of our shareholders for the reasons discussed in this Proxy Statement.

         The fact that each director's percentage voting ownership of our common stock will increase as a result of the Reclassification was not a consideration in the Board's decision to approve the Reclassification or in determining the 2,001-share cutoff for retaining common stock. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the Board determined that any potential conflict of interest created by its members' ownership of our stock is relatively insignificant. In addition, the increase in each director's percentage voting ownership of our stock resulting from the Reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately 36% to approximately 39% after the Reclassification, which also is very unlikely to have a practical effect on their collective ability to control the Company.


         In addition, our Board of Directors recognized that holders of common stock who will receive Series A Preferred Stock in the transaction may wish to remain voting shareholders of the Company. However, the Board of Directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the Company through their ownership of Series A Preferred Stock. See "Description of Capital Stock" beginning on page 46; "- Background of the Reclassification" beginning on page 15, and "- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation" beginning on page 19.


         None of our executive officers or directors, who beneficially owns in excess of an aggregate of 2,001 or more shares of common stock, has indicated to us that he intends to sell some or all of his shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide shares among different record holders so that fewer than 2,001 shares are held in each account, so that the record holders would receive shares of Series A Preferred Stock in connection with the conversion of their common stock.

Financing of the Reclassification

         We  expect  that  the  Reclassification   will  require   approximately
$100,000, consisting of professional fees and other expenses payable by us related to the Reclassification. See "- Fees and Expenses" beginning on page __ for a breakdown of the expenses associated with the Reclassification. We intend to pay for the expenses of the Reclassification through cash-on-hand, and if that proves to be insufficient, through dividends paid to us by our subsidiary, GrandSouth Bank. Although the Bank may not pay dividends without regulatory approval, this limitation should not adversely affect the ability of the Bank to pay the dividends necessary to fund the costs of the Reclassification.

Material Federal Income Tax Consequences of the Reclassification

         The following discusses the material federal income tax consequences to us and our shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; foreign corporations; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign, estate, gift, alternative minimum tax, or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign, estate, gift, alternative minimum tax, and other tax consequences of the Reclassification, in light of their individual circumstances.

         Federal Income Tax Consequences to GrandSouth Bancorporation

         We believe that the Reclassification would be treated as a tax-free "recapitalization" for federal income tax purposes. This should result in no material federal income tax consequences to us.

         Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

         If you continue to hold our common stock after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification. We anticipate that most of the members of our Board of Directors and our executive officers will be part of this group.

         Federal Income Tax Consequences to Shareholders Who Receive Shares of Series A Preferred Stock

         Shareholders who receive Series A Preferred Stock in exchange for their common stock should not recognize any gain or loss or dividend income in the Reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Series A Preferred Stock.

         Although the Reclassification should be treated as a tax-free reorganization and the exchange of common stock for Series A Preferred Stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series A Preferred Stock, in a transaction such as the Reclassification, would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as "nonqualified preferred stock" may not be exchanged "tax-free" in a reorganization.

         The term "nonqualified preferred stock" is preferred stock in which (i) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock, (ii) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock, (iii) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised, or
(iv) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, preferred stock means stock which does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the Company.

         The Series A Preferred Stock should not be considered "nonqualified preferred stock" because it does not fit within the definitions set forth above. In addition, the Series A Preferred Stock may not be treated as preferred stock for this purpose in any case because such stock is not limited and preferred as to dividends and does participate on par with holders of common stock in corporate growth. Nevertheless, if the IRS were to successfully contend that the Series A Preferred Stock should be treated as "nonqualified preferred stock" for federal income tax purposes, the receipt of the Series A Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

          Sale of Stock

         Where the Series A Preferred Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this Series A Preferred Stock will be treated as capital gain or loss to most shareholders. However, when a Company recapitalizes its common stock in exchange for stock which is not common stock (generally defined to mean stock limited in liquidation and/or dividend rights), the stock received in the liquidation will be considered "Section 306 Stock" under the Code if the transaction is substantially the equivalent of a stock dividend, or if the stock received was in exchange for Section 406 stock. Generally, a distribution of stock is substantially equivalent to a dividend if cash had been distributed in lieu of stock and the cash distribution would have been treated as dividend in whole or part. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder's stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Series A Preferred Stock were issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party (such as certain family members), and in such cases, the recapitalization could be treated as equivalent to a stock dividend. In that case, the Series A Preferred Stock received would be classified as Section 306 Stock.

         If the Series A Preferred Stock were classified as Section 306 Stock, the proceeds from a subsequent sale of the Series A Preferred Stock would be treated as dividends to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as a dividend plus the adjusted basis of the stock would be treated as a capital gain and no loss, if any, would be recognized. Under current tax law, qualified dividend income is taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which qualified dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless intervening tax legislation is enacted, ordinary income tax rates will be applicable for qualified dividend income beginning January 1, 2011.

         If the Series A Preferred Stock were classified as Section 306 Stock and the stock were subsequently redeemed by the Company, it would be treated as a distribution of property, which, in part (pursuant to the rules described below), could be treated as a dividend. However, should the redemption be a "complete termination" of your interest in GrandSouth Bancorporation (as described below), the sales and exchange treatment described in the preceding paragraph should be appropriate.

         In addition, if Section 306 Stock were issued with respect to common stock of a corporation and such Section 306 stock were subsequently exchanged for common stock of the same corporation, then the common stock so received would not be treated as Section 306 Stock. Should the Reclassification be effectuated, the Articles of Incorporation of the Company provide that prior to certain "Changes in Control" the Series A Preferred Stock will be converted back into the Company common stock, and as such, should no longer be considered
Section 306 Stock.

         Federal  Income   Tax   Consequences  to   Shareholders   Who  Exercise
         Dissenters' Rights

         If you receive cash as a result of exercising dissenters' rights in the Reclassification and do not continue to hold shares of our common stock immediately after the Reclassification, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

          o A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

          o A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits;
               (b) then, if the total amount of cash paid in the Reclassification exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

         Under Section 302 of the Code, a redemption of your shares of our common stock as part of the Reclassification will be treated as a sale or exchange of the redeemed shares if any of the following are true:

          o the Reclassification results in a "complete redemption" of all of your stock in GrandSouth Bancorporation;

          o your receipt of cash is "substantially disproportionate" with respect to other shareholders; or

          o your receipt of cash is "not essentially equivalent to a dividend."

         These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to
Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as "family attribution." In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as "entity attribution." You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

         Complete Termination. If you receive cash as a result of exercising dissenters' rights in the Reclassification and do not directly or constructively own any of our stock after the Reclassification, your interest in GrandSouth Bancorporation will be completely terminated by the Reclassification, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

         If you receive cash in the Reclassification and would only constructively own shares of our stock after the Reclassification as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in GrandSouth Bancorporation completely terminated by the Reclassification. Among other things, waiving family attribution requires
(a) that you have no interest in GrandSouth Bancorporation (including as an officer, director, employee, or shareholder) other than an interest as a creditor immediately after the distribution and that you do not acquire such an interest except by bequest or inheritance during the 10-year period immediately following the Reclassification and (b) that you include an agreement to notify the IRS of any disqualifying acquisition with your tax return for the year in which the Reclassification occurs.

         Substantially Disproportionate. If you receive cash in the Reclassification and immediately after the Reclassification you own (directly or constructively) shares of our voting stock (voting stock has a specific definition for this purpose, which generally requires the stock to have the privilege to vote on directors), you must compare (a) your percentage ownership immediately before the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately before the Reclassification divided by our number of outstanding shares of voting stock) with (b) your percentage ownership immediately after the Reclassification (i.e., the number of shares of voting stock actually or constructively owned by you immediately after the Reclassification divided by our number of shares of voting stock outstanding immediately after the Reclassification).

         If your post-Reclassification ownership percentage is less than 80% of your pre-Reclassification ownership percentage and you own less than 50% of the total combined voting power of all classes of stock of the Company entitled to vote, the receipt of cash is "substantially disproportionate" with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

         Not Essentially Equivalent to a Dividend. If the redemption results in a meaningful reduction of your interest in GrandSouth Bancorporation, then your receipt of cash may be "not essentially equivalent to a dividend," and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. The test for whether a redemption is not essentially equivalent to a dividend is highly fact-specific and depends upon the particular circumstances of each case.

          Capital Gain and Loss

         For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses. These rates are subject to legislative amendment at any time. Unless intervening tax legislation is enacted, those rates will change on January 1, 2011.

          Backup Withholding

         Shareholders who exercise dissenters' rights and receive cash in the Reclassification will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information such as a certification of exemption from back-up withholding requirements) in connection with the Reclassification to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the Reclassification. Failure to provide such information may result in backup withholding at a rate of 28%.

         As explained above, the amounts paid to you as a result of exercising dissenters' rights in the Reclassification may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the Reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign, estate, gift, alternative minimum tax, and other tax consequences of the Reclassification, in light of your specific circumstances.

Dissenters' Rights

         If the Amendment is approved by shareholders and becomes effective, and if you strictly comply with the requirements of Sections 33-13-101 et seq. of the South Carolina Business Corporation Act ("SCBCA"), you have the right to dissent to adoption of the Amendment and receive the fair value of your shares in cash. As discussed above under the caption "Effectiveness of Proposed Amendment," the Amendment will become effective only if (i) it is approved by our shareholders and (ii) Articles of Amendment to our Articles of Incorporation are filed with the South Carolina Secretary of State. Accordingly, even if our shareholders approve the Amendment, if we decide not to file the Articles of Amendment, the Amendment will not become effective, and you will not be entitled to be paid the fair value of your shares.

         The discussion below summarizes the provisions of Sections 33-13-101 et seq. of the SCBCA, but it does not grant you any rights that are not provided by the SCBCA. Your only rights of dissent are those provided by Sections 33-13-101 et seq. of the SCBCA, a copy of which are included as Appendix B to this Proxy Statement. Failure to follow the procedures set forth in Sections 33-13-101 et seq. of the SCBA will result in termination of your dissenters' rights. A vote in favor of the Amendment will constitute a waiver of your dissenters' rights. Additionally, not voting in favor of the Amendment, without compliance with the other requirements, including sending us notice of your intention to dissent prior to the Special Meeting, will not perfect your dissenters' rights.

         Pursuant to the provisions of Sections 33-13-101 et seq. of the SCBCA, if the Amendment becomes effective, you will only be entitled to receive the fair value of your shares if you:

          o prior to the vote at the Special Meeting with respect to the approval of the Amendment, give us written notice of your intent to demand payment for your shares of our common stock (hereinafter referred to as "shares") if the Amendment becomes effective;

          o do not vote in favor of the Amendment, provided that a vote in favor of the Amendment cast by the holder of a proxy solicited by us will not disqualify a shareholder from demanding payment for his shares; and

          o    comply with the statutory requirements summarized below.

         If you perfect your dissenters' rights, you will receive the fair value of your shares determined as of immediately before the effective date of the Amendment.

         If you are a record shareholder, you may assert dissenters' rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify us in writing of the name and address of each person on whose behalf you are asserting dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder's other shares were registered in the names of different shareholders.

         If you are a beneficial owner of shares but do not hold your shares of record in your name, you may assert dissenters' rights as to shares held on your behalf only if you dissent with respect to all shares of which you are the beneficial shareholder or over which you have power to direct the vote, and you must notify us in writing of the name and address of the record shareholder of the shares, if known to you.

         Voting against the Amendment will not satisfy the written demand requirement. In addition to not voting in favor of the Amendment, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Amendment is effected. Such written notice should be addressed to GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention:
Corporate Secretary.

         If our shareholders approve the Amendment at the Special Meeting, we must deliver a written dissenters' notice (the "Dissenters' Notice") to all of our shareholders who have satisfied the foregoing requirements. The Dissenters' Notice must be sent within 10 days after the effective date of the Amendment and must:

          o state where and when dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

          o inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

          o supply a form for demanding payment that includes the date of the first announcement of the terms of the Amendment and requires the person asserting dissenters' rights (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) to certify whether or not he acquired beneficial ownership of the shares prior to the announcement date;

          o set a date by which we must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered) and set a date by which certificates for certificated shares must be deposited, which may not be earlier than 20 days after the demand date; and

          o be accompanied by a copy of Sections 33-13-101 et seq. of the SCBCA.

         A shareholder who receives the Dissenters' Notice must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date of announcement of the terms of the Amendment as set forth in the Dissenters' Notice, and deposit such holder's certificates in accordance with the terms of the Dissenters' Notice. Dissenting shareholders will retain all other rights of a shareholder until those rights are canceled or modified by effectiveness of the Amendment. A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the Dissenters' Notice, is not entitled to payment for his shares under Sections 33-13-101 et seq. of the SCBCA.

         We may restrict the transfer of uncertificated shares from the date we receive the demand for payment for them until the Amendment becomes effective or the restrictions are released as discussed below.

         Except as described below, we must upon the effective date of the Amendment, pay each dissenting shareholder who substantially complied with the payment demand and deposit requirements described above the amount we estimate to be the fair value of the shares, plus accrued interest. Our payment must be accompanied by:

          o our balance sheet, income statement and statement of changes in shareholders' equity as of the end of the fiscal year ending not more than 16 months before the date of payment, and interim financial statements, if any;

          o our estimate of the fair value of the shares and an explanation of how the fair value was calculated;

          o    an explanation of how the interest was calculated;

          o a statement of the dissenter's right to demand additional payment under the SCBCA; and

          o    a copy of Sections 33-13-101 et seq. of the SCBCA.

         If the Amendment does not become effective within 60 days after the date set for demanding payment and depositing share certificates, we must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. We must send a new Dissenters' Notice if the Amendment becomes effective after the return of certificates and repeat the payment demand procedure described above.

         A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of such holder's shares and the interest due, and may demand payment of such holder's estimate (less any payment made under the procedure described above) (the "Additional Payment"), if:

          o he or she believes that the amount we paid is less than the fair value of his or her shares or that we have calculated incorrectly the interest due;

          o we fail to make payment within 60 days after the date set for demanding payment; or

          o we, having failed to cause the Amendment to become effective, do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         A dissenting shareholder waives his or her right to demand the Additional Payment unless he or she notifies us of his or her demand in writing within 30 days after we make payment for his or her shares.

         If a demand for Additional Payment remains unsettled, we must commence a proceeding in the Court of Common Pleas of Greenville County, South Carolina, within 60 days after receiving the Additional Payment demand and must petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within those 60 days, we must pay each dissenting shareholder whose demand for Additional Payment remains unsettled the amount demanded. We are required to make all dissenting shareholders whose demands for Additional Payment remain unsettled parties to the proceeding and serve a copy of the petition upon each of them. The court may appoint appraisers to receive evidence and to recommend a decision on fair value. Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount we paid.

         The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against us, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court also may assess the fees and expenses of attorneys and experts for the respective parties against us if the court finds we did not substantially comply with the requirements of specified provisions of the SCBCA, or against either us or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the dissenters' rights provided by the SCBCA.

         If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against us, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. In a proceeding commenced by dissenters to enforce our statutory liability for our failure to commence an appraisal proceeding within the 60 day period described above, the court will assess costs of the proceeding and fees and expenses of dissenters' counsel against us and in favor of the dissenters.

         This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to Sections 33-13-101 et seq. of the SCBCA, included as Appendix B to this Proxy Statement. If you intend to dissent from approval of the Amendment, you should review carefully the text of Appendix B and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters' rights or any steps associated with perfecting dissenters' rights, except as indicated above or otherwise required by law.

Regulatory Requirements

         In connection with the Reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

          o filing of the amendment to our Articles of Incorporation with the South Carolina Secretary of State, in accordance with South Carolina law; and

          o complying with federal and state securities laws, including filing of this Proxy Statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

         The accounting treatment of the Reclassification will be in accordance with U.S. generally accepted accounting principles. For shares of common stock surrendered by dissenters, additional paid-in capital will be reduced by the amount paid for the shares.

Fees and Expenses

         We will be responsible for paying the Reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $100,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description                                                           Amount
-----------                                                           ------
Legal fees and expenses .....................................     $      75,000
Accounting fees and expenses ................................            10,000
Edgarization, printing and mailing costs ....................            15,000
                                                                  -------------
Total .......................................................     $     100,000

       We anticipate that these fees will be paid through cash-on-hand and, if needed, through dividends from our subsidiary, GrandSouth Bank.

              INFORMATION ABOUT THE SPECIAL MEETING OF SHAREHOLDERS

Time and Place

           We are furnishing this Proxy Statement to our shareholders in connection with our board's solicitation of proxies to be used at the Special Meeting and at any adjournments of that meeting. The Special Meeting is scheduled to be held at GrandSouth Bank, 381 Halton Road, Greenville, South Carolina 29607 at ____ local time, on ____________, 2009. Our telephone number is (864) 770-1000.

Record Date, Shares Outstanding, and Mailing Date

         You are only entitled to notice of and to vote at the Special Meeting if you were a record shareholder of our common stock on _____________, 2009 (the record date). On that date, ______________shares of our common stock, no par value per share were outstanding. Each share outstanding will be entitled to one vote upon each matter submitted at the meeting. We first mailed this proxy statement and the enclosed form of proxy to our shareholders on or about ___________, 2009.

Proposals to be Considered

           At the Special Meeting, shareholders will be asked to vote upon the following matters:

          1. Reclassification of Stock. An amendment to our articles of incorporation to reclassify certain of our shares of existing common stock into Series A Preferred Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

          2. Adjournment. To approve an adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Amendment.


          3. Other Business. To transact such other business as may properly come before the special meeting or any adjournment of the Special Meeting.


           The full text of the Amendment to our Articles of Incorporation is attached as Appendix A to this Proxy Statement.

Dissenters' Rights


           Shareholders are or may be entitled to assert dissenters' rights under Chapter 13 of the South Carolina Business Corporation Act if: (i) you do not vote in favor of the proposed amendment to our Articles of Incorporation,
 (ii) you elect to dissent, and perfect your dissenters' rights by complying with all procedural requirements of South Carolina law, (iii) the amendment to our Articles of Incorporation is approved by our shareholders, and (iv) we make the required filing to amend our Articles of Incorporation. A copy of Chapter 13 of the South Carolina Business Corporation Act is attached as Appendix B to this Proxy Statement. You must strictly comply with the requirements of Chapter 13 in order to exercise your dissenters' rights. Please read Chapter 13 of the South Carolina Business Corporation Act and the section entitled " Dissenters' Rights" beginning on page 38 of the Proxy Statement in their entirety for complete disclosure about your dissenters' rights.


Quorum

         A majority of the shares entitled to be voted at the Special Meeting constitutes a quorum. If a share is represented for any purpose at the Special Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Special Meeting.

         If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Please see also "Authorization to Adjourn."

Vote Required and Method of Counting Votes


         If a quorum is present at the Special Meeting, the Amendment will require the affirmative vote of two-thirds of our outstanding common stock, or at least 2,382,463 shares. Our directors and executive officers own approximately 31.8% of our outstanding shares, and they have indicated that they intend to vote their shares "FOR" the Amendment. If a quorum is present, all other matters that may be considered and acted upon at the Special Meeting, including the proposal to authorize adjournment of the meeting to allow time for further solicitation of proxies, will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter.


         Only shares affirmatively voted for approval of the Amendment, including proxies properly executed by shareholders of record that do not contain voting instructions, will be counted in favor of the proposal. A record shareholder's failure to execute and return a proxy card or otherwise to vote at the special meeting will have the same effect as a vote "AGAINST" the Amendment. If a record shareholder abstains from voting, the abstention will also have the effect of a vote "AGAINST" the Amendment. Additionally, failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote "AGAINST" the Amendment.

         Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy form, or such other document as your broker or other nominee instructs you to use if your shares are held in "street name," and return it promptly in the enclosed, postage-paid envelope.

Voting by Record Shareholders

         If you hold your shares of record in your own name, you can vote your shares by marking the enclosed proxy form, dating it, signing it, and returning it to us in the enclosed postage-paid envelope. If you are a shareholder of record and sign, date, and return your proxy card without indicating how you want to vote, your proxy will be voted "FOR" approval of the Amendment, and "FOR" approval of the proposal to authorize adjournment. If you are a shareholder of record, you can also attend the Special Meeting and vote in person.

Voting by Shareholders whose Shares are held in "Street Name"

         If you hold your shares in street name with a broker or other nominee, you can direct their vote by submitting voting instructions to your broker or nominee in accordance with the procedure on the voting card provided by your broker or nominee. If you hold your shares in street name, you may attend the Special Meeting, but you may not vote in person without a proxy appointment from a shareholder of record.

         Brokers or other nominees will not have the authority to vote shares they hold for you in street name on the Amendment unless you give them specific instructions on how to vote following the directions they have provided to you with this Proxy Statement. Although valid proxies submitted by brokers or other nominees that hold shares in street name as record owners and as to which no vote is marked (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Special Meeting for purposes of determining a quorum, the shares will not be voted on the Amendment, and will have the same effect as votes "AGAINST" the Amendment.

Revocation of Proxy by Record Shareholder

         If you hold your shares of record in your own name and execute and deliver a proxy, you may revoke the proxy at any time before it is voted by any of the following methods:

          o    by  mailing  or  delivering   written  notice  of  revocation  to
               GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary;

          o    by submitting a proxy having a later date;

          o by appearing at the meeting and giving notice of revocation to the corporate officers responsible for maintaining the list of shareholders; or

          o by giving notice of such revocation in open meeting of the shareholders.

         Written notice of your revocation of a proxy or delivery of a later dated proxy will be effective when we receive it. Your attendance at the Special Meeting will not in itself, constitute revocation of a proxy. However, if you are a record shareholder and desire to do so, you may attend the meeting and vote in person, in which case the proxy will not be used.

Revocation of Proxy by Shareholders whose Shares are held in "Street Name"

         If your shares are held in street name with a broker or other nominee you may change or revoke your proxy instructions only by submitting new voting instructions to the broker or other nominee in accordance with the procedures provided by the broker or other nominee.

Actions to be Taken by the Proxies

         Our Board of Directors selected the persons named as proxy agents on the enclosed proxy form. When the form of proxy enclosed is properly executed and returned, the shares it represents will be voted at the meeting. In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. If you are a shareholder of record and you return a properly executed proxy card that does not contain voting instructions, the proxy agents will vote your shares "FOR" approval of the Amendment to our Articles of Incorporation, and "FOR" approval of the proposal to authorize adjournment. Our Board of Directors is not aware of any other matters that may be presented for action at the Special Meeting of Shareholders, but if other matters do properly come before the meeting, the persons named in the proxy intend to vote on such matters in accordance with their best judgment.

Solicitation of Proxies

         Proxies are being solicited by our board of directors, and we will pay all costs for such solicitation and other expenses associated with the Special Meeting. The only method of solicitation we currently plan to use, other than the mail, is personal contact, including by telephone, or other electronic means by our directors, officers and regular employees, who will not be specially compensated. We may, however, subsequently decide to use paid proxy solicitors if we determine it would be helpful to do so. We do not believe the cost of such solicitors would be significant. We intend to request that brokerage houses, nominees, fiduciaries and other custodians forward solicitation materials to beneficial owners of our common stock and obtain their voting instructions, if necessary, and we will reimburse them for their expenses.


Proposal No. 1:  Approval of the Reclassification of Shares


         Proposal No. 1 is the proposed Amendment to our Articles of Incorporation that will effect a reclassification of our capital stock through an exchange of shares of common stock for shares of Series A Preferred Stock as described more fully below. Our board of directors unanimously recommends that shareholders vote "FOR" Proposal No. 1 to amend the Company's Articles of Incorporation to effect the Reclassification.

         Proposal No. 1 provides for the reclassification of some shares of the Company's common stock into shares of Series A Preferred Stock. Shareholders owning fewer than 2,001 shares of the Company's common stock will receive one share of Series A Preferred Stock for each share of common stock they own at the close of business on the effective date of the Reclassification, which is the date on which articles of amendment containing the proposed Amendment to our Articles of Incorporation are filed with the Secretary of State of South Carolina. All other shares of common stock will remain outstanding.


Determination of Shares "Held of Record"


         Shareholders who are the "record holders" of fewer than 2,001 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock they own on the effective date of the Reclassification. A record holder of 2,001 or more shares will be unaffected. Because SEC rules require that we count "record holders" for purposes of determining our reporting obligations, Proposal No. 1 is based on the number of shares held of record without regard to the ultimate control of the shares.


         A shareholder "of record" is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds four separate certificates (for example, individually, as a joint tenant with someone else, as trustee, and in an IRA), those certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. Similarly, shares held by a broker in "street name" on a shareholder's behalf are held of record by the broker.


         As a result, a single shareholder with 2,001 or more shares held in various accounts could receive Series A Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 2,001 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 2,001 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a "street name" account with a holder holding at least 2,001 shares. Additionally, a shareholder who holds fewer than 2,001 shares of common stock in "street name" may be unaffected by the Reclassification if the broker holds an aggregate of 2,001 or more shares.


Implementation after the Special Meeting

         Legal Effectiveness

         As soon as practicable after the Special Meeting, provided that shareholders approve the Amendment to our Articles of Incorporation and provided that we have not received notice that a large number of shareholders dissents, we will file the Amendment with the South Carolina Secretary of State. The Reclassification will be effective upon the filing of the Amendment with the South Carolina Secretary of State. After the Amendment has been filed with the South Carolina Secretary of State, we will send shareholders whose shares of common stock are being converted to Series A Preferred Stock a letter of transmittal that will inform those shareholders how to receive new stock certificates for their Series A Preferred Stock.


         Under South Carolina law, our board of directors is permitted to abandon the Reclassification after shareholder approval but prior to filing the Amendment to our Articles of Incorporation with the South Carolina Secretary of State. We have no plans to do so unless there are excessive numbers of shares exercising dissenters' rights or the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister. If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our Board of Directors to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.


         Upon consummation of the Reclassification, record shareholders owning less than 2,001 shares of our common stock at the effective time of the Reclassification will automatically have their stock holdings converted from common stock to Series A Preferred Stock on a one share for one share basis. Upon consummation of the Reclassification, record shareholders owning 2,001 or more shares of common stock prior to the Reclassification will retain those common shares after the Reclassification.


         Exchange of Certificates


         The letter of transmittal will provide the means by which shareholders will surrender their common stock certificates and obtain their Series A Preferred Stock. If certificates evidencing GrandSouth Bancorporation common stock have been lost or destroyed, we may, in our sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to us in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the board, indemnifying us and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact us as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal that will be sent to shareholders after the Reclassification becomes effective.

Proposal No. 2: To Authorize Adjournment to Solicit Additional Proxies


         Proposal No. 2 is a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Amendment to our Articles of Incorporation. Under South Carolina law, a shareholders meeting may be adjourned and reconvened one or more times to a later date for any reason. If the new time and place at which the meeting will be reconvened are announced at the meeting before the adjournment, no further notice of the reconvened meeting is required to be given unless the adjournment is for more than 120 days. Even if a quorum is not present, shareholders who are represented at a meeting may approve an adjournment of the meeting.

         If a quorum is not present at the special meeting, or if there are insufficient shares of our common stock represented at the special meeting, in person or by proxy, to vote on or to approve the Amendment, our management likely will propose to adjourn the meeting until a later date and time to allow time to solicit additional proxy cards needed to establish a quorum or additional votes needed to approve the Amendment. In that event, a proposal would be submitted to the shareholders represented at the special meeting to adjourn the meeting and reconvene it at a later date.

         Shareholders who sign a proxy card and return it to us will be authorizing the persons named as proxy agents to vote their shares according to the proxy agents' best judgment on matters incident to the conduct of the special meeting, including routine adjournments of the meeting. That authority will permit the proxy agents to vote shares in favor of an adjournment if a quorum is not present at the meeting, or if an adjournment is needed for most other purposes. However, that general authority may not permit the proxy agents to vote shares in favor of an adjournment for the purpose of soliciting additional votes needed to approve the Amendment. Therefore, a separate proposal is included in the proxy card which accompanies this proxy statement in which you are asked to give instructions to the proxy agents on how your shares should be voted in the event a proposal is submitted to adjourn the meeting to allow additional time to solicit votes needed to approve the Amendment.

         If you vote in favor of this proposal, you will authorize the proxy agents to vote your shares in favor of one or more adjournments of the special meeting for up to a total of 120 days, if necessary, to allow additional time to solicit votes needed to approve the Amendment. The general authority given to the proxy agents in your proxy card to vote your shares on matters incident to the conduct of the special meeting will authorize them to vote your shares according to their best judgment on adjournments for any other reason.

         Our board of directors recommends that you vote "FOR" the proposal to authorize adjournment of the special shareholders' meeting to allow time, if needed, for the further solicitation of proxies to approve the Amendment.

                          DESCRIPTION OF CAPITAL STOCK

          The summary descriptions of our equity securities set forth below are qualified in their entirety by reference to our Articles of Incorporation, as amended.

Common Stock

         We currently have 20,000,000 shares of authorized voting common stock, no par value per share. As of the record date, we had 550 registered shareholders of record and 3,573,695 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.

Rights to dividends

         We paid dividends in the annual amount of $0.08 per share to all holders of common stock in 2006, 2007 and 2008, and $0.04 per share to date in 2009. The holders of our common stock are entitled to dividends when, as, and if declared by our Board of Directors out of funds legally available for dividends. The payment of any such dividends is subject to the rights granted to holders of the shares of the Series T Preferred Stock, the Series W Preferred Stock, and the Series A Preferred Stock to be issued in the Reclassification, discussed below, as well as to the holders of our junior subordinated debt. We are not required to pay any dividends on our common stock. No dividend can be paid to the holders of the common stock if we have deferred interest payments on our junior subordinated debt or are in arrears with respect to dividend payments on our Series T and Series W Preferred Stock and unless dividends are also paid to the holders of the Series A Preferred Stock. Under South Carolina law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.


         For additional information regarding the ability of the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to "Market Price of GrandSouth Bancorporation Common Stock and Dividend Information - Dividends" on page 56.


General voting rights and requirements


         The holders of our common stock have general voting control over the Company. All of our directors are elected annually by a plurality of the votes cast by shares present and entitled to vote at a meeting at which a quorum is present. We do not have a classified board. Except for such greater voting requirements as may be required by law or our articles of incorporation and except for the election of directors, all other matters acted upon by the shareholders will be approved if a quorum is present and the number of shares voted in favor of the matter exceeds the number of shares voted against the matter. Our common stock does not have cumulative voting rights. In the event the Series A Preferred Stock is entitled to vote, the common stock votes together with the Series A Preferred Stock unless the matter being voted on would change certain of the rights of the Series A Preferred Stock in which case it would vote as a separate group. The Series T and Series W Preferred Stock have a limited right to vote to elect two additional directors if our dividend payments with respect to those series have not been made for six quarters, as well as in certain situations involving changes in the rights of those series.

Rights upon liquidation

         In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, then to the liquidation value of any outstanding Series T and Series W Preferred Stock ($1,000.00 plus unpaid dividends per share), and then pro rata to the holders of our common stock and holders of Series A Preferred Stock.

No Preemptive Rights

         Our shareholders do not have preemptive rights with respect to the issuance of additional shares, options or rights to any class of our stock. As a result, the directors may sell additional authorized shares of our common stock without first offering them to existing shareholders and giving them the opportunity to purchase sufficient additional shares to prevent dilution of their ownership interests.

Conversion; Redemption; Sinking Fund

         None of our common stock is convertible, has any redemption rights or is entitled to any sinking fund.

Preferred Stock

         Our Articles of Incorporation authorize us to issue up to 20,000,000 shares of preferred stock in one or more series with such preferences, limitations and relative rights as our board of directors may determine. Our Board of Directors has previously designated 9,000 shares of our preferred stock as Series T, 451 shares as Series W, and 500,000 shares as Series A. All 9,000 shares of the Series T Preferred Stock and 450 shares of the Series W Preferred Stock have been issued to the U. S. Department of the Treasury and are currently outstanding. The amendment to our Articles of Incorporation that you will consider at the Special Meeting will provide for the reclassification of shares of common stock held by shareholders who own less than 2,001 shares of common stock into shares of Series A Preferred Stock. The Reclassification will be made on the basis of one share of Series A Preferred Stock for each share of common stock held.

         As to the remaining authorized shares of Series A Preferred Stock and the remaining preferred stock which will not be issued in the Reclassification, our Board of Directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock for such consideration as our Board of Directors may determine; provided, however, the affirmative vote of 66?% of any then outstanding Series T and Series W Preferred Stock would be required to authorize issuance of any shares that would rank senior to the Series T and Series W Preferred Stock.

         Although our Board of Directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Series A Preferred Stock or other authorized preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests, or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Series T Preferred Stock

General

         We have authorized and issued 9,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T ("Series T Preferred Stock"). Those shares are fully paid and nonassessable.

Rank

         The Series T Preferred Stock ranks senior to the common stock, the Series A Preferred Stock, and to all other classes of equity securities of the Company, other than any other series of preferred stock or classes or class of equity securities that we subsequently issue ranking on a parity with, or senior to the Series T Preferred Stock (which includes the Series W Preferred Stock discussed below). The relative rights and preferences of the Series T Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series of preferred stock and equity securities designated by our Board of Directors, but only if issuance of such securities is approved by the holder or holders of 66?% of any Series T Preferred Stock and Series W Preferred Stock then outstanding, voting as a group. The Series T Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes, debentures and our outstanding junior subordinated debentures.

Dividend Rights

         Holders of Series T Preferred Stock are entitled to receive annual dividends equal to 5% of the redemption value of the Series T Preferred Stock. After the fifth anniversary of the issuance of the Series T Preferred Stock the annual dividend rate increases from 5% to 9%. The dividends are payable in quarterly installments and unpaid dividends on the Series T Preferred Stock will accumulate to future periods, will compound, and will represent a contingent liability. Under South Carolina law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities. Further, our Series T Preferred Stock imposes restrictions on our ability to pay cash dividends on our common stock and Series A Preferred Stock if payments of interest or dividends have not been made as scheduled. Likewise, our junior subordinated debt restricts our ability to pay dividends on any of our series of preferred stock and our common stock if scheduled interest payments have not been made as scheduled.


         For additional information regarding the ability of the Company and the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to "Market Price of GrandSouth Bancorporation Common Stock and Dividend Information - Dividends" on page 56.


Voting Rights

         Holders of Series T Preferred Stock have no general voting rights except as described below. If the Company is in arrears as to six quarterly dividend payments, the Series T Preferred Stock, voting as a group with the Series W Preferred Stock, has the right to elect two additional directors to our Board of Directors. Holders of the Series T Preferred Stock, voting as a group with the Series W Preferred Stock, have the right to vote with respect to (i) authorization of any class of stock ranking senior to the Series T and Series W Preferred Stock; (ii) any amendment to the Articles of Incorporation that would adversely affect the Series T and Series W Preferred Stock; and (iii) any share exchange, reclassification, merger, or consolidation that would adversely affect the Series T and Series W Preferred Stock. The vote required for any such transaction would be 66?% of such shares outstanding. The Series T and Series W Preferred Stock are also entitled to vote on other matters required by law. On those matters on which the holders of the Series T Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Series T Preferred Stock vote together with the holders of the Series W Preferred Stock on matters to which they are entitled to vote.

Liquidation Rights

         In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series T Preferred Stock are entitled, after the payment of all of the Company's debt and other obligations, to a distribution equal to $1,000 plus any accrued but unpaid dividends per share prior to any distribution of assets of the Company to the holders of our common stock or our Series A Preferred Stock.

Preemptive or Anti-Dilutive Rights

         Holders of Series T Preferred Stock do not have any preemptive rights to purchase any additional shares of Series T Preferred Stock or shares of any other class of our capital stock that may be issued in the future or any protection from having their interest in the Company economically diluted through the issuance of additional shares of stock.

Redemption

         The Series T Preferred Stock may not be redeemed for a period of three years from the date of issue, except with the proceeds from one or more cash sales of common or preferred stock that qualify as and may be included in our Tier 1 capital, which sales result in aggregate gross proceeds to us of not less than $2,250,000. After the third anniversary of the date of issue, the Senior Preferred Stock may be redeemed, in whole or in part, at any time and from time to time, at our option. All redemptions of the Senior Preferred Stock will be at $1,000 per share, plus any accrued and unpaid dividends, and will be subject to the approval of the Federal Reserve.

Conversion; Sinking Fund

         The Series T Preferred Stock is not convertible or subject to any sinking fund, or other similar provisions.

Series W Preferred Stock

General

         We have authorized 451 shares and issued 450 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series W ("Series W Preferred Stock"). The issued shares are fully paid and nonassessable. The terms of this series of preferred stock are nearly identical to the terms of the Series T Preferred Stock, except that the Series W Preferred Stock pays cumulative dividends at a rate of 9% per year, may not be redeemed while any shares of the Series T Preferred Stock are outstanding, and may not be redeemed within the first three years of issuance except with proceeds from one or more cash sales of our common or preferred stock that qualify as and may be included in our Tier 1 capital, which sales result in gross proceeds to us of not less than $112,500.

Series A Preferred Stock

General


         We have  authorized  500,000  shares of no par value Series A Preferred
Stock.   The  shares  of  Series  A   Preferred   Stock  to  be  issued  in  the
Reclassification will be fully paid and nonassessable.


Rank


         The Series A Preferred Stock is subordinate to the liquidation and dividend preferences of our Series T Preferred Stock and Series W Preferred Stock. With respect to dividend rights only, the Series A Preferred Stock ranks senior to the common stock and to all other classes and series of equity securities of the Company, other than any other classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the Series A Preferred Stock, as to dividend rights. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities designated by our Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes, debentures, and our outstanding junior subordinated debentures.


Dividend Rights


         In the event that dividends are paid on our common stock, holders of Series A Preferred Stock will be entitled to a preference in the distribution of dividends, and will receive out of any assets of the Company legally available therefor, dividends in a per share amount equal to 105% of the cash dividends declared on our common stock prior to payment of any dividend to holders of our common stock. We are not required to pay any dividends on the Series A Preferred Stock if we do not declare dividends on our common stock. Declaration and payment of dividends on our common stock is solely within the discretion of our Board of Directors. Dividends on the Series A Preferred stock will not cumulate, and will not accumulate to future periods, and will not represent a contingent liability. Under South Carolina law, dividends may be legally declared or paid by the Company only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities. Further, pursuant to their respective terms, our junior subordinated debt and our Series T and Series W Preferred Stock impose restrictions on our ability to pay dividends on our common stock and

Series A Preferred Stock if payments of interest or dividends have not been made as scheduled.

         For additional information regarding the ability of the Company and the Bank to pay dividends and the regulatory and statutory limitations on that ability, please refer to "Market Price of GrandSouth Bancorporation Common Stock and Dividend Information - Dividends" on page 56.


Voting Rights


         Holders of Series A Preferred Stock have no general voting control over the Company and will be entitled to vote only on a "change of control" of the Company, and as otherwise required by law. The Articles of Amendment define "change of control" as the consummation of (i) a merger, share exchange, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination, or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. On those matters on which the holders of the Series A Preferred Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders' meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Series A Preferred Stock vote together with the holders of common stock on matters on which they are entitled to vote.


Liquidation Rights

         Holders of Series A Preferred Stock are entitled to a distribution of assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, on the same basis as the holders of common stock.

Preemptive  Rights

         Holders of Series A Preferred Stock do not have any preemptive rights to purchase any additional shares of Series A Preferred Stock or shares of any other class of our capital stock that may be issued in the future or any protection from having their interest in the Company economically diluted through the issuance of additional shares of stock.


Conversion Rights on Change of Control

         The shares of Series A Preferred Stock are automatically converted to shares of common stock at a one-for-one ratio upon effectiveness of a change in control of the Company, and will receive the same per share consideration as the common stock in any such transaction. The shares are not convertible otherwise.


Redemption; Sinking Fund

         The  Series  A  Preferred   stock  is  not  subject  to  any  mandatory
redemption, sinking fund, or other similar provisions.

Additional Rights of our Common Stock and Preferred Stock

Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution


         Our Articles of Incorporation provide that, with respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, of our property and assets, with or without the good will, or any resolution to dissolve us, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of our full Board of Directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of our outstanding shares. If at least two-thirds of the full Board of Directors approves any such plan or resolution, the plan or resolution need only be approved by the affirmative vote of holders of two-thirds of our outstanding shares. Consequently, unless two-thirds of our directors favor such a plan or resolution, it may be very difficult to effect any such transaction. Under certain circumstances as set forth in the South Carolina Business Corporation Act, separate voting and approval by separate series and classes of shares would be required to approve such transactions.


Statutory Matters

         Business Combination Statute. The South Carolina Business Combinations Statute provides that a 10% or greater shareholder of a resident domestic corporation cannot engage in a "business combination" (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation's board of directors before the 10% shareholder's share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. The law is very broad in its scope and is designed to inhibit unfriendly acquisitions but it does not apply to corporations whose articles of incorporation contain a provision electing not to be covered by the law. Our Articles of Incorporation do not contain such a provision. An amendment of our Articles of Incorporation to that effect would, however, permit a business combination with an interested shareholder although that status was obtained prior to the amendment. Ordinarily, this statute would only apply to us as long as we continue to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934. However, we have specifically elected in our Articles of Incorporation to make the provisions of the statute applicable to us whether or not we have a class of securities so registered.

         Control Share Acquisitions. The South Carolina law also contains provisions that, under certain circumstances, would preclude an acquiror of the shares of a South Carolina corporation who crosses one of three voting thresholds (20%, 33-1/3% or 50%) from obtaining voting control with respect to such shares unless a majority in interest of the disinterested shareholders of the corporation votes to accord voting power to such shares.

         The legislation provides that, if authorized by the articles of incorporation or bylaws prior to the occurrence of a control share acquisition, the corporation may redeem the control shares if the acquiring person has not complied with certain procedural requirements (including the filing of an "acquiring person statement" with the corporation within 60 days after the control share acquisition) or if the control shares are not accorded full voting rights by the shareholders. We are not authorized by our Articles of Incorporation or Bylaws to redeem control shares.


         The Control Share Acquisitions Act only applies to us as long as we have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.


Transactions Involving Our Securities.

         During the past 60 days, we have not engaged in any transactions with respect to any of our securities, and none of our directors or executive officers has engaged in any such transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the ordinary course of its business, our Bank makes loans to, accepts deposits from, and provides other banking services to our directors, officers, principal shareholders, their associates and members of such persons' immediate families. Loans are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Rates paid on deposits and fees charged for other banking services, and other terms of these transactions, are also the same as those prevailing at the time for comparable transactions with other persons. The aggregate dollar amounts of such loans outstanding at December 31, 2008 and 2007 were $3,963,000 and $2,427,000, respectively. None of such loans has been on non-accrual status, 90 days or more past due, or restructured at any time. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with directors, officers, principal shareholders, their associates, and members of such persons' immediate families.

         From time to time, we may also enter into other types of business transactions or arrangements for services with our directors, officers, principal shareholders, or their associates and members of their immediate families. These types of transactions or services might include, among others, leases of real property and legal services. We would usually only enter into such arrangements if we determine that the prices or rates offered are comparable to those available to us from unaffiliated third parties. We do not have written policies or procedures with respect to such transactions.

         We lease a lot at the corner of South Main Street and East Knight Street in Fountain Inn, South Carolina. The lot is leased for 20 years for $9,000 a year from Blake P. Garrett, Jr., Trustee, with four five-year renewal options. Lease payments are subject to increase to reflect increases in the Consumer Price Index. Blake P. Garrett, Jr., is the brother of Mason Y. Garrett, Chairman of our Board of Directors, and the uncle of Harold E. Garrett, one of our directors. Blake P. Garrett, Jr., is trustee for the partnership which owns the property. Each of Baety O. Gross, Jr., and J. Calhoun Pruitt, Jr., who are both our directors, from time to time provide legal services to us, and we expect them to continue to do so in the future.

         During 2007, our Chief Executive Officer and Chairman of our Board purchased from our Bank a 100% participation in two nonaccrual loans of an unaffiliated borrower totaling $811,000. Our Bank has not made any commitments or entered into any other agreements that would make it contingently liable to repurchase the participated interest.


         As of September 30, 2009, GrandSouth Bancorporation has options outstanding to its directors, executive officers and employees to purchase up to 332,692 shares of common stock under the 1998 Stock Option Plan and the 2009 Stock Option Plan. The exercise prices of all options are not less than the fair market value of the common stock on the date of grant. Information about the number of options held by each of our directors and executive officers is set forth under "Information about GrandSouth and its Affiliates - Stock Ownership by Affiliates," beginning on page 58. Other than these options, neither GrandSouth Bancorporation nor any of its affiliates are party to any agreement, arrangement, or understanding, with respect to the securities of GrandSouth Bancorporation, including agreements with respect to the transfer or voting of securities, joint ventures, puts or calls, and the giving or withholding of proxies, consents or authorizations.


                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

          The following historical financial data is derived from, and qualified by reference to, GrandSouth Bancorporation's audited Consolidated Financial Statements and the Notes thereto, which are included in its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2009 and June 30, 2008, and incorporated by reference into and delivered with this Proxy Statement. You should read the selected financial data set forth below in conjunction with the foregoing financial statements and notes and in the context of "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the reports listed above. See Appendix C for this comprehensive financial information.

                                                                            As of and for the year           As of and for the
                                                                                    ended                       Six months
 (In thousands except per share data)                                            December 31,                  Ended June 30,
                                                                                 ------------                  --------------
                                                                             2008           2007            2009             2008
                                                                             ----           ----            ----             ----
Net interest income ...............................................   $     12,288    $     12,924    $      6,359     $      6,486
Provision for loan losses .........................................          2,880           1,045           1,850              715
Noninterest income ................................................            754             662             456              394
Noninterest expense ...............................................          8,082           8,162           4,167            4,237
Income taxes ......................................................            732           1,580             245              689
                                                                      ------------    ------------    ------------     ------------
Net earnings ......................................................          1,348           2,799             553            1,239

Deductions for amounts not available to common shareholders .......              -               -            (276)               -
                                                                      ------------    ------------    ------------     ------------
Net earnings available to common shareholders .....................          1,348           2,799             277            1,239

PER COMMON SHARE


Basic earnings per share ..........................................   $       0.39    $       0.83    $       0.08            $0.37
Diluted earnings per share ........................................           0.39            0.77            0.08             0.35
Cash dividends declared ...........................................           0.08            0.08            0.04             0.04
Book value ........................................................           6.82            6.64            6.52             6.90



AT PERIOD END
Loans, net ........................................................        297,523         259,786         303,341          284,632
Earning assets
Assets ............................................................        375,017         345,124         371,085          365,299
Deposits ..........................................................        310,885         305,639         296,829          301,042
Shareholders' equity ..............................................         24,356          22,467          32,767           23,318
Common shares outstanding .........................................          3,574           3,381           3,574            3,381


AVERAGE BALANCES
Loans .............................................................   $    282,857    $    250,024    $    306,129     $    271,835
Earning assets ....................................................   $    349,687    $    311,043    $    359,910     $    340,136
Assets ............................................................   $    365,317    $    326,367    $    374,503     $    355,369
Deposits ..........................................................   $    308,260    $    293,223    $    326,920     $    312,051
Shareholders' equity ..............................................   $     23,899    $     20,982    $     33,415     $     23,594
Weighted average shares outstanding ...............................      3,454,515       3,373,930       3,573,695        3,381,488
Ratio of earnings to fixed charges ................................          1.17X           1.31X           1.23X            1.30X
                                                                      ------------    ------------    ------------     ------------


KEY PERFORMANCE RATIOS
Return on average assets ..........................................           0.37%           0.86%           0.36%            0.79%
Return on average shareholders' equity ............................           5.64%          13.34%           4.03%           11.86%
Net interest margin ...............................................           3.51%           4.16%           3.56%            3.83%
Dividend payout ratio
Average equity to average assets ..................................           6.54%           6.43%           8.92%            6.64%

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated balance sheet as of June 30, 2009 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 (the "Pro Forma Statements of Operations"), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reclassification occurred at June 30, 2009, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Reclassification were consummated on January 1, 2008 in the case of the Statement of Operations for the year ended December 31, 2008 and on January 1, 2009 in the case of the six months ended June 30,

2009. The following  financial  statements do not reflect any  anticipated  cost
savings  that  may  be  realized  by  GrandSouth   after   consummation  of  the
Reclassification.

         The  pro  forma   information   does  not  purport  to  represent  what
GrandSouth's   results   of   operations   actually   would  have  been  if  the
Reclassification had occurred on any of the dates indicated above.

                            GRANDSOUTH BANCORPORATION
                      Pro Forma Consolidated Balance Sheet
                                  June 30, 2009
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                                                         Pro Forma
                                                                           Historical        Pro Forma Adjustment        Combined
                                                                           ----------        --------------------        --------
                                                                                             Debit       Credit
                                                                                             -----       ------
ASSETS
Cash and due from banks ............................................     $     9,847                                    $     9,747
                                                                                                       $  100(1)
Federal funds sold .................................................               -                                              -
                                                                         -----------                                    -----------
Cash and cash equivalents ..........................................           9,847                                          9,783
Certificates of Deposit ............................................           2,000                                          2,000
Securities available for sale ......................................          38,162                                         38,162
                                                                                                                        -----------
Other investments ..................................................           1,999                                          1,979
Loans, net .........................................................         303,341                                        303,341
Premises and equipment, net ........................................           4,648                                          4,648
Other assets .......................................................          11,088    $   36(1)                            11,124
                                                                         -----------                                    -----------
Total assets .......................................................     $   371,085                                    $   371,021
                                                                         ===========                                    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest bearing ...............................................     $    14,407                                    $    14,407
Interest bearing ...................................................         282,422                                        282,422
                                                                         -----------                                    -----------
Total deposits .....................................................         296,829                                        296,829

Accrued expenses and other liabilities .............................           3,742                                          3,742
Other borrowed funds ...............................................          37,747                                         37,747
                                                                         -----------                                    -----------

Total liabilities ..................................................         338,318                                        338,318

Shareholders' equity:
Series T Preferred Stock ...........................................           7,607                                          7,607
Series W Preferred Stock ...........................................           1,426                                          1,426
Series A Preferred Stock ...........................................               -                   $1,892(2)              1,892
Common stock .......................................................          19,997    $1,892(2)                            18,105
Retained earnings ..................................................           4,165    $   64(1)                             4,101

Accumulated other comprehensive income (loss) ......................            (428)                                          (428)
                                                                         -----------                                    -----------

Total shareholders' equity .........................................          32,767                                          32,704
                                                                         -----------                                     -----------

Total liabilities and shareholders' equity .........................     $   371,085                                     $   371,021
                                                                         ===========                                     ===========

Shares outstanding (common and preferred) ..........................       3,573,695                                       3,573,695
   Common ..........................................................       3,573,695                                       3,283,507
   Series A Preferred ..............................................               -                                         290,188
   Series T and Series W Preferred .................................           9,450                                           9,450

Adjustments

(1) Assumes cost of the transaction is $100,000 including filing, legal and other fees and costs.

(2) Assumes the issuance of 290,188 shares of Series A Preferred Stock, issued in exchange for 290,188 shares of common stock.

                            GRANDSOUTH BANCORPORATION
                   Pro Forma Consolidated Statements of Income
                      For the Year Ended December 31, 2008
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                       Historical          Pro Forma Adjustment         Pro Forma
                                                                       ----------          --------------------         ---------

Interest income ................................................        $ 24,643
Interest expense ...............................................         (12,355)
                                                                        --------
Net interest income ............................................          12,288

Provision for loan losses ......................................          (2,880)
Non-interest income ............................................             754
Non-interest expense ...........................................         (18,082)                (100)                    (8,182)
                                                                        --------                                        --------
                                                                                                                           1,980
Earnings before taxes ..........................................           2,080
Income tax expense .............................................            (732)                   36                      (696)
                                                                        --------                                        --------

Net income .....................................................        $  1,348                  (64)                  $  1,284
                                                                        ========                                        ========


Basic earnings per common share ................................        $   0.39                (0.02)                  $   0.37
Diluted earnings per common share ..............................        $   0.39                (0.02)                  $   0.37



                            GRANDSOUTH BANCORPORATION
                   Pro Forma Consolidated Statements of Income
                     For the Six Months Ended June 30, 2009
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                          Historical    Pro Forma Adjustment        Pro Forma
                                                                          ----------    --------------------        ---------

Interest income ....................................................     $   11,039
Interest expense ...................................................         (4,680)
                                                                         ----------
Net interest income ................................................          6,359

Provision for loan losses ..........................................         (1,850)
Non-interest income ................................................            456
Non-interest expense ...............................................         (4,167)           (100)                   (4,267)
                                                                         ----------                                ----------
Earnings before taxes ..............................................            798                                       698
Income tax expense .................................................           (245)             36                      (209)
                                                                         ----------                                ----------
Net income .........................................................     $      553             (64)               $      489
                                                                         ==========                                ==========
     Net amortization (accretion) ..................................            (43)                                      (43)
      Dividends declared and unpaid ................................           (233)                                     (233)
                                                                         ----------                                ----------
 Net income available to common shareholders .......................            277                                       213
                                                                         ----------                                ----------
Basic earnings per common share ....................................     $     0.08           (0.02)               $     0.06
Diluted earnings per common share ..................................     $     0.08           (0.02)               $     0.06

                    MARKET PRICE OF GRANDSOUTH BANCORPORATION
                      COMMON STOCK AND DIVIDEND INFORMATION

         The Company's common stock trades privately and over the counter and over the counter trades are reported on the OTC Bulletin Board (the "OTCBB") under the symbol "GRRB." Although trading in the Company's stock is limited (only 21,600 shares were reported traded in 2008 and only 17,100 have been reported to date in 2009), the following table shows the reported high and low bid prices of the Company's common stock reported by the OTCBB for the periods shown. The prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                                             Years ended December 31,
                                                                             ------------------------
                                                        2009                          2008                           2007
                                                        ----                          ----                           ----
                                                 Low           High           Low             High             Low             High
                                                 ---           ----           ---             ----             ---             ----
First Quarter ........................       $   4.05       $   6.00       $   10.00       $   11.00       $   16.75       $   19.05
Second Quarter .......................       $   4.90       $   6.00       $    9.00       $   10.75       $   12.00       $   17.00
Third Quarter ........................       $   3.10       $   4.90       $    5.00       $    9.75       $   11.02       $   12.20
Fourth Quarter .......................              -              -       $    4.05       $    8.00       $    9.50       $   12.00


         As of September 18, 2009, there were approximately 550 shareholders of the Company's common stock, excluding individual participants in security position listings.


         In each of 2008 and 2007, the Company paid cash dividends of $.08 per share, and has paid cash dividends of $.04 per share through June 30, 2009. The dividend policy of the Company, as well as the Bank, is subject to the discretion of their respective Boards of Directors and depends upon a number of factors, including earnings, financial condition, cash needs and general business conditions, as well as applicable regulatory considerations. South Carolina banking regulations restrict the amount of cash dividends that can be paid to the Company by the Bank, and all of the Bank's cash dividends to the Company are subject to the prior approval of the South Carolina Commissioner of Banking. See "Description of Capital Stock - Common Stock - Rights to Dividends" on page 46 for further information about limitations on our rights to pay dividends.


         Securities Authorized for Issuance Under Equity Compensation Plans

         We maintain stock option plans for the benefit of directors, officers and employees. The 2009 Stock Option Plan was adopted by the shareholders at the 2009 Annual Meeting of Shareholders, and reserves a total of 275,000 shares for issuance under the plan. The plan provides for the grant of both incentive stock options and non-qualified stock options. Options may be granted pursuant to the plan to persons who are directors, officers or employees of our Company or any subsidiary at the time of grant. The 1998 Stock Option Plan was originally adopted by the shareholders of GrandSouth Bank at the 1998 annual meeting of shareholders, and was assumed by us upon our acquisition of the Bank. The Plan was amended at the 2005 Annual Meeting of Shareholders to increase the number of shares of our common stock reserved for issuance under the plan. The 1998 Plan has terminated according to its terms, and no further options may be issued pursuant to it. However, options remain outstanding under the plan, which may be exercised until the earlier of ten years from the date of grant or such earlier date as is set forth in the option agreement.

         Prior Public Offerings and Stock Purchases

         We have not made an underwritten public offering of our common stock during the past three years, nor have we made any purchases of shares of our common stock during the past two years, although members of our Board of Directors and executive officers have made the following open market purchases since January 1, 2007 through August 25, 2009:


                                                                 Total # of           Price Range
                                                                   Shares             -----------           Avg. Price
Year                                                             Purchased         High        Low           Per Share
                                                                 ---------         ----        ---           ---------
2007:          First Quarter                                             0        $    -      $    -         $    -
               Second Quarter                                            0        $    -      $    -         $    -
               Third Quarter                                             0        $    -      $    -         $    -
               Fourth Quarter                                        2,200        $11.00      $10.50         $10.96

2008:          First Quarter                                             0        $    -      $    -         $    -
               Second Quarter                                            0        $    -      $    -         $    -
               Third Quarter                                             0        $    -      $    -         $    -
               Fourth Quarter                                        1,466        $ 7.00      $ 6.00         $ 6.49

2009:          First Quarter                                         1,806        $ 6.04      $ 5.06         $ 5.76
               Second Quarter                                          940        $ 6.07      $ 5.50         $ 5.80
               Third Quarter                                         1,412        $ 4.90      $ 4.03         $ 4.72

                 INFORMATION ABOUT GRANDSOUTH AND ITS AFFILIATES

Overview

         GrandSouth Bancorporation was incorporated in South Carolina in 2000 and became the bank holding company for GrandSouth Bank, a South Carolina state bank, in October 2000. GrandSouth Bank began general banking business in Greenville County, South Carolina in 1998. As of June 30, 2009, GrandSouth had $375.1 million in consolidated assets, $296.8 million in deposits and $32.8 million in shareholders' equity.

Directors and Executive Officers

          Set forth below are the names, ages and titles of our current directors, executive officers, and our Chief Financial Officer, who is not an executive officer, their present principal occupations and their business experience during the past five years. Each director is also a director of our subsidiary, GrandSouth Bank.

          During the last five years, none of our executive officers or directors has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens. The business address of each director or officer listed below is 381 Halton Road, Greenville, South Carolina 29607; telephone.(864) 770-1000. The individuals identified below and GrandSouth Bancorporation, collectively, constitute the "filing persons" under Rule 13e-3 of the Exchange Act with respect to this transaction.


                                                   Director
Name                                      Age       Since*        Business Experience During Past Five Years
------------------------------------- ----------  ---------   ----------------------------------------------------

Ronald K. Earnest                         55         1998     President and Chief Operating Officer, GrandSouth
                                                              Bancorporation, and President and Chief Executive
                                                              Officer of GrandSouth Bank

Harold E. Garrett                         40         1998     Owner, Garrett's Discount Golf Carts, Fountain
                                                              Inn, SC

John B. Garrett                           38          N/A     Chief Financial Officer and Senior Vice President,
                                                              GrandSouth Bancorporation and GrandSouth Bank

                                       57

Mason Y. Garrett                          66         1998     Chairman of the Board of Directors and Chief
                                                              Executive Officer, GrandSouth Bancorporation and
                                                              Grand South Bank

Michael L. Gault                          53         1998     Owner, Gault's Service Center, Fountain Inn, South
                                                              Carolina (food mart - service station)

Baety O. Gross                            61         1998     Attorney, Simpsonville, SC

S. Hunter Howard, Jr.                     55         2000     Corporate Advisory Partner, Scott McElveen, LLP,
                                                              Certified Public Accountants, since November,
                                                              2008; President and Chief Executive Officer, South
                                                              Carolina Chamber of Commerce, Columbia, South
                                                              Carolina, until October, 2008

S. Blanton Phillips                       40         2001     Owner and Chief Executive Officer, BPS, Inc.,
                                                              (temporary staffing firm)

J. Calhoun Pruitt, Jr.                    59         2006     Attorney, Pruitt and Pruitt, Anderson, South
                                                              Carolina
-------------------------------------

* Includes service as a director of GrandSouth Bank before we acquired the Bank on October 2, 2000.

         Harold E. Garrett and John B. Garrett are the sons of Mason Y. Garrett. Otherwise, none of our executive officers or directors is related by blood, marriage, or adoption in the degree of first cousin or closer to any other executive officer or director.

Stock Ownership by Affiliates

         The following table sets forth, as of September 16, 2009, the number and the percentage ownership of shares of our common stock beneficially owned by each of our current directors, executive officers, 5% shareholders, our Chief Financial Officer (who is not an executive officer), and by all of our directors, executive officers and Chief Financial Officer as a group.

         Information relating to beneficial ownership of our common stock is based upon "beneficial ownership" concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within 60 days from September 16, 2009.

         No change of control of the company has occurred and there are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of the company.

         The table also sets forth the number and approximate percentage of shares of our common stock that the persons named in the table would beneficially own after the effective date of the Reclassification on a pro forma basis, assuming 298,064 shares are exchanged for Series A Preferred Stock in the Reclassification and there are no changes in the named person's ownership between September 16, 2009 and the effective date of the Reclassification. The table reflects the number of shares of common stock beneficially owned both before and after Reclassification, as some of the affiliates' common stock will be converted to preferred stock after the Reclassification.

                                Number of Shares of
      Name of Beneficial            Common Stock                            Number of Shares of
            Owner                Beneficially Owned     Percentage of          Common Stock          Percentage of
       (and address of                 Before           Total Before        Beneficially Owned        Total After
          5% owners)              Reclassification    Reclassification    After Reclassification    Reclassification
          ----------              ----------------    ----------------    ----------------------    ----------------
Ronald K. Earnest                     233,200 (1)              6.4%                  233,200               7.0%
  381 Halton Road
  Greenville, S.C.

Harold E. Garrett                     144,304 (2)              4.0%                  144,304               4.4%
  Fountain Inn, S.C.

Mason Y. Garrett                      667,962 (3)             18.4%                  667,962              20.0%
  381 Halton Road
  Greenville, S. C.

John B. Garrett                       113,694 (4)              3.2%                  113,694               3.4%
  Greenville, S.C.

Michael L. Gault                       66,681 (5)              1.9%                   66,681               2.0%
  Fountain Inn, S.C.

Baety O. Gross, Jr.                    41,909 (6)              1.2%                   41,909               1.3%
  Simpsonville, S.C.

S. Hunter Howard, Jr.                  20,972 (7)                *                    20,972                 *
  Columbia, S.C.

S. Blanton Phillips                    16,274 (8)                *                    16,274                 *
  Simpsonville, S.C.

J. Calhoun Pruitt, Jr.                  2,100 (9)                *                     2,100                 *%
  Anderson, S.C.                     ________


All Directors and executive         1,307,096 (10)            36.6%                1,307,096              39.8%
officers as a group
(9 persons)
-------------------------------
* Less than one percent.

(1)  Includes currently exercisable options to purchase 68,729 shares.
(2) Includes 4,296 shares held by Mr. Garrett's wife as to which Mr. Garrett disclaims beneficial ownership; 2,223 shares held by Mr. Garrett as custodian for his daughter and 6,519 shares held by Mr. Garrett as custodian for his son; and currently exercisable options to purchase 4,400 shares. Of the total shares beneficially owned by Mr. Garrett, 113,100 are pledged as collateral.
(3) Includes currently exercisable options to purchase 68,729 shares; 175,062 shares owned by Mr. Garrett's wife, as to which Mr. Garrett disclaims beneficial ownership; 26,116 shares held by Mr. Garrett as custodian for his son; 2,223 shares held by Mr. Garrett as custodian for his step-daughter; and 61,492 shares held by Mr. Garrett as custodian for his brother. Of the total shares beneficially owned by Mr. Garrett, 152,265 are pledged as collateral.
(4) Includes currently exercisable options to purchase 10,550 shares; 2,019 shares owned by Mr. Garrett's wife, as to which Mr. Garrett disclaims beneficial ownership; and 8,514 shares held by Mr. Garrett as custodian for his sons. Of the total shares beneficially owned by Mr. Garrett, 67,436 are pledged as collateral.
(5) Includes currently exercisable options to purchase 4,400 shares; and 60,875 shares held by Mr. Gault's wife and children, as to which Mr. Gault disclaims beneficial ownership.
(6) Includes currently exercisable options to purchase 4,400 shares; and 19,061 shares held by Mr. Gross' wife and children, as to which Mr. Gross disclaims beneficial ownership.
(7)  Includes currently exercisable options to purchase 4,400 shares.
(8) Includes currently exercisable options to purchase 4,400 shares. Of the total shares beneficially owned by Mr. Phillips, 10,795 are pledged as collateral.
(9)  Includes  currently  exercisable  options to purchase  1,100  shares.
(10) Includes currently exercisable options to purchase 171,108 shares.

                              SHAREHOLDER PROPOSALS

         If you wish to submit proposals for the consideration of the shareholders at our 2010 Annual Meeting you may do so by sending them in writing to Ronald K. Earnest, President, GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607. If the Reclassification is not approved, you must send or deliver such written proposals in time for us to receive them prior to January 15, 2010, if you want us to include them, if otherwise appropriate, in our proxy statement and form of proxy relating to that meeting. If we do not receive notice of a shareholder proposal prior to March 31, 2010, the persons named as proxy agents in the proxy materials relating to the 2010 Annual Meeting will use their discretion in voting the proxies when the proposal is raised at that meeting. If the Reclassification is approved and becomes effective, we do not intend to include shareholder proposals in our proxy materials for the 2010 Annual Meeting.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We expect that representatives from Elliott Davis, LLC, Certified Public Accountants, our independent registered public accounting firm, will be present and available to answer appropriate questions at the Special Meeting, and will have the opportunity to make a statement if they desire to do so.

                                  OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

         We have not received any report, opinion or appraisal from an outside party that is related to the Reclassification.

Where You Can Find More Information

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings that may be obtained through the SEC's Internet Website (http://www.sec.gov).

         We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available from the SEC for inspection and copying as described above.

Information Incorporated by Reference

         In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. The following information is incorporated by reference in, and is being delivered to you with, this Proxy Statement:

                    o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 (without exhibits); and

                    o the following portions of our Annual Report to Shareholders, which are filed as a part of Exhibit 13 to our Form 10-K for the fiscal year ended December 31, 2008:

                    o    Report of Independent Registered Public Accounting Firm
                    o    Consolidated  Balance  Sheets at December  31, 2008 and
                         2007
                    o Consolidated Statements of Income for the years ended December 31, 2008, 2007 and 2006
                    o Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended December 31, 2008, 2007 and 2006
                    o Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006
                    o    Notes to Consolidated Financial Statements
                    o Management's Discussion and Analysis of Financial Condition and Results of Operations

         We have supplied all information contained in or incorporated by reference in this document relating to GrandSouth Bancorporation, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act's forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of receipt of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us (not including exhibits). You should direct your request to the following address: GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Ronald K. Earnest, President, (864) 770-1000.

               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

         IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON _________, _______, 2009

The Proxy Statement relating to the GrandSouth Bancorporation Special Meeting of Shareholders, and information being delivered with the Proxy Statement, are available via the Internet at: http://www.grandsouth.com.

                                   APPENDIX A

                               PROPOSED AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                          OF GRANDSOUTH BANCORPORATION
                                       AND
                        TERMS OF SERIES A PREFERRED STOCK


                     AMENDMENT TO ARTICLES OF INCORPORATION

         The Amendment to the Articles of Incorporation that our shareholders are being asked to vote on at the Special Meeting is as follows:

         The Articles of Incorporation of GrandSouth Bancorporation are hereby amended to add the following Article 7:

     7. Reclassification of Shares.

         (a) Class A Preferred Stock. At the effective time of the filing of the Articles of Amendment containing this amendment with the Secretary of State of South Carolina, each share of Common Stock outstanding at the effective time owned by a shareholder of record who owns less than 2,001 shares of Common Stock shall, by virtue of the filing of the Articles of Amendment and without any action on the part of the holders thereof, be reclassified as Class A Preferred Stock, on the basis of one share of Class A Preferred Stock per each share of Common Stock so reclassified, which shares of Class A Preferred Stock shall thereupon be duly issued and outstanding, fully paid and non-assessable.

          (b) Common Stock. Each share of Common Stock outstanding at such effective time owned by a shareholder of record who own 2,001 or more shares of such Common Stock shall not be reclassified and shall continue in existence as an outstanding share of Common Stock.

                        TERMS OF SERIES A PREFERRED STOCK
         (As stated in the amendment to the Articles of Incorporation of
                GrandSouth Bancorporation filed _________, 2009)

                  Pursuant to the provisions of Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988, as amended, and the Articles of Incorporation of GrandSouth Bancorporation, a series of Preferred Stock of the corporation is hereby created designated as Series A Preferred Stock consisting of 500,000 authorized shares, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

                  (1) No Par Value or Maturity. The Series A Preferred Stock shall have no par value or maturity.

                  (2) Rank. Except as otherwise provided herein, the Series A Preferred Stock, with respect to dividend rights, ranks senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Series A Preferred Stock, as to dividend rights. The Series A Preferred Stock is subordinate to the liquidation and dividend preferences of the Series T Preferred Stock and the Series W Preferred Stock. The relative rights and preferences of the Series A Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors. The Series A Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.


                  (3) Voting Rights. Except as provided by law, the holders of the Series A Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a Change of Control (as defined below). On those matters in which the holders of Series A Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series A Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the corporation, and shall be entitled to vote in such manner as provided by law. Except as provided by law, the holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single voting group, and not as a separate voting group.

                           The term "Change of Control" as used in this Article 3 shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the corporation with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding Common Stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation's assets.


                  (4) Dividend Rights. The holders of shares of Series A Preferred Stock shall be entitled to a preference in the distribution of dividends, when, as and if declared by the Board of Directors, and shall receive out of any assets of the corporation legally available therefor, dividends in a per share amount equal to 105% of that declared on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock; provided, however, that for purposes of this paragraph (4) only, stock dividends declared on the shares of Common Stock shall not be treated as dividends declared on the shares of the Common Stock. Dividends paid with respect to the shares of Series A Preferred Stock shall not be cumulative, and the corporation shall have the right to waive the declaration or payment of dividends. Any dividends waived by the corporation shall not accumulate to future periods and shall not represent a contingent liability of the corporation.


                  (5) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Series A Preferred Stock shall share ratably in the net assets of the Corporation with the holders of the Common Stock based on their respective number of shares, regardless of class or type, based on an assumed conversion of the Series A Preferred Stock into shares of Common Stock on the basis of one for one, subject to the provisions of paragraph (7) below. Neither a Change of Control nor any purchase or redemption of stock of the corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this paragraph (5).

                  (6) Treatment upon a Change of Control. In the event of, and contingent upon the effectiveness of, a Change of Control, each outstanding share of Series A Preferred Stock shall automatically convert to one share of Common Stock of the corporation and receive the same consideration as each share of Common Stock outstanding immediately prior to the consummation of such Change of Control.


                  (7) Antidilution Adjustments. If, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend, the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the corporation or of any other corporation, appropriate adjustment shall be made by the Board of Directors of the corporation in the number, and relative terms, of the shares of Series A Preferred Stock.


                   (8) Notices. All notices required or permitted to be given by the corporation with respect to the Series A Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Preferred Stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice.

                  (9) Status of Reacquired Shares of Series A Preferred Stock. Shares of Series A Preferred Stock issued and reacquired by the corporation shall have the status of authorized and unissued shares of preferred stock, undesignated as to series, subject to later issuance.

                                   APPENDIX B

                                   CHAPTER 13

                               DISSENTERS' RIGHTS

                                    ARTICLE 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SECTION 33-13-101. Definitions.

In this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33 13 102 and who exercises that right when and in the manner required by Sections 33 13 200 through 33 13 280.

(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7)  "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

     (A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

          (1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by
               Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under
               Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

          (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

          (3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

          (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

               (i)  alters or abolishes a preferential right of the shares;

               (ii) creates,   alters,  or  abolishes  a  right  in  respect  of
                    redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

               (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

               (iv) excludes  or limits  the right of the  shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

               (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

          (5) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

          (6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to
               Section 33-11-113;

          (7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

          (B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

                                   ARTICLE 2.

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SECTION 33-13-200. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

     (1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

     (2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

     (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

     (4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

     (5)  be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders' payment demand.

(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to
     Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b)  The payment must be accompanied by:

     (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

     (3)  an explanation of how the interest was calculated;

     (4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

     (5)  a copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b)  To the extent the corporation  elects to withhold  payment under subsection
     (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

     (1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

     (2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

     (3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

                                   ARTICLE 3.

                          JUDICIAL APPRAISAL OF SHARES

SECTION 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within-sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
     Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

     (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d)  In a proceeding  commenced by  dissenters  to enforce the  liability  under
     Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

                                   APPENDIX C

                      INFORMATION INCORPORATED BY REFERENCE

o Quarterly Reports on Form 10-Q of GrandSouth Bancorporation for the quarters ended March 31, 2009 and June 30, 2009 (without exhibits); and

o The following portions of the GrandSouth Bancorporation Annual Report to Shareholders, which are filed as a part of Exhibit 13 to the Form 10-K for the fiscal year ended December 31, 2008:

     o Management's Discussion and Analysis of Financial Condition and Results of Operations
     o    Report of Independent Registered Public Accounting Firm
     o    Consolidated Balance Sheets at December 31, 2008 and 2007
     o Consolidated Statements of Income for the years ended December 31, 2008, 2007 and 2006
     o Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income for the years ended December 31, 2008, 2007 and 2006
     o Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006
     o    Notes to Consolidated Financial Statements

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2009

                                       OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD
                    FROM ________________ TO _______________.

                        Commission File Number: 000-31937


                            GRANDSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)


                   Incorporated in the State of South Carolina
                I.R.S. Employer Identification Number 57-1104394


                      381 Halton Road, Greenville, SC 29607
                    (Address of Principal Executive Offices)


                                 (864) 770-1000
              (Registrant's Telephone Number, including Area Code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
[X] Yes  [ ] No

     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
[ ] Yes  [ ] No  (Not yet applicable to the Registrant)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
   (Check one):

   Large accelerated filer   [ ]                Accelerated filer   [ ]

   Non-accelerated filer     [ ]                Smaller reporting company   [X]
   (Do not check if a smaller reporting company)

     Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
[ ] Yes    [X]   No

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. Common Stock - No Par Value, 3,573,695 Shares Outstanding on May 11, 2009

                            GRANDSOUTH BANCORPORATION

                                    FORM 10-Q

                                      Index

PART I.  FINANCIAL INFORMATION                                                                 Page

Item 1.           Financial Statements

                  Consolidated Balance Sheets ...............................................    3
                  Consolidated Statements of Income .........................................    4
                  Consolidated Statements of Changes in Shareholders' Equity
                           and Comprehensive Income .........................................    5
                  Consolidated Statements of Cash Flows .....................................    6
                  Notes to Unaudited Consolidated Financial Statements ......................    7

Item 2.           Management's Discussion and Analysis of Financial Condition
                      and Results of Operations .............................................    12

Item 3.           Quantitative and Qualitative Disclosures About Market Risk ................    19

Item 4T. Controls and Procedures ............................................................    20

PART II. OTHER INFORMATION

Item 4.           Submission of Matters to a Vote of Security Holders .......................    20

Item 6.           Exhibits ..................................................................    20

SIGNATURES ..................................................................................    21

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements
GRANDSOUTH BANCORPORATION
Consolidated Balance Sheets

                                                                                                      (Unaudited)
                                                                                                       March 31,        December 31,
                                                                                                           2009              2008
                                                                                                           ----              ----
                                                                                                             (Dollars in thousands)
Assets
     Cash and due from banks ..................................................................         $   3,687          $   2,329
     Interest bearing transaction accounts with other banks ...................................             5,188              8,453
     Federal funds sold .......................................................................                 -                429
                                                                                                        ---------          ---------
         Cash and cash equivalents ............................................................             8,875             11,211
     Certificates of deposit with other banks .................................................             2,000              2,000
     Securities available-for-sale ............................................................            45,211             47,378
     Other investments, at cost ...............................................................             2,045              1,926
     Loans, net of allowance for loan losses $3,770 for 2009 and
         $4,110 for 2008 ......................................................................           301,237            297,523
     Premises and equipment, net ..............................................................             4,698              4,744
     Bank owned life insurance ................................................................             4,994              4,944
     Assets acquired in settlement of loans ...................................................             1,345                674
     Interest receivable ......................................................................             2,132              2,077
     Deferred income taxes ....................................................................               748              1,033
     Goodwill .................................................................................               737                737
     Other assets .............................................................................               946                770
                                                                                                        ---------          ---------
            Total assets ......................................................................         $ 374,968          $ 375,017
                                                                                                        =========          =========

Liabilities
     Deposits
         Noninterest bearing ..................................................................         $  14,511          $  15,331
         Interest bearing .....................................................................           290,466            295,554
                                                                                                        ---------          ---------
            Total deposits ....................................................................           304,977            310,885
     Short-term Federal Home Loan Bank advances ...............................................             2,000                  -
     Long-term Federal Home Loan Bank advances ................................................            24,000             29,000
     Junior subordinated debentures ...........................................................             8,247              8,247
     Interest payable .........................................................................               538                639
     Other liabilities ........................................................................             2,234              2,073
                                                                                                        ---------          ---------
            Total liabilities .................................................................           341,996            350,844
                                                                                                        ---------          ---------

Shareholders' equity
     Preferred stock, Series T - $1,000 per share liquidation preference; issued and oustanding - 9,000 at March 31, 2009 and
         none at December 31, 2008 ............................................................             7,531                  -
     Preferred stock, Series W - $1,000 per share liquidation preference;
         issued and oustanding - 450 at March 31, 2009 and
         none at December 31, 2008 ............................................................             1,479                  -
     Common stock - no par value; 20,000,000 shares authorized;
         issued and outstanding - 3,573,695 at March 31, 2009 and
         3,573,695 at December 31, 2008 .......................................................            19,969             19,940
     Retained earnings ........................................................................             4,200              3,970
     Accumulated other comprehensive income (loss) ............................................              (207)               263
                                                                                                        ---------          ---------
            Total shareholders' equity ........................................................            32,972             24,173
                                                                                                        ---------          ---------

            Total liabilities and shareholders' equity ........................................         $ 374,968          $ 375,017
                                                                                                        =========          =========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Income

                                                                                                                   (Unaudited)
                                                                                                                Three Months Ended
                                                                                                                     March 31,
                                                                                                                2009           2008
                                                                                                                -----          ----
                                                                                                              (Dollars in thousands,
                                                                                                                 except per share)
Interest income
     Loans, including fees ...........................................................................         $4,840         $5,771
     Investment securities
         Taxable .....................................................................................            449            617
         Nontaxable ..................................................................................            137            141
     Dividends .......................................................................................              -             14
     Other, principally federal funds sold ...........................................................             47             48
                                                                                                               ------         ------
         Total interest income .......................................................................          5,473          6,591
                                                                                                               ------         ------
Interest expense
     Deposits ........................................................................................          2,168          3,138
     Federal Home Loan Bank advances .................................................................            227             80
     Junior subordinated debt ........................................................................             69            137
                                                                                                               ------         ------
         Total interest expense ......................................................................          2,464          3,355
                                                                                                               ------         ------
Net interest income ..................................................................................          3,009          3,236
Provision for loan losses ............................................................................            600            255
                                                                                                               ------         ------
Net interest income after provision for loan losses ..................................................          2,409          2,981
                                                                                                               ------         ------
Noninterest income
     Service charges on deposit accounts .............................................................            124            110
     Other income ....................................................................................            100             76
                                                                                                               ------         ------
         Total noninterest income ....................................................................            224            186
                                                                                                               ------         ------
Noninterest expenses
     Salaries and employee benefits ..................................................................          1,297          1,356
     Occupancy and equipment .........................................................................            164            176
     Data processing .................................................................................            117            144
     Insurance expense ...............................................................................            110             66
     Professional services ...........................................................................            118            143
     Other expense ...................................................................................            240            330
                                                                                                               ------         ------
         Total noninterest expenses ..................................................................          2,046          2,215
                                                                                                               ------         ------
Income before income taxes ...........................................................................            587            952
Income tax expense ...................................................................................            216            340
                                                                                                               ------         ------
Net income ...........................................................................................            371            612
                                                                                                               ------         ------
Deductions for amounts not available to common shareholders:
     Net amortization (accretion) of preferred stock to liquidation preference value .................             20              -
     Dividends declared or accumulated on preferred stock ............................................            109              -
                                                                                                               ------         ------
Net income available to common shareholders ..........................................................         $  242         $  612
                                                                                                               ======         ======
Per share of common stock
     Net income available to common shareholders .....................................................         $ 0.07         $ 0.18
     Net income available to common shareholders, assuming dilution ..................................           0.07           0.17
     Cash dividends declared .........................................................................           0.02           0.02

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income

                                                                        (Unaudited)

                                                                                                           Accumulated
                                                            Shares of                                        Other
                                                             Common      Preferred    Common    Retained  Comprehensive
                                                              Stock        Stock       Stock    Earnings   Income (Loss)     Total
                                                              -----        -----       -----    --------   -------------     -----
                                                                         (Dollars in thousands, except per share)

Balance, January 1, 2008, previously reported ...........   3,381,488   $       -   $  19,200   $   3,083    $     184    $  22,467
Correction of accounting error (Note 4) .................           -           -           -        (183)           -         (183)
                                                            ---------   ---------   ---------   ---------    ---------    ---------
Balance January 1, 2008, as corrected ...................   3,381,488           -      19,200       2,900          184       22,284
Comprehensive income:
     Net income .........................................           -           -           -         612            -          612
                                                                                                                          ---------
     Unrealized holding gains and losses
       on available-for-sale securities
       arising during the period, net of
       income taxes of $76 ..............................           -           -           -           -          146          146
                                                                                                                          ---------
         Total other comprehensive income ...............           -           -           -           -            -          146
                                                                                                                          ---------
           Total comprehensive income ...................           -           -           -           -            -          758
                                                                                                                          ---------
Share-based compensation ................................           -           -          34           -            -           34
Cash dividend declared on common stock,
     $.02 per share .....................................           -           -           -         (68)           -          (68)
                                                            ---------   ---------   ---------   ---------    ---------    ---------
Balance, March 31, 2008 .................................   3,381,488   $       -   $  19,234   $   3,444    $     330    $  23,008
                                                            =========   =========   =========   =========    =========    =========



Balance, January 1, 2009 ................................   3,573,695   $       -   $  19,940   $   3,970    $     263    $  24,173
                                                                                                                          ---------
Comprehensive income:
     Net income .........................................           -           -           -         371            -          371
                                                                                                                          ---------
     Unrealized holding gains and losses
       on available-for-sale securities
       arising during the period, net of
       income taxes of $242 .............................           -           -           -           -         (470)        (470)
                                                                                                                          ---------
         Total other comprehensive income ...............           -           -           -           -            -         (470)
                                                                                                                          ---------
           Total comprehensive income ...................           -           -           -           -            -          (99)
                                                                                                                          ---------
Issuance of preferred stock .............................           -       8,990           -           -            -        8,990
Cash dividends declared on preferred stock ..............           -           -           -         (49)           -          (49)
Net accretion (amortization) of preferred stock .........           -          20           -         (20)           -            -
Share-based compensation ................................           -           -          29           -            -           29
Cash dividend declared on common stock,
     $.02 per share .....................................           -           -           -         (72)           -          (72)
                                                            ---------   ---------   ---------   ---------    ---------    ---------
Balance, March 31, 2009 .................................   3,573,695   $   9,010   $  19,969   $   4,200    $    (207)   $  32,972
                                                            =========   =========   =========   =========    =========    =========





The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows

                                                                                                                 (Unaudited)
                                                                                                             Three Months Ended
                                                                                                                   March 31,
                                                                                                            2009              2008
                                                                                                            ----              ----
                                                                                                            (Dollars in thousands)
Operating activities
      Net income ...............................................................................         $    371          $    612
      Adjustments to reconcile net income to net
           cash provided by operating activities
                Provision for loan losses ......................................................              600               255
                Depreciation ...................................................................               75                82
                Securities accretion and premium amortization ..................................             (250)               (7)
                Gain on sale of premises and equipment .........................................              (15)              (14)
                (Gain) loss on sale of assets acquired in settlement of loans ..................               (9)               53
                Increase in cash surrender value of bank owned life insurance ..................              (50)              (46)
                (Increase) decrease in other assets ............................................             (231)              486
                Increase (decrease) in acrued expenses and other liabilities ...................               60              (216)
                Increase (decrease) in deferred tax assets .....................................              527                (4)
                Share-based compensation .......................................................               29                34
                                                                                                         --------          --------
                     Net cash provided by operating activities .................................            1,107             1,235
                                                                                                         --------          --------

Investing activities
      Purchases of securities available-for-sale ...............................................                -              (959)
      Principal paydowns of available-for-sale mortgage-backed
           investment securities ...............................................................            1,705             1,225
      Maturities and calls of securities available-for-sale ....................................                -             3,000
      Proceeds from redemptions of other investments ...........................................              225                 -
      Purchases of other investments ...........................................................             (344)             (306)
      Net increase in loans made to customers ..................................................           (5,523)           (6,037)
      Purchases of premises and equipment ......................................................              (37)              (71)
      Proceeds from sales of premises and equipment ............................................               23                19
      Proceeds from sale of assets acquired in settlement of loans .............................              547             1,392
                                                                                                         --------          --------
                     Net cash used by investing activities .....................................           (3,404)           (1,737)
                                                                                                         --------          --------

Financing activities
      Net (decrease) increase in deposits ......................................................           (5,908)            1,006
      Net increase in short-term Federal Home Loan Bank advances ...............................            2,000                 -
      (Decrease) increase in long-term Federal Home Loan Bank advances .........................           (5,000)            5,000
      Proceeds from issuance of preferred stock and warrants ...................................            8,990                 -
      Cash dividends paid - common stock .......................................................              (72)                -
      Cash dividends paid - preferred stock ....................................................              (49)                -
                                                                                                         --------          --------
                     Net cash (used) provided by financing activities ..........................              (39)            6,006
                                                                                                         --------          --------
(Decrease) increase in cash and cash equivalents ...............................................           (2,336)            5,504
Cash and cash equivalents, beginning of period .................................................           11,211             9,005
                                                                                                         --------          --------
Cash and cash equivalents, end of period .......................................................         $  8,875          $ 14,509
                                                                                                         ========          ========


The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows (continued)

                                                                                                                (Unaudited)
                                                                                                            Three Months Ended
                                                                                                                  March 31,
                                                                                                           2009               2008
                                                                                                           ----               ----
                                                                                                            (Dollars in thousands)
Supplemental Disclosure of Cash Flow Information
     Cash paid during the period for
         Interest .............................................................................           $ 2,565            $ 3,458
         Income taxes .........................................................................                 -                737
     Noncash investing and financing activities:
         Other comprehensive income or (loss) .................................................              (470)               146
         Transfers of loans to assets acquired in settlement of loans .........................             1,209                  -
         Cash dividends declared and unpaid on common stock ...................................                72                 68
         Accretion and amortization of preferred stock discount and premium ...................                20                  -

The accompanying notes are an integral part of these consolidated financial statements.


                            GRANDSOUTH BANCORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

NOTE 1 - ORGANIZATION

GrandSouth Bancorporation (the "Company") is a South Carolina corporation organized in 2000 for the purpose of being a holding company for GrandSouth Bank (the "Bank"). On October 2, 2000, pursuant to a Plan of Exchange approved by the shareholders, all of the outstanding shares of $2.50 par value common stock of the Bank were exchanged for shares of no par value common stock of the Company. The Company presently engages in no business other than that of owning the Bank, has no employees and operates as one business segment. The Company is regulated by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The unaudited consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Bank was incorporated in 1998 and operates as a South Carolina chartered bank providing full banking services to its customers. The Bank is subject to regulation by the South Carolina State Board of Financial Institutions and the Federal Deposit Insurance Corporation.

NOTE 2 - BASIS OF PRESENTATION

A summary of significant accounting policies and the audited financial statements for 2008 are included in GrandSouth Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The accompanying interim financial statements in this report are unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present a fair statement of the results for the interim period have been made. The results of operations for any interim period are not necessarily indicative of the results to be expected for an entire year. These interim financial statements should be read in conjunction with the annual financial statements and notes thereto included in the 2008 Annual Report on Form 10-K.

Certain prior period amounts have been reclassified to conform to the current presentation. These reclassifications have no effect on previously reported shareholders' equity or net income.

NOTE 3 - NON-PERFORMING LOANS

As of March 31, 2009, there were $6,253 in nonaccrual loans, $342 in loans 90 or more days past due and still accruing interest and no restructured loans.

NOTE 4 - SHAREHOLDERS' EQUITY

On January 9, 2009, the Company issued 9,000 shares of its Series T cumulative perpetual preferred stock to the U. S. Treasury for proceeds of approximately $9,000. During the first five years after issuance, dividends are payable quarterly at a 5% annual rate. After that time, the annual dividend rate increases to 9%. In addition, the Company simultaneously issued warrants to the Treasury for 450 shares of the Company's Series W perpetual cumulative preferred stock for no additional proceeds. The Treasury immediately exercised the warrants, resulting in the issuance of the Series W preferred shares. Dividends on this series are payable quarterly at an annual rate of 9%. In both cases, the annual rate is applied to the liquidation preference amount of $1,000 per share to calculate the dividend amount.

The Company recorded the issuance of the preferred shares and the warrants based on the proportion that the fair value of the Series T preferred and the intrinsic value of the Series W warrants bore to the total proceeds received. No adjustments of the recorded amounts were made upon issuance of the Series W cumulative preferred stock. The Company is amortizing or accreting the difference between the recorded amounts and the liquidation preference amounts over the five year estimated life of the shares using the straight-line method which is not materially different from the yield method.

In March 2007, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF") in Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements." The EITF's consensus concluded that an employer should recognize a liability for the postretirement benefit related to a collateral assignment split-dollar life insurance arrangement in accordance with either SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12, "Omnibus Opinion - 1967," (if the arrangement is, in substance, an individual deferred compensation contract) if the employer has agreed to maintain a life insurance policy during the employee's retirement or provide the employee with a death benefit based on the substantive agreement with the employee. Additionally, the EITF concluded that an employer should recognize and measure an asset based on the nature and substance of the collateral assignment split-dollar life insurance arrangement. The EITF observed that in determining the nature and substance of the arrangement, the employer should assess what future cash flows the employer is entitled to, if any, as well as the employee's obligation and ability to repay the employer. The consensus in this issue was effective for fiscal years beginning after December 15, 2007, including interim periods within those fiscal years with earlier application permitted. The consensus further directed entities to recognize the impacts of applying the consensus in this Issue through either a change in accounting principle through a cumulative-effect adjustment to retained earnings or to other components of equity or net assets in the statement of financial position as of the beginning of the year of adoption or a change in accounting principle through retrospective application to all prior periods.

The Company did not adopt the accounting principle with respect to its split-dollar life insurance arrangements within the prescribed time period. During the first quarter of 2009, the Company reported the effects thereof as a correction of an accounting error as presented in the Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income as a cumulative-effect adjustment. The balance of the Company's retained earnings account as of January 1, 2008 was reduced by $183 and a corresponding increase was recognized in the amount of other liabilities. The effect of the correction on previously reported retained earnings and net income for 2008 and the first quarter of 2009 are not material.

NOTE 5 - NET INCOME PER COMMON SHARE

Net income per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Diluted net income per common share is computed by dividing net income available to common shareholders by the sum of the weighted average number of shares of common stock outstanding during each period plus the assumed exercise of dilutive stock options using the treasury stock method. Net income available to common shareholders excludes the amounts of dividends due to holders of the Company's outstanding cumulative preferred stock regardless of whether such dividends are declared. Also excluded are the effects of accreting or amortizing differences in the carrying values of preferred stock to their liquidation values.

Following is a reconciliation of basic net income per common share to diluted net income per common share for the three months ended March 31, 2009 and 2008.

                                                                                                               (Unaudited)
                                                                                                           Three Months Ended
                                                                                                                March 31,
                                                                                                       2009                  2008
                                                                                                       ----                  ----
                                                                                                        (Dollars in thousands,
                                                                                                       except per share amounts)
Net income per common share, basic
  Numerator - net income available to common shareholders ............................             $      242             $      612
                                                                                                   ==========             ==========
  Denominator
    Weighted average common shares issued and outstanding ............................              3,573,695              3,381,488
                                                                                                   ==========             ==========
               Net income per common share, basic ....................................             $      .07             $      .18
                                                                                                   ==========             ==========

Net income per common share, assuming dilution
  Numerator - net income available to common shareholders ............................             $      242             $      612
                                                                                                   ==========             ==========
  Denominator
    Weighted average common shares issued and outstanding ............................              3,573,695              3,381,488
    Effect of dilutive stock options .................................................                 22,043                186,440
                                                                                                   ----------             ----------
               Total shares ..........................................................              3,595,738              3,567,928
                                                                                                   ==========             ==========
               Net income per common share, assuming dilution ........................             $      .07             $      .17
                                                                                                   ==========             ==========

NOTE 6 -FAIR VALUE MEASUREMENTS

The Company implemented Statement of Financial Accounting Standards No. 157, "Fair Value Measurements," ("SFAS No. 157") as required on January 1, 2008. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly fashion between market participants at the measurement date (an exit price), and establishes a framework for measuring fair value. It also establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date, eliminates the consideration of large position discounts for financial instruments quoted in active markets, requires consideration of the Company's creditworthiness when valuing its liabilities, and expands disclosures about instruments measured at fair value.

The three level hierarchy is described briefly as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity or that are significant to the fair value of the assets or liabilities. Such values may be determined by the use of pricing models, certain discounted cash flow methodologies, or similar techniques, or by the use and incorporation of significant management judgment or estimation.

In February 2008, the Financial Accounting Standards Board Staff issued FASB Staff Position No. FAS 157-2 ("FSP 157-2") which delayed for one year the effective date of the application of Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS No. 157") to nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Accordingly, the Company only partially applied SFAS No. 157 in periods prior to January 1, 2009. The major categories of assets or liabilities disclosed at fair value in the financial statements for which the Company previously did not apply the provisions of SFAS No. 157 under the provisions of FSP 157-2 were goodwill and assets acquired in settlement of loans.

The following is a summary of the measurement attributes applicable to financial assets and liabilities that are measured at fair value on a recurring basis:

                                                     Fair Value Measurement at Reporting Date Using
                                                     ----------------------------------------------
                                                   Quoted Prices
                                                     in Active         Significant
                                                    Markets for           Other           Significant
                                                     Identical         Observable        Unobservable
                                                       Assets            Inputs             Inputs
Description                     March 31, 2009       (Level 1)         (Level 2)          (Level 3)
-----------                     --------------       ---------         ---------          ---------
                                                        (Dollars in thousands)
Securities available-for-sale                        $      -           $ 45,211           $      -

Pricing for the Company's securities available-for-sale is obtained from an independent third-party that uses a process that may incorporate current market prices, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, other reference data and industry and economic events that a market participant would be expected to use in valuing the securities. Not all of the inputs listed apply to each individual security at each measurement date. The independent third party assigns specific securities into an "asset class" for the purpose of assigning the applicable level of the fair value hierarchy used to value the securities. The techniques used after adoption of SFAS No. 157 are consistent with the methods used previously. Available-for-sale securities continue to be measured at fair value with unrealized gains and losses recorded in other comprehensive income.

The following is a summary of the measurement attributes applicable to assets and liabilities that were measured at fair value on a non-recurring basis during, and which remained outstanding as of the end of, the interim period ended March 31, 2009:

                                                     Fair Value Measurement at Reporting Date Using
                                                     ----------------------------------------------
                                                   Quoted Prices
                                                     in Active         Significant
                                                    Markets for           Other           Significant
                                                     Identical         Observable        Unobservable
                                                       Assets            Inputs             Inputs
Description                     March 31, 2009       (Level 1)         (Level 2)          (Level 3)
-----------                     --------------       ---------         ---------          ---------
                                                        (Dollars in thousands)
Collateral-dependent impaired loans                  $     -            $ 4,691            $     -
Assets acquired in settlement of loans               $     -            $   670            $     -

Collateral-dependent impaired loans consist of nonaccrual loans and potential problem loans for which the underlying collateral provides the sole repayment source. The Company measures the amount of the impairment for such loans by determining the difference between the fair value of the underlying collateral and the recorded amount of the loan in accordance with SFAS No. 114 "Accounting by Creditors for Impairment of a Loan."

The fair value of the underlying collateral generally is based on appraisals performed in accordance with applicable appraisal standards by independent appraisers engaged by the Company. If management obtains a new independently prepared appraisal near the time that a collateral-dependent loan becomes impaired, the appraisal indicates that the collateral value is less than the loan's recorded amount, and the recorded amount of the loan is adjusted downward to an amount not significantly different than the appraised value, the fair value measurement is considered to be a Level 2 measurement. If the appraised value of the property exceeds the loan's recorded amount, the recorded amount is not adjusted upward and the measurement of the loan is not considered to be a fair value measurement.

In some cases, management updates values reflected in older appraisals obtained at the time of loan origination and already in the Company's possession using its own knowledge, judgments and assumptions about current market and other conditions in lieu of obtaining a new independent appraisal. In such cases, the measurement is considered to be a Level 3 measurement.

When the fair value of the collateral is less than the recorded amount of the loan, a valuation allowance is established for the difference. The valuation allowance for impaired loans is a component of the allowance for loan losses. As new information about the loan is received, management reevaluates the fair value of the collateral and makes adjustments to the valuation allowance as appropriate. However, if the fair value of the collateral subsequently recovers in value such that it exceeds the recorded loan amount, no adjustment is made in the loan's value for the excess. The amount of the valuation allowance related to the Company's collateral dependent impaired loans was $798 as of March 31, 2009.

Assets acquired in settlement of loans consist primarily of real estate and personal property that is held for sale. The Company generally obtains updated independent appraisals of real estate collateral at the time that foreclosure proceedings are initiated (Level 2). Fair values of personal property may be determined by acquiring dealers' quotes (Level 2) or, because the dollar amounts involved are relatively small, management may estimate the probable selling price (Level 3). In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," such properties are recorded initially at the lower of the previous carrying amount of the loan or the property's fair value less estimated selling costs. Subsequently, as new information about the property is received or as conditions change, the fair values of such properties are remeasured and, if the value of a particular has deteriorated further, a valuation allowance may be established to record appropriate downward adjustments. Subsequent increases in that property's value may be recorded only to the extent of any previously recorded valuation adjustments.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities," ("SFAS No. 159" or the "Statement") which was effective for the Company as of January 1, 2008. Under the provisions of SFAS No. 159, entities may choose, but are not required, to measure many financial instruments and certain other items at their fair values, with changes in the fair values of those instruments reported in earnings. The Company has not elected to measure at fair value any financial instruments under the provisions of SFAS No. 159.

NOTE 7 - VARIABLE INTEREST ENTITY

On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the $247 in common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points, and was 3.08% as of March 31, 2009. The Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. In accordance with Financial Accounting Standards Board Interpretation 46(R), the Trust is not consolidated in the Company's financial statements.

NOTE 8 -NEW ACCOUNTING PRONOUNCEMENTS


On April 9, 2009, The Financial Accounting Standards Board ("FASB") issued three staff positions related to fair value which are discussed below. The primary effect of adoption of these staff positions will be to increase the disclosures required to be made during interim periods.

FSP No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments," amends FASB Statement No 107 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements and amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods. This FSP is effective for interim reporting periods ending after June 15, 2009. The Company will adopt this FSP as of its mandatory adoption date.

FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly," provides additional guidance for estimating fair value in accordance with FASB Statement No. 157 when the volume and level of activity for the asset or liability have significantly decreased. The FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. This FSP is effective for interim and annual reporting periods ending after June 15, 2009 and is to be applied prospectively. Early adoption for periods ending after March 15, 2009 is permitted in limited circumstances. The Company will adopt this FSP as of its mandatory adoption date.

FSP No. FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments," amends the other-than-temporary guidance in U.S. Generally Accepted Accounting Principles for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP requires that entities disclose information for interim and annual periods to enable users of its financial statements to understand the types of available-for-sale and held-to-maturity debt and equity securities held, including information about investments in an unrealized loss position for which an other-than-temporary impairment has or has not been recognized and information that enables users to understand the reasons that an other-than-temporary impairment of a debt security was not recognized in earnings and the methodology and inputs used to calculate the portion of the total other-than-temporary impairment that was recognized in earnings. This FSP is effective for interim and annual periods ending after June 15, 2009 with early adoption for periods ending after March 15, 2009 permitted in limited circumstances. The Company will adopt this FSP as of its mandatory adoption date.

Also on April 1, 2009, the FASB FSP SFAS 141(R)-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies." The FSP requires that assets acquired and liabilities assumed in a business combination that arise from a contingency be recognized at fair value. If fair value cannot be determined during the measurement period as determined in SFAS 141(R), the asset or liability can still be recognized if it can be determined that it is probable that the asset existed or the liability had been incurred as of the measurement date and if the amount of the asset or liability can be reasonably estimated. If it is not determined that the asset/liability existed/was incurred or if no reasonable amount can be determined, no asset or liability is recognized. The entity should determine a rational basis for subsequently measuring the acquired assets and assumed liabilities. Contingent consideration agreements should be recognized initially at fair value and subsequently reevaluated in accordance with guidance found in paragraph 65 of SFAS 141(R). The FSP is effective for business combinations with an acquisition date on or after the beginning of the Company's first annual reporting period beginning on or after December 15, 2008. The Company will assess the impact of the FSP if and when a future acquisition occurs.

The Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 111 on April 9, 2009 to amend Topic 5.M., "Other Than Temporary Impairment of Certain Investments in Debt and Equity Securities" and to supplement FSP SFAS 115-2 and SFAS 124-2. SAB 111 maintains the staff's previous views related to equity securities; however, debt securities are excluded from its scope. The SAB provides that "other-than-temporary" impairment is not necessarily the same as "Permanent" impairment and unless evidence exists to a value equal to or greater than the carrying value of the equity security investment, a write-down to fair value should be recorded and accounted for as a realized loss. The SAB was effective upon issuance and had no impact on the Company's financial position.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company's financial position, results of operations or cash flows.


          CAUTIONARY NOTICE WITH RESPECT TO FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the securities laws. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.

All statements that are not historical facts are statements that could be "forward-looking statements." You can identify these forward-looking statements through the use of words such as "may," "will," "should," "could," "would," "expect," "anticipate," "assume," "indicate," "contemplate," "seek," "plan," "predict," "target," "potential," "believe," "intend," "estimate," "project," "continue," or other similar words. Forward-looking statements include, but are not limited to, statements regarding the Company's future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income, business operations and proposed services.

These forward-looking statements are based on current expectations, estimates and projections about the banking industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, but are not limited to:

     o    future economic and business conditions;
     o lack of sustained growth and disruptions in the economies of the Company's market areas;
     o    government monetary and fiscal policies;

     o the effects of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;
     o the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services, as well as competitors that offer banking products and services by mail, telephone, computer and/or the Internet;
     o    credit risks;
     o    higher than anticipated levels of defaults on loans;
     o    perceptions by depositors about the safety of their deposits;
     o    capital adequacy;
     o the failure of assumptions underlying the establishment of the allowance for loan losses and other estimates, including the value of collateral securing loans;
     o    ability to weather the current economic downturn;
     o    loss of consumer or investor confidence;
     o    availability of liquidity sources;
     o the risks of opening new offices, including, without limitation, the related costs and time of building customer relationships and integrating operations as part of these endeavors and the failure to achieve expected gains, revenue growth and/or expense savings from such endeavors;
     o changes in laws and regulations, including tax, banking and securities laws and regulations;
     o    changes in accounting policies, rules and practices;
     o changes in technology or products may be more difficult or costly, or less effective, than anticipated;
     o the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions and economic confidence; and
     o other factors and information described in this report and in any of the other reports that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The Company has no obligation, and does not undertake, to update, revise or correct any of the forward-looking statements after the date of this report. The Company has expressed its expectations, beliefs and projections in good faith and believes they have a reasonable basis. However, there is no assurance that these expectations, beliefs or projections will result or be achieved or accomplished.


Item 2. -  Management's  Discussion  and  Analysis of  Financial  Condition  and
           Results of Operations

The following discussion and analysis should be read in conjunction with the financial statements and related notes appearing in the 2008 Annual Report on Form 10-K for GrandSouth Bancorporation. Results of operations for the three-month period ended March 31, 2009 are not necessarily indicative of the results to be attained for any other periods. The following information may contain forward looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Dollars are in thousands, except per share data.

Critical Accounting Policies

The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's financial statements. The significant accounting policies of the Company are described in the notes to the audited consolidated financial statements included in the Company's 2008 Form 10-K.

Certain accounting policies involve significant estimates and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities; management considers such accounting policies to be critical accounting policies. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates, which could have a material impact on the carrying value of assets and liabilities and the results of operations of the Company.

The Company believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the "Provision and Allowance for Loan Losses" section in this report and the "Provision for Loan Losses" and "Allowance for Loan Losses" sections in the Company's 2008 Form 10-K for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.

CHANGES IN FINANCIAL CONDITION

During the first three months of 2009, loans increased by $3,374, or 1.1%, and securities available-for-sale decreased by $2,167, or 4.6%. Deposits decreased by $5,908, or 1.9% and net borrowings from the Federal Home Loan Bank ("FHLB") decreased by $3,000. The Company issued two series of fixed rate cumulative perpetual preferred stock under the U. S. Treasury's Capital Purchase Program during the 2009 period for aggregate proceeds of approximately $9,000.

The economy of the Company's market area deteriorated significantly over the past year. Unemployment for the Greenville, SC Metropolitan Statistical Area was 9.8% as of March 31, 2009, compared with 4.6% as of March 31, 2008. Coupled with the ongoing deterioration of home prices and significantly reduced values of many other asset classes, this trend has led many consumers to withdraw from the marketplace. Consequently, demand for loans has decreased and the repayment performance of loans previously granted is distressed at levels not seen in recent times. These trends are evident in the increase in nonaccrual and past due loans, higher holdings of assets acquired in settlement of loans, higher provisions for loan losses and lower net income.

RESULTS OF OPERATIONS

Earnings Performance

Net income for the first three months of 2009 was $371, a decrease of $241, or 39.4%, from the comparable 2008 period. Net interest income for the 2009 period was impacted by compression of both net interest spread and net yield on earning assets. The yield on earning assets decreased by 186 basis points and rates paid for interest bearing liabilities decreased by 136 basis points. The average volume of earning assets for the first quarter of 2009 was 9.1% more than for the same prior year quarter, and average interest bearing liabilities were 6.9% higher than the prior year quarter.

Earnings per common share for the first quarter of 2009 were $0.07 compared with $0.18 for the first quarter of 2008. Earnings per common share, assuming dilution for the 2009 and 2008 periods were $0.07 and $0.17, respectively.

                                                                                  Summary Income Statement
                                                                                  ------------------------
For the Three Months Ended March 31,                          2009                2008           Dollar Change   Percentage Change
                                                              ----                ----           -------------   -----------------
Interest income ....................................        $ 5,473             $ 6,591             $(1,118)            -17.0%
Interest expense ...................................          2,464               3,355                (891)            -26.6%
                                                            -------             -------              ------
Net interest income ................................          3,009               3,236                (227)             -7.0%
Provision for loan losses ..........................            600                 255                 345             135.3%
Noninterest income .................................            224                 186                  38              20.4%
Noninterest expenses ...............................          2,046               2,215                (169)             -7.6%
Income tax expense .................................            216                 340                (124)            -36.5%
                                                            -------             -------              ------
Net income .........................................        $   371             $   612             $  (241)            -39.4%
                                                            =======             =======              ======

Net Interest Income


Net interest income is the difference between the interest earned on earning assets and the interest paid for funds acquired to support those assets. Net interest income, the principal source of the Company's earnings, was $3,009 and $3,236 for the three months ended March 31, 2009 and 2008, respectively.

Changes that affect net interest income are changes in the average rate earned on interest earning assets, changes in the average rate paid on interest bearing liabilities, and changes in the volume of interest earning assets and interest bearing liabilities. In addition, loans that become nonaccrual loans negatively affect interest income and net interest income in two ways. First, when a loan becomes nonaccrual, any previously accrued but uncollected income is reversed against current period income. Second, future accruals of income are discontinued until such time as the loan has again performed in accordance with its contractual provisions for a considerable period of time and collection of the remaining loan amount is reasonably assured.

                                                                Average Balances, Income and Expenses, and Yields and Rates
                                                                           For the Three Months Ended March 31,
                                                                           ------------------------------------
                                                                        2009                                  2008
                                                                        ----                                  ----
                                                                     Interest  Annualized                   Interest      Annualized
                                                       Average        Income/    Yields/     Average         Income/       Yields/
                                                     Balances (1)     Expense     Rates     Balances (1)     Expense        Rates
                                                     ------------     -------     -----     ------------     -------        -----
Federal funds sold and due from Federal
       Home Loan Bank ...........................     $  5,398       $     47     3.53%      $  5,741       $     48         3.36%
Investment securities (2) .......................       50,506            586     4.71%        59,406            772         5.23%
Loans (2) (3) (4) ...............................      306,130          4,840     6.41%       266,581          5,771         8.71%
                                                      --------       --------                --------       --------
            Total interest earning assets .......      362,034          5,473     6.13%       331,728          6,591         7.99%


Interest bearing deposits .......................     $290,275       $  2,168     3.03%      $287,816       $  3,138         4.39%
Federal Home Loan Bank advances .................       27,728            227     3.32%         9,176             80         3.51%
Junior subordinated debt ........................        8,247             69     3.39%         8,247            137         6.68%
                                                      --------       --------                --------       --------
            Total interest bearing
              liabilities .......................      326,250          2,464     3.06%       305,239          3,355         4.42%
Net interest spread (5) .........................                                 3.07%                                      3.57%
Net interest income and net yield
       on earning assets (6) ....................                    $  3,009     3.37%                     $  3,236         3.92%

-------------------------------------------
(1)  Average balances are computed on a daily basis.
(2) Any interest income on tax-exempt instruments included in this category is not calculated on a tax-equivalent basis.
(3) Nonaccruing loans are included in the loan balance and income from such loans is recognized on a cash basis.
(4) Loan fees are included in the interest income computation, but are not considered material to the above analysis.
(5) Total interest-earning assets yield less total interest-bearing liabilities rate.
(6) Net yield on earning assets equals net interest income divided by total interest earning assets.

As shown in the table, average interest earning assets for the first quarter of 2009 increased by $30,306 over the same period in 2008, while average interest bearing liabilities increased by $21,011.

For the first quarter of 2009, the average yield on earning assets was 6.13% compared with 7.99% for the first quarter of 2008. The primary factor in this decrease was a 230 basis point decrease in the yield on loans. A significant percentage of the Company's loans are variable rate loans. Over the past year, the Federal Reserve Board aggressively lowered interest rates in an effort to prevent the effects of problems that originated in subprime lending markets from spreading to other credit markets. Those actions by the Federal Reserve Board normally are followed by actions by money center banks to reduce their prime lending rates. As of March 31, 2009, the prime rate was 3.25% compared with 5.25% as of March 31, 2008. Requirements contained in many of the Company's variable rate loan agreements obligate it to reset interest rates on the same schedule as the money center banks. However, the Company's loan agreements in many cases contain provisions that establish a loan's applicable rate at a fixed amount above the nominal prime rate. Some agreements, especially those originated more recently, may provide for the maintenance of minimum rates (floors) above prime.

Interest income derived from investment securities decreased by $186. The yield on these assets decreased by 52 basis points and the average amounts held decreased by $8,900, or 15.0%.

The average cost of interest bearing liabilities was 3.06% for the 2009 period, compared with 4.42% for the 2008 quarter. The rate paid in the first quarter of 2009 for the Company's junior subordinated debentures was 329 basis points lower than the rate paid for the same period of 2008.

The following table reflects changes in the Company's net interest income. In general, the positive effect of increased volumes of earning assets was more than offset by lower yields and by increased volumes of interest bearing deposits.

                   Analysis of Changes in Net Interest Income

                                                    Three Months Ended
                                                      March 31, 2009
                                                      --------------
                                             Volume (3)    Rate (3)      Total
                                             ----------    --------      -----

Federal funds sold ......................     $    (3)     $     2      $    (1)
Investment securities (1) ...............        (112)         (74)        (186)
Loans (1) (2) ...........................         744       (1,675)        (931)
                                              -------      -------      -------
          Total interest income .........         629       (1,747)      (1,118)
                                              -------      -------      -------

Interest bearing deposits ...............          13         (983)        (970)
Federal Home Loan Bank advances .........         151           (4)         147
Junior subordinated debt ................           -          (68)         (68)
                                              -------      -------      -------
          Total interest expense ........         164       (1,055)        (891)
                                              -------      -------      -------
               Net interest income ......     $   465      $  (692)     $  (227)
                                              =======      =======      =======
-------

(1)  The changes in rate are not calculated on a fully tax-equivalent basis.
(2) Interest income on nonaccruing loans is recognized on a cash basis. Loan income includes fees, which are immaterial to the calculation.
(3) The rate/volume variance for each category has been allocated on a consistent basis between rate and volume based on the percentage of rate or volume variances to the sum of the absolute variances, except in categories having balances in only one period. In such cases, the entire variance is attributed to volume differences.

Noninterest Income

Noninterest income was $224 and $186 for the three months ended March 31, 2009 and 2008, respectively. Service charges on deposit accounts increased by $14 due to higher levels of assessable activity and mortgage loan origination fees increased by $10. During the 2009 three month period, the Company recorded a gain on the sale of assets acquired in settlement of loans of $9.

Noninterest Expenses

Noninterest expenses for the three months ended March 31, 2009 and 2008 were $2,046 and $2,215, respectively. Salaries and employee benefits decreased by $59 primarily due to the elimination of incentives and automobile allowances which resulted in savings of $80 and a $38 reduction in bonuses. Those savings were partially offset by a $27 increase in employee insurance benefits expenses, salary increases of $16 and an increase of $16 for other employee benefits. Data processing expenses decreased by $27 due to the achievement of pricing breakpoints associated with higher transaction volumes. Insurance expense increased by $44 due to a $51 increase in FDIC insurance premiums. These expenses are expected to increase throughout the remainder of the year when higher assessment rates are expected to be imposed by FDIC. Professional services expenses decreased by $25 primarily due to a $70 decrease in fees paid for other outsourced accounting services which were partially offset by increases in fees paid for other consulting and legal services. Other expenses decreased by $65 primarily due to a $10 decrease in marketing expenses and the non-recurrence of a $53 loss on the sale of assets acquired in settlement of loans recognized in the 2008 period.

Provision and Allowance for Loan Losses

The allowance for loan losses was 1.24% of loans as of March 31, 2009 compared with 1.36% as of December 31, 2008. The provision for loan losses was $600 and $255 for the three month periods ended March 31, 2009 and 2008, respectively. The amount of the provision for the 2009 period increased primarily as the result of net charge-offs of $940 during the period and continuing high levels of non-performing loans. Management reviews the adequacy of the allowance on an ongoing basis and believes it is adequate.

The following table shows the changes in allowance for loan and lease losses during the periods shown:

                                                                    Three Months Ended     Year Ended       Three Months Ended
                                                                      March 31, 2009     December 31, 2008    March 31, 2008
                                                                      --------------     -----------------    --------------
Allowance at beginning of period .................................       $ 4,110              $ 2,943              $ 2,943
Provision for loan losses ........................................           600                2,880                  255
Charge-offs ......................................................        (1,066)              (2,382)                (241)
Recoveries .......................................................           126                  669                  114
                                                                         -------              -------              -------
Allowance at end of period .......................................       $ 3,770              $ 4,110              $ 3,071
                                                                         =======              =======              =======
Allowance as a percentage of loans outstanding
  at period end ..................................................          1.24%                1.36%                1.14%
Annualized net charge-offs as a percentage
  of average loans ...............................................          1.23%                0.61%                0.19%

Loans

The following table shows the composition of the loan portfolio at each date indicated.

                                                                               March 31, 2009                 December 31, 2008
                                                                               --------------                 -----------------
Commercial, financial and agricultural ...........................        $ 45,327           15%           $ 42,734          14%
Real estate - construction, land development and
  other land .....................................................          70,575           23%             75,537          25%
Real estate - mortgage ...........................................         183,864           60%            178,387          59%
Installment loans ................................................           5,241            2%              4,975           2%
                                                                          --------          ---            --------         ---
Total loans ......................................................        $305,007          100%           $301,633         100%
                                                                          ========          ===            ========         ===

Non-Performing Loans

Following is a summary of non-performing loans as of March 31, 2009 and December 31, 2008:

                                                                                  March 31, 2009      December 31, 2008
                                                                                  --------------      -----------------
Non-performing loans
  Nonaccrual loans .............................................................    $6,253                  $6,497
  Loans past due 90 days or more and still accruing ............................       342                     714
                                                                                    ------                  ------
                Total ..........................................................    $6,595                  $7,211
                                                                                    ======                  ======
Non-performing loans as a percentage of:
  Loans outstanding ............................................................      2.16%                   2.39%
  Allowance for loan losses ....................................................    174.93%                 175.45%

There were no restructured loans during either period. Impaired loans as of March 31, 2009 totaled $7,992 compared with $9,779 as of December 31, 2008. Of the $7,992 outstanding at March 31, 2009, $4,990 required a valuation allowance of $798 compared with $5,887 requiring a valuation allowance of $1,655 as of December 31, 2008. Slightly lower levels of non-accrual loans as of March 31, 2009 resulted from charge-off of approximately $512 of such loans during the period and the transfer of $1,209 of such loans to assets acquired in settlement of loans during the 2009 period. As of March 31, 2009, 94% of nonaccrual loans were secured by real estate and 6% were secured by other collateral.

Potential problem loans, consisting of loans where information about the borrower's possible credit problems causes management to have serious doubts about the borrower's ability to comply with current repayment terms, which may result in subsequent classification of such loans as non-performing loans, totaled $4,108 as of March 31, 2009 compared with $3,300 as of December 31, 2008.


LIQUIDITY

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is provided by maintaining assets which may be immediately converted into cash at minimal cost. However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within the Bank's service area. Asset liquidity is provided from several sources, including amounts due from banks, federal funds sold, funds from maturing loans and funds from the sale of investment securities.

The Bank is a member of the FHLB of Atlanta (the "FHLB") and, as such, has the ability to borrow against the security of its 1-4 family residential mortgage loans and qualifying commercial loans. At March 31, 2009, the Bank had the ability to borrow up to $82,680 from the FHLB and $26,000 of such borrowings were outstanding. The FHLB requires that securities, qualifying loans and stock of the FHLB owned by the Bank be pledged to secure any advances from the FHLB.

The Bank also has $4,400 available through lines of credit with other banks as an additional source of liquidity funding. Management believes that the Company's and the Bank's overall liquidity sources are adequate to meet their operating needs in the ordinary course of business.

The Company's loan-to-deposit ratio was 100.0% as of March 31, 2009 and 97.0% as of December 31, 2008.

CAPITAL RESOURCES

The capital base for the Company increased by $8,799 during the first three months of 2009. This net change is due to increases in equity resulting from $8,990 in proceeds from issuing preferred stock, net income of $371, share-based compensation of $29, and offsetting decreases from unrealized net losses on investment securities, net of related tax effects, of $470, and $49 and $72 cash dividends declared on preferred stock and common stock, respectively, during the first three months of 2009. The preferred stock is included in Tier 1 capital for purposes of computing the Company's regulatory capital ratios.

As of March 31, 2009, unrealized losses on investment securities are not considered to be other than temporary because the Company has the ability and intent to hold the securities until such time as the value recovers or the securities mature.

The Company's average equity-to-assets ratio was 8.36% at March 31, 2009, compared with 6.54% at December 31, 2008.

The Federal Reserve and the Federal Deposit Insurance Corporation ("FDIC") have issued guidelines for risk-based capital requirements for bank holding companies and banks. As of March 31, 2009, the Company and Bank exceeded the capital levels that are required to be maintained.

It is management's objective to maintain the capital levels such that the Bank will continue to be considered well capitalized. However, no assurance can be given that this objective will be achieved. The Company anticipates that it will maintain capital at levels that will allow the Company and the Bank to qualify as being adequately capitalized as defined by regulation.

Company and Bank capital ratios at March 31, 2009 are presented in the following table, compared with the "well capitalized" (applies only to the Bank) and minimum ratios under the Federal Reserve and FDIC regulatory definitions and guidelines:

                                                           Total
                                              Tier 1      Capital    Leverage
                                              ------      -------    --------
Company ...................................    10.0%       14.1%        8.3%
Bank ......................................     9.7%       10.9%        8.1%
Minimum "well-capitalized" requirement ....     6.0%       10.0%        5.0%
Minimum requirement .......................     4.0%        8.0%        4.0%


OFF-BALANCE-SHEET ARRANGEMENTS

The Company, through operations of the Bank, makes contractual commitments to extend credit in the ordinary course of its business activities. These commitments are legally binding agreements to lend money to customers of the Bank at predetermined interest rates for a specified period of time. At March 31, 2009, the Bank had issued commitments to extend credit of $69,999 through various types of lending.

The commitments generally expire over one year. Past experience indicates that many of these commitments to extend credit will expire unused. However, as described in "Liquidity," the Company believes that it has adequate sources of liquidity to fund commitments that are drawn upon by borrowers.

In addition to commitments to extend credit, the Bank also issues standby letters of credit which are assurances to a third party that it will not suffer a loss if the Bank's customer fails to meet its contractual obligations to the third party. Standby letters of credit totaled $1,200 at March 31, 2009. Past experience indicates that many of these standby letters of credit will expire unused. However, through its various sources of liquidity, the Bank believes that it will have the necessary resources to meet these obligations should the need arise.

Neither the Company nor its subsidiary is involved in other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or other commitments or significantly impact earnings. Obligations under noncancelable operating lease agreements totaled approximately $281 at March 31, 2009. These obligations are payable over several years as shown in Note 10 to the Company's audited Financial Statements included in the Company's 2008 Annual Report on Form 10-K.

Commitments and Contingencies

As a result of the acquisition of $2,413 in specialty commercial loans during the second quarter of 2005, the Company is obligated to pay the seller's former owners a percentage of the outstanding loan balances each quarter. Such payments may be reduced if losses on the loans exceed certain levels. Currently, the percentage payout is 3% annually, but the percentage declines over the life of an agreement that expires May 16, 2015. No payments were made under the agreement during the first quarter of 2009 due to the level of losses on the loans.


Variable Interest Entity

On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points. The Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. In accordance with Financial Accounting Standards Board Interpretation 46(R), the Trust is not consolidated in the Company's financial statements.


Item 3. - Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Company's market risk arises principally from interest rate risk inherent in its lending, deposit and borrowing activities. Management actively monitors and manages its interest rate risk exposure. Although the Company manages other risks, such as credit quality and liquidity risk in the normal course of business, management considers interest rate risk to be its most significant market risk and this risk could potentially have the largest material effect on the Company's financial condition and results of operations. Other types of market risks such as foreign currency exchange risk and commodity price risk do not arise in the normal course of community banking activities.

As of March 31, 2009 there was no significant change from the interest rate sensitivity analysis as of December 31, 2008. The foregoing disclosures related to the market risk of the Company should be read in connection with Management's Discussion and Analysis or Plan of Operation included in the 2008 Annual Report on Form 10-K.

Item 4T. - Controls and Procedures

Based on the evaluation required by 17 C.F.R. Section 240.13a-15(b) or 240.15d-15(b) of the Company's disclosure controls and procedures (as defined in 17 C.F.R. Sections 240.13a-15(e) or 240.15d-15(e)), the Company's chief executive officer and chief financial officer concluded that such controls and procedures, as of the end of the period covered by this report, were effective.

In connection with management's evaluation required by 17 C.F.R. 240.13a-15(d) or 240.15d-15(d) of the Company's internal control over financial reporting, management has determined that there has been no change in the Company's internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

                           PART II - OTHER INFORMATION

Item 4.  Submission of Matters to a Vote of Security Holders

On January 4, 2009, the Company held a special meeting of shareholders for the purpose of voting on an amendment to the Company's Articles of Incorporation to authorize the issuance of 20 million shares of preferred stock with such preferences, limitations and relative rights, within legal limits, of the class, or one or more series within the class, as are set by the Board of Directors. The requisite number of shares voted in favor of the amendment. The results of the voting were as follows:

Number of shares voted FOR            Number of shares voted AGAINST           Abstentions      Broker Non-Votes
--------------------------            ------------------------------           -----------      ----------------
           2,483,073                                13,777                         399                  0


Item 6. - Exhibits

         3.1      Articles of Incorporation, as amended

         4.1 Terms of Series T Preferred Stock and Series W Preferred Stock (see Exhibit 3.1, Articles of Incorporation, as amended)

         4.2(a)   Form of Certificate for Series T Preferred Stock (1)

         4.2(b)   Form of Certificate for Series W Preferred Stock (1)

         4.3      Warrant for Purchase of Shares of Series W Preferred Stock (1)

         10.1 Letter Agreement, dated January 9, 2009, between GrandSouth Bancorporation and the United States Department of the Treasury with respect to the issuance and sale of Series T Preferred Stock and the Warrant (1)

         31.1 Rule 13a-14(a)/15d-14(a) Certification of principal executive officer

         31.2 Rule 13a-14(a)/15d-14(a) Certification of principal accounting officer

         32       Certifications pursuant to 18 U.S.C. Section 1350

(1) Incorporated by reference to exhibits to the Company's Form 8-K filed January 12, 2009.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




   GRANDSOUTH BANCORPORATION
    Registrant



By:    /s/ Mason Y. Garrett                               Date:May 15, 2009
     -------------------------------------------               ---------------

     Mason Y. Garrett
     Chief Executive Officer


By:    /s/ J. B. Garrett                                  Date: May 15, 2009
     -------------------------------------------                ------------

     J. B. Garrett
     Chief Financial Officer

EXHIBIT INDEX

   3.1      Articles of Incorporation, as amended

   4.1 Terms of Series T Preferred Stock and Series W Preferred Stock (see Exhibit 3.1, Articles of Incorporation, as amended)

   4.2(a)   Form of Certificate for Series T Preferred Stock (1)

   4.2(b)   Form of Certificate for Series W Preferred Stock (1)

   4.3      Warrant for Purchase of Shares of Series W Preferred Stock (1)

   10.1 Letter Agreement, dated January 9, 2009, between GrandSouth Bancorporation and the United States Department of the Treasury with respect to the issuance and sale of Series T Preferred Stock and the Warrant (1)

   31.1 Rule 13a-14(a)/15d-14(a) Certification of principal executive officer

   31.2 Rule 13a-14(a)/15d-14(a) Certification of principal accounting officer

   32       Certifications pursuant to 18 U.S.C. Section 1350


(1) Incorporated by reference to exhibits to the Company's Form 8-K filed January 12, 2009.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-Q

[X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934 FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2009

                                       OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _______ TO _______.

                        Commission File Number: 000-31937


                            GRANDSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)


                   Incorporated in the State of South Carolina
                I.R.S. Employer Identification Number 57-1104394


                      381 Halton Road, Greenville, SC 29607
                    (Address of Principal Executive Offices)


                                 (864) 770-1000
              (Registrant's Telephone Number, including Area Code)


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
[X] Yes  [ ] No

     Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
[ ] Yes  [ ] No  (Not yet applicable to the Registrant)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
   (Check one):

   Large accelerated filer   [ ]                 Accelerated filer   [ ]

   Non-accelerated filer     [ ]                 Smaller reporting company   [X]
   (Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
[  ] Yes    [X]   No

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date. Common Stock - No Par Value, 3,573,695 Shares Outstanding on August 10, 2009

                                                GRANDSOUTH BANCORPORATION

                               Index to Form 10-Q
                                                                            Page
                                                                            ----
PART I.  FINANCIAL INFORMATION

Item 1.   Financial Statements

          Consolidated Balance Sheets ....................................     3
          Consolidated Statements of Income ..............................     4
          Consolidated Statements of Changes in Shareholders' Equity
                   and Comprehensive Income ..............................     5
          Consolidated Statements of Cash Flows ..........................     6
          Notes to Unaudited Consolidated Financial Statements ...........     7

Item 2.   Management's Discussion and Analysis of Financial Condition
              and Results of Operations ..................................    19

Item 3.   Quantitative and Qualitative Disclosures About Market Risk .....    28

Item 4T.  Controls and Procedures .........................................   28


PART II. OTHER INFORMATION

Item 4.   Submission of Matters to a Vote of Security Holders .............   29

Item 6.   Exhibits ........................................................   29

SIGNATURES ...............................................................    30

PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

GRANDSOUTH BANCORPORATION
Consolidated Balance Sheets

                                                                                                     (Unaudited)
                                                                                                        June 30,        December 31,
                                                                                                          2009              2008
                                                                                                          -----             ----
                                                                                                           (Dollars in thousands)
Assets
     Cash and due from banks ..................................................................         $   6,171          $   2,329
     Interest bearing transaction accounts with other banks ...................................             3,676              8,453
     Federal funds sold .......................................................................                 -                429
                                                                                                        ---------          ---------
         Cash and cash equivalents ............................................................             9,847             11,211
     Certificates of deposit with other banks .................................................             2,000              2,000
     Securities available for sale ............................................................            38,162             47,378
     Other investments, at cost ...............................................................             1,999              1,926
     Loans, net of allowance for loan losses of $4,587 for 2009 and
         $4,110 for 2008 ......................................................................           303,341            297,523
     Premises and equipment, net ..............................................................             4,648              4,744
     Bank owned life insurance ................................................................             5,045              4,944
     Assets acquired in settlement of loans ...................................................             1,472                674
     Interest receivable ......................................................................             2,114              2,077
     Deferred income taxes ....................................................................               862              1,033
     Goodwill .................................................................................               737                737
     Other assets .............................................................................               858                770
                                                                                                        ---------          ---------
            Total assets ......................................................................         $ 371,085          $ 375,017
                                                                                                        =========          =========
Liabilities
     Deposits
         Noninterest bearing ..................................................................         $  14,407          $  15,331
         Interest bearing .....................................................................           282,422            295,554
                                                                                                        ---------          ---------
            Total deposits ....................................................................           296,829            310,885
     Short-term Federal Home Loan Bank advances ...............................................             5,500                  -
     Long-term Federal Home Loan Bank advances ................................................            24,000             29,000
     Junior subordinated debentures ...........................................................             8,247              8,247
     Interest payable .........................................................................               462                639
     Other liabilities ........................................................................             3,280              2,073
                                                                                                        ---------          ---------
            Total liabilities .................................................................           338,318            350,844
                                                                                                        ---------          ---------
Shareholders' equity
     Preferred  stock - Series  T - $1,000  per  share  liquidation  preference;
         issued and oustanding - 9,000 at June 30, 2009 and
         none at December 31, 2008 ............................................................             7,607                  -
     Preferred stock, Series W - $1,000 per share liquidation preference; issued and outstanding - 450 at June 30, 2009 and
         none at December 31, 2008 ............................................................             1,426                  -
     Common stock - no par value; 20,000,000 shares authorized;
         issued and outstanding - 3,573,695 at June 30, 2009 and
         3,573,695 at December 31, 2008 .......................................................            19,997             19,940
     Retained earnings ........................................................................             4,165              3,970
     Accumulated other comprehensive income (loss) ............................................              (428)               263
                                                                                                        ---------          ---------
            Total shareholders' equity ........................................................            32,767             24,173
                                                                                                        ---------          ---------

            Total liabilities and shareholders' equity ........................................         $ 371,085          $ 375,017
                                                                                                        =========          =========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Income

                                                                                                      (Unaudited)
                                                                                                  Period Ended June 30,
                                                                                                  ---------------------
                                                                                        Three Months                 Six Months
                                                                                        ------------                 ----------
                                                                                     2009          2008          2009         2008
                                                                                     ----          ----          ----         ----
                                                                                      (Dollars in thousands, except per share)

Interest income
     Loans, including fees .................................................       $ 4,990       $ 5,437       $ 9,830       $11,208
     Investment securities
       Taxable .............................................................           410           574           859         1,191
       Nontaxable ..........................................................           144           143           281           284
     Dividends .............................................................             -            23             -            37
     Other .................................................................            22            79            69           127
                                                                                   -------       -------       -------       -------
         Total interest income .............................................         5,566         6,256        11,039        12,847
                                                                                   -------       -------       -------       -------
Interest expense
     Deposits ..............................................................         1,927         2,726         4,095         5,864
     Federal Home Loan Bank advances .......................................           226           187           453           267
     Junior subordinated debt ..............................................            63            93           132           230
                                                                                   -------       -------       -------       -------
         Total interest expense ............................................         2,216         3,006         4,680         6,361
                                                                                   -------       -------       -------       -------
Net interest income ........................................................         3,350         3,250         6,359         6,486
Provision for loan losses ..................................................         1,250           460         1,850           715
                                                                                   -------       -------       -------       -------
Net interest income after provision for loan losses ........................         2,100         2,790         4,509         5,771
                                                                                   -------       -------       -------       -------
Noninterest income
     Service charges on deposit accounts ...................................           153           125           277           235
     Gain on sale of securities available for sale .........................             -            16             -            16
     Other income ..........................................................            79            67           179           143
                                                                                   -------       -------       -------       -------
         Total noninterest income ..........................................           232           208           456           394
                                                                                   -------       -------       -------       -------
Noninterest expense
     Salaries and employee benefits ........................................         1,272         1,296         2,569         2,652
     Occupancy and equipment ...............................................           151           197           315           407
     Data processing .......................................................           105           127           222           271
     Insurance expense .....................................................           303           134           413           200
     Postage and supplies ..................................................            18            43            89           116
     Professional services .................................................           102           114           220           257
     Real estate and loan ..................................................            34            31            81           133
     Other .................................................................           136            80           258           201
                                                                                   -------       -------       -------       -------
         Total noninterest expenses ........................................         2,121         2,022         4,167         4,237
                                                                                   -------       -------       -------       -------
Income before income taxes .................................................           211           976           798         1,928
Income tax expense .........................................................            29           349           245           689
                                                                                   -------       -------       -------       -------
Net income .................................................................           182           627           553         1,239
                                                                                   -------       -------       -------       -------
Deductions for amounts not available to common shareholders:
     Net amortization (accretion) of preferred stock
         to liquidation preference value ...................................            23             -            43             -
     Dividends declared or accumulated
         on preferred stock ................................................           124             -           233             -
                                                                                   -------       -------       -------       -------
Net income available to common shareholders ................................       $    35       $   627       $   277       $ 1,239
                                                                                   =======       =======       =======       =======
Per share of common stock
     Net income available to common shareholders ...........................       $  0.01       $  0.19       $  0.08       $  0.37
     Net income available to common shareholders,
         assuming dilution .................................................          0.01          0.18          0.08          0.35
     Cash dividends declared ...............................................          0.02          0.02          0.04          0.04

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income

                                                            (Unaudited)

                                                    Shares of                                             Accumulated
                                                     Common       Preferred      Common      Retained  Other Comprehensive
                                                     Stock          Stock        Stock       Earnings    Income (Loss)       Total
                                                     -----          -----        -----       --------    -------------       -----
                                                                      (Dollars in thousands, except per share)

Balance, January 1, 2008, previously reported ..    3,381,488    $        -    $   19,200    $    3,083    $      184    $   22,467
Correction of accounting error (Note 5) ........            -             -             -          (183)            -          (183)
                                                    ---------    ----------    ----------    ----------    ----------    ----------
Balance January 1, 2008, as corrected ..........    3,381,488             -        19,200         2,900           184        22,284
Comprehensive income:
    Net income .................................            -             -             -         1,239             -         1,239
                                                                                                                         ----------
    Unrealized holding gains and losses
      on available for sale securities
      arising during the period, net of
      income taxes of $151 .....................            -             -             -             -          (295)         (295)
    Less:  Reclassification adjustment
      for gain on sale of securities
      available for sale, net of
      income taxes of $5 .......................            -                                                     (11)          (11)
                                                                                                                         ----------
        Other comprehensive income (loss) ......                                                                               (306)
                                                                                                                         ----------
          Total comprehensive income ...........            -             -             -             -             -           933
                                                                                                                         ----------
Share-based compensation .......................            -             -            53             -             -            53
Cash dividends declared, $.04 per share ........            -             -             -          (135)            -          (135)
                                                    ---------    ----------    ----------    ----------    ----------    ----------
Balance, June 30, 2008 .........................    3,381,488    $        -    $   19,253    $    4,004    $     (122)   $   23,135
                                                    =========    ==========    ==========    ==========    ==========    ==========



Balance, January 1, 2009 .......................    3,573,695    $        -    $   19,940    $    3,970    $      263    $   24,173
                                                                                                                         ----------
Comprehensive income:
    Net income .................................            -             -             -           553             -           553
                                                                                                                         ----------
    Unrealized holding gains and losses
      on available for sale securities
      arising during the period, net of
      income taxes of $356 .....................            -             -             -             -          (691)         (691)
                                                                                                                         ----------
        Other comprehensive income (loss) ......                                                                               (691)
                                                                                                                         ----------
          Total comprehensive income (loss) ....            -             -             -             -             -          (138)
                                                                                                                         ----------
Issuance of preferred stock ....................            -         8,990             -             -             -         8,990
Cash dividends declared on preferred stock .....            -             -             -          (172)            -          (172)
Net accretion (amortization) of preferred stock             -            43             -           (43)            -             -
Share-based compensation .......................            -             -            57             -             -            57
Cash dividends declared on common stock,
    $.04 per share .............................            -             -             -          (143)            -          (143)
                                                    ---------    ----------    ----------    ----------    ----------    ----------
Balance, June 30, 2009 .........................    3,573,695    $    9,033    $   19,997    $    4,165    $     (428)   $   32,767
                                                    =========    ==========    ==========    ==========    ==========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows

                                                                                                                 (Unaudited)
                                                                                                              Six Months Ended
                                                                                                                   June 30,
                                                                                                           2009               2008
                                                                                                          -----                ----
                                                                                                           (Dollars in thousands)
Operating activities
     Net income ..............................................................................          $    553           $  1,239
     Adjustments to reconcile net income to net
         cash provided by operating activities
            Provision for loan losses ........................................................             1,850                715
            Depreciation .....................................................................               145                166
            Net securities accretion .........................................................               (21)               (31)
            Gain on sale of securities available for sale ....................................                 -                (16)
            Gain on sale of premises and equipment ...........................................               (15)               (26)
            (Gain) loss on sale of assets acquired in settlement of loans ....................                (7)                53
            Increase in cash surrender value of bank owned life insurance ....................              (101)               (93)
            (Increase) decrease in other assets ..............................................              (125)               601
            Increase (decrease) in other liabilities .........................................             1,101               (186)
            Increase (decrease) in deferred tax assets .......................................               527                 (4)
            Share-based compensation .........................................................                57                 53
                                                                                                        --------           --------
                Net cash provided by operating activities ....................................             3,964              2,471
                                                                                                        --------           --------
Investing activities
     Purchases of securities available for sale ..............................................            (2,052)            (3,199)
     Principal paydowns of available for sale mortgage-backed
         investment securities ...............................................................             2,991              2,976
     Maturities and calls of securities available for sale ...................................             7,251              5,000
     Proceeds of sales of securities available for sale ......................................                 -              1,030
     Proceeds of redemptions of other investments ............................................               372                  -
     Purchases of other investments ..........................................................              (445)            (1,161)
     Net increase in loans made to customers .................................................            (9,132)           (25,601)
     Purchases of premises and equipment .....................................................               (57)              (182)
     Proceeds from sales of premises and equipment ...........................................                23                 41
     Proceeds from sale of assets acquired in settlement of loans ............................               673              1,392
                                                                                                        --------           --------
                Net cash used by investing activities ........................................              (376)           (19,704)
                                                                                                        --------           --------
Financing activities
     Net decrease in deposits ................................................................           (14,056)            (4,597)
     Increase (decrease) in short-term borrowings ............................................             5,500             (4,961)
     Decrease (increase) in long-term Federal Home Loan Bank advances ........................            (5,000)            29,000
     Proceeds from issuance of preferred stock and warrants ..................................             8,990                  -
     Cash dividends paid - common stock ......................................................              (214)               (67)
     Cash dividends paid - preferred stock ...................................................              (172)                 -
                                                                                                        --------           --------
                Net cash (used) provided by financing activities .............................            (4,952)            19,375
                                                                                                        --------           --------
(Decrease) increase in cash and cash equivalents .............................................            (1,364)             2,142
Cash and cash equivalents, beginning of period ...............................................            11,211              9,005
                                                                                                        --------           --------
Cash and cash equivalents, end of period .....................................................          $  9,847           $ 11,147
                                                                                                        ========           ========


The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows (continued)

                                                                                                              (Unaudited)
                                                                                                            Six Months Ended
                                                                                                                 June 30,
                                                                                                          2009                 2008
                                                                                                          ----                 ----
                                                                                                            (Dollars in thousands)
Supplemental Disclosure of Cash Flow Information
     Cash paid during the period for
         Interest ............................................................................           $ 4,857            $ 6,480
         Income taxes ........................................................................                 -              1,077
     Noncash investing and financing activities
         Other comprehensive income (loss) ...................................................              (691)              (306)
         Transfers of loans to assets acquired in settlement of loans ........................             1,464                 40
         Dividends declared but unpaid .......................................................                 -                 68


The accompanying notes are an integral part of these consolidated financial statements.

                            GRANDSOUTH BANCORPORATION
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share amounts)

NOTE 1 - ORGANIZATION

GrandSouth Bancorporation (the "Company") is a South Carolina corporation organized in 2000 for the purpose of being a holding company for GrandSouth Bank (the "Bank"). On October 2, 2000, pursuant to a Plan of Exchange approved by the shareholders, all of the outstanding shares of $2.50 par value common stock of the Bank were exchanged for shares of no par value common stock of the Company. The Company presently engages in no business other than that of owning the Bank, has no employees and operates as one business segment. The Company is regulated by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The unaudited consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Bank was incorporated in 1998 and operates as a South Carolina chartered bank providing full banking services to its customers. The Bank is subject to regulation by the South Carolina State Board of Financial Institutions and the Federal Deposit Insurance Corporation.

NOTE 2 - BASIS OF PRESENTATION

A summary of significant accounting policies and the audited financial statements for 2008 are included in GrandSouth Bancorporation's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

The accompanying interim financial statements in this report are unaudited. In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present a fair statement of the results for the interim period have been made. The results of operations for any interim period are not necessarily indicative of the results to be expected for an entire year. These interim financial statements should be read in conjunction with the annual financial statements and notes thereto included in the 2008 Annual Report on Form 10-K.

Certain prior period amounts have been reclassified to conform to the current presentation. These reclassifications have no effect on previously reported shareholders' equity or net income.

NOTE 3 - INVESTMENT SECURITIES

The following table presents information about amortized cost, unrealized gains, unrealized losses and estimated fair values of securities:

                                                   June 30, 2009
                                                   -------------
                                                  Gross       Gross
                                                Unrealized  Unrealized Estimated
                                     Amortized    Holding    Holding    Fair
                                        Cost       Gains     Losses     Value
                                        ----       -----     ------     -----
                                          (Dollars in thousands)
Available for sale
     Government-sponsored
         enterprises (GSEs) .......   $ 4,000    $    12    $     -    $ 4,012
     State, county and
         municipal ................    13,644          6      1,076     12,574
     Mortgage-backed
         securities
         issued by GSEs ...........    21,167        729        320     21,576
                                      -------    -------    -------    -------
           Total ..................   $38,811    $   747    $ 1,396    $38,162
                                      =======    =======    =======    =======

The amortized cost and estimated fair values of securities by contractual maturity are shown below:

                                                           June 30, 2009
                                                           -------------
                                                          Available for sale
                                                          ------------------
                                                        Amortized     Estimated
                                                           Cost       Fair Value
                                                           ----       ----------
                                                        (Dollars in thousands)

Due within one year ............................         $   669         $   678
Due after one through five years ...............           4,993           5,071
Due after five through ten years ...............           4,712           4,747
Due after ten years ............................          28,437          27,666
                                                         -------         -------
                                                         $38,811         $38,162
                                                         =======         =======

The estimated fair values and gross unrealized losses of all of the Company's investment securities whose estimated fair values were less than amortized cost as of June 30, 2009 which had not been determined to be other-than-temporarily impaired are presented below. The Company evaluates all securities available for sale for impairment as of each balance sheet date. The securities have been segregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position in the following table:

                                                                                 June 30, 2009
                                                                                 -------------
                                                            Continuously in Unrealized Loss Position for a Period of
                                                            --------------------------------------------------------
                                                 Less than 12 Months           12 Months or more                   Total
                                                 -------------------           -----------------                   -----
                                               Estimated      Unrealized     Estimated      Unrealized     Estimated      Unrealized
                                               Fair Value        Loss        Fair Value         Loss        Fair Value        Loss
                                               ----------        ----        ----------         ----        ----------        ----
Government-sponsored
  enterprises (GSEs) .....................       $     -        $     -        $     -        $     -        $     -        $     -
State, county and
  municipal securities ...................         7,530            334          4,735            742         12,265          1,076
Mortgage-backed securities
  issued by GSEs .........................         2,044              7            502            313          2,546            320
                                                 -------        -------        -------        -------        -------        -------
                  Total ..................       $ 9,574        $   341        $ 5,237        $ 1,055        $14,811        $ 1,396
                                                 =======        =======        =======        =======        =======        =======

As of June 30, 2009, 26 securities had been continuously in an unrealized loss position for less than 12 months and 10 securities had been continuously in an unrealized loss position for 12 months or more. The Company evaluates all available for sale securities and all held to maturity securities for impairment as of each balance sheet date. The Company does not consider these investments to be other-than-temporarily impaired because the unrealized losses resulted primarily from higher market interest rates (as market interest rates increase, the value of pre-existing bonds generally decreases), there have been no downgrades below "investment grade" of the credit ratings of the issuers, and there have been no delinquencies of scheduled principal or interest payments by any of the issuers. The contractual terms of securities issued by government-sponsored enterprises do not permit the issuer to settle the securities at a price less than the face amount of the securities. Although the Company classifies its investment securities as available-for-sale, management has not determined that any particular securities will be disposed of prior to maturity and believes that the Company has both the ability and the intent to hold those securities until a recovery of fair value, including until maturity. Substantially all of the issuers of state, county and municipal securities held were rated at least "investment grade" as of June 30, 2009.

The Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB") and, accordingly, is required to own restricted stock in that institution in amounts that may vary from time to time. Because of the restrictions imposed, the stock may not be sold to other parties, but is redeemable by the FHLB at the same price as that at which it was acquired by the Bank. The Company evaluates this security for impairment based on the probability of ultimate recoverability of the recorded amount of the investment. No impairment has been recognized based on this evaluation.

During the six months ended June 30, 2009, the Company had no sales of available-for-sale securities. There were no transfers of available-for-sale securities to other categories in the 2009 six month period.

NOTE 4 - NON-PERFORMING LOANS

As of June 30, 2009 and December 31, 2008, there were $10,935 and $6,497 in nonaccrual loans, respectively. There were $1,015 in loans 90 or more days past due and still accruing interest and no restructured loans as of June 30, 2009 compared with $714 in such loans as of December 31, 2008.

The company had 50 loans individually evaluated for impairment as of June 30, 2009 totaling $13,096. Of these 50 loans, 30 loans were identified to have estimated losses totaling $1,829.

NOTE 5 - SHAREHOLDERS' EQUITY

On January 9, 2009, the Company issued 9,000 shares of its Series T cumulative perpetual preferred stock to the U. S. Treasury for proceeds of approximately

$9,000. During the first five years after issuance, dividends are payable quarterly at a 5% annual rate. After that time, the annual dividend rate increases to 9%. In addition, the Company simultaneously issued warrants to the Treasury for 450 shares of the Company's Series W perpetual cumulative preferred stock for no additional proceeds. The Treasury immediately exercised the warrants, resulting in the issuance of the Series W preferred shares. Dividends on this series are payable quarterly at an annual rate of 9%. In both cases, the annual rate is applied to the liquidation preference amount of $1,000 per share to calculate the dividend amount.

The Company recorded the issuance of the preferred shares and the warrants based on the proportion that the fair value of the Series T preferred and the intrinsic value of the Series W warrants bore to the total proceeds received. No adjustments of the recorded amounts were made upon issuance of the Series W cumulative preferred stock. The Company is amortizing or accreting the difference between the recorded amounts and the liquidation preference amounts over the five year estimated life of the shares using the straight-line method which is not materially different from the yield method.

In March 2007, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF") in Issue No. 06-10, "Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements." The EITF's consensus concluded that an employer should recognize a liability for the postretirement benefit related to a collateral assignment split-dollar life insurance arrangement in accordance with either SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," (if, in substance, a postretirement benefit plan exists) or Accounting Principles Board Opinion No. 12, "Omnibus Opinion - 1967," (if the arrangement is, in substance, an individual deferred compensation contract) if the employer has agreed to maintain a life insurance policy during the employee's retirement or provide the employee with a death benefit based on the substantive agreement with the employee. Additionally, the EITF concluded that an employer should recognize and measure an asset based on the nature and substance of the collateral assignment split-dollar life insurance arrangement. The EITF observed that in determining the nature and substance of the arrangement, the employer should assess what future cash flows the employer is entitled to, if any, as well as the employee's obligation and ability to repay the employer. The consensus in this issue was effective for fiscal years beginning after December 15, 2007, including interim periods within those fiscal years with earlier application permitted. The consensus further directed entities to recognize the impacts of applying the consensus in this Issue through either a change in accounting principle through a cumulative-effect adjustment to retained earnings or to other components of equity or net assets in the statement of financial position as of the beginning of the year of adoption or a change in accounting principle through retrospective application to all prior periods.

The Company did not adopt the accounting principle with respect to its split-dollar life insurance arrangements within the prescribed time period. During the first quarter of 2009, the Company reported the effects thereof as a correction of an accounting error as presented in the Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income as a cumulative-effect adjustment. The balance of the Company's retained earnings account as of January 1, 2008 was reduced by $183 and a corresponding increase was recognized in the amount of other liabilities. The effect of the correction on previously reported retained earnings and net income for 2008 and the first quarter of 2009 are not material.

NOTE 6 - NET INCOME PER SHARE

Net income per share is computed on the basis of the weighted average number of common shares outstanding in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Diluted net income per share is computed by dividing net income by the sum of the weighted average number of shares of common stock outstanding during each period plus the assumed exercise of dilutive stock options using the treasury stock method.

Following is a reconciliation of basic net income per share to diluted net income per share for the three and six months periods ended June 30, 2009 and 2008.

                                                                                          Period Ended June 30,
                                                                                          ---------------------
                                                                             Three Months                        Six Months
                                                                             ------------                        ----------
                                                                        2009              2008              2009             2008
                                                                        ----              ----              ----             ----
                                                                           (Dollars in thousands, except per share amounts)

Net income per common share, basic
  Numerator - net income available to
              common shareholders ............................        $      35        $      627        $     277        $    1,239
                                                                      =========        ==========        =========        ==========
  Denominator
    Weighted average common shares
      issued and outstanding .................................        3,573,695         3,381,488        3,573,695         3,381,488
                                                                      =========        ==========        =========        ==========

      Net income per common share, basic .....................        $     .01        $      .19        $     .08        $      .37
                                                                      =========        ==========        =========        ==========

Net income per common share, assuming dilution
  Numerator - net income available to
              common shareholders ............................        $      35        $      627        $     277        $    1,239
                                                                      =========        ==========        =========        ==========
  Denominator
    Weighted average common shares
      issued and outstanding .................................        3,573,695         3,381,488        3,573,695         3,381,488
    Effect of dilutive stock options .........................                -           184,971                -           186,949
                                                                      ---------        ----------        ---------        ----------
               Total shares ..................................        3,573,695         3,566,459        3,573,695         3,568,437
                                                                      =========        ==========        =========        ==========
      Net income per common share,
        assuming dilution ....................................        $     .01        $      .18        $     .08        $      .35
                                                                      =========        ==========        =========        ==========

NOTE 7 -FAIR VALUE MEASUREMENTS

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly fashion between market participants at the measurement date. A three-level hierarchy is used for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. In developing estimates of the fair values of assets and liabilities, no consideration of large position discounts for financial instruments quoted in active markets is allowed. However, an entity is required to consider its own creditworthiness when valuing its liabilities. For disclosure purposes, fair values for assets and liabilities are shown in the level of the hierarchy that correlates with the lowest level input that is significant to the fair value measurement in its entirety.

The three levels of the fair value input hierarchy are described as follows:

Level 1 inputs reflect quoted prices in active markets for identical assets or liabilities.

Level 2 inputs reflect observable inputs that may consist of quoted market prices for similar assets or liabilities, quoted prices that are not in an active market, or other inputs that are observable in the market and can be corroborated by observable market data for substantially the full term of the assets or liabilities being valued.

Level 3 inputs reflect the use of pricing models and/or discounted cash flow methodologies using other than contractual interest rates or methodologies that incorporate a significant amount of management judgment, use of the entity's own data, or other forms of unobservable data.

The following is a summary of the measurement attributes applicable to financial assets and liabilities that are measured at fair value on a recurring basis:

                                                     Fair Value Measurement at Reporting Date Using
                                                     ----------------------------------------------
                                                   Quoted Prices
                                                     in Active         Significant
                                                    Markets for           Other           Significant
                                                     Identical         Observable        Unobservable
                                                       Assets            Inputs             Inputs
Description                      June 30, 2009       (Level 1)         (Level 2)          (Level 3)
                                 -------------       ---------         ---------          ---------
                                                   (Dollars in thousands)
Securities  available  for  sale                    $       -           $  38,162         $       -

Pricing for the Company's securities available-for-sale is obtained from an independent third-party that uses a process that may incorporate current market prices, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, other reference data and industry and economic events that a market participant would be expected to use in valuing the securities. Not all of the inputs listed apply to each individual security at each measurement date. The independent third party assigns specific securities into an "asset class" for the purpose of assigning the applicable level of the fair value hierarchy used to value the securities. The techniques used after adoption of SFAS No. 157 are consistent with the methods used previously. Available for sale securities continue to be measured at fair value with unrealized gains and losses recorded in other comprehensive income.

In February 2008, the Financial Accounting Standards Board Staff issued FASB Staff Position No. FAS 157-2 ("FSP 157-2") which delayed for one year the effective date of the application of Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS No. 157") to nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). In accordance with FSP 157-2, the Company only partially applied SFAS No. 157 in periods prior to March 31, 2009. The following is a summary of assets or liabilities carried on the Consolidated Balance Sheets by caption and level within the SFAS 157 fair value hierarchy as of the date shown for which a non-recurring change in fair value has been recorded during the reporting period.

                                               Fair Value Measurement at Reporting Date Using
                                               ----------------------------------------------
                                               Quoted Prices
                                                 in Active       Significant
                                                Markets for         Other          Significant       Total Fair Value Changes
                                                 Identical        Observable      Unobservable      Recorded as Gains (Losses)
                                                                                                    --------------------------
                                                  Assets            Inputs           Inputs             Three          Six
Description                  June 30, 2009      (Level 1)         (Level 2)        (Level 3)           Months        Months
                             -------------      ---------         ---------        ---------           ------        ------
                                                                  (Dollars in thousands)
Collateral dependent impaired loans             $     -           $     -          $   9,220          $ (1,451)     $ (1,088)
Assets acquired in settlement of loans                -                 -                  -                 -             -

The fair value measurements shown above were made to adjust cost-based measurements to fair value-based measurements due to changes in the circumstances of individual assets. With respect to collateral-dependent impaired loans, the measurements reflect management's belief that the Company will receive repayment solely from the liquidation or operation of the underlying collateral. As a practical expedient, SFAS No 114, "Accounting by Creditors for Impairment of a Loan" allows such loans to be valued by comparing the fair value of the collateral securing the loan with the loan's carrying value (FASB ASC 310-10-35-22). If the carrying value exceeds the fair value of the collateral, the excess is charged to the allowance for loan losses. If the fair value of the collateral exceeds the loan's carrying amount, no adjustment is made and the loan continues to be carried at historical cost. Accordingly, any such loans are not included in the tables.

Collateral dependent impaired loans consist of nonaccrual loans and potential problem loans for which the underlying collateral provides the sole repayment source. The Company measures the amount of the impairment for such loans by determining the difference between the fair value of the underlying collateral and the recorded amount of the loan. The fair value of any underlying real estate collateral generally is based on appraisals performed in accordance with applicable appraisal standards by independent appraisers. In many cases, management updates values reflected in older appraisals obtained at the time of loan origination and already in the Company's possession using its own knowledge, judgments and assumptions about current market and other conditions in lieu of obtaining a new independent appraisal. Fair values of other assets taken as collateral may be established by independent valuation specialists or may be estimated by management based on the age, condition, location and other attributes of the specific property involved.

If the fair value of the collateral is less than the recorded amount of the loan, a valuation allowance is established for the difference; otherwise, no valuation allowance is established. The valuation allowance for impaired loans is a component of the allowance for loan losses. Periodically, management reevaluates the fair value of the collateral as changes are observed for similarly situated assets, and adjustments are made to the valuation allowance as appropriate. However, if the fair value of the collateral subsequently recovers in value such that it exceeds the recorded loan amount, no adjustment is made in the loan's value for the excess. The amount of the valuation allowance for the Company's collateral dependent impaired loans was $1,829 as of June 30, 2009.

Assets acquired in settlement of loans includes real estate acquired through loan foreclosure or by deed in lieu of foreclosure and repossession of personal property. The value of real estate acquired through loan foreclosure is accounted for under the provisions of SFAS No 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Accordingly, the values of such properties are adjusted upon the acquisition of each property to the lower of the recorded investment in the loan or the fair value of the property as determined by a recently performed independent appraisal less the estimated costs to sell. Similarly, the fair value of repossessions is measured by reference to dealers' quotes or other market information believed to reliably reflect the value of the specific property held. Immaterial adjustments may be made by management to reflect property-specific factors such as age or condition. Losses recognized when loans are initially transferred to or otherwise included in any of the categories shown above are reported as loan losses. Subsequent to initial recognition, changes in fair value measurements of other real estate and repossessions are included in other income or other expenses, as applicable. No such fair value measurements were made during the three month or six month periods ended June 30, 2009.

SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," as amended, requires disclosure of the estimated fair value of on-balance sheet and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. No active trading market exists for a significant portion of the Company's financial instruments. Fair value estimates for these instruments are based on management's judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are specifically excluded from the disclosure requirements include net deferred tax assets, interest receivable and payable, assets acquired in settlement of loans, bank owned life insurance, goodwill, other assets and liabilities, and premises and equipment. In addition, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

For cash and due from banks and federal funds sold, the carrying amount approximates fair value because these instruments generally mature in 90 days or less. The carrying amounts of interest receivable and interest payable approximate their fair values.

The fair value of certificates of deposit with other banks are estimated using discounted cash flow analyses, using interest rates currently offered for instruments with the same remaining maturity.

The fair value of debt securities issued by government-sponsored enterprises is estimated based on published closing quotations. The fair value of state, county and municipal securities is generally not available from published quotations; consequently, their fair values estimates are based on matrix pricing or quoted market prices of similar instruments adjusted for credit quality differences between the quoted instruments and the securities being valued. Fair value for mortgage-backed securities is estimated primarily using dealers' quotes.

The fair value of other investments approximates the carrying amount.

Fair values are estimated for loans using discounted cash flow analyses, using interest rates currently offered for loans with similar terms and credit quality. The Company does not engage in originating, holding, guaranteeing, servicing or investing in loans where the terms of the loan product give rise to a concentration of credit risk.

The fair value of deposits with no stated maturity (noninterest bearing demand, interest bearing demand and money market accounts and savings) is estimated as the amount payable on demand, or carrying amount. The fair value of time deposits is estimated using a discounted cash flow calculation that applies rates currently offered to aggregate expected maturities.

The fair values of the Company's short-term borrowings, approximate their carrying amounts.

The fair values of variable rate long-term debt instruments are estimated at the carrying amount.

The estimated fair values of off-balance-sheet financial instruments such as loan commitments and standby letters of credit are generally based upon fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' creditworthiness. The vast majority of the banking subsidiary's loan commitments do not involve the charging of a fee, and fees associated with outstanding standby letters of credit are not material. For loan commitments and standby letters of credit, the committed interest rates are either variable or approximate current interest rates offered for similar commitments. Therefore, the estimated fair values of these off-balance-sheet financial instruments are nominal.


The following table presents information about the fair values of all financial instruments held by the Company as of June 30, 2009:

                                                          June 30, 2009
                                                          -------------
                                                      Carrying     Estimated
                                                       Amount      Fair Value
                                                     of Assets     of Assets
                                                    (Liabilities) (Liabilities)
                                                    ---------------------------
                                                      (Dollars in thousands)
Financial Assets:
   Cash and due from banks                                 $ 6,171       $ 6,171
   Interest bearing transaction accounts with other banks    3,676         3,676
   Certificates of deposit with other banks                  2,000         2,103
   Securities available for sale                            38,162        38,162
   Other investments                                         1,999         1,999
   Loans, net                                              303,341       301,570
   Interest receivable                                       2,114         2,114

Financial Liabilities:
   Deposits                                                296,829       298,125
   Short-term borrowings                                     5,500         5,500
   Federal Home Loan Bank advances                          24,000        24,835
   Junior subordinated debentures                            8,247         8,247
   Interest payable                                            462           462

The following is a summary of the notional or contractual amounts and estimated fair values of the Company's off-balance sheet financial instruments:

                                                          June 30, 2009
                                                          -------------
                                                    Notional        Estimated
                                                    Amount          Fair Value
                                                    ------          ----------
                                                      (Dollars in thousands)
Off-balance-sheet commitments
Loan commitments                                    $ 66,329         $       -
Standby letters of credit                              1,101                 -

NOTE 8 - VARIABLE INTEREST ENTITY

On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the $247 in common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points, and was 2.46% as of June 30, 2009. The Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. In accordance with Financial Accounting Standards Board Interpretation 46(R), the Trust is not consolidated in the Company's financial statements.

NOTE 10 - SUBSEQUENT EVENTS

The Company has evaluated events subsequent to the balance sheet date through August 14, 2009, which is the date that the financial statements were issued, in accordance with the requirements of Statement of Financial Accounting Standards No. 165, "Subsequent Events."

Subsequent events may either provide additional evidence about conditions that existed at the balance sheet date, including estimates inherent in the process of preparing financial statement (recognized subsequent events) or provide evidence about conditions that did not exist at the balance sheet date but arose after the balance sheet date but before the financial statements were issued (nonrecognized subsequent events). The effects of recognized subsequent events, if any, have been included in the financial statements. If the effects of nonrecognized subsequent events, if any, are of a nature that they must be disclosed to keep the financial statements from being misleading, the Company would disclose both the nature of the event and an estimate of its financial effect or would state that an estimate of the financial effect cannot be made. As of June 30, 2009, there were no nonrecognized subsequent events that would require disclosure.


NOTE 11 -RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162," ("SFAS 168"). SFAS 168 establishes the FASB Accounting Standards Codification TM ("Codification") as the source of authoritative generally accepted accounting principles ("GAAP") for nongovernmental entities. The Codification does not change GAAP. Instead, it reorganizes the individual pronouncements that currently comprise GAAP into approximately 90 accounting Topics, and displays all Topics using a consistent structure. Contents in each Topic are further organized first by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the Codification involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

 FASB suggests that all citations begin with "FASB ASC," where ASC stands for Accounting Standards Codification. SFAS 168, (FASB ASC 105-10-05, 10, 15, 65,
70) is effective for interim and annual periods ending after September 15, 2009 and is not expected to have an impact on the Company's financial position but will change the referencing system for accounting standards. The following pronouncements provide citations to the applicable Codification by Topic, Subtopic and Section in addition to the original standard type and number.

Statement of Financial Accounting Standards No. 160 "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51" ("SFAS No. 160") (FASB ASC 810-10-65-1) was effective as of January 1, 2009 and is required to be applied prospectively with retrospective presentation and disclosure requirements for comparative financial statements. Early adoption was prohibited. SFAS No. 160 seeks to improve the relevance, comparability and transparency of financial information that a reporting entity provides in its consolidated financial statements by separately identifying and reporting several financial statement components into amounts that are attributable to the reporting entity or that are attributable to noncontrolling interests. SFAS No. 160 also specifies the conditions under which an entity is required to deconsolidate its interest in a subsidiary. The Company currently has no consolidated subsidiaries that are not wholly-owned nor are any transactions contemplated that would result in such a condition. Therefore, the adoption of

SFAS No. 160 in January 2009 had no effect on the Company's consolidated financial statements.

The FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140" (not yet incorporated into FASB ASC) in June 2009 to address practices that developed since the original issuance of SFAS No. 140 that are not consistent with the original intent and key requirements of that Statement and due to concerns raised by users of financial statements that many of the financial assets and related obligations that have been derecognized should continue to be recognized in the financial statements of transferors. The Statement eliminates from accounting literature, as of the Statement's effective date, the concept of a "qualifying special-purpose entity," requires that a transferor recognize at fair value all assets obtained (including a transferor's beneficial interest) and liabilities incurred as a result of a transfer of financial interests accounted for as a sale and provides for enhanced disclosures to provide users of financial statements with more transparency about transfers of financial assets and a transferor's continuing involvement with transferred financial assets. Companies with interests in formerly qualifying special-purpose entities under previous accounting standards will be required to re-evaluate whether those entities should be consolidated in accordance with applicable consolidation guidance. The Statement is effective for interim and annual reporting periods beginning with an entity's first financial reporting period that begins after November 15, 2009 and is to be applied to transfers that occurred both before and after the effective date of the Statement. The Company believes that adoption of this Statement will have no effect on its financial condition, results of operations or cash flows.

The FASB issued SFAS No 167, "Amendments to FASB Interpretation No. 46(R)" (not yet incorporated into FASB ASC) in June 2009 to improve financial reporting by enterprises involved with variable interest entities. The Statement addresses the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities," ("FIN 46(R)") as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166 and constituent concerns about the application of certain key provisions of FIN 46R including those in which the accounting and disclosures made under that Interpretation fail to provide timely and useful information about an enterprise's involvement in a variable interest entity. The Statement requires an entity to reassess whether it is the primary beneficiary of a variable interest entity on an ongoing basis and eliminates the quantitative approach previously required in making that assessment. It is possible that application of this Statement may change an entity's assessment of which entities with which it is involved are variable interest entities. The Statement is effective for interim and annual reporting periods beginning with an entity's first financial reporting period that begins after November 15, 2009 and is to be applied to transfers that occurred both before and after the effective date of the Statement. The Company believes that adoption of this Statement will have no effect on its financial condition, results of operations or cash flows.

In April, 2009 FASB issued three Staff Positions related to fair value which are
discussed  below.   Additional  disclosures  have  been  incorporated  into  the financial statements as applicable.

FSP No. FAS 157-4 "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (FASB ASC 820-10-65) provides additional guidance for estimating fair value in accordance with FASB Statement No. 157 when the volume and level of activity for the asset or liability have significantly decreased. The FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly. The Company adopted this FSP as of June 30, 2009.

FSP No. FAS 115-2 and FAS 124-2 "Recognition and Presentation of Other-Than-Temporary Impairments" (FASB ASC 320-10-65) amends the other-than-temporary guidance in U.S. Generally Accepted Accounting Principles for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP requires that entities disclose information for interim and annual periods to enable users of its financial statements to understand the types of available-for-sale and held-to-maturity debt and equity securities held, including information about investments in an unrealized loss position for which an other-than-temporary impairment has or has not been recognized and information that enables users to understand the reasons that an other-than-temporary impairment of a debt security was not recognized in earnings and the methodology and inputs used to calculate the portion of the total other-than-temporary impairment that was recognized in earnings. The Company adopted this FSP as of June 30, 2009.

FSP No. FAS 107-1 and APB 28-1 "Interim Disclosures about Fair Value of Financial Instruments" (FASB ASC 825-10-65) amends FASB Statement No 107 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements and amends APB Opinion No. 28 to require those disclosures in summarized financial information at interim reporting periods. This FSP is effective for interim reporting periods ending after June 15, 2009. The Company adopted this FSP as of its mandatory adoption date.

In December 2008 the FASB issued FASB Staff Position ("FSP") SFAS 132(R)-1 (FASB ASC 715-20-65), "Employers' Disclosures about Postretirement Benefit Plan Assets," ("FSP SFAS 132(R)-1"). This FSP provides guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan. The objective of the FSP is to provide the users of financial statements with an understanding of: (a) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (b) the major categories of plan assets;
(c) the inputs and valuation techniques used to measure the fair value of plan assets; (d) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (e) significant concentrations of risk within plan assets. The FSP also requires a nonpublic entity, as defined in Statement of Financial Accounting Standard ("SFAS") 132, to disclose net periodic benefit cost for each period for which a statement of income is presented. FSP SFAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The Staff Position will require the Company to provide additional disclosures related to its benefit plans.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company's financial position, results of operations or cash flows.


          CAUTIONARY NOTICE WITH RESPECT TO FORWARD-LOOKING STATEMENTS

This report contains "forward-looking statements" within the meaning of the securities laws. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.

All statements that are not historical facts are statements that could be "forward-looking statements." You can identify these forward-looking statements through the use of words such as "may," "will," "should," "could," "would," "expect," "anticipate," "assume," "indicate," "contemplate," "seek," "plan," "predict," "target," "potential," "believe," "intend," "estimate," "project," "continue," or other similar words. Forward-looking statements include, but are not limited to, statements regarding the Company's future business prospects, revenues, working capital, liquidity, capital needs, interest costs, income, business operations and proposed services.

These forward-looking statements are based on current expectations, estimates and projections about the banking industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, but are not limited to:

     o    future economic and business conditions;
     o lack of sustained growth and disruptions in the economies of the Company's market areas;
     o    government monetary and fiscal policies;
     o the effects of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities;
     o the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services, as well as competitors that offer banking products and services by mail, telephone, computer and/or the Internet;
     o    credit risks;
     o    higher than anticipated levels of defaults on loans;
     o    perceptions by depositors about the safety of their deposits;
     o    capital adequacy;
     o the failure of assumptions underlying the establishment of the allowance for loan losses and other estimates, including the value of collateral securing loans;
     o    ability to weather the current economic downturn;
     o    loss of consumer or investor confidence;
     o    availability of liquidity sources;
     o the risks of opening new offices, including, without limitation, the related costs and time of building customer relationships and integrating operations as part of these endeavors and the failure to achieve expected gains, revenue growth and/or expense savings from such endeavors;
     o changes in laws and regulations, including tax, banking and securities laws and regulations;
     o    changes in accounting policies, rules and practices;
     o changes in technology or products may be more difficult or costly, or less effective, than anticipated;
     o the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions and economic confidence; and
     o other factors and information described in this report and in any of the other reports that we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The Company has no obligation, and does not undertake, to update, revise or correct any of the forward-looking statements after the date of this report. The Company has expressed its expectations, beliefs and projections in good faith and believes they have a reasonable basis. However, there is no assurance that these expectations, beliefs or projections will result or be achieved or accomplished.

Item 2. - Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the financial statements and related notes appearing in the 2008 Annual Report on Form 10-K for GrandSouth Bancorporation. Results of operations for the three and six-month periods ended June 30, 2009 are not necessarily indicative of the results to be attained for any other periods. The following information may contain forward looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Dollars are in thousands, except per share data.

Critical Accounting Policies

The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's financial statements. The significant accounting policies of the Company are described in the notes to the audited consolidated financial statements included in the Company's 2008 Form 10-K.

Certain accounting policies involve significant estimates and assumptions by management, which have a material impact on the carrying value of certain assets and liabilities; management considers such accounting policies to be critical accounting policies. The estimates and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable under the circumstances. Because of the nature of the judgments and assumptions made by management, actual results could differ from these judgments and estimates, which could have a material impact on the carrying value of assets and liabilities and the results of operations of the Company.

The Company believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in preparation of its consolidated financial statements. Refer to the "Provision and Allowance for Loan Losses" section in this report and the "Provision for Loan Losses" and "Allowance for Loan Losses" sections in the Company's 2008 Form 10-K for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.


CHANGES IN FINANCIAL CONDITION

During the first six months of 2009, gross loans increased by $6,295, or 2.1%, securities available for sale decreased by $9,216, or 19.5%, deposits decreased by $14,056, or 4.5% and net borrowings from the Federal Home Loan Bank increased by $500. Federal funds sold decreased by $429, or 100.0%. The Company issued two series of fixed rate cumulative preferred stock under the U. S. Treasury's Capital Purchase Program during the 2009 period for aggregate proceeds of approximately $9,000.

The economy of the Company's market area has deteriorated significantly since the beginning of 2008. Unemployment for the Greenville, SC Metropolitan Statistical Area was 11.0% as of June 2009 compared with 7.9% as of December 2008, 5.6% as of June 2008 and 5.5% as of December 2007. Coupled with the continuing deterioration of home prices and significantly reduced values of many other asset classes, this trend has led many consumers to withdraw from the marketplace. Consequently, demand for loans has decreased and the repayment performance of loans granted previously is distressed. These trends are evident in the increase in nonaccrual and past due loans, increased holdings of assets acquired in settlement of loans, increased provisions for loan losses and lower net income.

RESULTS OF OPERATIONS

Earnings Performance

Three months ended June 30, 2009 and 2008

The Company's net income for the second quarter of 2009 was $182, compared with $627 for the second quarter of 2008.

                                                                         Summary Income Statement
                                                                         ------------------------
For the Three Months Ended June 30,                        2009                2008            Dollar Change      Percentage Change
                                                           ----                ----            -------------      -----------------
Interest income ...................................       $5,566              $6,256              $ (690)              -11.0%
Interest expense ..................................        2,216               3,006                (790)              -26.3%
                                                          ------              ------              ------                ----
Net interest income ...............................        3,350               3,250                 100                 3.1%
Provision for loan losses .........................        1,250                 460                 790               171.7%
Noninterest income ................................          232                 208                  24                11.5%
Noninterest expense ...............................        2,121               2,022                  99                 4.9%
Income tax expense ................................           29                 349                (320)              -91.7%
                                                          ------              ------              ------                ----
Net income ........................................       $  182              $  627              $ (445)              -71.0%
                                                          ======              ======              ======                ====

Net interest income for the second quarter of 2009 increased slightly from the amount recorded for the same period of 2008 primarily due to higher average amounts of loans. The provision for loan losses in the 2009 period was significantly higher than the amount for the second quarter of 2008 as a result of adjustments made to reflect the deteriorating conditions in the local real estate markets, including declining construction activity and higher amounts of past due, nonaccrual, and potential problem loans, which reflect the individual problems of a few borrowers. Noninterest expense increased by $99, or 4.9%, over the prior year amount primarily due to a $166 special assessment imposed by the Federal Deposit Insurance Corporation ("FDIC"). The special assessment was industry-wide in scope and was assessed based on the lesser of 5 basis points times total assets less Tier 1 capital or 10 basis points times the normal deposit assessment base as of June 30, 2009.

Six months ended June 30, 2009 and 2008

The Company's net income for the first six months of 2009 was $553, compared with $1,239 for the first six months of 2008.

                                                                             Summary Income Statement
                                                                             ------------------------
For the Six Months Ended June 30,                           2009               2008             Dollar Change      Percentage Change
                                                            ----               ----             -------------      -----------------
Interest income ....................................      $11,039             $12,847             $(1,808)             -14.1%
Interest expense ...................................        4,680               6,361              (1,681)             -26.4%
                                                          -------             -------             -------              -----
Net interest income ................................        6,359               6,486                (127)              -2.0%
Provision for loan losses ..........................        1,850                 715               1,135              158.7%
Noninterest income .................................          456                 394                  62               15.7%
Noninterest expense ................................        4,167               4,237                 (70)             -1.7%
Income tax expense .................................          245                 689                (444)             -64.4%
                                                          -------             -------             -------              -----
Net income .........................................      $   553             $ 1,239             $  (686)             -55.4%
                                                          =======             =======             =======              =====

Net interest income for the 2009 six-month period was $127 less than for the same period of 2008, as decreases in interest income caused primarily by lower rates earned on loans overcame the positive effects of lower costs of funding sources. The provision for loan losses for the 2009 period reflected deterioration of local real estate values and higher amounts of nonaccrual and potential problem loans and higher amounts of loans outstanding. Real estate is taken as collateral for most of the Company's loans. Noninterest income for the 2009 period increased by $62, or 15.7%, over the 2008 amount primarily due to increased amounts of service charges on deposit accounts of commercial customers. Noninterest expense for the 2009 period was $70 less than for the 2008 six months primarily due to lower bonuses and the elimination of other incentive programs. The results of management's efforts to control noninterest expense in the 2009 period would have been more pronounced had the FDIC not imposed the $166 special assessment discussed previously.

Net Interest Income

Net interest income, the difference between the interest earned on earning assets and the interest incurred for funds used to support those assets, is the principal source of the Company's earnings.

Three months ended June 30, 2009 and 2008

Net interest income, was $3,350 and $3,250 for the three months ended June 30, 2009 and 2008, respectively. Average interest earning assets for the second quarter of 2009 increased by $10,101, or 3%, over the same period in 2008. Average interest bearing liabilities increased by $2,754, or 1%, comparing the second quarter of 2009 with the same period in 2008. Average loans for the 2009 quarter increased by $29,038, or 10%, over the average amount for the second quarter of 2008. Average securities and other investments decreased by $11,495, or 20%, and average federal funds sold and due from Federal Home Loan Banks decreased by $7,442, or 57%, from the average for the 2008 quarter. Yields earned on all categories of earning assets and rates paid for all categories of interest bearing liabilities were lower in the 2009 quarter compared with the 2008 quarter. These lower rates are directly related to the monetary policies of the Federal Reserve Bank.

                                                    Average Balances, Income and Expenses, and Yields and Rates
                                                               For the Three Months Ended June 30,
                                                               -----------------------------------
                                                             2009                                  2008
                                                             ----                                  ----
                                                           Interest  Annualized                  Interest  Annualized
                                                Average    Income/     Yields/        Average    Income/    Yields/
                                              Balances (1) Expense      Rates       Balances (1) Expense     Rates
                                              ------------ -------      -----       ------------ -------     -----
Federal funds sold and due from Federal
     Home Loan Banks ......................  $   5,723    $    22       1.54%      $  13,165    $    79      2.41%
Securities and other investments (2) ......     46,045        554       4.83%         57,540        740      5.17%
Loans (2) (3) (4) .........................    306,127      4,990       6.54%        277,089      5,437      7.89%
                                             ---------    -------                  ---------    -------
         Total interest earning assets ....    357,895      5,566       6.24%        347,794      6,256      7.23%

Interest bearing deposits .................  $ 284,983    $ 1,927       2.71%      $ 290,856    $ 2,726      3.77%
Federal Home Loan Bank advances ...........     28,386        226       3.19%         19,759        187      3.81%
Junior subordinated debt ..................      8,247         63       3.06%          8,247         93      4.54%
                                             ---------    -------                  ---------    -------
         Total interest bearing
           liabilities ....................    321,616      2,216       2.76%        318,862      3,006      3.79%
Net interest spread (5) ...................                             3.48%                                3.44%
Net interest income and net yield
     on earning assets (6) ................               $ 3,350       3.75%                   $ 3,250      3.76%

-----------------------------------------
(1)  Average balances are computed on a daily basis.
(2) Any interest income on tax-exempt instruments included in this category is not calculated on a tax-equivalent basis.
(3) Nonaccruing loans are included in the loan balance and income from such loans is recognized on a cash basis.
(4) Loan fees are included in the interest income computation, but are not considered material to the above analysis.
(5) Total interest earning assets yield less total interest bearing liabilities rate.
(6) Net yield on earning assets equals annualized net interest income divided by total interest earning assets.

Net interest income and net yield on earning assets for the second quarter of 2009 each improved when compared with the first quarter of 2009. Net interest income of $3,350 for the second quarter of 2009 was $341 more than the $3,009 recorded for the first quarter of 2009 and net yield on earning assets for the 2009 second quarter was 3.75% compared with 3.37% for the 2009 first quarter. The improvements over the first quarter of 2009 were attributable primarily to the combination of slight increases in yields on securities and other investments and loans and slight decreases in rates paid for interest bearing liabilities.

Six months ended June 30, 2009 and 2008

Net interest income was $6,359 and $6,486 for the six months ended June 30, 2009 and 2008, respectively. Average interest earning assets for the first six months of 2009 increased by $19,774 or 6% over the same period of 2008. Average interest bearing liabilities increased by $14,869 or 5% for the 2009 six month period compared with the same period of 2008. Among earning assets, only loans increased over the prior year period. Most of the growth in loans occurred during the last six months of 2008. Recently, loan demand has significantly diminished and the net increase in loans made to customers was $3,609 in the second quarter of 2009. In the current interest rate environment, the Company's large proportion of variable rate loans negatively affects loan yields and the larger amounts of non-accrual loans negatively affect loan yields as well. Consequently, the yield on loans for the first six months of 2009 was 181 basis points less than for the same period of 2008. Average amounts of investment securities decreased significantly in response to decreases in deposit funding sources.

                                                                 Average Balances, Income and Expenses, and Yields and Rates
                                                                              For the Six Months Ended June 30,
                                                                              ---------------------------------
                                                                          2009                                  2008
                                                                          ----                                  ----
                                                                        Interest  Annualized                   Interest  Annualized
                                                           Average      Income/      Yields/      Average      Income/      Yields/
                                                         Balances (1)   Expense       Rates     Balances (1)   Expense       Rates
                                                         ------------   -------       -----     ------------   -------       -----
Federal funds sold and due from Federal
      Home Loan Banks ...............................    $  6,563      $    69       2.12%     $   9,453      $   127       2.70%
Securities and other investments (2) ................      47,218        1,140       4.87%        58,848        1,512       5.17%
Loans (2) (3) (4) ...................................     306,129        9,830       6.48%       271,835       11,208       8.29%
                                                         --------      -------                 ---------      -------
           Total interest earning assets ............     359,910       11,039       6.19%       340,136       12,847       7.60%


Interest bearing deposits ...........................    $287,615      $ 4,095       2.87%     $ 289,336      $ 5,864       4.08%
Federal Home Loan Bank advances .....................      31,058          453       2.94%        14,468          267       3.71%
Junior subordinated debt ............................       8,247          132       3.23%         8,247          230       5.61%
                                                         --------      -------                 ---------      -------
           Total interest bearing
             liabilities ............................     326,920        4,680       2.89%       312,051        6,361       4.10%
Net interest spread (5) .............................                                3.30%                                  3.50%
Net interest income and net yield
      on earning assets (6) .........................                  $ 6,359       3.56%                    $ 6,486       3.83%

-----------------------------------------
(1)  Average balances are computed on a daily basis.
(2) Any interest income on tax-exempt instruments included in this category is not calculated on a tax-equivalent basis.
(3) Nonaccruing loans are included in the loan balance and income from such loans is recognized on a cash basis.
(4) Loan fees are included in the interest income computation, but are not considered material to the above analysis.
(5) Total interest earning assets yield less total interest bearing liabilities rate.
(6) Net yield on earning assets equals annualized net interest income divided by total interest earning assets.

Management expects that market rates of interest will begin to increase slowly during the last half of 2009. If that expectation is realized, interest income on loans is projected to grow more rapidly than interest expenses, primarily due to more rapid resetting of interest rates on variable rate loans.

Noninterest Income

Noninterest income was $232 and $208 for the three months ended June 30, 2009 and 2008, respectively. The increase is attributable to an increase in service charges on deposit accounts and higher mortgage origination fees.

Noninterest income was $456 and $394 for the six months ended June 30, 2009 and 2008, respectively. The increase is attributed primarily to an increase in service charges on commercial deposit accounts and higher mortgage origination fees.

Noninterest Expenses

Noninterest expenses for the three months ended June 30, 2009 and 2008 were $2,121 and $2,022, respectively. The increase was attributable primarily to higher deposit insurance premiums assessed by the Federal Deposit Insurance Corporation ("FDIC"). During the second quarter of 2009, the FDIC imposed a $166 special assessment which was calculated as a percentage of the Bank's total assets less its Tier 1 capital as of June 30, 2009. In addition, the assessment rate used in the Bank's recurring deposit assessments increased significantly during the 2009 period due to changes implemented by the FDIC and applied to all institutions whose deposits are insured by that agency. Other noninterest expenses within the Company's control generally were lower in the 2009 period.

Noninterest expenses for the six months ended June 30, 2009 and 2008 were $4,167 and $4,237, respectively. The special FDIC assessment and the increase in the recurring deposit insurance again prevented the Company's efforts to control its expenses from being more apparent.

At June 30, 2009, the Company had 65 full-time equivalent employees, compared with 67 one year earlier.

Provision and Allowance for Loan Losses

The allowance for loan losses was 1.49% of loans as of June 30, 2009 compared with 1.36% as of December 31, 2008. The provision for loan losses was $1,250 and $460 for the three months ended June 30, 2009 and 2008, respectively. For the first six months of 2009, the provision for loan losses was $1,850, compared with $715 for the same period of 2008. The increase in the provision for each of the 2009 periods resulted from higher amounts of loans past due 30 to 89 days, higher nonaccrual and potential problem loans, higher net charge-offs, deterioration of local market economic conditions and lower market values of real estate collateral held for the majority of the Company's loans.

Unemployment levels in the Company's market area have gotten progressively worse at an increasing rate during the past year. The unemployment rate for the Greenville, South Carolina Metropolitan Statistical Area was 11.0% for June 2009, compared with 5.6% one year earlier and 7.9% as of December 2008. Until these trends begin to reverse, the Company expects that higher provisions for loan losses may be needed, which will affect income negatively. In addition, market values of real estate will need to recover significantly before sufficient lendable margin will exist for many potential borrowers.

Management reviews the adequacy of the allowance on an ongoing basis and believes it is adequate at the present time.

The following table shows the changes in the allowance for loan and lease losses during the periods shown:

                                                                                Six Months                                Six Months
                                                                                  Ended              Year Ended             Endedd
                                                                                 June 30,            December 31,          June 30,
                                                                                   2009                 2008                 2008
                                                                                   ----                 ----                 ----
Allowance at beginning of period ....................................            $ 4,110              $ 2,943              $ 2,943
Provision for loan losses ...........................................              1,850                2,880                  715
Charge-offs .........................................................             (1,612)              (2,382)                (565)
Recoveries ..........................................................                239                  669                  153
                                                                                 -------              -------              -------
Allowance at end of period ..........................................            $ 4,587              $ 4,110              $ 3,246
                                                                                 =======              =======              =======
Allowance as a percentage of loans outstanding
  at period end .....................................................               1.49%                1.36%                1.13%
Annualized net charge-offs as a percentage
  of average loans ..................................................               0.90%                0.61%                0.30%

Loans

The following table shows the composition of the loan portfolio at each date indicated.

                                                                           June 30,                 December 31,
                                                                             2009                       2008
                                                                             ----                       ----
Commercial, financial and agricultural ...........................        $ 43,715          14%        $ 42,734          14%
Real estate - construction, land development and
  other land .....................................................          71,616          23%          75,537          25%
Real estate - mortgage ...........................................         187,867          61%         178,387          59%
Installment loans ................................................           4,730           2%           4,975           2%
                                                                          --------         ---         --------         ---
     Total loans .................................................        $307,928         100%        $301,633         100%
                                                                          ========         ===         ========         ===

Non-Performing and Potential Problem Loans

Following is a summary of non-performing loans as of June 30, 2009 and December 31, 2008:

                                                                                                June 30,              December 31,
                                                                                                  2009                    2008
                                                                                                  ----                    ----
Non-performing loans
  Nonaccrual loans ...................................................................           $10,935                $ 6,497
  Loans past due 90 days or more and still accruing ..................................             1,015                    714
                                                                                                 -------                -------
                     Total ...........................................................           $11,950                $ 7,211
                                                                                                 =======                =======
Non-performing loans as a percentage of:
  Loans outstanding ..................................................................              3.88%                  2.39%
  Allowance for loan losses ..........................................................            260.52%                175.45%

There were no restructured loans during either period. The increases shown in nonperforming loans resulted primarily from rising unemployment, the continuing slowdown in real estate activity, and other economic disruptions affecting the Company's customers. Approximately $13,096 of the Company's outstanding loans are considered to be impaired as of June 30, 2009. The Company's allowance for loan losses includes $1,829 allocated to those loans.

Potential problem loans, consisting of loans where information about the borrower's possible credit problems causes management to have serious doubts about their ability to comply with current repayment terms and which may result in subsequent classification of such loans as non-performing loans, totaled $1,219 as of June 30, 2009 compared with $4,108 as of March 31, 2009 and $3,300 as of December 31, 2008. The decrease in potential problem loans during the second quarter of 2009 resulted primarily from the transfer of loans into the nonperforming categories.


LIQUIDITY

Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loans and deposit withdrawals in the most timely and economical manner. Some liquidity is provided by maintaining assets which may be immediately converted into cash at minimal cost. However, the most manageable sources of liquidity are composed of liabilities, with the primary focus on liquidity management being on the ability to obtain deposits within the Bank's service area. Asset liquidity is provided from several sources, including amounts due from banks, federal funds sold, funds from maturing loans and funds from the sale of investment securities.

The Bank is a member of the FHLB of Atlanta (the "FHLB") and, as such, has the ability to borrow against eligible collateral items consisting of certain investment securities, certain 1-4 family residential mortgage loans and qualifying commercial loans. At June 30, 2009, the Bank had $29,500 of such borrowings outstanding and had the ability to borrow up to an additional $80,700 from the FHLB.

The Bank has $6,000 available through lines of credit with other banks as an additional source of liquidity funding. Management believes that the Company's and the Bank's overall liquidity sources are adequate to meet their operating needs in the ordinary course of business.

The Company's loan-to-deposit ratio was 103.7% as of June 30, 2009 and 97.0% as of December 31, 2008.


CAPITAL RESOURCES

The Company's capital base increased by $8,594 during the first six months of 2009. This change resulted from issuing preferred stock for proceeds of $8,990, net income of $553, share-based compensation of $57, less offsetting decreases of $172 from cash dividends declared on preferred stock, cash dividends of $143 declared on common stock and unrealized losses on available for sale securities, net of related income tax effects, totaling $691. The preferred stock is included in Tier 1 capital for purposes of computing the Company's regulatory capital ratios.

The unrealized losses on available for sale securities are not considered to be other-than-temporary because the Company has both the ability and the intent to hold the securities until such time as the values recover or the securities mature.

The Company's average equity to assets ratio was 6.83% at June 30, 2009, compared with 6.54% at December 31, 2008.

The Federal Reserve and the FDIC have issued guidelines for risk-based capital requirements for bank holding companies and banks. As of June 30, 2009, the Company and Bank exceeded the minimum capital levels that are required to be maintained.

It is management's objective to maintain the capital levels necessary for the Bank to continue to be considered well capitalized. However, no assurance can be given that this objective will be achieved. The Company anticipates that it will maintain capital at levels that will allow the Company and the Bank to qualify as being adequately capitalized as defined by regulations.

Company and Bank capital ratios at June 30, 2009 are presented in the following table, compared with the "well capitalized" requirement for the bank and minimum ratios under the Federal Reserve and FDIC regulatory definitions and guidelines:


                                                              Total
                                                Tier 1       Capital    Leverage
                                                ------       -------    --------
Company .....................................    10.1%         14.3%      8.4%
Bank ........................................    11.8%         13.1%      9.8%
Minimum "well-capitalized" requirement ......     6.0%         10.0%      5.0%
Minimum requirement .........................     4.0%          8.0%      4.0%


OFF-BALANCE-SHEET ARRANGEMENTS

The Company, through operations of the Bank, makes contractual commitments to extend credit in the ordinary course of its business activities. These commitments are legally binding agreements to lend money to customers of the Bank at predetermined interest rates for a specified period of time. At June 30, 2009, the Bank had issued commitments to extend credit of $66,329 through various types of lending. The commitments generally expire over one year.

In addition to commitments to extend credit, the Bank also issues standby letters of credit which are assurances to a third party that it will not suffer a loss if the Bank's customer fails to meet its contractual obligations to the third party. Standby letters of credit totaled $1,101 at June 30, 2009.

Past experience indicates that many of these commitments to extend credit and standby letters of credit will expire unused. However, through its various sources of liquidity, as described in "Liquidity," the Bank believes that it will have the necessary resources to meet these obligations should the need arise.

Neither the Company nor the Bank is involved in other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or other commitments or significantly impact earnings. Obligations under noncancelable operating lease agreements totaled approximately $275 at June 30, 2009. These obligations are payable over several years as shown in Note 10 to the Company's audited Financial Statements included in the Company's 2008 Annual Report on Form 10-K.


Commitments and Contingencies

As a result of the acquisition of $2,413 in specialty commercial loans during the second quarter of 2005, the Company is obligated to pay the seller's former owners a percentage of the outstanding loan balances each quarter. Currently, the percentage payout is 3% annually, but the percentage declines over the life of an agreement that expires May 16, 2015. No payments under this agreement were made during the first six months of 2009 due to the levels of losses on the loans.


Variable Interest Entity

On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"), which securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points. Currently, the rate applicable to this debt is 2.46%. The
Company may defer interest payments on the Debentures for up to twenty consecutive quarters, but not beyond the stated maturity date of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under other obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve Board. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. In accordance with Financial Accounting Standards Board Interpretation 46(R), the Trust is not consolidated in the Company's financial statements.


Item 3. - Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Company's market risk arises principally from interest rate risk inherent in its lending, deposit and borrowing activities. Management actively monitors and manages its interest rate risk exposure. Although the Company manages other risks, such as credit quality and liquidity risk in the normal course of business, management considers interest rate risk to be its most significant market risk and this risk could potentially have the largest material effect on the Company's financial condition and results of operations. Other types of market risks such as foreign currency exchange risk and commodity price risk do not arise in the normal course of community banking activities.

As of June 30, 2009 there was no significant change from the interest rate sensitivity analysis as of December 31, 2008. The foregoing disclosures related to the market risk of the Company should be read in connection with Management's Discussion and Analysis or Plan of Operation included in the 2008 Annual Report on Form 10-K.


Item 4T. - Controls and Procedures

Based on the evaluation required by 17 C.F.R. Section 240.13a-15(b) or 240.15d-15(b) of the Company's disclosure controls and procedures (as defined in 17 C.F.R. Sections 240.13a-15(e) or 240.15d-15(e)), the Company's chief executive officer and chief financial officer concluded that such controls and procedures, as of the end of the period covered by this report, were effective.

In connection with management's evaluation required by 17 C.F.R. 240.13a-15(d) or 240.15d-15(d) of the Company's internal control over financial reporting, management has determined that there has been no change in the Company's internal control over financial reporting during the most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II - OTHER INFORMATION

Item 4. - Submission of Matters to a Vote of Security Holders

         The Company held its Annual Meeting of Shareholders on June 17, 2009. Three matters were voted on with the following results:

1. The following eight directors were elected to each serve a one-year term:

                                             SHARES VOTED
                                               AUTHORITY                BROKER
DIRECTORS                       FOR             WITHHELD               NON-VOTES
                                ---             --------               ---------
Ronald K. Earnest             2,703,854          2,853                    0
Harold E. Garrett             2,696,169         10,538                    0
Mason Y. Garrett              2,703,854          2,853                    0
Michael L. Gault              2,703,854          2,853                    0
Baety O. Gross, Jr.           2,692,955         13,752                    0
S. Hunter Howard, Jr.         2,700,012          6,695                    0
S. Blanton Phillips           2,703,854          2,853                    0
J. Calhoun Pruitt, Jr.        2,703,854          2,853                    0

2. Approval of the GrandSouth Bancorporation 2009 Stock Option Plan.

                                                                         BROKER
              FOR             AGAINST            ABSTENTIONS           NON-VOTES
              ---             -------            -----------           ---------
           2,139,692          58,924                  0                 508,091

3. To Vote on a nonbinding proposal to approve the compensation of the Company's executive officers. 4.

                                                                        BROKER
              FOR             AGAINST            ABSTENTIONS           NON-VOTES
              ---             -------            -----------           ---------
           2,665,295          41,412                  0                   0


Item 6. - Exhibits

Exhibits 31.1   Rule 13a-14(a)/15d-14(a) Certification of principal executive officer

         31.2 Rule 13a-14(a)/15d-14(a) Certification of principal accounting officer

           32   Certifications pursuant to 18 U.S.C. Section 1350

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


   GRANDSOUTH BANCORPORATION
    Registrant



By:    /s/ Mason Y. Garrett                               Date:August 14, 2009
     -------------------------------------------               -----------------

     Mason Y. Garrett
     Chief Executive Officer


By:    /s/ J. B. Garrett                                  Date: August 14, 2009
     -------------------------------------------                ---------------

     J. B. Garrett
     Chief Financial Officer

EXHIBIT INDEX

31.1     Rule 13a-14(a)/15d-14(a) Certification of principal executive officer

31.2     Rule 13a-14(a)/15d-14(a) Certification of principal accounting officer

32       Certifications pursuant to 18 U.S.C. Section 1350

Management's Discussion and Analysis of Financial Condition and Results of Operations

         This discussion is intended to assist in understanding the consolidated financial condition and results of operations of the Company, and should be read in conjunction with the Company's consolidated financial statements and related notes contained elsewhere herein. All dollar amounts are in thousands except for per share amounts, unless otherwise noted. Per share net income and net income, assuming dilution, have been adjusted to reflect stock dividends.

         During the second half of 2008, severe economic and credit market disruptions caused by increasing foreclosure rates and valuation difficulties related to sub-prime and other problem mortgages led to significant losses in stock valuations and sharp and sudden decreases in the availability of credit for companies of all sizes. Interest rates associated with short-term US Treasury securities reached historically low levels as some investors preferred to entrust their funds to entities presumed riskless regardless of rate. The Federal Reserve pushed its target rate for federal funds lower, as well.

         In their efforts to mitigate the factors constraining the flow of credit and to restore confidence in the banking system, Congress enacted legislation and governmental agencies implemented programs designed to alleviate the fears of bank depositors (by temporarily increasing the limits on insured interest-bearing deposits to $250 per account owner and temporarily eliminating the cap on the amount of insured noninterest bearing demand deposits) and to provide guarantees for constant dollar money market mutual funds investors. The legislation and programs also made available additional capital for banks and other financial institutions in the form of direct preferred stock investments by the US Treasury, and through various other measures which continue to be added to and refined. In addition, the Federal Reserve expanded the types of assets eligible to be used as collateral for discount window borrowings and the types of entities that could use those services. Early in the fourth quarter of 2008, the Federal Reserve Bank began paying interest on bank's holdings of required reserves with the Federal Reserve and various programs were implemented to increase the availability of credit from the Federal Reserve by an expanded range of companies.

         The demise of several of the large investment houses and the closing or forced mergers of a few large and recognizable commercial banking companies caused depositors to become concerned about the ongoing viability of their own banks and made them more acutely aware of the FDIC insurance coverage of their deposits. Accordingly, in some cases, the Company's depositors, and those with funds on deposit at other financial institutions, took action to maximize the amount of funds covered by FDIC insurance. This resulted in funds flowing from one institution to another as customers decreased the amount of their funds held by any one institution to the insurance limit. Because there are several larger financial institutions in the Company's market areas which likely could have held significant amounts of such deposits, management believes that the Bank was a net recipient of such funds; i.e., the amount of such funds flowing to the Bank exceeded the amount that the Bank's customers moved to other banks. Because the depositors' primary concern was about the safety of principal, the Bank could compete for the funds without having to increase the rates it offered for deposits. However, management maintained the rates the Bank paid for deposits at levels competitive with other local institutions to enhance the likelihood that it could retain those accounts in the future and also increased the level of wholesale funding utilized. By participating in the Certificate of Deposit Account Registry Service ("CDARS") program, the Bank is able to offer to its depositors deposit insurance in excess of the $250 limit currently applicable to time deposits.

         To further address depositors' concerns about the safety of bank deposits and debt instruments, the FDIC, through its Temporary Liquidity Guarantee Program, provided financial institutions with options to accept unlimited insurance coverage for noninterest bearing transaction accounts (including certain low-interest NOW and IOLTA accounts, but excluding money market deposit accounts) through December 31, 2009 and, separately, the FDIC's guarantee of a portion of an institution's unsecured senior debt with a term of at least 31 days. The FDIC's guarantee of such debt lasts until the earlier of the maturity of the debt or June 30, 2012, provided the institution does not opt out of the program. If an institution participates in these optional programs, its deposit insurance assessments will increase more than if did not participate. The Company and the Bank opted out of the debt guarantee program but the Bank continues to participate in the expanded deposit insurance program.

         The U.S. Treasury's Capital Purchase Program ("CPP") was implemented to provide additional capital to healthy financial institutions. Under this program, the Treasury purchases preferred stock and, in some cases, receives warrants to purchase common stock. Under the terms of the sale, limits are imposed on the amounts of dividends that the recipients may pay to common stockholders and on certain other activities as well. The Company sold 9,450 shares of cumulative non-voting preferred stock under the CPP on January 9, 2009.

Critical Accounting Policies

         The Company has adopted various accounting policies, which govern the application of accounting principles generally accepted in the United States of America in the preparation of the Company's financial statements. The Company's significant accounting policies are described in the footnotes to the consolidated financial statements.

         Certain accounting policies involve significant judgments and assumptions by management, which have a material effect on the carrying amounts of certain assets and liabilities. Management considers these accounting policies to be critical accounting policies. The judgments and assumptions used by management are based on historical experience and other factors, which are believed to be reasonable in the circumstances. Because of the nature of the judgments and assumptions made by management, however, actual results could differ from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of operations of the Company.

         The Company believes the allowance for loan losses is a critical accounting estimate that requires the most significant judgments and estimates used in the preparation of its consolidated financial statements. Refer to the "Allowance for Loan Losses" section below for a detailed description of the Company's estimation process and methodology related to the allowance for loan losses.


Financial Condition

         The major components of the Company's balance sheets are:

                                                        Years ended December 31,
                                                          2008           2007
                                                          ----           ----
                                                        (Dollars in thousands)
Total assets .......................................    $375,017      $345,124
Loans, net .........................................     297,523       259,786
Investments and federal funds sold .................      49,733        64,752
Cash and due from banks ............................      10,782         4,585
Total liabilities ..................................     350,661       322,657
Deposits ...........................................     310,885       305,639
Short-term borrowings ..............................           -         5,000
Long-term Federal Home Loan Bank advances ..........      29,000             -
Junior subordinated debt ...........................       8,247         8,247
Shareholders' equity ...............................      24,356        22,467

         As a result of recent events in the financial markets and the response of Congress and the regulators as discussed above, by the end of 2008 the Bank reduced its federal funds sold position.

         Due to the economic slowdown in the Company's market area, the Bank experienced a decrease in loan demand across all sectors of its loan portfolio during the third and fourth quarters of 2008. The decrease was especially pronounced in the demand for new construction and land development loans due to credit market disruptions and increased foreclosure rates. Consequently, loan growth during the last six months was only slightly more than half of the growth experienced in the first six months of the year. During the second half of 2008, the Bank experienced a significant increase in nonaccrual and other problem loans.

         The Bank experienced only modest growth in deposits during 2008. Brokered deposits totaled $40,346, or 13.0% of total deposits as of December 31, 2008 compared with $16,857, or 5.5% of total deposits, as of December 31, 2007. The FDIC is in the process of implementing changes to the calculation it uses in assessing insured banks' deposit insurance premiums to include a larger factor for banks that fund rapid asset growth by the use of brokered deposits. Consequently, it is likely that the Bank's deposit insurance expenses in future periods will be higher for funding sources such as brokered deposits relative to other more traditional deposit products. The Bank borrowed $29,000 from the Federal Home Loan Bank of Atlanta in the second quarter of 2008 to match the maturities and secure funding for loans originated.

Issuance of Junior Subordinated Debentures

         On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I (the "Trust"), and is the sole owner of the $247 in common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due 2036 ("Debentures"). The debentures are prepayable without penalty any time after their fifth anniversary. These securities, and the accrued interest thereon, now constitute the Trust's sole assets. Under current Federal Reserve regulations, these securities are eligible to be treated as Tier 1 capital by the Company. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. For further discussion, please see Note 9 to the Company's consolidated financial statements.

Earnings Performance

         Net income for 2008 was $1,348, a decrease of $1,451, or 51.8%, from net income of $2,799 for 2007. Net interest income for 2008 was $636 less than for 2007. The 2008 provision for loan losses was $2,880, an increase of $1,835, or 175.6%, over the amount for 2007. Income tax expense for 2008 was $732, a decrease of $848 from the 2007 amount.

         Net income for 2007 was $2,799, a decrease of $461, or 14.1%, from net income of $3,260 for 2006. While net interest income for 2007 increased only slightly over the 2006 amount, noninterest expenses increased significantly. Salaries and benefits, premises and equipment, data processing and printing, postage and supplies expenses were higher, primarily because 2007 was the first full-year of operation of the new Anderson branch office. In addition, significantly higher professional fees were incurred to ensure that the Company continues to comply with increasingly stringent regulatory requirements.

Net Interest Income

         Net interest income is the amount of interest earned on interest-earning assets (loans, investment securities, interest-earning deposits in other banks, and federal funds sold) less the interest expense incurred on interest-bearing liabilities (interest-bearing deposits and borrowed money), and is the principal source of the Bank's earnings. Net interest income is affected by the level of interest rates, the volume and mix of interest earning-assets and interest-bearing liabilities and the relative funding of interest-earning assets.

2008 Compared with 2007

         Net interest income for 2008 decreased by $636 from the 2007 amount. Interest income for 2008 decreased by $2,201 from the 2007 amount and interest expense decreased by $1,565. Decreases in market interest rates were primarily responsible for these decreases.

         The average yield on loans was 7.65% for 2008, a decrease of 188 basis points from the 2007 yield. Loans are the largest component of the Company's earning assets and, accordingly, the largest determinant of its interest income. Approximately 51% of the Company's loans are variable rate loans. Consequently, as interest rates fell during 2008, the rates associated with those variable rate loans were lowered as well. Fixed rate loans originated and renewed during 2008 were also subject to yield reductions. The significant increase in nonaccrual loans during 2008, and the accompanying effects on interest income of the reversal of previously recorded but uncollected income and the cessation of future accruals, also contributed to the decrease in interest income on loans. Interest income from federal funds sold and interest bearing accounts with other banks also were affected significantly by lower market rates.

         Interest expense on deposit accounts decreased for all categories of deposits except for NOW accounts. The Bank offers a high-yielding tiered-rate NOW deposit account which requires that the customer maintain only a relatively low balance in order to earn a higher rate of interest. The Bank uses these accounts both to attract deposit customers from other institutions and to increase sales of multiple products to its pre-existing customers.

         During 2008, the Company increased significantly its use of fixed rate long-term funds borrowed from the Federal Home Loan Bank of Atlanta. During the first six months of 2008, the Company received proceeds of $29,000 from such advances at an average interest rate of 3.62%. Maturities of the advances at their inception ranged from one to five years. The level of such long-term borrowings currently used is low relative to the Bank's history and to other banks in its peer group.


2007 Compared with 2006

         Net interest income for 2007 increased by only $154 over the 2006 amount. Interest income for 2007 increased by $3,233 over the 2006 amount, primarily as a result of higher average volumes of investment securities and loans. Yield on loans decreased slightly during 2007 because of decreases in interest rates that occurred late in the year.

         Higher volumes of interest-bearing liabilities combined with higher rates paid for such funds to increase interest expense for 2007 by $3,079 over the 2006 amount. In particular, expenses related to money market accounts increased significantly. The increased expense is almost entirely due to higher average amounts of such deposits, which were a result of the highly competitive rates paid by the Company. The success realized in the deposit-gathering function allowed the Company to reduce, on average, its reliance on short-term borrowed funds and Federal Home Loan Bank advances during the year.

         The table, "Average Balances, Income and Expense, Yields and Rates", provides an analysis of the average amounts of the Company's assets and liabilities and the effective yields and rates on the categories of average interest earning assets and interest bearing liabilities for the years ended December 31, 2008, 2007 and 2006.

             Average Balances, Income and Expense, Yields and Rates

                                                                            Years ended December 31,
                                                                            ------------------------
                                                      2008                            2007                           2006
                                                      ----                            ----                           ----
                                          Average    Income/    Yields/  Average     Income/  Yields/    Average    Income/  Yields/
                                        Balances (1) Expense    Rates    Balances(1) Expense   Rates    Balances(1) Expense   Rates
                                        --------------------    -----    -------------------   -----    -------------------   -----
                                                                      (Dollars in thousands)
Assets
Federal funds sold and interest
    bearing accounts with other banks .  $ 11,665   $   217   1.86%      $ 10,672   $   583    5.46%     $ 13,144   $   651    4.95%
Investments and other securities (2) ..    55,165     2,799   5.07%        50,347     2,435    4.84%       36,451     1,622    4.45%
Loans(2)(3 (4) ........................   282,857    21,627   7.65%       250,024    23,826    9.53%      215,673    21,338    9.89%
                                         --------   -------              --------   -------              --------   -------
       Total interest earning assets ..   349,687    24,643   7.05%       311,043    26,844    8.63%      265,268    23,611    8.90%
Cash and due from banks ...............     4,233                           4,422                           4,087
Allowance for loan losses .............    (3,261)                         (2,765)                         (2,831)
Premises and equipment ................     4,863                           5,038                           4,938
Other assets ..........................     9,795                           8,629                           8,508
                                         --------                        --------                        -------
       Total assets ...................  $365,317                        $326,367                        $279,970
                                         ========                        ========                        =======

Liabilities and
 shareholders' equity
Interest bearing deposits
    NOW accounts ......................  $  7,236   $   168   2.32%      $  3,924   $    62    1.58%     $  2,934   $     8    0.27%
    Savings ...........................       581         1   0.17%           616         3    0.49%          656         3    0.46%
    Money market accounts .............   101,210     2,821   2.79%        92,373     3,940    4.27%       66,774     2,805    4.20%
    Time deposits .....................   182,663     8,137   4.45%       180,340     9,306    5.16%      160,594     7,229    4.50%
                                         --------   -------              --------   -------              --------   -------
       Total interest
         bearing deposits .............   291,690    11,127   3.81%       277,253    13,311    4.80%      230,958    10,045    4.35%
FHLB advances .........................    21,773       796   3.66%           169        10    5.92%        6,905       301    4.36%
Other borrowings ......................        17         -   0.00%             -         -    0.00%        1,401       106    7.57%
Junior subordinated debentures ........     8,247       432   5.24%         8,247       599    7.26%        5,267       389    7.39%
                                         --------   -------              --------   -------              --------   -------
       Total interest
         bearing liabilities ..........   321,727    12,355   3.84%       285,669    13,920    4.87%      244,531    10,841    4.43%
Noninterest bearing demand deposits ...    16,570                          15,970                          14,296
Other liabilities .....................     3,121                           3,746                           3,188
Shareholders' equity ..................    23,899                          20,982                          17,955
                                         --------                        --------                        -------
       Total liabilities and
       shareholders' equity ...........  $365,317                        $326,367                        $279,970
                                         ========                        ========                        =======
Interest rate spread (5) ..............                       3.21%                            3.76%                           4.47%
Net interest income and net yield
    on earning assets (6) .............             $12,288   3.51%                 $12,924    4.16%                $12,770    4.81%
Interest free funds supporting
    earning assets (7) ................  $ 27,960                        $ 25,374                        $ 20,737

--------------------------
(1)  Average balances are computed on a daily basis.
(2) Income and yields on tax-exempt securities and loans have not been adjusted on a tax equivalent basis.
(3) Nonaccrual loans are included in the average loan balances and income on such loans generally is recognized on a cash basis.
(4)  Includes immaterial amounts of loan fees.
(5) Total interest earning assets yield less the total interest bearing liabilities rate.
(6)  Net interest income divided by total interest earning assets.
(7)  Total interest earning assets less total interest bearing liabilities.

         The table, "Volume and Rate Variance Analysis", provides a summary of changes in net interest income resulting from changes in volumes of interest earning assets and interest bearing liabilities (change in volume times old rate), and the rates earned and paid on such assets and liabilities (change in rate times old volume).

             Volume and Rate Variance Analysis

                                                                2008 Compared with 2007                 2007 Compared with 2006
                                                                -----------------------                 -----------------------
                                                          Volume (1)     Rate (1)      Total      Volume (1)   Rate (1)      Total
                                                          ----------     --------      -----      ----------   --------      -----
                                                                                      (Dollars in thousands)
Federal funds sold and interest
      bearing accounts with other banks ...............     $    50     $  (416)     $  (366)     $  (130)     $    62      $   (68)
Investment securities .................................         240         124          364          662          151          813
Loans .................................................       2,882      (5,081)      (2,199)       3,296         (808)       2,488
                                                            -------     -------      -------      -------      -------      -------
                 Total interest income ................       3,172      (5,373)      (2,201)       3,828         (595)       3,233
                                                            -------     -------      -------      -------      -------      -------
Interest bearing deposits
      NOW accounts ....................................          68          38          106            4           50           54
      Savings accounts ................................           -          (2)          (2)           -            -            -
      Money market accounts ...........................         349      (1,468)      (1,119)       1,091           44        1,135
      Time deposits ...................................         119      (1,288)      (1,169)         948        1,129        2,077
FHLB advances .........................................         791          (5)         786         (389)          98         (291)
Other borrowings ......................................           -           -            -         (106)           -         (106)
Junior subordinated debentures ........................           -        (167)        (167)         216           (6)         210
                                                            -------     -------      -------      -------      -------      -------
                 Total interest expense ...............       1,327      (2,892)      (1,565)       1,764        1,315        3,079
                                                            -------     -------      -------      -------      -------      -------
                 Change in net interest income ........     $ 1,845     $(2,481)     $  (636)     $ 2,064      $(1,910)     $   154
                                                            =======     =======      =======      =======      =======      =======

-------------------
(1) The rate/volume variance for each category has been allocated on a consistent basis between rate and volume variances based on the percentage of rate or volume variance to the sum of the two absolute variances except in categories having balances in only one period. In such cases, the entire variance is attributed to volume variances.

         Management currently expects that interest rates will be likely to remain mostly unchanged during the first half of 2009 due to the problems in the housing and credit markets and actions that may be taken by the Federal Reserve. During the second half of the year, the trend in interest rates could take widely divergent paths depending on developments in unemployment levels, changes in expectations about inflation and/or recession, oil prices, etc. While management has not presently identified any specific factors that it believes might cause market interest rates to increase or decrease rapidly in a short period of time, changes in interest rates that could significantly affect the Company, either positively or negatively, are possible. Management believes that net interest income should increase somewhat during 2009 as certificates of deposit mature and are repriced at the current lower rates offered.


Interest Rate Sensitivity

         Interest rate sensitivity measures the timing and magnitude of the repricing of assets compared with the repricing of liabilities and is an important part of asset/liability management. The objective of interest rate sensitivity management is to generate stable growth in net interest income, and to control the risks associated with interest rate movements. Management constantly monitors interest rate risk exposures and the expected interest rate environment so that adjustments in interest rate sensitivity can be timely made.

         The table, "Interest Sensitivity Analysis", indicates that, on a cumulative basis through twelve months, rate sensitive liabilities exceeded rate sensitive assets at the end of 2008 by $79,749, resulting in a cumulative gap ratio of .71. When interest sensitive assets exceed interest sensitive liabilities for a specific repricing "horizon," a positive interest sensitivity gap results. The gap is negative when interest sensitive liabilities exceed interest sensitive assets, as was the case at the end of 2008 with respect to the one-year time horizon. For a bank with a negative gap, falling interest rates would ordinarily be expected to have a positive effect on net interest income and rising rates would ordinarily be expected to have a negative effect.

         The table, "Interest Sensitivity Analysis", reflects the balances of interest earning assets and interest bearing liabilities at the earlier of their repricing or maturity dates. Amounts of fixed rate loans are reflected at the loans' final maturity dates. Variable rate loans are reflected at the earlier of their contractual maturity date or the date at which the loans may be repriced contractually. Securities are reflected at the earlier of each instrument's ultimate maturity or contractual repricing date. Overnight federal funds sold are reflected in the earliest contractual repricing interval due to the immediately available nature of these funds. Interest bearing liabilities with no contractual maturity, such as interest bearing transaction accounts and savings deposits, are reflected in the earliest repricing interval. These liabilities are subject to contractual arrangements that allow management to vary the rates paid on these deposits within a thirty-day or shorter period. However, the Company is not obligated to vary the rates paid on those deposits within any given period. Fixed rate time deposits, principally certificates of deposit, are reflected at their contractual maturity dates. Variable rate time deposits, principally individual retirement accounts, are reflected at the earlier of their next repricing or maturity dates.

               Interest Sensitivity Analysis

                                                                                        December 31, 2008
                                                                                        -----------------
                                                                 Within     Over 3 to 12      Over 12      Nonaccrual
                                                                3 Months       Months          Months        Loans           Total
                                                                --------       ------          ------        -----           -----
                                                                                  (Dollars in thousands)
Interest earning assets
     Interest bearing deposits due from banks ..........      $   8,453      $       -       $   2,000      $       -      $  10,453
     Federal funds sold ................................            429              -               -              -            429
     Securities ........................................              -            563          46,815              -         47,378
     Federal Home Loan Bank stock ......................          1,926              -               -              -          1,926
     Loans .............................................        164,602         23,646         106,888          6,497        301,633
                                                              ---------      ---------       ---------      ---------      ---------
             Total interest earning assets .............        175,410         24,209         155,703          6,497      $ 361,819
                                                              ---------      ---------       ---------      ---------      =========

Interest bearing liabilities
     Interest bearing deposits
         NOW accounts ..................................      $   9,124      $       -       $       -      $       -      $   9,124
         Savings and money market accounts .............         92,714              -               -              -         92,714
         Time deposits $100M and over ..................         13,684         36,472          10,662              -         60,818
         Other time deposits ...........................         33,835         80,292          18,771              -        132,898
                                                              ---------      ---------       ---------      ---------      ---------
             Total interest bearing deposits ...........        149,357        116,764          29,433              -        295,554
     Federal Home Loan Bank advances ...................          5,000              -          24,000              -         29,000
     Junior subordinated debentures ....................          8,247              -               -              -          8,247
                                                              ---------      ---------       ---------      ---------      ---------
             Total interest bearing liabilities ........        162,604        116,764          53,433              -      $ 332,801
                                                              ---------      ---------       ---------      ---------      =========

Interest sensitivity gap ...............................      $  12,806      $ (92,555)
Cumulative interest sensitivity gap ....................      $  12,806      $ (79,749)
Gap ratio ..............................................           1.08           0.21
Cumulative gap ratio ...................................           1.08           0.71


Provision for Loan Losses

         The allowance for loan losses is established through charges to expense in the form of a provision for loan losses. The level of the allowance for loan losses is based on management's judgment of the amount sufficient to absorb losses inherent in the loan portfolio. Loan losses or recoveries are charged or credited directly to the allowance. The provision for losses for 2008 was $2,880, an increase of $1,835 over the 2007 provision. This increase resulted from significantly higher amounts of net charge-offs and non-performing loans during 2008. The 2007 provision was $1,045, a decrease of $65 from the amount provided in 2006. This decrease resulted primarily from a reduction in the amount of net charge-offs from $1,737 in 2006 to $525 in 2007.

         See "Allowance for Loan Losses" and "Critical Accounting Policies" for further information about the methodology used and factors considered by management in determining the amount of the allowance for loan losses.

Noninterest  Income

         Noninterest income for 2008 totaled $754, an increase of $92 over the 2007 amount, primarily due to a $94 increase in service charges on deposit accounts. Also contributing to the increase were a $40 turnaround in gains and losses from sales of investment securities and a $40 gain on the sale of premises and equipment.

         Noninterest income for 2007 decreased by $97 from the 2006 amount because of non-recurring gains of $119 realized on sales of assets acquired in settlement of loans in 2006 and losses of $24 realized on dispositions of investment securities in 2007. Service charges on deposit accounts increased by $31 over the 2006 amount due to larger account volumes resulting from the opening of the Anderson, SC branch office.


Noninterest Expenses

         Noninterest expenses for 2008 totaled $8,082, a decrease of $80 from the 2007 amount. Premises and equipment expenses for 2008 were $671, a decrease of $156 from the 2007 amount. Insurance costs fell by $87 as the Company increased the deductibles for some of its policies. Expenses for printing, postage and supplies decreased due to lower volumes of, and price reductions in, courier services for the Bank's automobile floor plan lending division. Professional fees for 2008 were $106 less than for 2007 due to the non-recurring nature of some of the services obtained in 2007.

         Noninterest expenses for 2007 increased by $764, or 10.3%, over the 2006 amount. Salaries and employee benefits increased by $328 due to an increase of $107 in the amounts of incentive compensation and automobile allowances, an increase of $51 in matching contributions to the Company's 401(k) plan due to a change in the Company's matching contribution formula, and $142 from the deferral of costs associated with loan originations in accordance with SFAS 91. Also, 2007 was the first full year of operation of the Bank's Anderson office. Professional fees increased by $226 due to the Company's efforts to assess its system of internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002, and services in connection with assessment of the impact of Internal Revenue Code Section 409A on various executive deferred compensation arrangements and amendments to the arrangements resulting therefrom. Insurance expenses increased by $81 primarily due to higher FDIC assessments for federal deposit insurance coverage. Data processing expenses increased by $86 due to higher numbers of deposit accounts.


Income Taxes

         Income tax expense for 2008 was $732, a decrease of $848 from the 2007 amount, due to lower net income before income taxes and a $220 increase in income from nontaxable investment securities. Income tax expense for 2007 decreased by $181 from the 2006 amount due to lower amounts of taxable income. Income from nontaxable investment securities increased by $285 over the 2006 amount. The effective tax rates were 35.2%, 36.1%, and 35.1% in 2008, 2007 and 2006, respectively. The effective tax rates decreased in 2008 primarily because of the increase in nontaxable investment income and increased in 2007 primarily due to increased nondeductible expenses, including share-based compensation recorded for incentive stock options granted.


Investment Portfolio

         As of December 31, 2008, the Bank's investment portfolio, excluding investments required for membership in the Federal Home Loan Bank of Atlanta, was approximately 13% of total assets. The following table summarizes the carrying value amounts of investments held as of December 31, 2008, 2007 and 2006. The Bank had no trading or held-to-maturity securities at any of the dates shown.

         During 2008, the Company did not invest significantly in any class of investment securities, as only $3,199 of investment securities were purchased. Maturities, calls, paydowns and sales of such instruments totaled $15,544 during the year. During 2007, the Bank significantly increased the amounts invested in state, county and municipal bonds and in mortgage-backed securities issued by government-sponsored enterprises as management sought to increase income production from these instruments.

                        Securities Portfolio Composition

                                                         December 31,
                                                         ------------
                                                 2008        2007          2006
                                                 ----        ----          ----
                                                    (Dollars in thousands)
Available-for-sale
Government-sponsored
     enterprises (GSEs) .................      $11,478      $19,544      $22,469
State, county and municipal .............       13,393       13,289        3,339
Mortgage-backed securities
    issued by GSEs ......................       22,507       26,734       15,838
                                               -------      -------      -------
        Total available-for-sale ........      $47,378      $59,567      $41,646
                                               =======      =======      =======

         The following table presents maturities and weighted average yields of securities at December 31, 2008. Yields on tax-exempt state, county and municipal obligations have not been computed on a taxable-equivalent basis.

                   Securities Portfolio Maturities and Yields

                                                                         December 31, 2008
                                                                         -----------------
                                                            After             After
                                                          One Year          Five Years
                                      Within              Through            Through                After
                                    One Year (1)       Five Years (1)       Ten Years (1)        Ten Years (1)          Total
                                    ------------       --------------       -------------        -------------          -----
                                    Amount   Yield     Amount    Yield     Amount     Yield     Amount     Yield     Amount   Yield
                                    ------   -----     ------    -----     ------     -----     ------     -----     ------   -----
                                                                      (Dollars in thousands)
Government-sponsored
     enterprises ................  $    -    0.00%    $ 7,144    5.66%    $ 4,334     5.53%    $     -     0.00%    $11,478    5.61%
State, county and municipal .....       -    0.00%          -    0.00%      1,174     3.93%     12,219     4.23%     13,393    4.20%
Mortgage-backed securities
     issued by GSEs .............     563    4.14%      3,609    4.00%      1,428     4.76%     16,907     5.74%     22,507    5.36%
          Total .................  $  563    4.14%    $10,753    5.10%    $ 6,936     5.10%    $29,126     5.11%    $47,378    5.09%


----------------------------
(1) Maturity categories based upon final stated maturity dates. Average maturity is substantially shorter because of the monthly return of principal on certain securities.


         Government-sponsored enterprises ("GSEs") are agencies and corporations established by the U.S. Government, including, among others, the Federal Home Loan Banks, Federal National Mortgage Association ("FNMA") , and Federal Home Loan Mortgage Corporation ("FHLMC"). Debt securities issued by these enterprises are not obligations of the U.S. Government and are not backed by the full faith and credit of the U.S. Government or otherwise guaranteed by the U.S. Government. Late in 2008, FNMA and FHLMC were placed into conservatorship and their debt obligations were effectively assumed by the U.S. Government when the U.S. Treasury intervened to recapitalize those entities. Evidencing the relatively high-quality of the GSE issuers, however, their debt securities generally are eligible to be used as security for public deposits of the U.S. Treasury, government agencies and corporations and states and other political subdivisions. The Company believes that its investment in these securities at these levels is prudent, given the excellent credit ratings enjoyed by the GSEs. The mortgage-backed securities in the Company's portfolio are not backed by sub-prime mortgages.

         On an ongoing basis, management assigns securities upon purchase into one of three categories (trading, available-for-sale or held-to-maturity) based on intent, taking into consideration other factors including expectations for changes in market rates of interest, liquidity needs, asset/liability management strategies, and capital requirements. The Company has never held securities for trading purposes. During 2008, the Company realized gains of $16 on the disposition of available-for-sale investment securities. In 2007, the Company realized losses of $24 on such securities and no such activity occurred in 2006. No transfers of available-for-sale or held-to-maturity securities to other categories were made in any of the years 2006 through 2008.

         As of December 31, 2008, the Company held debt obligations of individual GSEs as follows: Federal Home Loan Banks - $7,156; Federal Home Loan Mortgage Corporation - $8,996; and Federal National Mortgage Association - $17,833.

         As of December 31, 2008, the Company did not have any concentrations in debt securities that are payable from and secured by the same source of revenue or taxing authority of any state, county and municipal issuers in an amount equal to 10% or more of shareholders' equity.


Loan Portfolio

         Management believes the loan portfolio is adequately diversified. There are no concentrations of loans in any particular individual, industry or groups of related individuals or industries, and there are no foreign loans. The Company's loan portfolio is, however, dependent upon economic and other factors that affect its local market areas.

         The amounts of loans outstanding as of the end of each of the last five years, and the percentage of each category to total loans, are shown in the following tables according to type of loan:

                           Loan Portfolio Composition

                                                                                           December 31,
                                                                                           ------------
                                                              2008            2007             2006           2005            2004
                                                              ----            ----             ----           ----            ----
                                                            (Dollars in thousands)

Commercial, financial and agricultural .............        $ 42,734        $ 44,640        $ 35,783        $ 41,915        $ 33,644
Real estate - construction .........................          75,537          84,458          65,096          39,895          39,170
Real estate - mortgage .............................         178,387         128,633         120,673         110,694          96,984
Consumer installment ...............................           4,975           4,998           5,209           7,858           6,660
                                                            --------        --------        --------        --------        --------
       Total loans .................................        $301,633        $262,729        $226,761        $200,362        $176,458
                                                            ========        ========        ========        ========        ========

                      Percentage Loan Portfolio Composition

                                                                                       December 31,
                                                                                       ------------
                                                             2008           2007           2006           2005           2004
                                                             ----           ----           ----           ----           ----

Commercial, financial and agricultural .............         14.2%          17.0%          15.8%          20.9%          19.1%
Real estate - construction .........................         25.0%          32.1%          28.7%          19.9%          22.2%
Real estate - mortgage .............................         59.1%          49.0%          53.2%          55.2%          55.0%
Consumer installment ...............................          1.7%           1.9%           2.3%           4.0%           3.7%
                                                            -----          -----          -----          -----          -----
       Total loans .................................        100.0%         100.0%         100.0%         100.0%         100.0%
                                                            =====          =====          =====          =====          =====

         A certain degree of risk taking is inherent in the extension of credit. Management has established loan and credit policies and practices designed to control both the types and amounts of risks assumed, and to minimize losses. Such policies and practices include limitations on loan-to-collateral values for various types of collateral, requirements for appraisals of real estate collateral, problem loan management practices and collection procedures, and nonaccrual and charge-off guidelines.

         Commercial, financial and agricultural loans primarily represent loans to businesses, and may be made on either a secured or an unsecured basis. When taken, collateral usually consists of liens on receivables, equipment, inventories, furniture and fixtures. Unsecured business loans are generally short-term with emphasis on repayment strengths and low debt-to-worth ratios. Commercial lending involves significant risk because repayment usually depends on the cash flows generated by the customer's business, and the debt service capacity of a business can deteriorate due to downturns in national and local economic conditions. To control risk, management performs initial and continuing analyses of customers' financial information.

         Real estate construction loans generally consist of financing the construction of 1-4 family dwellings and nonfarm, nonresidential real estate. Generally, loan-to-cost ratios are limited to 80% and the Bank reviews the financial ability of the borrower to meet the guidelines of permanent financing prior to the advancement of construction loan proceeds. Due to the short-term nature of its funding sources, the Bank generally does not provide permanent financing for these properties. The Bank experienced significant growth in construction loans in 2007 and 2006. During 2008, the Company's exposure to construction loans decreased by $8,921. In light of recent developments in the housing and credit markets, management currently expects that the Company will maintain or decrease its amount of construction loans due to the lack of demand for housing in the local market.

         Loans secured by real estate mortgages comprised approximately 59%, 49% and 53% of the Company's loan portfolio at the end of 2008, 2007 and 2006, respectively. Real estate mortgage loans grew by $49,754 in 2008, by $7,960 during 2007 and by $9,979 during 2006. Residential real estate loans consist mainly of first and second mortgage loans on single family homes, with some multifamily home loans. Loan-to-value ratios for these instruments are generally limited to 80%.

         The Bank offers a variety of fixed-rate residential real estate loan products. Loans retained in-house generally have repayment amounts based on either 15 or 30 year terms and include 5-year balloon-payment provisions. Underwriting for these loans is performed in-house within the limits of loan officers' lending authorities and the loans typically are renegotiated near the end of the balloon period. In addition, conventional, variable rate mortgage loans may be originated and closed by the Bank in the name of other financial institutions in exchange for an origination fee. Such loans are not funded by the Bank.

         Nonfarm, nonresidential real estate loans are secured by business and commercial properties with loan-to-value ratios generally limited to 80%. These loans made up $108,417 of the $178,387 in real estate mortgage loans as of December 31, 2008 and $78,095 of the $128,633 in real estate loans reported at December 31, 2007. At December 31, 2008 and 2007, the Bank had 10 loans totaling $5,001 and 5 loans totaling $1,349, respectively, in this category with initial loan-to-value ratios exceeding 100%.

         The repayment of both residential and business real estate loans is dependent primarily on the income and cash flows of the borrowers, with the real estate serving as a secondary or liquidation source of repayment. The Company does not originate high-risk mortgage loans such as so-called option ARMs, loans with high debt-to-worth ratios (without requiring the purchaser to obtain private mortgage insurance), loans with fixed monthly payment amounts that are less than the interest accrued on the loan, or loans with low initial monthly payments that increase to much higher levels at some future time.

         Real estate values in the Company's market areas, particularly residential real properties, have so far remained relatively steady and have not suffered the precipitous decreases seen in some areas, though there can no assurances that this stability will continue. However, there has been a trend toward a longer marketing period required to sell properties. As a result, real estate collateral has become a somewhat less reliable source of prompt repayment when a borrower defaults, but it remains, nevertheless, a valuable source.


Maturity and Interest Sensitivity Distribution of Loans

         The following table sets forth the maturity distribution of the Company's commercial, financial and agricultural loans and its real estate - construction loans, as of December 31, 2008, as well as the type of interest requirement on such loans.

                                                                                              December 31, 2008
                                                                                              -----------------
                                                                                 Due in       Due after
                                                                                One Year      One through    Due after
                                                                                or Less       Five Years      Five Years      Total
                                                                                -------       ----------      ----------      -----
                                                                                             (Dollars in thousands)

Commercial, financial and agricultural .................................        $26,616        $ 8,695        $ 7,423        $42,734
Real estate - construction .............................................         45,420         30,117              -         75,537

Above loans with fixed rate and due after one year .....................                                                     $19,434
                                                                                                                             =======
Above loans with variable rate and due after one year ..................                                                     $26,801
                                                                                                                             =======

Nonperforming Loans; Assets Acquired in Settlement of Loans

         Generally, when a loan is 90 days past due as to interest or principal or when payment in full is not anticipated, the accrual of interest income is discontinued. A nonaccrual loan is not returned to accrual status unless principal and interest are current and the borrower has demonstrated the ability to continue making payments as agreed. When it is probable the Bank will be unable to collect all amounts due in accordance with the loan agreement, the principal balance is reduced to the estimated fair value of collateral by charge-off to the allowance for loan losses of the difference between book value and estimated fair value. Any subsequent collections are credited first to the remaining principal balance and then to the allowance for loan losses as a recovery.

         The amount of interest income that would have been included in income in 2008, 2007 and 2006, if nonaccrual loans had performed in accordance with the loans' original terms was $405, $164 and $318, respectively. Interest income recorded on nonaccrual loans was $33, $34 and $68, respectively. As of December 31, 2008, loans that were 90 days or more past due and still accruing interest totaled $714 and there were no restructured loans. At December 31, 2007 and 2006, there were no loans that were 90 days or more past due and still accruing interest and there were no restructured loans.

         As of December 31, 2008, 2007 and 2006, the Bank had $6,497, $1,127 and
$834, respectively, of nonaccrual loans. The increase for 2008 was attributable primarily to the downturn in economic activity in the Company's market areas. In general, the economic slowdown in those areas was manifested through prolonged marketing periods for residential and commercial real estate and higher levels of unemployment in the manufacturing sector.

         Nonaccrual loans increased by $5.4 million from December 31, 2007 to December 31, 2008. The increase in nonaccrual loans included several large defaults involving customers within the Company's market area. Of the December 31, 2008 amount of nonaccrual loans, $2,160 represents one customer. The loans are well-secured by commercial property and the Bank expects to recover all, or substantially all, of the outstanding balance. Of the remaining amount as of December 31, 2008, $1,430 is secured by completed commercial buildings, $1,030 is secured by commercial land development projects, $705 is secured by residential land development properties, $547 is secured by completed 1-4 family residences, and $378 is secured by partially completed 1-4 family residential properties.

         The increase in 2007 was attributable primarily to one large loan secured by commercial real estate that was added to nonaccrual loans during the year. The decrease in nonaccrual loans from the end of 2005 to the end of 2006 was attributable primarily to the charge-off in 2006 of more than $2,000 of loans that were previously nonaccrual loans. Additionally, the Bank acquired an asset in settlement of a loan of $149.

         Included in nonaccrual loans at December 31, 2005 were $1,660 in loans to one customer for which the Company specifically reserved $500 in anticipation of charge-offs. At the time of filing of the 2005 Annual Report on Form 10-K, the Company believed that the business remained a going concern with enough cash flows to service the debt, or was saleable for an amount sufficient to repay its debts. However, events occurred in 2006 that were not foreseeable and included the loss of the debtor's largest customer which accounted for approximately 65% of sales. Realizing that full collectibility was improbable, the Bank charged-off $1,360 in 2006.

      Nonaccrual and Past Due Loans; Assets Acquired in Settlement of Loans

                                                                                             December 31,
                                                                                             ------------
                                                                      2008          2007         2006           2005          2004
                                                                      ----          ----         ----           ----          ----
                                                                                         (Dollars in thousands)

Nonaccrual loans
      Commercial, financial and agricultural .................       $  248        $  266        $  435        $  329        $    -
      Real estate - construction .............................        3,824             -             -             -            10
      Real estate - mortgage .................................        2,413           833           378         2,210         1,394
      Installment loans to individuals .......................           12            28            21            12            93
                                                                     ------        ------        ------        ------        ------
          Total nonaccrual loans .............................        6,497         1,127           834         2,551         1,497
Accruing loans 90 days or more past due ......................          714             -             -             -             -
                                                                     ------        ------        ------        ------        ------
          Total nonperforming loans ..........................       $7,211        $1,127        $  834        $2,551        $1,497
                                                                     ======        ======        ======        ======        ======

Nonperforming loans as a percent of total loans ..............          2.4%          0.4%          0.4%          1.3%          0.8%

Assets acquired in settlement of loans .......................       $  674        $1,752        $  149        $  630        $  881
                                                                     ======        ======        ======        ======        ======


         As of December 31, 2008, impaired loans totaled $9,799. Of this amount, $6,497 was classified as nonaccrual loans. The Bank classifies a loan as impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         As of December 31, 2008, there were no irrevocable commitments to lend additional funds to debtors owing amounts on nonaccrual loans.

         There were no restructured loans during any of the periods in the table above.


Potential Problem Loans

         Management has identified and maintains a list of potential problem loans that are not included in nonperforming loans (nonaccrual or loans past due 90 days or more and still accruing). Management monitors this list closely and maintains dialogue with the customers to determine if and when circumstances arise that warrant removal of the loan from this list or establishing a specific loan loss allowance for it. A loan is added to the potential problem list when management becomes aware of information about possible credit problems of borrowers that causes doubts as to the ability of such borrowers to comply with the current loan repayment terms. At December 31, 2008, loans in the amount of $3,300, or 1.0% of total loans, were determined by management to be potential problem loans. This amount does not represent management's estimate of potential losses since a large proportion of such loans is secured by various types of collateral. As of December 31, 2007, potential problem loans totaled $828, or ..3% of total loans.


Allowance for Loan Losses

         The allowance for loan losses is based on management's ongoing evaluation of the loan portfolio and reflects an amount which in management's opinion is sufficient to absorb probable losses in the existing loan portfolio. Loan losses are charged against, and recoveries are credited to the allowance. Provisions for loan losses charged to expense are credited to the allowance. The amounts of loan loss provisions are based on various factors which, in management's judgment, merit current recognition in estimating losses. Such factors include the market value of any underlying collateral, growth and composition of credit risk within the loan portfolio, loss experience, review of problem loans, delinquency trends, and local and regional economic conditions. Management evaluates the carrying value of loans quarterly and the allowance for loan losses is adjusted accordingly. While management uses the best available information in making its evaluations, future adjustments to the allowance may be needed if conditions differ substantially from the assumptions used in making the current evaluation. The allowance for loan losses is also subject to evaluation by various regulatory authorities and may be subject to adjustment as a result of those evaluations.

         The evaluation of the allowance is segregated into general allocations and specific allocations. For general allocations, the portfolio is segregated into risk-similar segments for which historical loss ratios are calculated and adjusted for identified trends or changes in current portfolio characteristics. Historical loss ratios are calculated by risk grade. The resulting percentages are then applied to the dollar amounts of the loans in each segment to arrive at each segment's probable loss amount. The general allocation also includes a component for probable losses inherent in the portfolio, based on management's analysis, that is not fully captured otherwise in the allowance. This component serves to address inherent imprecision in the estimation methodology and to recognize management's evaluation of other factors or conditions not otherwise directly measured in the evaluation of the general and specific allocations. Such factors or conditions may include evaluation of current general economic and business conditions; geographic, collateral or other concentrations; system, procedural, policy or underwriting changes; experience of lending staff; entry into new markets or new product offerings; and results from internal and external portfolio examinations.

         Assessing the adequacy of the allowance is a process that requires considerable judgment. No assurance can be given that loan losses in future periods will not exceed the current allowance or that future increases in the allowance will not be required. Nor can any assurance be given that management's ongoing evaluation of the loan portfolio, in light of changing economic conditions and other relevant information, will not require significant additions to the allowance for loan losses, thus adversely affecting the Company's operating results. Management believes that the allowance for loan losses currently is sufficient.

         Certain nonperforming and potential problem loans are individually assessed for impairment under SFAS 114, "Accounting for Impairment of a Loan," and assigned specific allocations.

         The table, "Summary of Loan Loss Experience," summarizes loan balances at the end of each period indicated, averages for each period, changes in the allowance arising from charge-offs and recoveries by loan category, and additions to the allowance which have been charged to expense.

                         Summary of Loan Loss Experience

                                                                                         Years Ended December 31,
                                                                                         ------------------------
                                                                         2008         2007         2006         2005         2004
                                                                         ----          ---         ----         ----         ----
                                                                                          (Dollars in thousands)

Total loans outstanding at end of period ..........................    $301,633     $262,729     $226,761     $200,362     $176,458
Average amount of loans outstanding ...............................     282,857      250,024      215,673      183,576      162,044

Balance of allowance for loan losses - beginning ..................    $  2,943     $  2,423     $  3,050     $  2,293     $  2,345
                                                                       --------     --------     --------     --------     --------
Loans charged off
     Commercial, financial and agricultural .......................       1,944          532          787          123          135
     Real estate -construction ....................................           5           90            -            -            -
     Real estate - mortgage .......................................         381          689        1,375          347          466
     Installment loans to individuals .............................          52           18           17           13          475
                                                                       --------     --------     --------     --------     --------
           Total charge-offs ......................................       2,382        1,329        2,179          483        1,076
                                                                       --------     --------     --------     --------     --------
Recoveries of loans previously charged off
     Commercial, financial and agricultural .......................         657          382          342           25            -
     Real estate -construction ....................................           -            -            -            -            -
     Real estate - mortgage .......................................           6          419           54           76            1
     Installment loans to individuals .............................           6            3           46           14           23
                                                                       --------     --------     --------     --------     --------
           Total recoveries .......................................         669          804          442          115           24
                                                                       --------     --------     --------     --------     --------
Net charge-offs ...................................................       1,713          525        1,737          368        1,052
                                                                       --------     --------     --------     --------     --------
Additions to allowance charged to expense .........................       2,880        1,045        1,110        1,125        1,000
                                                                       --------     --------     --------     --------     --------
Balance of allowance for loan losses - ending .....................    $  4,110     $  2,943     $  2,423     $  3,050     $  2,293
                                                                       ========     ========     ========     ========     ========

Ratios
     Net charge-offs to average loans .............................        0.61%        0.21%        0.81%        0.20%        0.65%
     Net charge-offs to loans at end of period ....................        0.57%        0.20%        0.77%        0.18%        0.60%
     Allowance for loan losses to average loans ...................        1.45%        1.18%        1.12%        1.66%        1.42%
     Allowance for loan losses to loans at end of period ..........        1.36%        1.12%        1.07%        1.52%        1.30%
     Net charge-offs to allowance for loan losses .................       41.68%       17.84%       71.69%       12.07%       45.88%
     Net charge-offs to provision for loan losses .................       59.48%       50.24%      156.49%       32.71%      105.20%

         The following tables show the allocation of the allowance for loan losses to various types of loans and the percentage of loans in each category for each of the last three years. For years prior to 2005, the Company did not allocate the allowance for loan losses to the various loan categories.

                     Allocation of Allowance for Loan Losses

                                                                                                  December 31,
                                                                                                  ------------
                                                                           2008              2007             2006             2005
                                                                           ----              ----             ----             ----
                                                                                           (Dollars in thousands)
Amount allocated to loan category
Commercial, financial and agricultural .........................           $  909           $1,255           $  884           $1,104
Real estate - construction .....................................            1,008              191              228              100
Real estate - mortgage .........................................            1,680              880              790              624
Installment loans to individuals ...............................                5               19               33               26
Unallocated ....................................................              508              598              488            1,196
                                                                           ------           ------           ------           ------
     Total .....................................................           $4,110           $2,943           $2,423           $3,050
                                                                           ======           ======           ======           ======

                                                                                             December 31,
                                                                                             ------------
                                                                        2008             2007             2006             2005
                                                                        ----             ----             ----             ----
Percentage of loans in category
Commercial, financial and agricultural .........................        14.2%            17.0%            15.8%            20.9%
Real estate - construction .....................................        25.0%            32.1%            28.7%            19.9%
Real estate - mortgage .........................................        59.1%            49.0%            53.2%            55.2%
Installment loans to individuals ...............................         1.7%             1.9%             2.3%             4.0%
                                                                       -----            -----            -----            -----
     Total .....................................................       100.0%           100.0%           100.0%           100.0%
                                                                       =====            =====            =====            =====


         Although the allowance has been allocated internally as indicated above, all amounts within the allowance are available for any and all loan losses incurred.


Deposits

         The average amounts and percentage composition of deposits held by the Company for the years ended December 31, 2008, 2007 and 2006, are summarized below:

                                Average Deposits

                                                                               Years Ended December 31,
                                                                               ------------------------
                                                          2008                         2007                          2006
                                                          ----                         ----                          ----
                                                   Average     Average        Average       Average        Average         Average
                                                   Balance      Cost          Balance        Cost          Balance          Cost
                                                   -------      ----          -------        ----          -------          ----
                                                                           (Dollars in thousands)

Noninterest-bearing demand                      $   16,570           -        $  15,970          -         $  14,296           -
NOW Accounts                                         7,236       2.32%            3,924      1.58%             2,934       0.27%
Savings                                                581       0.17%              616      0.49%               656       0.46%
Money market accounts                              101,210       2.79%           92,373      4.27%            66,774       4.20%
Time deposits                                      182,663       4.45%          180,340      5.16%           160,594       4.50%
                                                ----------                    ---------                    ---------
Total average deposits                          $  308,260                    $ 293,223                    $ 245,254
                                                ==========                    =========                    =========


         As of December 31, 2008, the Bank had $60,818 in time deposits of $100 or more. Approximately $13,684 mature within three months, $9,021 mature over three through six months, $27,451 mature over six through twelve months and $10,662 mature after one year. This level of large time deposits, as well as the growth in other deposits, is attributed to growth planned by management. The majority of time deposits $100 and over are acquired within the Company's market areas in the ordinary course of business from customers with standing banking relationships. It is a common industry practice not to consider time deposits of $100 or more as core deposits since their retention can be influenced heavily by rates offered. Therefore, such deposits have the characteristics of shorter-term purchased funds. Certificates of deposit $100 and over require that the Company achieve and maintain an appropriate matching of maturity distributions and a diversification of sources to achieve an appropriate level of liquidity.

         As of December 31, 2008, time deposits included $40,346 obtained from deposit brokers compared with $16,857 at the end of 2007. The increase in brokered deposits is attributable to the Bank's decision to access funding at market rates that were significantly less than the local market during the second half of 2008. This difference was driven primarily by large institutions in the market offering above market rates. These institutions have since lowered rates or have been acquired.

Return on Equity and Assets

         The following table shows the return on assets (net income divided by average total assets), return on equity (net income divided by average equity), dividend payout ratio (dividends declared per share divided by net income per share), and equity to assets ratio (average equity divided by average total assets) for each period indicated.

                                               Years Ended December 31,
                                               ------------------------
                                         2008              2007             2006
                                         ----              ----             ----

      Return on assets ...............    0.37%           0.86%            1.16%
      Return on equity ...............    5.64%          13.34%           18.16%
      Dividend payout ratio ..........   20.51%           9.64%            8.25%
      Equity to assets ratio .........    6.54%           6.43%            6.41%


Liquidity

         Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. Adequate liquidity is necessary to meet the requirements of customers for loan originations and deposit withdrawals in the most timely and economical manner. Some liquidity is ensured by maintaining assets that are convertible immediately into cash at minimal cost (amounts due from banks and federal funds sold). Asset liquidity is also provided from funds from maturing or redeemed securities available-for-sale, maturing loans and other scheduled loan repayments. However, the most manageable sources of liquidity are composed of liabilities, with the primary focus of liquidity management being on the ability to obtain deposits within the Bank's service area. Core deposits (total deposits less time deposits of $100 and over and brokered deposits) provide a relatively stable funding base, and were equal to 56% and 64% of total assets as of December 31, 2008 and December 31, 2007, respectively.

         Because of the potentially volatile nature of its funding sources, the Bank maintains membership in the Federal Home Loan Bank of Atlanta (the "FHLB") in order to gain access to its credit programs. During 2008, the Bank repaid $5,000 of short-term borrowings and obtained approximately $29,000 of long-term borrowings from the FHLB. As of December 31, 2008, the Bank is eligible to borrow up to an additional $43,078 from the FHLB. Such borrowings are secured by a lien on the Bank's investment in FHLB stock and all qualifying first mortgage residential loans and certain commercial real estate loans. Assets actually or potentially subject to this lien totaled approximately $96,512 as of December 31, 2008. In addition, the Bank has available an unused short-term line of credit to purchase up to $4,400 of federal funds from an unrelated correspondent institution. The line generally limits the period of time that any related borrowings may be outstanding and is cancelable at any time in the sole discretion of the lender.

         The Company's ability to meet its cash obligations or to pay any possible future cash dividends to shareholders is dependent primarily on the successful operation of the Bank and its ability to pay cash dividends to the Company. Any of the Bank's cash dividends in excess of the amount of the Bank's current year-to-date earnings of $1,659 are subject to the prior approval of the South Carolina Commissioner of Banking. In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum regulatory requirements. Under Federal Reserve Board regulations, the amounts of loans or advances from the Bank to the Company are also restricted. The terms of the Company's preferred stock further limit its ability to pay or increase its dividends or repurchase its common stock. Those terms also establish limits on executive compensation and the Company's ability to engage in certain other transactions.

         Management believes that the overall liquidity sources of both the Company the Bank are adequate to meet their operating needs.

Short-Term Borrowings

         Short-term borrowings consist primarily of Federal Home Loan Bank advances with an original maturity of one year or less. The following table presents information about short-term Federal Home Loan Bank advances for each of the years indicated.

                                                                               December 31,
                                                                               ------------
                                                                  2008             2007             2006
                                                                  ----             ----             ----
                                                                         (Dollars in thousands)
Outstanding at end of period .................................   $   -          $ 5,000           $    -
Weighted average rate, end of period .........................    0.00%            4.40%            0.00%
Maximum amount outstanding at any month end ..................   $   -           $5,000           $8,500
Average amount outstanding during the period .................   $  17           $  169           $6,905
Weighted average rate during the period ......................    1.98%            5.92%            4.36%


Off-Balance Sheet Arrangements

         The Company, through the operations of the Bank, makes contractual commitments to extend credit in the ordinary course of its business activities. These instruments represent unfunded commitments, not outstanding balances; therefore, the risk associated with these financial instruments is referred to as "off-balance sheet risk." The Bank's financial instruments with off-balance sheet risk consist of 1) commitments to extend credit and 2) standby letters of credit. Both involve elements of credit and interest rate risk that is not reflected in the balance sheet. We use the same credit and collateral policies in making these commitments as we do for on-balance sheet instruments.

         Commitments to extend credit are legally enforceable agreements to lend money to customers at predetermined interest rates for a specified period of time. At December 31, 2008, the Bank had issued commitments to extend credit of $66,748 through various types of lending. Commitments at variable rates of interest totaled $32,650 and commitments at fixed rates totaled $34,098. The commitments generally expire within one year. Past experience indicates that many of these commitments will expire unused. However, as described in "Liquidity," the Company believes that it has adequate sources of liquidity to fund commitments that are drawn upon by the borrower.

         In addition to commitments to extend credit, the Bank also issues standby letters of credit which are assurances to a third party that they will not suffer a loss if the Bank's customer fails to meet its contractual obligation to the third party. If these standby letters of credit are utilized, they become loans on the Bank's books. Standby letters of credit totaled $1,200 at December 31, 2008. Past experience indicates that many of these letters of credit will expire unused. Management believes the Bank's liquidity sources are sufficient to meet any funding requirements under these instruments.

         Neither the Company nor the Bank are involved in other off-balance sheet contractual relationships, unconsolidated related entities that have off-balance sheet arrangements or transactions that could result in liquidity needs or significantly affect earnings. Obligations under noncancelable operating lease agreements totaled approximately $287 as of December 31, 2008. These obligations are payable over several years as shown in Note 10 to the Company's consolidated financial statements.

Capital Resources

         Shareholders' equity increased by $1,889 during 2008. The increase in shareholders' equity is the result of $1,348 in earnings generated by the Company, an increase in accumulated other comprehensive income of $79, $624 in proceeds from the exercise of stock options and $116 in capital generated by the recognition of the expense of granting of stock options, offset by dividends declared of $278.

         The Company and the Bank are each subject to regulatory capital adequacy standards. Under these standards, bank holding companies and banks are required to maintain certain minimum ratios of capital to risk-weighted assets and average total assets. Under the provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, federal bank regulatory authorities are required to implement prescribed "prompt corrective actions" upon the deterioration of the capital position of a bank. If the capital position of an affected institution fell below certain levels, increasingly stringent regulatory corrective actions are mandated. Unrealized holding gains and losses on available-for-sale securities are generally excluded for purposes of calculating regulatory capital ratios. However, the extent of any unrealized appreciation or depreciation on securities will continue to be a factor that regulatory examiners consider in their overall assessment of capital adequacy.

         It is management's intention to maintain the capital levels such that the Bank will continue to be considered well capitalized. However, no assurance can be given that this objective will be achieved. The Company anticipates that it will maintain capital at levels that will allow the Company and the Bank to qualify as being adequately capitalized as defined by the regulation, and as of December 31, 2008, the Company and the Bank exceed the minimum capital levels that are required to be maintained. There are no conditions or events that management believes would cause the Company's or the Bank's category to be other than that resulting from meeting the minimum ratio requirements.

         Company and Bank capital levels at December 31, 2008 are presented in the following table, compared with the "well capitalized" and minimum ratios under the Federal Reserve and FDIC regulatory definitions and guidelines.

                                                                                    Minimum for                    Minimum to be
                                                          Actual                  Capital Adequacy               Well Capitalized
                                                          ------                  ----------------               ----------------
                                                  Amount          Ratio         Amount          Ratio          Amount         Ratio
                                                  ------          -----         ------          -----          ------         -----
December 31, 2008                                                              (Dollars in thousands)
     Tier 1 Capital (to Average Assets)
         Company ..............................   $ 30,999          8.3%       $ 14,942         4.0%              NA            NA
         GrandSouth Bank ......................     30,112          8.1%         14,930         4.0%        $ 18,641          5.0%

     Tier 1 Capital (to Risk Weighted Assets)
         Company ..............................   $ 30,999         10.0%       $ 12,454         4.0%              NA            NA
         GrandSouth Bank ......................     30,112          9.7%         12,440         4.0%        $ 18,660          6.0%

     Total Capital (to Risk Weighted Assets)
         Company ..............................   $ 35,135         11.3%       $ 24,908         8.0%              NA            NA
         GrandSouth Bank ......................     34,002         10.9%         24,880         8.0%        $ 31,099         10.0%

December 31, 2007
     Tier 1 Capital (to Average Assets)
         Company ..............................   $ 28,850          8.4%       $ 13,750         4.0%              NA            NA
         GrandSouth Bank ......................     27,526          8.6%         12,869         4.0%        $ 16,087          5.0%

     Tier 1 Capital (to Risk Weighted Assets)
         Company ..............................   $ 28,850         10.1%       $ 11,414         4.0%              NA            NA
         GrandSouth Bank ......................     27,526          9.6%         11,432         4.0%        $ 17,148          6.0%

     Total Capital (to Risk Weighted Assets)
         Company ..............................   $ 32,489         11.4%       $ 22,828         8.0%              NA            NA
         GrandSouth Bank ......................     30,469         10.7%         22,864         8.0%        $ 28,580         10.0%

         On January 9, 2009, the Company sold 9,450 shares of preferred stock for $9,000 to the U. S. Treasury under the Treasury's Capital Purchase Program. This preferred stock constitutes Tier 1 capital for the purpose of calculating the Company's regulatory capital ratios. The terms of the preferred stock include, among other things, restrictions on the Company's ability to pay and increase the amounts of cash dividends.

Inflation

         Since the assets and liabilities of a bank are primarily monetary in nature (payable in fixed, determinable amounts), the performance of a bank is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same.

         While the effect of inflation on banks is normally not as significant as is its influence on those businesses having large investments in plant and inventories, it does have an effect. During periods of high inflation, there are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also, general increases in the prices of goods and services will result in increased operating expenses.

Impact of Recent Accounting Changes

         In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141(R), "Business Combinations" ("SFAS 141(R)") which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures goodwill acquired in the business combination or any gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and effects of the business combination. SFAS 141(R) is effective for acquisitions by the Company taking place on or after January, 1, 2009. Early adoption is prohibited. Accordingly, a calendar year-end entity is required to record and disclose business combinations following the new accounting guidance beginning January 1, 2009. The Company will assess the effect of SFAS 141(R) if and when a future acquisition occurs.

         In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Before this statement, limited guidance existed for reporting noncontrolling interests (formerly known as "minority interests"). As a result, diversity in practice exists. In some cases, minority interests are reported as a liability and in other cases it is reported in the mezzanine section between liabilities and equity. Specifically, SFAS 160 requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent company's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income in the consolidated income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transaction if the parent retains its controlling financial interest. In addition, this statement requires that parent recognize gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interest of the parent and its noncontrolling interests. SFAS 160 was effective for the Company on January 1, 2009 and had no effect on the Company's financial position, results of operations or cash flows.

         In February 2008, the FASB issued FASB Staff Position No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3"). This Staff Position amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The intent of this Staff Position is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other U.S. generally accepted accounting principles. This Staff Position was effective for the Company on January 1, 2009 and had no material impact on the Company's financial position, results of operations or cash flows.

         In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires enhanced disclosure about an entity's derivative and hedging activities, thereby improving the transparency of financial reporting. It requires that the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation thereby conveying the purpose of derivative use in terms of the risks that the entity is intending to manage. SFAS was effective for the Company on January 1, 2009 and will result in additional disclosure if the Company enters into any material derivative or hedging activities.

         In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles ("GAAP") is the United States (the GAAP hierarchy). SFAS 162 was effective November 15, 2008. The FASB has stated that it does not expect that SFAS 162 will result in a change in current practice. The application of SFAS 162 had no effect on the Company's financial position, results of operations or cash flows.

         In May 2008, the FASB issued FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). This Staff Position specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent period. FSP APB 14-1 provides guidance for initial and subsequent measurement as well as derecognition provisions. The Staff Position was effective as of January 1, 2009 and had no material effect on the Company's financial position, results of operations or cash flows.

         In June 2008, the FASB issued FASB Staff Position No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions are

Participating Securities" ("FSP EITF 03-6-1"). This Staff Position provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are participating securities and must be included in the earnings per share computation. FSP EITF 03-6-1 was effective January 1, 2009 and had no effect on the Company's financial position, results of operations, earnings per share or cash flows.

         FASB Staff Position SFAS 133-1 and FIN 45-4 "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161" ("FSP SFAS 133-1 and FIN 45-4") was issued in September 2008 effective for reporting periods (annual or interim) ending after November 15, 2008. FSP SFAS 133-1 and FIN 45-4 amends SFAS 133 to require the seller of credit derivatives to disclose the nature of the credit derivative, the maximum potential amount of future payments, the fair value of the derivative, and the nature of any recourse provisions. Disclosures must be made for entire hybrid instruments that have embedded credit derivatives.

         FSP SFAS 133-1 and FIN 45-4 also amends FASB Interpretation No. 45 ("FIN 45") to require disclosure of the current status of the payment/performance risk of the credit derivative guarantee. If an entity utilizes internal groupings as a basis for the risk, disclosure must also be made of how the groupings are determined and how the risks are managed.

         The Staff Position encourages that the amendments be provided in periods earlier than the effective date to facilitate comparisons at initial adoption. After initial adoption, comparative disclosures are required only for subsequent periods.

         FSP SFAS 133-1 and FIN 45-4 clarifies the effective date of SFAS 161 such that required disclosures should be provided for any reporting period (annual or interim) beginning after November 15, 2008. The adoption of this Staff Position had no material effect on the Company's financial position, results of operations or cash flows.

         The Securities and Exchange Commission's Office of the Chief Accountant and the staff of the FASB issued press release 2008-234 on September 30, 2008 ("Press Release") to provide clarification about fair value accounting. The Press Release includes guidance on the use of management's internal assumptions and the use of "market" quotes. It also reiterates the factors in SEC Staff Accounting Bulletin Topic 5M which should be considered when determining other-than-temporary impairment: the length of time and extent to which the market value has been less than cost; financial condition and near-term prospects of the issuer; and the intent and ability of the holder to retain its investment for a period of time sufficient to allow for any anticipated recovery in market value.

         On October 10, 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active" ("FSP SFAS 157-3"). This FSP clarifies the application of SFAS No. 157 "Fair Value Measurements" ) (see Note N) in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that asset is not active. The FSP was effective upon issuance, including prior periods for which financial statements had not yet been issued.

         The Company considered guidance in the Press Release and in FSP SFAS 157-3 when conducting its review for other-than temporary impairment as of December 31, 2008 as discussed in Note 3.

         FSP  SFAS  140-4  and  FIN  46(R)-8  "Disclosures  by  Public  Entities
(Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities" was issued in December 2008 to require public companies to disclose additional information about transfers of financial assets and any involvement with variable interest entities. The FSP also requires certain disclosures for public entities that are sponsors and servicers of qualifying special purpose entities. The FSP is effective for the first reporting period ending after December 15, 2008. Application of this FSP had no impact on the financial position of the Company.

Management's Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). The Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company's assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are made only in accordance with the authorizations of the Company's management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material impact on the financial statements.

Under the supervision and with the participation of management, including the Chief Executive Officer and the Chief Financial Officer, the Company conducted an evaluation of the effectiveness of internal control over financial reporting as of December 31, 2008 based on the criteria established in a report entitled "Internal Control - Integrated Framework" promulgated by the Committee of Sponsoring Organizations of the Treadway Commission and the interpretive guidance issued by the Securities and Exchange Commission in Release No. 34-55929. Based on this evaluation, management concluded that the Company's internal control over financial reporting was effective as of December 31, 2008.

This annual report does not include an attestation report of the Company's independent registered public accounting firm regarding internal control over financial reporting because management's report was not subject to attestation by the Company's registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management's report in this annual report.

Report of Independent Registered Public Accounting Firm




The Shareholders and Board of Directors
    of GrandSouth Bancorporation

         We have audited the accompanying consolidated balance sheets of GrandSouth Bancorporation and Subsidiary as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GrandSouth Bancorporation and Subsidiary as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with U. S. generally accepted accounting principles.

         We were not engaged to examine management's assertion about the effectiveness of GrandSouth Bancorporation and Subsidiary's internal control over financial reporting as of December 31, 2008 included in the accompanying Management's Report on Internal Control Over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
March 30, 2009

GRANDSOUTH BANCORPORATION
Consolidated Balance Sheets

                                                                                                               December 31,
                                                                                                               ------------
                                                                                                           2008               2007
                                                                                                           -----              ----
                                                                                                           (Dollars in thousands)
Assets
      Cash and due from banks ................................................................           $  2,329           $  4,287
      Interest bearing transaction accounts with other banks .................................              8,453                298
      Federal funds sold .....................................................................                429              4,420
                                                                                                         --------           --------
          Cash and cash equivalents ..........................................................             11,211              9,005
      Certificates of deposit with other banks ...............................................              2,000                  -
      Securities available-for-sale ..........................................................             47,378             59,567
      Other investments, at cost .............................................................              1,926                765
      Loans, net of allowance for loan losses of $4,110 for 2008 and
          $2,943 for 2007 ....................................................................            297,523            259,786
      Premises and equipment, net ............................................................              4,744              4,896
      Bank owned life insurance ..............................................................              4,944              4,753
      Assets acquired in settlement of loans .................................................                674              1,752
      Interest receivable ....................................................................              2,077              2,313
      Deferred income taxes ..................................................................              1,033                544
      Goodwill ...............................................................................                737                737
      Other assets ...........................................................................                770              1,006
                                                                                                         --------           --------
              Total assets ...................................................................           $375,017           $345,124
                                                                                                         ========           ========

Liabilities
      Deposits
          Noninterest bearing ................................................................           $ 15,331           $ 15,037
          Interest bearing ...................................................................            295,554            290,602
                                                                                                         --------           --------
              Total deposits .................................................................            310,885            305,639
      Short-term borrowings ..................................................................                  -              5,000
      Long-term Federal Home Loan Bank advances ..............................................             29,000                  -
      Junior subordinated debentures .........................................................              8,247              8,247
      Interest payable .......................................................................                639                754
      Other liabilities ......................................................................              1,890              3,017
                                                                                                         --------           --------
              Total liabilities ..............................................................            350,661            322,657
                                                                                                         --------           --------

Commitments and Contingencies - Notes 10 and 13

Shareholders' equity
      Preferred stock - no par value; 20,000,000 shares authorized;
          none issued and outstanding ........................................................                  -                  -
      Common stock - no par value; 20,000,000 shares authorized;
          issued and outstanding - 3,573,695 at December 31, 2008 and
          3,381,488 at December 31, 2007 .....................................................             19,940             19,200
      Retained earnings ......................................................................              4,153              3,083
      Accumulated other comprehensive income .................................................                263                184
                                                                                                         --------           --------
              Total shareholders' equity .....................................................             24,356             22,467
                                                                                                         --------           --------
              Total liabilities and shareholders' equity .....................................           $375,017           $345,124
                                                                                                         ========           ========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Income

                                                                                                    Years ended December 31,
                                                                                                    ------------------------
                                                                                            2008             2007            2006
                                                                                            -----            -----           ----
                                                                                           (Dollars in thousands, except per share)

Interest income
      Interest and fees on loans .................................................        $ 21,627         $ 23,826         $ 21,338
      Investment securities
        Taxable ..................................................................           2,177            2,052            1,510
        Nontaxable ...............................................................             571              351               66
      Dividends ..................................................................              51               32               46
      Other, principally federal funds sold ......................................             217              583              651
                                                                                          --------         --------         --------
          Total interest income ..................................................          24,643           26,844           23,611
                                                                                          --------         --------         --------

Interest expense
      Deposits ...................................................................          11,127           13,311           10,045
      Short-term borrowings ......................................................               -               10              106
      Federal Home Loan Bank  advances ...........................................             796                -                -
      Junior subordinated debt ...................................................             432              599              690
                                                                                          --------         --------         --------
          Total interest expense .................................................          12,355           13,920           10,841
                                                                                          --------         --------         --------

Net interest income ..............................................................          12,288           12,924           12,770
Provision for loan losses ........................................................           2,880            1,045            1,110
                                                                                          --------         --------         --------
Net interest income after provision for loan losses ..............................           9,408           11,879           11,660
                                                                                          --------         --------         --------

Noninterest income
      Service charges on deposit accounts ........................................             513              419              388
      Gain (loss) on sale of investment securities ...............................              16              (24)               -
      Gain (loss) on sale of assets acquired in settlement of loans ..............             (77)               6              119
      Net gain on sale of premises and equipment .................................              40                -               14
      Increase in value of life insurance assets .................................             191              177              168
      Other ......................................................................              71               84               70
                                                                                          --------         --------         --------
          Total noninterest income ...............................................             754              662              759
                                                                                          --------         --------         --------

Noninterest expenses
      Salaries and employee benefits .............................................           5,094            4,956            4,628
      Premises and equipment .....................................................             671              827              796
      Data processing ............................................................             507              494              408
      Insurance ..................................................................             405              492              411
      Printing, postage and supplies .............................................             192              229              222
      Professional fees ..........................................................             467              573              347
      Miscellaneous loan expense .................................................             154              193              153
      Other operating ............................................................             592              398              433
                                                                                          --------         --------         --------
          Total noninterest expenses .............................................           8,082            8,162            7,398
                                                                                          --------         --------         --------

Income before income taxes .......................................................           2,080            4,379            5,021
Income tax expense ...............................................................             732            1,580            1,761
                                                                                          --------         --------         --------
Net income .......................................................................        $  1,348         $  2,799         $  3,260
                                                                                          ========         ========         ========

Per share*
      Net income, basic ..........................................................        $   0.39         $   0.83         $   0.97
      Net income, assuming dilution ..............................................            0.39             0.77             0.89

--------
* Per share amounts have been retroactively adjusted to reflect a 10% stock dividend declared July 19, 2006.

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION

Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Income

                                                                     Common Stock
                                                                     ------------                       Accumulated
                                                            Number of                    Retained   Other Comprehensive
                                                             Shares          Amount      Earnings       Income (Loss)       Total
                                                             ------          ------      --------       -------------       -----
                                                                             (Dollars in thousands, except per share)

Balance, December 31, 2005 ...........................      3,065,726      $  14,340      $   2,149       $    (361)      $  16,128
                                                                                                                          ---------
Comprehensive income:
    Net income .......................................              -              -          3,260               -           3,260
                                                                                                                          ---------
    Unrealized holding gains and losses
    on available-for-sale securities
    arising during the period, net of
    income taxes of $141 .............................              -              -              -             223             223
                                                                                                                          ---------
    Total other comprehensive income .................              -              -              -               -             223
                                                                                                                          ---------
    Total comprehensive income .......................              -              -              -               -           3,483
                                                                                                                          ---------
Share-based compensation .............................              -            110              -               -             110
Exercise of stock options ............................          1,954             12              -               -              12
Issuance of 10% stock dividend, including
    cash payment for fractional shares ...............        306,166          4,592         (4,597)              -              (5)
Cash dividends declared, $.08 per share ..............              -              -           (258)              -            (258)
                                                            ---------      ---------      ---------       ---------       ---------
Balance, December 31, 2006 ...........................      3,373,846         19,054            554            (138)         19,470
Comprehensive income:
    Net income .......................................              -              -          2,799               -           2,799
                                                                                                                          ---------
    Unrealized holding gains and losses
    on available-for-sale securities
    arising during the period, net of
    income taxes of $157 .............................              -              -              -             306             306
    Add: Reclassification adjustment for
    securities losses included in net income,
    net of income taxes of $8 ........................              -              -              -              16              16
                                                                                                                          ---------
    Total other comprehensive income .................              -              -              -               -             322
                                                                                                                          ---------
    Total comprehensive income .......................              -              -              -               -           3,121
                                                                                                                          ---------
Share-based compensation .............................              -            121              -               -             121
Exercise of stock options ............................          7,642             25              -               -              25
Cash dividends declared, $.08 per share ..............              -              -           (270)              -            (270)
                                                            ---------      ---------      ---------       ---------       ---------
Balance, December 31, 2007 ...........................      3,381,488         19,200          3,083             184          22,467
Comprehensive income:
    Net income .......................................              -              -          1,348               -           1,348
                                                                                                                          ---------
    Unrealized holding gains and losses
    on available-for-sale securities
    arising during the period, net of
    income taxes of $46 ..............................              -              -              -              89              89
    Less: Reclassification adjustment for
    securities gains included in net income,
    net of income taxes of $6 ........................              -              -              -             (10)            (10)
                                                                                                                          ---------
    Total other comprehensive income .................              -              -              -               -              79
                                                                                                                          ---------
    Total comprehensive income .......................              -              -              -               -           1,427
                                                                                                                          ---------
Share-based compensation .............................              -            116              -               -             116
Exercise of stock options ............................        192,207            624              -               -             624
Cash dividends declared, $.08 per share ..............              -              -           (278)              -            (278)
                                                            ---------      ---------      ---------       ---------       ---------
Balance, December 31, 2008 ...........................      3,573,695      $  19,940      $   4,153       $     263       $  24,356
                                                            =========      =========      =========       =========       =========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows

                                                                                                      Years Ended December 31,
                                                                                                      ------------------------
                                                                                                2008           2007            2006
                                                                                                ----           ----            ----
                                                                                                     (Dollars in thousands)
Operating activities
      Net income ......................................................................      $  1,348       $  2,799       $  3,260
      Adjustments to reconcile net income to net
          cash provided by operating activities
              Provision for loan losses ...............................................         2,880          1,045          1,110
              Writedowns of assets acquired in settlement of loans ....................             -              -             15
              Depreciation ............................................................           327            380            388
              Deferred income tax expense (benefit) ...................................          (449)          (282)           273
              Net securities (accretion) and premium amortization .....................           (21)             2             (6)
              (Gain) loss on sale of available-for-sale securities ....................           (16)            24              -
              Gain on sale or other disposition of premises and equipment .............           (40)             -            (14)
              Loss (gain) on sale of assets acquired in settlement of loans ...........            77             (6)          (119)
              Increase in cash surrender value of bank owned life insurance ...........          (191)          (177)          (168)
              Decrease (increase) in interest receivable ..............................           236           (543)          (325)
              (Decrease) increase in interest payable .................................          (115)            69            170
              Decrease (increase) in prepaid expenses and other assets ................           158            231           (693)
              (Decrease) increase in accrued expenses and other liabilities ...........        (1,131)            32          1,733
              Share-based compensation expense ........................................           116            121            110
                                                                                             --------       --------       --------
                  Net cash provided by operating activities ...........................         3,179          3,695          5,734
                                                                                             --------       --------       --------
Investing activities
      Purchases of available-for-sale securities ......................................        (3,199)       (37,310)       (21,338)
      Maturities and calls of available-for-sale securities ...........................         9,000         14,015          5,000
      Paydowns of available-for-sale mortgage-backed securities .......................         5,530          3,386          3,222
      Proceeds from sale of available-for-sale securities .............................         1,014          2,449              -
      Purchases of other investments ..................................................        (1,161)          (261)             -
      Proceeds of redemptions of other investments ....................................             -              -            294
      Purchases of certificates of deposit with other banks ...........................        (2,000)             -              -
      Investment in capital trust .....................................................             -              -           (247)
      Net increase in loans made to customers .........................................       (42,252)       (38,580)       (28,300)
      Purchases of premises and equipment .............................................          (193)          (156)        (1,151)
      Proceeds from sale of premises and equipment ....................................            58              -             37
      Investments in assets acquired in settlement of loans ...........................            (4)             -              -
      Proceeds from sale of assets acquired in settlement of loans ....................         2,640            490            749
                                                                                             --------       --------       --------
                  Net cash used by investing activities ...............................       (30,567)       (55,967)       (41,734)
                                                                                             --------       --------       --------
Financing activities
      Net increase in deposits ........................................................         5,246         36,716         47,262
      Net (decrease) increase in short-term borrowings ................................        (5,000)         5,000              -
      Proceeds from Federal Home Loan Bank advances ...................................        29,000              -              -
      Repayment of Federal Home Loan Bank advances ....................................             -              -         (8,500)
      Proceeds from issuance of junior subordinated debentures ........................             -              -          8,247
      Proceeds from other borrowings ..................................................             -              -            100
      Repayment of other borrowings ...................................................             -              -         (4,000)
      Cash dividends paid .............................................................          (276)          (268)          (252)
      Payment of cash in lieu of fractional shares ....................................             -              -             (5)
      Exercise of stock options .......................................................           624             25             12
                                                                                             --------       --------       --------
                  Net cash provided by financing activities ...........................        29,594         41,473         42,864
                                                                                             --------       --------       --------
Increase (decrease) in cash and cash equivalents ......................................         2,206        (10,799)         6,864
Cash and cash equivalents, beginning ..................................................         9,005         19,804         12,940
                                                                                             --------       --------       --------
Cash and cash equivalents, ending .....................................................      $ 11,211       $  9,005       $ 19,804
                                                                                             ========       ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

GRANDSOUTH BANCORPORATION
Consolidated Statements of Cash Flows - continued

                                                                                                        Years Ended December 31,
                                                                                                        ------------------------
                                                                                                     2008         2007         2006
                                                                                                     ----         ----         ----
                                                                                                        (Dollars in thousands)
Supplemental  Disclosure  of Cash Flow  Information
Cash paid during the period for:
          Interest ..........................................................................      $12,470      $13,851      $10,671
          Income taxes ......................................................................        1,724        1,502        1,548
      Noncash investing and financing activities:
          Transfer of loans to assets acquired in settlement of loans .......................        1,635        2,087          164
          Dividends declared but unpaid .....................................................           71           69           67
          Other comprehensive income (loss), before income tax ..............................          119          487          364
          Stock dividend ....................................................................            -            -        4,592

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Financial Statements
GrandSouth Bancorporation

(Dollars in thousands, except per share data)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

GrandSouth Bancorporation (the "Company") is a South Carolina company organized in 2000 for the purpose of being a holding company for GrandSouth Bank (the "Bank"). On October 2, 2000, pursuant to a Plan of Exchange approved by the shareholders, all of the outstanding shares of $2.50 par value common stock of the Bank were exchanged for shares of no par value common stock of the Company. The Company presently engages in no business other than that of owning the Bank, has no employees, and operates as one business segment. The Company is regulated by the Federal Reserve Board. The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany transactions and accounts have been eliminated in consolidation. The GrandSouth Capital Trust 1 (see Note 9) is an unconsolidated subsidiary.

The Bank was incorporated in 1998 and operates as a South Carolina chartered bank providing full banking services to its customers. The Bank is subject to regulation by the South Carolina State Board of Financial Institutions and the Federal Deposit Insurance Corporation.

Basis of presentation - The accounting and reporting policies conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry. The Company uses the accrual basis of accounting. In certain instances, amounts reported in prior years' consolidated financial statements have been reclassified to conform to the current presentation. Such reclassifications had no effect on previously reported shareholders' equity or net income.

Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

Concentrations of credit risk - The Company makes loans to individuals and small businesses for various personal and commercial purposes primarily in the upstate region of South Carolina. The Company's loan portfolio is not concentrated in loans to any single borrower or in a relatively small number of borrowers. Additionally, management is not aware of any concentrations of loans to classes of borrowers or industries that would be similarly affected by economic conditions.

In addition to monitoring potential concentrations of loans to particular borrowers or groups of borrowers, industries and geographic regions, management monitors exposure to credit risks that could arise from potential concentrations of lending products and practices such as loans that subject borrowers to substantial payment increases (e.g., principal deferral periods, loans with initial interest-only periods, etc.), and loans with high loan-to-value ratios. Additionally, there are industry practices that could subject the Company to increased credit risk should economic conditions change over the course of a loan's life. For example, the Company makes variable rate loans and fixed rate principal-amortizing loans with maturities prior to the loan being fully paid (i.e., balloon payment loans). These loans are underwritten and monitored to manage the associated risks. Management has determined that there is no concentration of credit risk associated with its lending policies or practices.

The Company's investment portfolio consists principally of obligations of the United States of America, government-sponsored entities and general obligation municipal securities. In the opinion of management, there is no concentration of credit risk in its investment portfolio. The Company places its deposits and correspondent accounts with and sells its federal funds to high quality institutions. Management believes credit risk associated with correspondent accounts is not significant.

Investment securities - The Bank accounts for investment securities in accordance with Statement of Financial Accounting Standards ("SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement requires investments in equity and debt securities to be classified into one of three categories:

     1. Available-for-sale: These are securities that are not classified as either held-to-maturity or as trading securities. These securities are reported at fair value which is determined using quoted market prices. Unrealized gains and losses are reported, net of income taxes, as separate components of shareholders' equity (accumulated other comprehensive income (loss)). Gains or losses on dispositions of securities are based on the difference between the net proceeds and the adjusted carrying amounts of the securities sold using the specific identification method. Premiums and discounts are amortized into interest income by a method that approximates a level yield.
     2. Held-to-maturity: These are securities that the Company has the ability and intent to hold until maturity. These securities are stated at cost, adjusted for the amortization of premiums and the accretion of discounts. Premiums and discounts are included in interest income using a method that approximates a level yield. The Company has no held-to-maturity securities.
     3. Trading: These are securities that are bought and held principally for the purpose of selling in the near future. Trading securities are reported at fair value, and related unrealized gains and losses are recognized in the income statement. The Company has no trading securities.

Other investments - Other investments consist of Federal Home Loan Bank stock, a restricted security, and are carried at cost. Management periodically evaluates this stock for impairment and makes any appropriate downward valuation adjustments when necessary.

Loans and interest income on loans - Loans are stated at the principal balance outstanding, increased or reduced by deferred net loan costs or fees. The allowance for loan losses is deducted from total loans in the consolidated balance sheets. Loan origination and commitment fees and certain direct loan origination costs (principally salaries and employee benefits) are deferred and amortized as an adjustment of the related loan's yield. Generally, these amounts are amortized over the contractual life of the related loans or commitments. Interest income is recognized on an accrual basis over the term of the loan based on the principal amount outstanding.

Loans are generally placed on nonaccrual status when principal or interest becomes ninety days past due, or when payment in full is not anticipated. When a loan is placed on nonaccrual status, interest accrued but not received is generally reversed against interest income. If collectibility is in doubt, cash receipts on nonaccrual loans are not recorded as interest income, but are used to reduce principal. Loans are not returned to accrual status until the borrower demonstrates the ability to pay principal and interest.

Allowance for loan losses - The provision for loan losses charged to operating expense reflects the amount deemed appropriate by management to establish an adequate allowance to meet the present estimated loss characteristics of the current loan portfolio. Management's estimate is based on periodic and regular evaluation of individual loans, the overall risk characteristics of the various portfolio segments, past experience with losses, and prevailing and anticipated economic conditions. Loans that are determined to be uncollectible are charged against the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

The Company accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." This standard requires that all lenders value loans at the loan's fair value if it is probable that the lender will be unable to collect all amounts due in accordance with the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market price of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan's effective interest rate.

Under SFAS No. 114, as amended by SFAS No. 118, when the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the reported principal balance has been reduced to zero, future cash receipts are applied to interest income to the extent that any interest has been foregone. Further cash receipts are recoveries of any amounts previously charged off.

A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting.

Premises and equipment - Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations while major improvements are capitalized. Upon retirement, sale or other disposition of premises and equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in income from operations.

Bank owned life insurance - The Company has entered into arrangements that provide for deferred compensation for certain officers. Bank owned life insurance policies provide an informal and indirect method for funding those arrangements. The amounts recorded as bank owned life insurance in the consolidated balance sheets represent the cash surrender value of the policies. The deferred compensation liability is included in other liabilities at the present value of the obligation.

Assets acquired in settlement of loans - Assets acquired in settlement of loans include real estate acquired through foreclosure or deed taken in lieu of foreclosure and repossessed assets. These assets are recorded at fair value, less estimated costs to sell, at the date of foreclosure, establishing a new cost basis. Loan losses arising from the acquisition of such property as of that date are charged against the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of the new cost basis or fair value, less estimated costs to sell. Revenues and expenses from operations and changes in any subsequent valuation allowance are included in other noninterest income in the Consolidated Statements of Income.

Goodwill - Goodwill is evaluated for impairment on at least an annual basis by comparing the fair value of the operating unit(s) from which it arose to their carrying value(s). If the carrying value of an operating unit exceeds its fair value, the Company considers whether the implied fair value of the goodwill, determined using a discounted cash flow analysis, exceeds the carrying value of the goodwill. If the carrying value of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recorded in an amount equal to that excess. To date, the Company has not recorded any impairments of its goodwill.

Income taxes - The Company uses an asset and liability approach for financial accounting and reporting of deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and income tax bases of assets and liabilities as measured by the currently enacted tax rates which are assumed will be in effect when these differences reverse. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized. Deferred income tax expense or credit is the result of changes in deferred tax assets and liabilities.

The Company adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement 109," during 2007. The adoption of FIN 48 had no effect on the Company's consolidated financial statements.

 The Company has analyzed its filing positions in all open tax years in each of the federal and South Carolina income tax jurisdictions where it is required to file income tax returns and believes that those positions will more likely than not be sustained upon audit by the taxing authorities. The Company is no longer subject to examination by these taxing authorities for years before 2005. The Company anticipates that no audit adjustments by such authorities will result in a material adverse impact on the Company's financial condition, results of operations or cash flows. Therefore, no reserves for uncertain income tax adjustments have been recorded pursuant to FIN 48.

Advertising and public relations expense - The Company generally expenses advertising and promotion costs as they are incurred. External costs incurred in producing media advertising are expensed the first time the advertising takes place. External costs relating to direct mailings are expensed in the period in which the direct mailings are sent.

Net income per share - Net income per share is computed on the basis of the weighted average number of common shares outstanding in accordance with SFAS No. 128, "Earnings per Share." The treasury stock method is used to compute the effect of stock options on the weighted average number of common shares outstanding for diluted earnings per share. On July 19, 2006, the Company declared a ten percent stock dividend.

Statement of cash flows - For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and cash equivalents." Cash and cash equivalents have an original maturity of three months or less.

Retirement plan - The Company has a salary reduction profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code as more fully described in Note 14. The Company does not sponsor any postretirement or postemployment benefits, except with respect to certain supplemental benefits that were provided to certain executive officers by the Board of Directors in 2001, as more fully described in Note 14.

Fair values of financial instruments - SFAS No. 107, "Disclosures About Fair Values of Financial Instruments," requires disclosures of fair value information for financial instruments, whether or not recognized in the consolidated balance sheets, when it is practicable to estimate the fair value. SFAS No. 107 defines a financial instrument as cash, evidence of an ownership interest in an entity or contractual obligations, which require the exchange of cash or other financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Company's common stock and other nonfinancial instruments such as property and equipment and other assets and liabilities. See Note 17 for fair value disclosures.

Risks and uncertainties - In the normal course of business the Company encounters two significant types of risks: economic and regulatory. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities reprice or mature at different times, or on different bases, than its interest-earning assets. Credit risk is the risk of default on the Company's loan and investment securities portfolios that results from a borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Company.

The Company is subject to the regulations of various governmental agencies. These regulations can and do change significantly from period to period. The Company undergoes periodic examinations conducted by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loan loss allowance, and operating restrictions resulting from the regulators' judgments based on information to them at the time of their examination.

Share-Based Compensation - The Company has a share-based employee compensation plan, which is described more fully in Note 15. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised
2004) ("SFAS 123(R)")" Share-Based Payment." Prior to adoption of SFAS 123(R), the Company accounted for this plan under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, prior to adoption of SFAS 123(R), no share-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Comprehensive Income - Comprehensive income consists of net income or loss for the current period and other comprehensive income, defined as income, expenses, gains and losses that bypass the consolidated statement of income and are reported directly in a separate component of shareholders' equity. The Company classifies and reports items of other comprehensive income according to their nature, reports total comprehensive income or loss in the consolidated statement of changes in shareholders' equity and displays the accumulated balance of other comprehensive income or loss separately in the shareholders' equity section of the consolidated balance sheet. See Note 16 for further discussion.


NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS

The Bank is required by regulation to maintain average cash reserve balances, computed by applying prescribed percentages to its various types of deposits, either at the Bank or in an account maintained with the Federal Reserve Bank. The average amounts of the cash reserve balances required at December 31, 2008 and 2007 were approximately $384 and $287, respectively.


NOTE 3 - INVESTMENT SECURITIES

The aggregate amortized cost and estimated fair values of securities, as well as gross unrealized gains and losses of securities were as follows:

                                                                                    December 31,
                                                                                    ------------
                                                                  2008                                        2007
                                                                  ----                                        ----
                                                            Gross       Gross                           Gross     Gross
                                                          Unrealized  Unrealized Estimated           Unrealized Unrealized Estimated
                                               Amortized   Holding     Holding     Fair    Amortized    Holding   Holding     Fair
                                                  Cost      Gains       Losses     Value     Cost        Gains    Losses     Value
                                                  ----      -----       ------     -----     ----        -----    ------     -----
                                                                           (Dollars in thousands)
Available-for-sale
      Government-sponsored
          enterprises (GSEs) ...............    $11,251    $   227    $     -    $11,478    $19,250    $   296    $     2    $19,544
      State, county and
          municipal ........................     13,645         84        336     13,393     13,406         32        149     13,289
      Mortgage-backed
          securities
          issued by GSEs ...................     22,085        705        283     22,507     26,633        266        165     26,734
                                                -------    -------    -------    -------    -------    -------    -------    -------
             Total .........................    $46,981    $ 1,016    $   619    $47,378    $59,289    $   594    $   316    $59,567
                                                =======    =======    =======    =======    =======    =======    =======    =======


Securities issued by government-sponsored enterprises include debt instruments issued by the Federal Home Loan Banks, Federal Home Loan Mortgage Company, and the Federal National Mortgage Association. The amortized cost and estimated fair value of securities by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                        December 31, 2008
                                                        -----------------
                                                        Available-for-sale
                                                        ------------------
                                                      Amortized      Estimated
                                                         Cost        Fair Value
                                                         ----        ----------
                                                        (Dollars in thousands)

Due within one year ............................      $   562         $   563
Due after one through five years ...............       10,576          10,753
Due after five through ten years ...............        6,796           6,936
Due after ten years ............................       29,047          29,126
                                                      -------         -------
                                                      $46,981         $47,378
                                                      =======         =======

The estimated fair values and gross unrealized losses of all of the Company's investment securities whose estimated fair values were less than amortized cost as of December 31, 2008 and 2007 which had not been determined to be other-than-temporarily impaired, are presented below. The securities have been aggregated by investment category and the length of time that individual securities have been in a continuous unrealized loss position.

                                                                              December 31, 2008
                                                                              -----------------
                                                       Continuously in Unrealized Loss Position for a Period of
                                                       --------------------------------------------------------
                                                 Less than 12 Months             12 Months or more               Total
                                                 -------------------             -----------------               -----
                                                Estimated      Unrealized       Estimated     Unrealized    Estimated     Unrealized
                                                Fair Value        Loss          Fair Value      Loss        Fair Value       Loss
                                                ----------        ----          ----------      ----        ----------       ----
                                                                                (Dollars in thousands)
Available-for-sale
Government-sponsored
  enterprises (GSEs) .....................        $    -         $    -             $ -         $ -           $    -         $    -
State, county and
  municipal securities ...................         8,757            336               -           -            8,757            336
Mortgage-backed securities
  issued by GSEs .........................           578            283               -           -              578            283
                                                  ------         ------             ---         ---           ------         ------
                     Total ...............        $9,335         $  619             $ -         $ -           $9,335         $  619
                                                  ======         ======             ===         ===           ======         ======

                                                                              December 31, 2007
                                                                              -----------------
                                                       Continuously in Unrealized Loss Position for a Period of
                                                       --------------------------------------------------------
                                                 Less than 12 Months             12 Months or more               Total
                                                 -------------------             -----------------               -----
                                                Estimated      Unrealized       Estimated     Unrealized    Estimated     Unrealized
                                                Fair Value        Loss          Fair Value      Loss        Fair Value       Loss
                                                ----------        ----          ----------      ----        ----------       ----
                                                                                (Dollars in thousands)
Available-for-sale
Government-sponsored
  enterprises (GSEs) .....................        $     -        $     -        $   998        $     2        $   998        $     2
State, county and
  municipal securities ...................          6,955            117          1,634             32          8,589            149
Mortgage-backed securities
  issued by GSEs .........................          3,021             29          8,579            136         11,600            165
                                                  -------        -------        -------        -------        -------        -------
                     Total ...............        $ 9,976        $   146        $11,211        $   170        $21,187        $   316
                                                  =======        =======        =======        =======        =======        =======

At December 31, 2008, 22 securities had been continuously in an unrealized loss position for less than 12 months and no securities had been continuously in an unrealized loss position for 12 months or more. The Company does not consider these investments to be other-than-temporarily impaired because the unrealized losses resulted primarily from higher interest rates, there have been no downgrades below "investment grade" of the credit ratings of the issuers, and there have been no delinquencies of scheduled principal or interest payments by any of the issuers. The contractual terms of securities issued by government-sponsored enterprises do not permit the issuer to settle the securities at a price less than the face amount of the securities. Although the Company classifies its investment securities as available-for-sale, management has not determined that any specific securities will be disposed of prior to maturity and believes that the Company has both the ability and the intent to hold those investments until a recovery of fair value, including until maturity. Also, there have been no significant adverse changes to a rating below investment grade of the credit ratings of any of the security issuers that would indicate that the Company will be unable to collect all principal and interest amounts according to contractual terms. Substantially all of the issuers of state, county and municipal securities held were rated at least "investment grade" as of December 31, 2008 and 2007.

The Bank is a member of the Federal Home Loan Bank of Atlanta ("FHLB") and, accordingly, is required to own restricted stock in that institution in amounts that may vary from time to time. Because of the restrictions imposed, the stock may not be sold to other parties, but is redeemable by the FHLB at the same price as that at which it was acquired by the Bank. The Company evaluates this security for impairment based on the probability of ultimate recoverability of the recorded amount of the investment. No impairment has been recognized based on this evaluation.

During 2008, the Company sold available-for-sale securities with amortized cost of $998 for proceeds of $1,014, resulting in gross realized gains of $16. The income tax provision charged to expense related to this gain was $6. During 2007, the Company sold available-for-sale securities with amortized costs totaling $2,473 for proceeds of $2,449, resulting in gross realized losses of $24. The income tax provision credited to expense applicable to the net realized losses was $8. During 2006, the Company did not sell any available-for-sale securities. There were no transfers of available-for-sale securities to other categories in 2008, 2007 or 2006.

At December 31, 2008 and 2007, securities with a carrying value of $22,724 and $2,199, respectively, were pledged as collateral to secure Federal Home Loan Bank advances, public deposits and other purposes.


NOTE 4 - LOANS

Loans consisted of the following:

                                                              December 31,
                                                              ------------
                                                          2008           2007
                                                          ----           ----
                                                        (Dollars in thousands)

Commercial, financial and agricultural .........      $  42,734       $  44,640
Real estate- construction ......................         75,537          84,458
Real estate - mortgage .........................        178,387         128,633
Installment loans to individuals ...............          4,975           4,998
                                                      ---------       ---------
      Loans, gross .............................        301,633         262,729
Allowance for possible loan losses .............         (4,110)         (2,943)
                                                      ---------       ---------
      Loans - net ..............................      $ 297,523       $ 259,786
                                                      =========       =========


At December 31, 2008, approximately $60,726 of loans were pledged as collateral to secure amounts borrowed from the Federal Home Loan Bank of Atlanta.

At December 31, 2008 and 2007, nonaccrual loans totaled $6,497 and $1,127, respectively. The gross interest income that would have been recorded under the original terms of the nonaccrual loans was $405, $164 and $318 in 2008, 2007 and 2006, respectively. The average amounts of impaired loans were $6,920, $1,255 and $2,171 for 2008, 2007 and 2006, respectively. Interest income recognized on impaired loans was $33, $34 and $68 in 2008, 2007 and 2006, respectively. The Bank had loans with payments past due ninety days or more and accruing interest totaling $714 as of December 31, 2008 and no such loans as of December 31, 2007. Variable rate and fixed rate loans totaled $154,628 and $147,006, respectively, at December 31, 2008.

Following is a summary of the Company's impaired loans:

                                                                December 31,
                                                                ------------
                                                              2008         2007
                                                              ----         ----
                                                          (Dollars in thousands)
Impaired loans
     No valuation allowance required .....................    $3,912    $  184
     Valuation allowance required ........................     5,887       990
                                                              ------    ------
         Total impaired loans ............................    $9,799    $1,174
                                                              ======    ======

Allowance for loan losses on impaired loans at year end ..    $1,655    $  391
                                                              ======    ======

There were no irrevocable commitments to lend additional funds to debtors owing amounts on impaired loans at December 31, 2008.

Transactions in the allowance for loan losses are summarized below:

                                                                                              Years Ended December 31,
                                                                                              ------------------------
                                                                                2008                   2007                  2006
                                                                               -----                   -----                 ----
                                                                                               (Dollars in thousands)

Balance at January 1 ..........................................               $ 2,943                $ 2,423                $ 3,050
Provision charged to expense ..................................                 2,880                  1,045                  1,110
Recoveries ....................................................                   669                    804                    442
Charge-offs ...................................................                (2,382)                (1,329)                (2,179)
                                                                              -------                -------                -------
Balance at December 31 ........................................               $ 4,110                $ 2,943                $ 2,423
                                                                              =======                =======                =======

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment consisted of the following:

                                                               December 31,
                                                               ------------
                                                            2008            2007
                                                            ----            ----
                                                          (Dollars in thousands)

Land and land improvements .......................       $ 1,214        $ 1,214
Building and leasehold improvements ..............         3,774          3,743
Furniture and equipment ..........................         1,788          1,765
Vehicles .........................................           305            298
                                                         -------        -------
     Total .......................................         7,081          7,020
Accumulated depreciation .........................        (2,337)        (2,124)
                                                         -------        -------
     Premises and equipment, net .................       $ 4,744        $ 4,896
                                                         =======        =======

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $327, $380, and $388, respectively. Estimated useful lives and methods of depreciation for the principal items follow:

Type of Asset                          Life in Years     Depreciation Method
-------------                          -------------     -------------------
Software                               3                 Straight-line
Furniture and equipment                5 to 7            Straight-line
Buildings and improvements             5 to 40           Straight-line
Vehicles                               3                 Straight-line

NOTE 6 - DEPOSITS

A summary of deposits follows:

                                                               December 31,
                                                               ------------
                                                             2008         2007
                                                             ----         ----
                                                          (Dollars in thousands)

Noninterest bearing demand ...........................     $ 15,331     $ 15,037
Interest bearing:
    Demand accounts ..................................        9,124        5,312
    Money market accounts ............................       92,106       99,496
    Savings ..........................................          608          607
                                                           --------     --------
                                                            117,169      120,452
Time certificates of deposit, less than $100 .........      132,898      101,671
Time certificates of deposit, $100 and over ..........       60,818       83,516
                                                           --------     --------
                                                            193,716      185,187
       Total deposits ................................     $310,885     $305,639
                                                           ========     ========

Interest expense on time deposits greater than $100 was $3,706, $4,182, and $3,294 in 2008, 2007 and 2006, respectively. Brokered deposits were $40,346 and $16,857 as of December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, $41 and $17, respectively, of overdrawn demand deposit balances were reclassified as loans.

At December 31, 2008, the scheduled maturities of time deposits are as follows:

                              Year                     Amount
                              ----                     ------
                                   (Dollars in thousands)

                               2009                   $ 164,031
                               2010                      19,082
                               2011                       6,733
                               2012                       2,417
                               2013                       1,452
                         Thereafter                           1
                                                              -
                   Total time deposits                $ 193,716
                                                      =========

NOTE 7 - SHORT-TERM BORROWINGS

The following table presents information about short-term FHLB advances for each of the years indicated.

                                                            Years Ended December 31,
                                                            ------------------------
                                                        2008           2007          2006
                                                        ----           ----          ----
                                                       (Dollars in thousands)
Outstanding at end of period .......................   $   -         $5,000        $    -
Weighted average rate, end of period ...............    0.00%          4.40%         0.00%
Maximum amount outstanding at any month end ........   $   -         $5,000        $8,500
Average amount outstanding during the period .......   $  17         $  169        $6,905
Weighted average rate during the period ............    1.98%          5.92%         4.36%

As of December 31, 2008, the banking subsidiary had an unused short-term credit accommodation available from an unrelated bank which allows the banking subsidiary to purchase up to $4,400 of federal funds. This line of credit is available generally on a one to fourteen day basis for general corporate purposes of the Bank and imposes various other conditions. The lender reserves the right to withdraw the line at its option.

NOTE 8 - LONG-TERM DEBT

The Company's long-term debt as of December 31, 2008 consisted of fixed rate notes issued to the Federal Home Loan Bank of Atlanta as follows:

                                                                                               December 31,
                                                                                               ------------
                                                                                          2008                 2007
                                                                                          ----                 ----
                                                                                          (Dollars in thousands)
Interest rate 3.31%, maturing 1/16/09 ...........................................     $  5,000                 $ -
Interest rate 3.342%, maturing 4/18/11 ..........................................        2,000                   -
Interest rate 3.555%, maturing 5/2/11 ...........................................        2,000                   -
Interest rate 4.09%, maturing 6/20/011 ..........................................        3,000                   -
Interest rate 3.64%, maturing 4/17/12 ...........................................        2,000                   -
Interest rate 3.79%, maturing 5/2/12 ............................................        3,000                   -
Interst rate 3.695%, maturing 5/16/12 ...........................................        3,000                   -
Interest rate 3.42% maturing 3/26/13 ............................................        5,000                   -
Interest rate 3.845%, maturing 4/17/13 ..........................................        2,000                   -
Interest rate 3.852%, maturing 5/16/13 ..........................................        2,000                   -
                                                                                      --------                 ---
               Total ............................................................     $ 29,000                 $ -
                                                                                      ========                 ===


At December 31, 2008, the Bank had unused credit availability of up to $43,078 under the FHLB's various credit programs, subject to pledging and other requirements. The amount of eligible collateral instruments available as of December 31, 2008 to secure any additional FHLB borrowings totaled approximately $67,512.


NOTE 9 - CAPITAL TRUST AND JUNIOR SUBORDINATED DEBENTURES

On May 3, 2006, the Company sponsored the creation of a Delaware statutory trust, GrandSouth Capital Trust I, (the "Trust") and is the sole owner of the $247 of common securities issued by the Trust. On May 10, 2006, the Trust issued $8,000 in floating rate capital securities. The proceeds of this issuance, and the amount of the Company's investment in the common securities, were used to acquire $8,247 principal amount of the Company's floating rate junior subordinated debt securities due in 2036 ("Debentures"). These securities, and the accrued interest thereon, now constitute the Trust's sole assets. The interest rate associated with the debt securities, and the distribution rate on the common securities of the Trust, is adjustable quarterly at 3 month LIBOR plus 185 basis points (aggregating 3.275% at December 31, 2008). The Company may defer interest payments on the Debentures for up to 20 consecutive quarters, but not beyond the stated maturity of the Debentures. In the event that such interest payments are deferred by the Company, the Trust may defer distributions on the capital and common securities. In such an event, the Company would be restricted in its ability to pay dividends on its common stock and perform under obligations that are not senior to the Debentures.

The Debentures are redeemable at par at the option of the Company, in whole or in part, on any interest payment date on or after June 23, 2011. Prior to that date, the Debentures are redeemable at par plus a premium of up to 4.40% of par upon the occurrence of certain events that would have a negative tax effect on the Trust or that would cause it to be required to be registered as an investment company under the Investment Company Act of 1940 or that would cause trust preferred securities not to be eligible to be treated as Tier 1 capital by the Federal Reserve. Upon repayment or redemption of the Debentures, the Trust will use the proceeds of the transaction to redeem an equivalent amount of capital securities and common securities. The Trust's obligations under the capital securities are unconditionally guaranteed by the Company. In accordance with FASB Interpretation No. 46(R), the Trust is not consolidated in the Company's financial statements.

Junior subordinated debentures consisted of:

                                                                                                                 December 31,
                                                                                                                 ------------
                                                                                                           2008                2007
                                                                                                           ----                ----
                                                                                                           (Dollars in thousands)
Junior Subordinated Debt due to Unconsolidated Trust (1),
  dated May 10, 2006 maturing May 10, 2036,
  with variable interest rate based on 3-month LIBOR .....................................               $8,247               $8,247
                                                                                                         ------               ------
               Total .....................................................................               $8,247               $8,247
                                                                                                         ======               ======

---------------------------------------------
(1) Securities qualify as Tier 1 capital under the regulatory risk-based capital guidelines, subject to certain limitations.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company's financial position or results of operations.

The Company has a ground lease on its main office location, which expires in 2021. The monthly lease payment is $1 for years one through eleven and increases incrementally to $2 per month by year sixteen. The Company also leases land upon which it constructed a branch office under a non-cancelable operating lease which expires in March, 2018. The lease requires monthly lease payments of $0.8 and contains four renewal options of five years each which contain provisions for adjustments to the monthly lease payments. The lease agreement requires the Company to pay all property taxes.

The future minimum lease payments due under the current operating leases are as follows:

                                     Year                           Amount
                                     ----                           ------
                                             (Dollars in thousands)

                                     2009                            $  23
                                     2010                               23
                                     2011                               23
                                     2012                               23
                                     2013                               23
                                 Thereafter                            172
                                                                     -----
                                          Total                      $ 287
                                                                     =====

NOTE 11 - INCOME TAXES

The following summary of the provision for income taxes includes tax deferrals, which arise from temporary differences in the recognition of certain items of revenues and expense for tax and financial reporting purposes:

                                                    Years Ended December 31,
                                                    ------------------------
                                                 2008         2007         2006
                                                 ----         ----         ----
                                                       (Dollars in thousands)
Current
    Federal ..............................     $ 1,106      $ 1,717      $ 1,323
    State ................................          75          145          165
                                               -------      -------      -------
           Total current .................       1,181        1,862        1,488

Deferred
    Federal provision (benefit) ..........        (449)        (282)         273
                                               -------      -------      -------
           Total income tax expense ......     $   732      $ 1,580      $ 1,761
                                               =======      =======      =======

The income tax effects of cumulative temporary differences at December 31 are as follows:

                                                               December 31,
                                                               ------------
                                                            2008          2007
                                                            ----          ----
                                                          (Dollars in thousands)
Deferred tax assets
    Allowance for loan losses ......................      $   957       $   628
    Nonaccrual loan interest .......................          138            32
    State net operating loss carryforward ..........          137           113
    Deferred compensation ..........................          127           109
    Other ..........................................          194           147
                                                          -------       -------
           Gross deferred tax assets ...............        1,553         1,029
    Valuation allowance ............................         (137)         (113)
                                                          -------       -------
           Total ...................................        1,416           916
                                                          -------       -------

Deferred tax liabilities
    Unrealized net holding gains on
      available-for-sale securities ................          134            94
    Accelerated depreciation .......................          190           171
    Other ..........................................          139           107
                                                          -------       -------
           Gross deferred tax liabilities ..........          463           372
                                                          -------       -------
Net deferred income tax assets .....................      $   953       $   544
                                                          =======       =======

The valuation allowance is related to the Company's stand-alone state net operating loss carryforwards. The portion of the change in net deferred tax assets or liabilities which is related to unrealized holding gains and losses on available-for-sale securities is charged or credited directly to other comprehensive income or loss. The balance of the change in net deferred tax assets is charged or credited to income tax expense. In 2008, 2007 and 2006, $40 was charged, $165 was charged and $141 was charged, respectively, to other comprehensive income or loss. In 2008, 2007 and 2006, $449 was credited, $282 was credited and $273 was charged, respectively, to income tax expense.

The provision for income taxes is reconciled to the amount of income tax computed at the federal statutory rate of 34% on income before income taxes as follows:

                                                    Years Ended December 31,
                                                    ------------------------
                                                 2008         2007          2006
                                                 ----         ----          ----
                                                     (Dollars in thousands)

Tax expense at statutory rate ...........     $   707      $ 1,489      $ 1,707
State income tax, net of federal
    income tax benefit ..................          49           96          107
Tax-exempt interest income ..............        (194)        (119)         (22)
Bank-owned life insurance increase ......         (65)         (60)         (57)
Other, net ..............................         235          174           26
                                              -------      -------      -------
           Total ........................     $   732      $ 1,580      $ 1,761
                                              =======      =======      =======

NOTE 12 - RELATED PARTY TRANSACTIONS

Certain directors, executive officers and companies with which they are affiliated are customers of and have banking transactions, including loans and commitments to lend, with the Bank in the ordinary course of business. Such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms-length transactions. A summary of loan and commitment transactions with directors and executive officers, including their affiliates, follows:

                                                            Years ended
                                                            December 31,
                                                            ------------
                                                         2008             2007
                                                         ----             ----
                                                         (Dollars in thousands)

Balance, beginning of year ...................         $ 2,427          $ 2,946
New loans ....................................           1,937              611
Less - loan payments .........................            (638)            (904)
Other ........................................               7             (226)
                                                       -------          -------
Balance, end of year .........................         $ 3,733          $ 2,427
                                                       =======          =======

Deposits of directors and their related interests at December 31, 2008 and 2007 approximated $2,352 and $2,140, respectively.

During the third quarter of 2007, the Company's Chief Executive Officer and Chairman of the Board purchased from the Bank a 100% participation in two nonaccrual loans of an unaffiliated borrower totaling $811. Interest of $33 was collected in connection with the sale of the participation interest. The Bank made no commitments nor entered into any other agreements that would make it contingently liable to repurchase the participated interest.

The Company leases land from a relative of a director, shareholder and executive officer of the Company (see Note 10). Lease expenses charged to operations under these arrangements totaled $23, $9 and $9 in 2008, 2007 and 2006, respectively.


NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the ordinary course of business, and to meet the financing needs of its customers, the Bank is party to various financial instruments with off-balance sheet risk. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and statndby letters of credit is represented by the contractual amounts of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any material condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee. At December 31, 2008 and 2007, unfunded commitments to extend credit were $66,748 and $76,874, respectively. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and commercial and residential real estate. At December 31, 2008 and 2007, there were outstanding letters of credit totaling $1,200 and $897, respectively.


NOTE 14 - EMPLOYEE BENEFIT PLAN

The Bank sponsors the GrandSouth Bank Profit Sharing Section 401(k) Plan (the "Plan") for the benefit of all eligible employees. The Bank contributes seventy-five percent of the first four percent of the employee's compensation contributed to the Plan. Contributions made to the Plan in 2008, 2007 and 2006 were $125, $118 and $67, respectively.

In 2001, supplemental benefits were approved by the Board of Directors for certain executive officers of the Bank. These benefits are not qualified under the Internal Revenue Code and they are not funded. However, certain funding is provided informally and indirectly by life insurance policies owned by the Bank. The Company recorded net (income) expense related to these benefits of $52, $4 and $61 in 2008, 2007 and 2006, respectively.


NOTE 15 - STOCK OPTION PLAN

During 1998, the Board of Directors approved a stock option plan for the benefit of the directors, officers and employees. The plan provided that the Board could grant options to purchase up to 856,028 shares of common stock (after the shareholders approved an amendment to increase the number of shares in the plan at the 2005 Annual Meeting) at an exercise price per share not less than the fair market value on the date of grant. All options granted to directors, officers and employees vest 20 percent each year for five years and expire 10 years from the grant date. The related compensation expense of the options is recognized over the vesting period. The Company measures the fair value of each option award on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for awards granted in 2008, 2007 and 2006, as indicated in the following table:

                                                        Years Ended December 31,
                                                        ------------------------
                                                       2008      2007       2006
                                                       ----      ----       ----
Assumptions:

Dividend yield ................................        0.74%     0.72%     0.64%
Weighted average risk-free interest rate ......        3.11%     4.55%     5.04%
Weighted average expected volatility ..........       26.61%    60.30%    31.14%
Weighted average expected life in years .......        6.50      6.00      8.00

Weighted average grant date fair value ........       $3.32     $6.35     $5.42

The Company determines the assumptions used in the Black-Scholes option-pricing model as follows: the dividend yield is based on the historical dividend yield of the Company's stock, adjusted to reflect the expected dividend yield over the expected life of the option, the risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant; volatility is based on historical volatility adjusted to reflect the ways in which current information indicates that the future is reasonably expected to differ from the past; and the average life is based on historical behaviors of employees related to exercises, forfeitures and cancellations.

The following table summarizes the activity during 2008 related to stock options awarded by the Company:

                                                                                      Year Ended December 31, 2008
                                                                                      ----------------------------
                                                                                                       Weighted Average
                                                                                         Weighted         Remaining
                                                                                      Average Exercise  Contractual Life  Intrinsic
                                                                      Shares          Price Per Share        (Years)       Value
                                                                      ------          ---------------        -------       -----
                                                                             (Dollars in thousands, except per share)
Outstanding at beginning of year ........................             489,396             $    6.04
Granted .................................................               5,500                 10.75
Exercised ...............................................            (192,207)                 3.25
Forfeited or expired ....................................                   -                                                      -
                                                                     --------
Outstanding at end of year ..............................             302,689             $    7.90            5.40         $    116
                                                                     ========                                               ========

Options outstanding .....................................             302,689             $    7.90            5.40         $    116
  and expected to vest

Options exercisable at year-end .........................             211,374             $    6.73            4.66         $    116

The total intrinsic value of options exercised in 2008 and 2007 was $896 and $57, respectively.

As of December 31, 2008, total compensation costs of unvested options that have not yet been recognized were $240. Those compensation costs will be recognized over the remaining weighted average vesting period of 1.3 years.

Intrinsic value is calculated for shares granted, outstanding and exercisable by taking the closing price of the Company's common stock as of December 31, 2008, as reported by the OTCBB, and subtracting the exercise price of the each stock option grant. When the result is a positive number, the difference is multiplied by the number of options outstanding for each such grant and the total of those values is shown in the table.

Intrinsic value for shares exercised represents the closing price of the stock on the date of exercise as reported by the OTCBB less the actual exercise price of the options exercised multiplied by the number of options exercised. These intrinsic values are calculated for each exercise during the year and the resulting total is presented.

All share and per share values have been retroactively restated for all stock dividends since the date the options were granted. The Company issues authorized but unissued shares to satisfy option exercises. The stock option plan expired in 2008. Consequently, unexpired options granted under the Plan remain outstanding subject to their terms, but no more options may be granted under the Plan.


NOTE 16 - SHAREHOLDERS' EQUITY

Preferred Stock - On December 22, 2008, the Company's shareholders approved amendments of its Articles of Incorporation authorizing the issuance of up to 20,000,000 shares of preferred stock in one or more series. On January 9, 2009, the Company entered into and consummated a Letter Agreement ("Agreement") with the United States Department of the Treasury ("Treasury"). Pursuant to the Agreement, the Company issued 9,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series T, having a liquidation amount per share of $1,000 to the Treasury for proceeds of $9,000. Cumulative dividends are payable at a rate of 5% per year for each of the first five years and thereafter at a rate of 9% per year. The Company may not pay cash dividends on its common stock if the preferred dividends are in arrears. Until January 9, 2012, the Agreement generally restricts the Company's ability to redeem these preferred shares, to increase its common stock dividends, or to repurchase its common stock or other equity or capital securities. Furthermore, the terms of the Agreement could limit the amount, nature, and tax deductibility of compensation paid by the Company to its executive management. These shares generally have no voting rights.

Without the payment of any additional consideration, the Treasury also received and immediately exercised a warrant to purchase 450 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series W. The terms of this series of preferred stock are nearly identical to the terms of the Series T Preferred Stock, except that the Series W Preferred Stock pays cumulative dividends at a rate of 9% per year and may not be redeemed while share of the Series T Preferred Stock are outstanding.

Both Series T and Series W Preferred Stock are treated as components of Tier 1 capital for purposes of computing the Company's regulatory capital ratios.

Restrictions on Subsidiary Dividends, Loans or Advances - In addition to the restrictions specified under the heading "Preferred Stock," South Carolina banking regulations restrict the amount of dividends that banks can pay to shareholders. Any of the banking subsidiary's dividends to the parent company which exceed in amount the subsidiary's current year-to-date earnings ($1,659 at December 31, 2008) are subject to the prior approval of the South Carolina Commissioner of Banking. Therefore, $28,820 of the Company's equity in the net assets of the Bank was restricted as of December 31, 2008. In addition, dividends paid by the banking subsidiary to the parent company would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum capital requirements. Under Federal Reserve Board regulations, the amounts of loans or advances from the banking subsidiary to the parent company are generally limited to 10% of the Bank's capital stock and surplus on a secured basis. Furthermore, in the event that interest payments on the junior subordinated debentures (see Note 9) are deferred by the Company, the Company would be restricted in its ability to pay dividends on its common stock. The terms of the Company's preferred stock also impose limits on its ability to pay dividends.

Stock Dividends - The Company's Board of Directors declared a 10% stock dividend on July 19, 2006. All per share information has been retroactively adjusted to give effect to the stock dividend.

Accumulated Other Comprehensive Income (Loss) - As of December 31, 2008 and 2007, accumulated other comprehensive income (loss) included as a component of shareholders' equity in the consolidated balance sheets consisted of accumulated changes in the unrealized holding gains and (losses) on available-for-sale securities, net of income tax effects, amounting to $263 and $184, respectively.

Earnings per Share - Net income per share, basic and net income per share, assuming dilution, were computed as follows:

                                                                                             Years Ended December 31,
                                                                                             ------------------------
                                                                                 2008                  2007                 2006
                                                                                 -----                 -----                ----
                                                                                 (Dollars in thousands, except per share amounts)
Net income per share, basic
  Numerator - net income ..........................................            $   1,348            $    2,799            $    3,260
                                                                               =========            ==========            ==========
  Denominator
    Weighted average common shares
      issued and outstanding ......................................            3,454,515             3,373,909             3,372,065
                                                                               =========            ==========            ==========

      Net income per share, basic .................................            $     .39            $      .83            $      .97
                                                                               =========            ==========            ==========


Net income per share, assuming dilution
  Numerator
    Net income ....................................................            $   1,348            $    2,799            $    3,260
                                                                               =========            ==========            ==========
  Denominator
    Weighted average common shares
      issued and outstanding ......................................            3,454,515             3,373,909             3,372,065
    Effect of dilutive stock options ..............................                    -               251,042               281,784
                                                                               ---------            ----------            ----------
               Total shares .......................................            3,454,515             3,624,951             3,653,849
                                                                               =========            ==========            ==========

      Net income per share, assuming dilution .....................            $     .39            $      .77            $      .89
                                                                               =========            ==========            ==========

Weighted average common shares outstanding have been retroactively restated to reflect a 10% stock dividend declared on July 19, 2006.

Regulatory Capital - All bank holding companies and banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, bank holding companies and banks must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its banking subsidiary to maintain minimum amounts and ratios set forth in the table below of Total and Tier 1 Capital, as defined in the regulations, to risk weighted assets, as defined, and of Tier 1 Capital, as defined, to average assets, as defined. Management believes, as of December 31, 2008 and 2007, that the Company and its subsidiary bank exceeded all capital adequacy minimum requirements.

As of December 31, 2008, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized as defined in the Federal Deposit Insurance Act, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category. Bank holding companies with higher levels of risk, or that are experiencing or anticipating significant growth, are expected by the Federal Reserve to maintain capital well above the minimums. The Company's and Bank's actual capital amounts and ratios are also presented in the table.

                                                                                          Minimum for               Minimum to be
                                                                  Actual                Capital Adequacy          Well Capitalized
                                                                  ------                ----------------          ----------------
                                                            Amount         Ratio       Amount        Ratio       Amount       Ratio
                                                            ------         -----       ------        -----       ------       -----
December 31, 2008                                                                    (Dollars in thousands)
     Tier 1 Capital (to Average Assets)
        Company .......................................     $ 30,999        8.3%     $ 14,942         4.0%           NA          NA
        GrandSouth Bank ...............................       30,112        8.1%       14,930         4.0%     $ 18,641        5.0%

     Tier 1 Capital (to Risk Weighted Assets)
        Company .......................................     $ 30,999       10.0%     $ 12,454         4.0%           NA          NA
        GrandSouth Bank ...............................       30,112        9.7%       12,440         4.0%     $ 18,660        6.0%

     Total Capital (to Risk Weighted Assets)
        Company .......................................    $ 35,135        11.3%     $ 24,908         8.0%           NA          NA
        GrandSouth Bank ...............................       34,002       10.9%       24,880         8.0%     $ 31,099       10.0%

December 31, 2007
     Tier 1 Capital (to Average Assets)
        Company .......................................     $ 28,850        8.4%     $ 13,750         4.0%           NA          NA
        GrandSouth Bank ...............................       27,526        8.6%       12,869         4.0%     $ 16,087        5.0%

     Tier 1 Capital (to Risk Weighted Assets)
        Company .......................................     $ 28,850       10.1%     $ 11,414         4.0%           NA          NA
        GrandSouth Bank ...............................       27,526        9.6%       11,432         4.0%     $ 17,148        6.0%

     Total Capital (to Risk Weighted Assets)
        Company .......................................     $ 32,489       11.4%     $ 22,828         8.0%           NA          NA
        GrandSouth Bank ...............................       30,469       10.7%       22,864         8.0%     $ 28,580       10.0%

NOTE 17 - DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 157, "Fair Value Measurements," which became effective for the Company on January 1, 2008 provides a consistent definition of fair value, establishes a framework for measuring fair value and expands the disclosures about fair value. In February 2008, the Financial Accounting Standards Board Staff issued FSP FAS 157-2 which deferred for one year the effective date of the application of SFAS No. 157 to nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Accordingly, the Company has only partially applied SFAS No. 157. There are currently no major categories of assets or liabilities disclosed at fair value in the financial statements for which the Company has not applied the provisions of SFAS No. 157. It is expected that the initial application of the deferred provisions of SFAS No. 157 will not have a material effect on the Company's financial position, its result of operations or cash flows.

No cumulative effect adjustments were required upon initial application of SFAS No. 157. Available-for-sale securities continue to be measured at fair value with unrealized gains and losses, net of income taxes, recorded in other comprehensive income or (loss).

SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115," was effective for the Company on January 1, 2008. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value with changes in the unrealized gains and losses on those items included in earnings. The Company's decision about whether to elect the fair value option generally may be applied on an instrument-by-instrument basis, is irrevocable (unless a new election date occurs), and is applied to an entire instrument and not to only specific risks, specific cash flows or portions of that instrument. The objective of the Statement is to improve financial reporting by providing entities with the opportunity to mitigate the volatility of reported earnings caused by measuring related assets and liabilities without having to apply complex hedge accounting provisions. The Statement also provided for enhanced presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. Generally, the option to value an asset or liability at fair value must be exercised at the date that the Company first recognizes the asset or liability. The Company has not elected to value any assets or liabilities at fair value pursuant to SFAS No. 159.

Under SFAS No. 157, fair value is the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. Fair value under this Standard may reflect actual transaction prices or may reflect the application of valuation techniques if the transaction was between related parties, the transaction occurred under duress, or other circumstances where the transaction price may not be indicative of the fair value of the particular asset or liability. When valuation techniques are used, the inputs may be either observable or unobservable. SFAS 157 establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation technique. Assets or liabilities may be measured at fair value on either a recurring basis or a non-recurring basis. SFAS No. 157 proscribes different disclosures requirements for those different measurement attributes.

When available, fair value is based upon quoted market prices in active markets for identical assets or liabilities (Level 1 inputs) or for similar assets and liabilities or upon inputs that are observable for the asset or liability, either directly or indirectly (Level 2 inputs). When neither Level 1 nor Level 2 inputs are available, the Company may use unobservable inputs which may be significant to the fair value measurement (Level 3). The lowest level of input that is significant to the fair value measurement determines an item's categorization within the fair value hierarchy.

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis in the Consolidated Balance Sheets, including the general classification of such instruments pursuant to the valuation hierarchy.

                                                     Fair Value Measurement at Reporting Date Using
                                                     ----------------------------------------------
                                                   Quoted Prices
                                                     in Active         Significant
                                                    Markets for           Other           Significant
                                                     Identical         Observable        Unobservable
                                                       Assets            Inputs             Inputs
Description                    December 31, 2008     (Level 1)         (Level 2)          (Level 3)
-----------                    -----------------     ----------        ----------         ---------
                                                        (Dollars in thousands)

Securities available-for-sale                         $      -           $ 47,378           $     -

Pricing for the Company's securities available-for-sale is obtained from an independent third-party that uses a process that may incorporate current prices, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, other reference items and industry and economic events that a market participant would be expected to use as inputs in valuing the securities. Not all of the inputs listed apply to each individual security at each measurement date. The independent third party assigns specific securities into an "asset class" for the purpose of assigning the applicable level of the fair value hierarchy used to value the securities. The methods used after adoption of SFAS No. 157 are consistent with the methods used previously.

The following is a description of the valuation methodologies used for financial instruments measured at fair value on a non-recurring basis in the Consolidated Balance Sheets including the general classification of such instruments pursuant to the valuation hierarchy.

                                                     Fair Value Measurement at Reporting Date Using
                                                     ----------------------------------------------
                                                   Quoted Prices
                                                     in Active         Significant
                                                    Markets for           Other           Significant
                                                     Identical         Observable        Unobservable
                                                       Assets            Inputs             Inputs
Description                    December 31, 2008     (Level 1)         (Level 2)          (Level 3)
-----------                    -----------------     ----------        ----------         ---------
                                                        (Dollars in thousands)
Collateral-dependent impaired loans                   $      -           $ 9,799           $      -

Fair values of collateral dependent impaired loans are estimated based on recent appraisals of the underlying properties or other information derived from market sources.

SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," as amended, requires disclosure of the estimated fair value of on-balance sheet and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. No active trading market exists for a significant portion of the Company's financial instruments. Fair value estimates for these instruments are based on management's judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are specifically excluded from the disclosure requirements include net deferred tax assets, interest receivable and payable, assets acquired in settlement of loans, bank owned life insurance, goodwill, other assets and liabilities, and premises and equipment. In addition, the income tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

The following methods and assumptions were used by the Company in estimating the fair values of its financial instruments:

For cash and due from banks and federal funds sold, the carrying amount approximates fair value because these instruments generally mature in 90 days or less. The carrying amounts of interest receivable and interest payable approximate their fair values.

The fair value of certificates of deposit with other banks are estimated using discounted cash flow analyses, using interest rates currently offered for instruments with the same remaining maturity.

The fair value of debt securities issued by government-sponsored enterprises is estimated based on published closing quotations. The fair value of state, county and municipal securities is generally not available from published quotations; consequently, their fair values estimates are based on matrix pricing or quoted market prices of similar instruments adjusted for credit quality differences between the quoted instruments and the securities being valued. Fair value for mortgage-backed securities is estimated primarily using dealers' quotes.

The fair value of other investments approximates the carrying amount.

Fair values are estimated for loans using discounted cash flow analyses, using interest rates currently offered for loans with similar terms and credit quality. The Company does not engage in originating, holding, guaranteeing, servicing or investing in loans where the terms of the loan product give rise to a concentration of credit risk.

The fair value of deposits with no stated maturity (noninterest bearing demand, interest bearing demand and money market accounts and savings) is estimated as the amount payable on demand, or carrying amount. The fair value of time deposits is estimated using a discounted cash flow calculation that applies rates currently offered to aggregate expected maturities.

The fair values of the Company's short-term borrowings, approximate their carrying amounts.

The fair values of variable rate long-term debt instruments are estimated at the carrying amount.

The estimated fair values of off-balance-sheet financial instruments such as loan commitments and standby letters of credit are generally based upon fees charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' creditworthiness. The vast majority of the banking subsidiary's loan commitments do not involve the charging of a fee, and fees associated with outstanding standby letters of credit are not material. For loan commitments and standby letters of credit, the committed interest rates are either variable or approximate current interest rates offered for similar commitments. Therefore, the estimated fair values of these off-balance-sheet financial instruments are nominal.

The following is a summary of the carrying amounts and estimated fair values of the Company's financial assets and liabilities:

                                                                                                 December 31,
                                                                                                 ------------
                                                                                       2008                        2007
                                                                                       ----                        ----
                                                                               Carrying     Estimated      Carrying     Estimated
                                                                                Amount      Fair Value      Amount      Fair Value
                                                                               of Assets     of Assets     of Assets     of Assets
                                                                             (Liabilities) (Liabilities) (Liabilities) (Liabilities)
                                                                             ------------- ------------- ------------- -------------
                                                                                            (Dollars in thousands)
Financial Assets:
  Cash and due from banks ..............................................       $  2,329       $  2,329       $  4,287       $  4,287
  Interest bearing transaction accounts with other banks ...............          8,453          8,453            298            298
  Federal funds sold ...................................................            429            429          4,420          4,420
  Certificates of deposit with other banks .............................          2,000          2,104              -              -
  Securities available-for-sale ........................................         47,378         47,378         59,567         59,567
  Other investments ....................................................          1,926          1,926            765            765
  Loans, net ...........................................................        297,523        297,872        259,786        259,911
  Interest receivable ..................................................          2,077          2,077          2,313          2,313

Financial Liabilities:
  Deposits .............................................................        310,885        313,445        305,639        306,514
  Short-term borrowings ................................................              -              -          5,000          5,000
  Long-term debt .......................................................         37,247         38,661          8,247          8,247
  Interest payable .....................................................            639            639            754            754

                                                                       Notional        Estimated           Notional        Estimated
                                                                        Amount         Fair Value           Amount        Fair Value
                                                                        ------         ----------           ------        ----------
Off-balance-sheet commitments
  Loan commitments .....................................              $66,748              $ -              $76,874              $ -
  Standby letters of credit ............................                1,200                -                  897                -

NOTE 18 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Impact of Recent Accounting Changes

In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141(R), "Business Combinations" ("SFAS 141(R)") which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest; recognizes and measures goodwill acquired in the business combination or any gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and effects of the business combination. SFAS 141(R) is effective for acquisitions by the Company taking place on or after January, 1, 2009. Early adoption is prohibited. Accordingly, a calendar year-end entity is required to record and disclose business combinations following the new accounting guidance beginning January 1, 2009. The Company will assess the effect of SFAS 141(R) if and when a future acquisition occurs.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Before this statement, limited guidance existed for reporting noncontrolling interests (formerly known as "minority interests"). As a result, diversity in practice exists. In some cases, minority interests are reported as a liability and in other cases it is reported in the mezzanine section between liabilities and equity. Specifically, SFAS 160 requires the recognition of a noncontrolling interest as equity in the consolidated financial statements and separate from the parent company's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income in the consolidated income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transaction if the parent retains its controlling financial interest. In addition, this statement requires that parent recognize gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interest of the parent and its noncontrolling interests. SFAS 160 was effective for the Company on January 1, 2009 and had no effect on the Company's financial position, results of operations or cash flows.

In February 2008, the FASB issued FASB Staff Position No. 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP 142-3"). This Staff Position amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). The intent of this Staff Position is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other U.S. generally accepted accounting principles. This Staff Position was effective for the Company on January 1, 2009 and had no material impact on the Company's financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 requires enhanced disclosure about an entity's derivative and hedging activities, thereby improving the transparency of financial reporting. It requires that the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation thereby conveying the purpose of derivative use in terms of the risks that the entity is intending to manage. SFAS was effective for the Company on January 1, 2009 and will result in additional disclosure if the Company enters into any material derivative or hedging activities.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles ("GAAP") is the United States (the GAAP hierarchy). SFAS 162 was effective November 15, 2008. The FASB has stated that it does not expect that SFAS 162 will result in a change in current practice. The application of SFAS 162 had no effect on the Company's financial position, results of operations or cash flows.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). This Staff Position specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent period. FSP APB 14-1 provides guidance for initial and subsequent measurement as well as derecognition provisions. The Staff Position was effective as of January 1, 2009 and had no material effect on the Company's financial position, results of operations or cash flows.

In June 2008, the FASB issued FASB Staff Position No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities" ("FSP EITF 03-6-1"). This Staff Position provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are participating securities and must be included in the earnings per share computation. FSP EITF 03-6-1 was effective January 1, 2009 and had no effect on the Company's financial position, results of operations, earnings per share or cash flows.

FASB Staff Position SFAS 133-1 and FIN 45-4 "Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161" ("FSP SFAS 133-1 and FIN 45-4") was issued in September 2008 effective for reporting periods (annual or interim) ending after November 15, 2008. FSP SFAS 133-1 and FIN 45-4 amends SFAS 133 to require the seller of credit derivatives to disclose the nature of the credit derivative, the maximum potential amount of future payments, the fair value of the derivative, and the nature of any recourse provisions. Disclosures must be made for entire hybrid instruments that have embedded credit derivatives.

FSP SFAS 133-1 and FIN 45-4 also amends FASB Interpretation No. 45 ("FIN 45") to require disclosure of the current status of the payment/performance risk of the credit derivative guarantee. If an entity utilizes internal groupings as a basis for the risk, disclosure must also be made of how the groupings are determined and how the risks are managed.

The Staff Position encourages that the amendments be provided in periods earlier than the effective date to facilitate comparisons at initial adoption. After initial adoption, comparative disclosures are required only for subsequent periods.

FSP SFAS 133-1 and FIN 45-4 clarifies the effective date of SFAS 161 such that required disclosures should be provided for any reporting period (annual or interim) beginning after November 15, 2008. The adoption of this Staff Position had no material effect on the Company's financial position, results of operations or cash flows.

The Securities and Exchange Commission's Office of the Chief Accountant and the staff of the FASB issued press release 2008-234 on September 30, 2008 ("Press Release") to provide clarification about fair value accounting. The Press Release includes guidance on the use of management's internal assumptions and the use of "market" quotes. It also reiterates the factors in SEC Staff
Accounting Bulletin Topic 5M which should be considered when determining other-than-temporary impairment: the length of time and extent to which the market value has been less than cost; financial condition and near-term prospects of the issuer; and the intent and ability of the holder to retain its investment for a period of time sufficient to allow for any anticipated recovery in market value.

On October 10, 2008, the FASB issued FSP SFAS 157-3 "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active" ("FSP SFAS 157-3"). This FSP clarifies the application of SFAS No. 157 "Fair Value Measurements" ) (see Note N) in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that asset is not active. The FSP was effective upon issuance, including prior periods for which financial statements had not yet been issued.

The Company considered guidance in the Press Release and in FSP SFAS 157-3 when conducting its review for other-than temporary impairment as of December 31, 2008 as discussed in Note 3.

FSP SFAS 140-4 and FIN 46(R)-8 "Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interest in Variable Interest Entities" was issued in December 2008 to require public companies to disclose additional information about transfers of financial assets and any involvement with variable interest entities. The FSP also requires certain disclosures for public entities that are sponsors and servicers of qualifying special purpose entities. The FSP is effective for the first reporting period ending after December 15, 2008. Application of this FSP had no impact on the financial position of the Company.

NOTE 19 - GRANDSOUTH BANCORPORATION (PARENT COMPANY ONLY)

                                                                December 31,
                                                                ------------
                                                              2008        2007
                                                              ----        ----
                                                          (Dollars in thousands)
Condensed Balance Sheets
     Assets
        Cash .............................................    $   319    $   343
        Investment in banking subsidiary .................     31,112     28,447
        Due from subsidiary ..............................         41        968
        Investment in capital trust ......................        247        247
        Deferred tax asset ...............................        962        787
                                                              -------    -------
           Total assets ..................................    $32,681    $30,792
                                                              =======    =======
     Liabilities
        Other liabilities ................................    $    78    $    78
        Junior subordinated debt .........................      8,247      8,247
     Shareholders' equity ................................     24,356     22,467
                                                              -------    -------
           Total liabilities and shareholders' equity ....    $32,681    $30,792
                                                              =======    =======

                                                                                                 Years Ended December 31,
                                                                                                 ------------------------
                                                                                           2008              2007            2006
                                                                                           ----              ----            ----
                                                                                                   (Dollars in thousands)
Condensed Statements of Income
       Income
            Dividends received from banking subsidiary ..........................         $   516          $   900          $     -
            Other income ........................................................              13               18               12
                                                                                          -------          -------          -------
                 Total income ...................................................             529              918               12
                                                                                          -------          -------          -------
       Expenses
            Interest expense ....................................................             432              599              495
            Other expenses ......................................................              67               84               76
                                                                                          -------          -------          -------
                 Total expenses .................................................             499              683              571
                                                                                          -------          -------          -------
       Income before income taxes and equity in
            undistributed earnings of banking subsidiary ........................              30              235             (559)
       Income tax benefit .......................................................            (175)            (238)            (188)
       Equity in undistributed earnings of banking subsidiary ...................           1,143            2,326            3,631
                                                                                          -------          -------          -------
       Net income ...............................................................         $ 1,348          $ 2,799          $ 3,260
                                                                                          =======          =======          =======

                                                                                                    Years Ended December 31,
                                                                                                    ------------------------
                                                                                             2008            2007             2006
                                                                                             ----            ----             ----
                                                                                                  (Dollars in thousands)
Condensed Statements of Cash Flows
     Operating activities
        Net income .................................................................        $ 1,348         $ 2,799         $ 3,260
           Adjustments to reconcile net income to net
              cash provided (used) by operating activities
                 Deferred income taxes .............................................           (175)           (238)           (175)
                 Other liabilities .................................................             (2)              -              28
                 Share-based compensation ..........................................              -             121             110
                 Decrease (increase) in due from subsidiary ........................              -            (120)           (111)
                 Equity in undistributed net income of
                 banking subsidiary ................................................         (1,143)         (2,326)         (3,631)
                                                                                            -------         -------         -------
                   Net cash provided provided by (used for)
                      operating activities .........................................             28             236            (519)
                                                                                            -------         -------         -------
     Investing activities
        Investment in banking subsidiary ...........................................           (400)              -          (3,050)
        Investment in capital trust ................................................              -               -            (247)
                                                                                            -------         -------         -------
                   Net cash used for investing activities ..........................           (400)              -          (3,297)
                                                                                            -------         -------         -------
     Financing activities
        Proceeds of issuance of junior subordinated debentures .....................              -               -           8,247
        Proceeds from other borrowings .............................................              -               -             100
        Repayments of other borrowings .............................................              -               -          (4,000)
        Exercise of stock options ..................................................            624              25              12
        Cash dividends paid ........................................................           (276)           (268)           (252)
        Cash paid in lieu of fractional shares .....................................              -               -              (5)
                                                                                            -------         -------         -------
                   Net cash (used for) provided by financing activities ............            348            (243)          4,102
                                                                                            -------         -------         -------
     (Decrease) increase in cash and cash equivalents ..............................            (24)             (7)            286
     Cash and cash equivalents, beginning ..........................................            343             350              64
                                                                                            -------         -------         -------
     Cash and cash equivalents, ending .............................................        $   319         $   343         $   350
                                                                                            =======         =======         =======


Supplemental Schedule of Non-Cash Investing and Financing Activities
Dividends declared but unpaid ......................................................        $    71         $    69         $    67
                                                                                            =======         =======         =======
Stock dividend .....................................................................        $     -         $     -         $ 4,592
                                                                                            =======         =======         =======
Noncash transfers from due from subsidiary to
     investment in subsidiary bank .................................................        $ 1,043         $     -         $     -
                                                                                            =======         =======         =======
Other comprehensive income of subsidiary bank,
     after income taxes ............................................................        $    79         $   332         $   223
                                                                                            =======         =======         =======

                                                               PRELIMINARY PROXY



                                 [FORM OF PROXY]

         REVOCABLE PROXY
         PLEASE MARK VOTES
         AS IN THIS EXAMPLE
                            GRANDSOUTH BANCORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR SPECIAL MEETING OF SHAREHOLDERS - ______, ___________, 2009

         J. B. Garrett and Ronald K. Earnest, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at a Special Meeting of Shareholders to be held on ______, ___________, 2009, and at any adjournment thereof, as follows:

1. Proposal to amend our Articles of Incorporation to reclassify shares of GrandSouth Bancorporation common stock held by holders of record of fewer than 2,001 shares of common stock into Series A Preferred Stock, for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

2. For approval to adjourn the Special Meeting, if necessary, to solicit additional proxies.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.


                                                   ------------------
Please be sure to sign and date                        Date
this Proxy in the box below.
-------------------------------------------------- ------------------




---------------------------------------------------------------------
Shareholder sign above           Co-holder (if any) sign above